The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 21, 2004

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 26, 2004

                           $748,571,000 (APPROXIMATE)

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                 Master Servicer

                           MIDLAND LOAN SERVICES, INC.
                                Special Servicer

                SERIES 2004-C2 MORTGAGE PASS-THROUGH CERTIFICATES


--------------------------   THE CERTIFICATES WILL CONSIST OF:

                             o  The eight classes of offered certificates
                                described in the table on page S-5.
YOU SHOULD CONSIDER
CAREFULLY THE RISK           o  Seventeen additional classes of private
FACTORS BEGINNING ON PAGE       certificates, ten of which are subordinated to,
S-20 IN THIS PROSPECTUS         and provide credit enhancement for, the offered
SUPPLEMENT AND PAGE 6 IN        certificates. The private certificates are not
THE PROSPECTUS.                 offered by this prospectus supplement.

                             THE ASSETS UNDERLYING THE CERTIFICATES WILL
                             INCLUDE:
The certificates
represent interests only     o  A pool of 74 fixed rate, monthly pay mortgage
in the trust created for        loans secured by first priority liens on 83
Series 2004-C2. They do         commercial and multifamily properties. The
not represent interests         mortgage pool will have an initial pool balance
in or obligations of GMAC       of approximately $933,734,532.
Commercial Mortgage
Securities, Inc., GMAC       CREDIT ENHANCEMENT:
Commercial Mortgage
Corporation or any of        o  The subordination of certificates other than the
their affiliates.               Class A-1, A-2, A-3, A-4, A-1A, Q and X
                                certificates will provide credit enhancement to
                                the Class A-1, A-2, A-3, A-4, A-1A and X
                                certificates. Each class of subordinated
This prospectus                 certificates will provide credit enhancement to
supplement may be used          subordinated certificates with earlier
to offer and sell the           alphabetical class designations.
offered certificates only
if accompanied by the        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR
prospectus.                  ANY STATE SECURITIES COMMISSION HAS APPROVED THE
                             OFFERED CERTIFICATES OR DETERMINED THAT THIS
                             PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE
                             OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
--------------------------   A CRIMINAL OFFENSE.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be approximately
    % of their principal balance plus accrued interest, before deducting expenses. The compensation of certain of the underwriters will be a commission representing the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public. Certain of the co-managers may not be obligated to buy the offered certificates.

                      Lead Managers and Joint Bookrunners

DEUTSCHE BANK SECURITIES                                          MORGAN STANLEY

                                   Co-Managers

CREDIT SUISSE FIRST BOSTON   GMAC COMMERCIAL HOLDING       RBS GREENWICH CAPITAL

                              CAPITAL MARKETS CORP.

                                 August   , 2004

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
               ---------------------------------------------------

               Mortgage Pass-Through Certificates, Series 2004 C-2


NEW YORK                                LOUISIANA
12 properties                           2 properties
$212,333,341                            $21,532,531
22.74% of total                         2.31% of total

PENNSYLVANIA                            TENNESSEE
4 properties                            1 property
$20,411,904                             $7,873,453
2.19% of total                          0.84% of total

OHIO                                    FLORIDA
10 properties                           8 properties
$78,110,377                             $64,880,689
8.37% of total                          6.95% of total

MICHIGAN                                GEORGIA
2 properties                            1 property
$20,084,798                             $2,450,021
2.15% of total                          0.26% of total

INDIANA                                 VIRGINIA
1 property                              2 properties
$1,946,613                              $69,765,399
0.21% of total                          7.47% of total

OKLAHOMA                                DISTRICT OF COLUMBIA
1 property                              7 properties
$8,127,948                              $17,406,940
0.87% of total                          1.86% of total

IDAHO                                   NEW JERSEY
1 property                              5 properties
$6,294,915                              $171,384,968
0.67% of total                          18.35% of total

NEVADA                                  RHODE ISLAND
2 properties                            1 property
$18,685,332                             $24,967,624
2.00% of total                          2.67% of total

CALIFORNIA                              CONNECTICUT
9 properties                            1 property
$97,657,840                             $6,887,320
10.46% of total                         0.74% of total

ARIZONA                                 MASSACHUSETTS
5 properties                            1 property
$31,632,642                             $6,918,782
3.39% of total                          0.74% of total


TEXAS
7 properties
$44,381,096
4.75% of total


                     ALLOCATED LOAN AMOUNT BY PROPERTY TYPE

Manufactured Housing            2.92%
Mixed Use                       3.54%
Unanchored Retail               3.63%
Hospitality                     7.80%
Multifamily                    11.02%
Office                         25.83%
Anchored Retail                41.55%
Parking Garage                  0.25%
Self Storage                    1.48%
Industrial/Warehouse            1.98%


--------------------------------------

[ ] (less than or equal to) 1.00%
    of initial pool balance

[ ] 1.01% - 5.00%
    of initial pool balance

[ ] 5.01% - 10.00%
    of initial pool balance

[ ] (greater than or equal to) 10.01%
    of initial pool balance

--------------------------------------

        For purposes of this map, each mortgage loan secured by multiple mortgaged properties is treated as the number of mortgage loans equal to the number of mortgaged properties, each of which is allocated a principal balance as of the cut-off date.

[111 EIGHTH AVENUE PICTURES OMITTED]


111 EIGHTH AVENUE,
New York, NY







                                  [JERSEY GARDENS PICTURES OMITTED]


                                  JERSEY GARDENS,
                                  Elizabeth, NJ







[PARMATOWN SHOPPING CENTER PICTURES OMITTED]


PARMATOWN SHOPPING CENTER,
Parma, OH







[MILITARY CIRCLE MALL             [731 LEXINGTON AVENUE - BLOOMBERG HEADQUARTERS
  PICTURES OMITTED]                             PICTURES OMITTED]


MILITARY CIRCLE MALL,             731 LEXINGTON AVENUE - BLOOMBERG HEADQUARTERS,
Norfork, VA                       New York, NY

[TWO GATEWAY CENTER PICTURE OMITTED]    [JANSS MARKETPLACE PICTURES OMITTED]


TWO GATEWAY CENTER,                     JANSS MARKETPLACE,
Newark, NJ                              Thousand Oaks, CA






[UTOPIA PLAZA PICTURE OMITTED]


UTOPIA PLAZA,
Queens (Fresh Meadows), NY







[ESCONDIDO VILLAGE SHOPPING CENTER      [PROVIDENCE BILTMORE HOTEL
        PICTURE OMITTED]                     PICTURES OMITTED]


ESCONDIDO VILLAGE SHOPPING CENTER,      PROVIDENCE BILTMORE HOTEL,
Escondido, CA                           Providence, RI

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail: the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT TOGETHER PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S-190 in this prospectus supplement.


                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY OF SERIES 2004-C2 MORTGAGE PASS-THROUGH CERTIFICATES
   AND POOL CHARACTERISTICS ................................................ S-5
SUMMARY OF SERIES 2004-C2 TRANSACTION ...................................... S-7
The Mortgage Pool .......................................................... S-8
Geographic Concentrations of the Mortgaged Properties ...................... S-9
Property Types ............................................................. S-9
Prepayment or Call Protection Provided by the Mortgage Loans ............... S-9
Payment Terms of the Mortgage Loans ....................................... S-10
The Certificates .......................................................... S-10
Certificate Designations .................................................. S-10
Initial Certificate Balances of the Certificates .......................... S-11
Distributions on the Offered Certificates ................................. S-11
Subordination of Classes of Certificates .................................. S-12
Allocation of Losses and Expenses to Classes of Certificates .............. S-12
Servicing of the 111 Eighth Avenue Whole Loan, 731 Lexington Avenue
   -Bloomberg Headquarters Whole Loan and Two Gateway Center Whole Loan ... S-13
Advances Made by the Master Servicer ...................................... S-14
Optional Termination of the Trust ......................................... S-17
Book-Entry Registration ................................................... S-18
Denominations ............................................................. S-18
Yield and Prepayment Considerations ....................................... S-18
Legal Investment in the Certificates ...................................... S-18
ERISA Considerations for Certificateholders ............................... S-18
Tax Status of the Certificates ............................................ S-18
Ratings on the Certificates ............................................... S-19
RISK FACTORS .............................................................. S-20
DESCRIPTION OF THE MORTGAGE POOL .......................................... S-61
Calculations of Interest .................................................. S-61
Balloon Loans ............................................................. S-61
ARD Loans ................................................................. S-61

                                                                            PAGE
                                                                            ----
Amortization of Principal ................................................. S-62
Due Dates ................................................................. S-62
Defeasance ................................................................ S-62
Prepayment Provisions ..................................................... S-63
Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans
   Collateralized by Multiple Properties .................................. S-64
The 111 Eighth Avenue Whole
   Loan ................................................................... S-64
Rights of the Holders of the 111 Eighth Avenue B Notes .................... S-67
The Jersey Gardens Whole Loan ............................................. S-71
The Military Circle Whole Loan ............................................ S-73
Rights of the Holder of the Military Circle B Note ........................ S-74
The 731 Lexington Avenue-Bloomberg Headquarters Whole Loan ................ S-76
Rights of the Holder of the 731 Lexington Avenue
   -Bloomberg Headquarters B Note ......................................... S-79
The Two Gateway Center Whole Loan ......................................... S-84
The Providence Biltmore Hotel Whole Loan .................................. S-88
Rights of the Holder of the Providence Biltmore Hotel B Note .............. S-89
Due-on-Sale and Due-on-Encumbrance Provisions.............................. S-92
Secured Subordinate Financing ............................................. S-92
Unsecured Subordinate Financing or Mezzanine Financing .................... S-93
Ground Leases ............................................................. S-94
Loan Documentation ........................................................ S-94
Significant Mortgage Loans ................................................ S-94
The Originators and the Sellers ........................................... S-94
Underwriting Matters ...................................................... S-95
Hazard, Liability and Other Insurance ..................................... S-96
Earnouts and Additional Collateral Loans .................................. S-98
Assignment of the Mortgage Loans; Repurchases and Substitutions ........... S-98
Representations and Warranties; Repurchases .............................. S-101
Pool Characteristics; Changes in Mortgage Pool ........................... S-107
SERVICING OF THE MORTGAGE LOANS .......................................... S-108
The Master Servicer ...................................................... S-109
The Special Servicer ..................................................... S-109
Servicing Standard ....................................................... S-110
Servicing of the 111 Eighth Avenue Whole Loan ............................ S-111
Servicing of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan .. S-112
Servicing of the Two Gateway Center Whole Loan ........................... S-113
Specially Serviced Mortgage Loans ........................................ S-114
The Majority Certificateholder of the Controlling Class .................. S-117
Termination of the Special Servicer for Specially Serviced Mortgage
   Loans and REO Properties .............................................. S-119
Servicing and Other Compensation and Payment of Expenses ................. S-121
Modifications, Waivers, Amendments and Consents .......................... S-124
Enforcement of the ARD Loans ............................................. S-126
Sale of Defaulted Mortgage Loans ......................................... S-127
REO Properties ........................................................... S-128
Inspections; Collection of Operating Information ......................... S-130
THE POOLING AND SERVICING AGREEMENT ...................................... S-131
Realization Upon Defaulted Mortgage Loans ................................ S-132
Due-on-Sale and Due-on-Encumbrance Provisions ............................ S-135
Certain Matters Regarding the Master Servicer, the Special Servicer
   and the Depositor ..................................................... S-136
Events of Default ........................................................ S-138

                                                                            PAGE
                                                                           -----
DESCRIPTION OF THE CERTIFICATES .......................................... S-140
Denominations ............................................................ S-140
Book-Entry Registration of the Offered Certificates ...................... S-141
Certificate Balances and Notional Amounts ................................ S-144
Pass-Through Rates ....................................................... S-144
Distributions ............................................................ S-145
Distributions of Prepayment Premiums or Yield Maintenance Charges ........ S-149
Distributions of Excess Liquidation Proceeds ............................. S-150
Treatment of REO Properties .............................................. S-151
Interest Reserve Account ................................................. S-151
Subordination; Allocation of Losses and Expenses ......................... S-152
P&I and Servicing Advances ............................................... S-155
Appraisal Reductions ..................................................... S-160
Reports to Certificateholders; Available Information ..................... S-163
Information Available Electronically ..................................... S-165
Other Information ........................................................ S-165
Voting Rights ............................................................ S-166
Termination; Retirement of Certificates .................................. S-167
The Trustee and the Fiscal Agent ......................................... S-168
YIELD AND MATURITY CONSIDERATIONS ........................................ S-169
Yield Considerations ..................................................... S-169
Factors that Affect the Rate and Timing of Payments and Defaults.......... S-167
Delay in Payment of Distributions ........................................ S-171
Unpaid Distributable Certificate Interest ................................ S-171
Weighted Average Life .................................................... S-171
Price/Yield Tables ....................................................... S-178
FEDERAL INCOME TAX CONSEQUENCES .......................................... S-183
Original Issue Discount And Premium ...................................... S-183
Characterization of Investments in Offered Certificates .................. S-185
METHOD OF DISTRIBUTION ................................................... S-186
LEGAL MATTERS ............................................................ S-187
RATINGS .................................................................. S-187
LEGAL INVESTMENT ......................................................... S-188
ERISA CONSIDERATIONS ..................................................... S-188
GLOSSARY ................................................................. S-190
ANNEX A-1 CHARACTERISTICS OF THE MORTGAGE LOANS .......................... A-1-1
ANNEX A-2 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS LOAN
   INTEREST RATE AND PRINCIPAL AMORTIZATION SCHEDULE ..................... A-2-1
ANNEX B SIGNIFICANT MORTGAGE LOANS ......................................... B-1
ANNEX C STRUCTURAL AND COLLATERAL TERM SHEET................................ C-1
ANNEX D GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES ...... D-1

                 SUMMARY OF SERIES 2004-C2 MORTGAGE PASS-THROUGH
                      CERTIFICATES AND POOL CHARACTERISTICS


              THE SERIES 2004-C2 MORTGAGE PASS-THROUGH CERTIFICATES


---------------------------------------------------------------------------------------------------------
                              ORIGINAL        APPROXIMATE                    APPROXIMATE
                            PRINCIPAL OR       PERCENT OF    APPROXIMATE       WEIGHTED       PRINCIPAL
            RATINGS           NOTIONAL           CREDIT     INITIAL PASS-   AVG. LIFE (3)    WINDOW (4)
  CLASS   MOODY'S/S&P        AMOUNT (1)       SUPPORT (2)    THROUGH RATE     (IN YEARS)    (MONTH/YEARS)
-------- ------------- --------------------- ------------- --------------- --------------- --------------
Publicly Offered Classes
A-1         Aaa/AAA      $ 65,953,000           15.625%            %(5)         3.00           9/04-4/09
A-2         Aaa/AAA      $ 80,108,000           15.625%            %(5)         5.70           4/09-6/11
A-3         Aaa/AAA      $101,840,000           15.625%            %(5)         7.90           6/11-9/13
A-4         Aaa/AAA      $432,974,000           15.625%            %(5)         9.75           9/13-7/14
B            Aa2/AA      $ 25,678,000           12.875%            %(5)         9.99           8/14-8/14
C           Aa3/AA-      $ 10,504,000           11.750%            %(5)         9.99           8/14-8/14
D             A2/A       $ 18,675,000            9.750%            %(5)         9.99           8/14-8/14
E            A3/A-       $ 12,839,000            8.375%            %(5)         9.99           8/14-8/14
---------------------------------------------------------------------------------------------------------

Privately Offered Classes (6)
  X-1       Aaa/AAA      $933,734,532(7)           N/A             %(8)          N/A              N/A
  X-2       Aaa/AAA      $902,770,000(7)           N/A             %(8)          N/A              N/A
  A-1A      Aaa/AAA      $106,963,000           15.625%            %(5)         7.99           9/04-8/14
  F        Baa1/BBB+     $ 10,504,000            7.250%            %(5)         9.99           8/14-8/14
  G         Baa2/BBB     $ 15,173,000            5.625%            %(5)         9.99           8/14-8/14
  H        Baa3/BBB-     $ 14,006,000            4.125%            %(5)         9.99           8/14-8/14
  J         Ba1/BB+      $  5,836,000            3.500%            %(5)         9.99           8/14-8/14
  K          Ba2/BB      $  5,836,000            2.875%            %(5)         9.99           8/14-8/14
  L         Ba3/BB-      $  4,669,000            2.375%            %(5)         9.99           8/14-8/14
  M          B1/B+       $  2,334,000            2.125%            %(5)         9.99           8/14-8/14
  N           B2/B       $  3,502,000            1.750%            %(5)         9.99           8/14-8/14
  O          B3/B-       $  3,501,000            1.375%            %(5)         9.99           8/14-8/14
  P          NR/NR       $ 12,839,532              N/A             %(5)        11.30           8/14-6/19
  Q          NR/NR            N/A                  N/A          N/A (9)          N/A              N/A

----------
(1) These amounts are approximate. They may vary upward or downward by no more than 5% depending upon the final composition of the pool of mortgage loans sold to the trust.

(2) The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(3) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in August 2038.

(4) The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under "Yield and Maturity Considerations" in this prospectus supplement.

(5) The pass-through rate for this class of certificates will be equal to one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the specified fixed rate for such class and the Weighted Average Net Mortgage Rate, (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Rate.

(6)  These classes are not offered by this prospectus supplement.

(7) The Class X-1 and Class X-2 certificates will have a notional amount and will accrue interest on that notional amount.

(8) Generally, the Class X-1 and Class X-2 certificates will accrue interest at a variable rate based upon the Weighted Average Net Mortgage Rate. See "Description of the Certificates--Pass-Through Rates."

(9) The Class Q certificates do not have a pass-through rate and are entitled to receive only excess interest on an ARD loan following the anticipated repayment date for such ARD loan.


     The following table shows information regarding the mortgage loans and the mortgaged properties as of the applicable cut-off date, which is the due date of any mortgage loan in August 2004. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in August 2004 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.


                  SERIES 2004-C2 MORTGAGE POOL CHARACTERISTICS

CHARACTERISTICS                                              ENTIRE MORTGAGE POOL       LOAN GROUP 1         LOAN GROUP 2
---------------------------------------------------------   ----------------------   ------------------   ------------------
Initial pool balance ....................................      $933,734,532             $826,770,939         $106,963,594
Number of mortgage loans ................................                74                       59                   15
Number of mortgaged properties ..........................                83                       64                   19
Average balance as of the cut-off date ..................       $12,618,034              $14,013,067           $7,130,906
Range of mortgage rates as of the cut-off date ..........      4.830%-7.080%            4.830%-7.080%        5.110%-6.230%
Weighted average mortgage rate ..........................             5.730%                   5.742%               5.637%
Weighted average remaining term to maturity .............      110.9 months             112.0 months         102.2 months
Weighted average remaining amortization term ............      343.6 months             342.1 months         355.5 months
Weighted average debt service coverage ratio ............              1.50x                    1.52x                1.29x
Weighted average loan-to-value ratio ....................             69.32%                   68.38%               76.59%

     Six (6) of the mortgage loans have related subordinated loans. The balances of, and any debt service on, such related subordinated loans are not included in calculations of loan-to-value ratio and debt service coverage ratio. For a description of the calculation of the loan-to-value ratio and debt service coverage ratio, see "Annex A-1" to this prospectus supplement.

                      SUMMARY OF SERIES 2004-C2 TRANSACTION

     This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

                      RELEVANT PARTIES AND IMPORTANT DATES
TITLE OF     Series 2004-C2 Mortgage               CUT-OFF DATES: August 1, August 5
SERIES:      Pass-Through Certificates             and August 8, 2004

THE ISSUER:  GMAC Commercial Mortgage              DISTRIBUTION DATE: The 10th day of
             Securities, Inc. Series 2004-C2       each month or, if the 10th day is not
             Trust formed to issue the             a business day, the immediately
             mortgage pass-through                 succeeding business day, beginning
             certificates and to acquire           on September 10, 2004.
             the mortgage pool.
                                                   CLOSING DATE: On or about
DEPOSITOR:   GMAC Commercial Mortgage              August   , 2004.
             Securities, Inc.
             200 Witmer Road                       DETERMINATION DATE: The 1st day of
             Horsham, Pennsylvania 19044-8015      each month or, if the 1st day is not a
             (215) 328-4622                        business day, the immediately
                                                   succeeding business day.
SELLERS:     GMAC Commercial Mortgage
             Corporation, Morgan Stanley           COLLECTION PERIOD: For any
             Mortgage Capital Inc. and German      distribution date, the period that
             American Capital Corporation          begins immediately following the
                                                   determination date in the prior
MASTER       GMAC Commercial Mortgage              calendar month and continues
SERVICER:    Corporation                           through and includes the
                                                   determination date in the calendar
SPECIAL      Midland Loan Services, Inc.           determination date in the calendar
SERVICER:                                          month in which that distribution
                                                   date occurs. The first collection
TRUSTEE:     LaSalle Bank National Association     period, however, for each mortgage
                                                   loan begins immediately following
FISCAL       ABN AMRO Bank N.V.                    its cut-off date.
AGENT:
                                                   INTEREST ACCRUAL PERIOD: With
                                                   respect to any distribution date, the
                                                   calendar month immediately
                                                   preceding the month in which such
                                                   distribution date occurs.

THE MORTGAGE POOL

     The mortgage pool will consist of seventy-four (74) mortgage loans. The assets of the trust consist of, among other things, the mortgage pool. Each of the mortgage loans is secured by first mortgage liens on real property interests held by borrowers that own and/or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily purposes.

     The mortgaged property securing the 111 Eighth Avenue Loan also secures the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes. The 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes are not assets of the trust. Payments of principal and interest in respect of the 111 Eighth Avenue B Notes will be subordinated to payments on the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans in the event of certain uncured mortgage loan defaults.

     The mortgaged property securing the Jersey Gardens Loan also secures the Jersey Gardens Companion Loan. The Jersey Gardens Companion Loan is not an asset of the trust.

     The mortgaged property securing the Military Circle Loan also secures the Military Circle B Note. The Military Circle B Note is not an asset of the trust. Payments of principal and interest in respect of the Military Circle B Note will be subordinated to payments on the Military Circle Loan in the event of certain uncured mortgage loan defaults.

     The mortgaged property securing the 731 Lexington Avenue-Bloomberg Headquarters Loan also secures the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans and the 731 Lexington Avenue-Bloomberg Headquarters B Note. The 731 Lexington Avenue-Bloomberg Headquarters Companion Loans and the 731 Lexington Avenue-Bloomberg Headquarters B Note are not assets of the trust. Payments of principal and interest in respect of the 731 Lexington Avenue-Bloomberg Headquarters B Note will be subordinated to payments on the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans in the event of certain uncured mortgage loan defaults.

     The mortgaged property securing the Two Gateway Center Loan also secures the Two Gateway Center Companion Loan. The Two Gateway Center Companion Loan is not an asset of the trust.

     The mortgaged property securing the Providence Biltmore Hotel Loan also secures the Providence Biltmore Hotel B Note. The Providence Biltmore Hotel B
Note is not an asset of the trust. Payments of principal and interest in respect of the Providence Biltmore Hotel B Note will be subordinated to payments on the Providence Biltmore Hotel Loan in the event of certain uncured mortgage loan defaults.

     GMAC Commercial Mortgage Corporation (GMACCM) is the seller of forty-one
(41) of the mortgage loans or 50.85% of the initial pool balance. Morgan Stanley Mortgage Capital Inc. (MSMC) is the seller of twenty-one (21) of the mortgage loans or 26.97% of the initial pool balance. German American Capital Corporation
(GACC) is the seller of twelve (12) of the mortgage loans or 22.18% of the initial pool balance. The mortgage loans were originated between August 8, 2003 and July 26, 2004.

     Each seller will make representations and warranties regarding the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee.

     In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust.

     All information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with pari passu companion loans is calculated with regard to the pari passu companion loans (but without regard to any related subordinated loans) unless otherwise indicated.

     "Annex A-1" to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. "Annex B" to this prospectus supplement provides characteristics of the significant mortgage loans.

GEOGRAPHIC CONCENTRATIONS OF THE MORTGAGED PROPERTIES

     The mortgaged properties are located in twenty (20) states and Washington, D.C. The following table lists the number and percentage of mortgaged properties in the six (6) states with the highest concentrations of mortgaged properties.


                              NUMBER OF     PERCENTAGE OF
                              MORTGAGED     INITIAL POOL
      PROPERTY STATE         PROPERTIES        BALANCE
-------------------------   ------------   --------------
New York                         12             22.74%
New Jersey                        5             18.35%
California                        9             10.46%
  Southern California(1)          8             10.03%
  Northern California(1)          1              0.43%
Ohio                             10              8.37%
Virginia                          2              7.47%
Florida                           8              6.95%

----------------
(1) Southern California properties have a zip code equal to or less than 93600. Northern California properties have a zip code greater than 93600.


PROPERTY TYPES

     The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.


                           NUMBER OF     PERCENTAGE OF
                           MORTGAGED     INITIAL POOL
     PROPERTY TYPE        PROPERTIES        BALANCE
----------------------   ------------   --------------
Anchored Retail               25             41.55%
Office                        12             25.83%
Multifamily                   18             11.02%
Hospitality                    6              7.80%
Unanchored Retail              9              3.63%
Mixed Use                      2              3.54%
Manufactured Housing           3              2.92%
Industrial/Warehouse           3              1.98%
Self Storage                   4              1.48%
Parking Garage                 1              0.25%


PREPAYMENT OR CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

     The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. Seventy (70) mortgage loans, representing 96.76% of the initial pool balance, permit defeasance after a lockout period. Two (2) mortgage loans, representing 2.07% of the initial pool balance, permit prepayment after a lock-out period with payment of the greater of yield maintenance or a static penalty.

One (1) mortgage loan, representing 0.76% of the initial pool balance, permits prepayment with payment of the greater of yield maintenance or a static penalty, followed by defeasance, after a lockout period. One (1) mortgage loan, representing 0.40% of the initial pool balance, permits prepayment after a lockout period with the payment of yield maintenance.

     For a description of defeasance provisions in the mortgage loans, see "Description of the Mortgage Pool--Defeasance" in this prospectus supplement.

PAYMENT TERMS OF THE MORTGAGE LOANS

     All the mortgage loans accrue interest at a fixed rate. See "Description of the Mortgage Pool--Calculations of Interest" and "--ARD Loans" in this prospectus supplement.

THE CERTIFICATES

     Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.

CERTIFICATE DESIGNATIONS

     We refer to the certificates by the following designations:

-------------------------------------------------
  DESIGNATION         RELATED CLASS(ES)
-------------------------------------------------
  Offered             Classes A-1, A-2, A-3, A-
    certificates      4, B, C, D and E
-------------------------------------------------
  Senior              Classes X-1, X-2, A-1,
    certificates      A- 1A, A-2, A-3 and
                      A-4
-------------------------------------------------
  Interest-only       Class X-1 and X-2
    certificates
-------------------------------------------------
  Class A             Classes A-1, A-1A, A-2,
    certificates      A-3 and A-4
-------------------------------------------------
  Class X             Classes X-1 and X-2
    certificates
-------------------------------------------------
  Subordinate         Classes B, C, D, E, F, G,
    certificates      H, J, K, L, M, N, O and
                      P
-------------------------------------------------
  Private             Classes X-1, X-2, A-1A,
    certificates      F, G, H, J, K, L, M, N,
                      O, P and Q
-------------------------------------------------
  Residual            Classes R-I, R-II and
    certificates      R-III
-------------------------------------------------
  REMIC               Classes X-1, X-2, A-1,
    regular           A-1A, A-2, A-3, A-4, B,
    certificates      C, D, E, F, G, H, J, K,
                      L, M, N, O and P
-------------------------------------------------

INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

     The aggregate principal balance of the certificates issued by the trust will be approximately $748,571,000, but may vary upward or downward by no more than 5%.

     The senior certificates (excluding the Class X certificates) will comprise approximately 84.37% and the subordinate certificates will comprise approximately 15.63% of the initial aggregate certificate balance of the certificates.

     The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

     Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

     For purposes of calculating distributions on the senior certificates, the mortgage pool has been divided into loan group 1 and loan group 2. The mortgage loans are identified as belonging to either loan group 1 or loan group 2 on "Annex A-1" to this prospectus supplement under the heading "Loan group."

     The borrowers are required to make payments of interest and/or principal on the mortgage loans to the master servicer. The master servicer will deduct its master servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See "The Pooling and Servicing Agreement" in this prospectus supplement. After deducting its trustee fee, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:

          ------------------------------------------------------------
                     Amount available to certificateholders
          ------------------------------------------------------------

          ------------------------------------------------------------
                                     Step 1
                         Distribution of interest to the
                               senior certificates
          ------------------------------------------------------------

          ------------------------------------------------------------
                                     Step 2
            Distribution of principal to the Class A-1 certificates,
            then to the Class A-2 certificates, then to the Class A-3
            certificates and then to the Class A-4 certificates from
               the loan group 1 principal amount and to the Class
                A-1A certificates from the loan group 2 principal
                                     amount
          ------------------------------------------------------------

          ------------------------------------------------------------
                                     Step 3
                     Distribution of the amount of interest
                       due and principal due on each class
                     of the subordinate certificates. These
                     distributions are made in the priority
                  of the alphabetical order of the subordinate
                      certificates and as described herein
          ------------------------------------------------------------

          ------------------------------------------------------------
                                     Step 4
                Any remaining funds to the residual certificates
          ------------------------------------------------------------


     Distributions of interest and principal are not made to a class of certificates if its certificate balance or notional amount has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions on certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

     On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

     The amount of interest distributable on each class on each distribution date will equal:

o    1/12th of the pass-through rate for that class multiplied by

o    the related class certificate balance or class notional amount.

     Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount. See "Description of the Certificates--Distributions" in this prospectus supplement.

SUBORDINATION OF CLASSES OF CERTIFICATES

     The senior certificates will receive all distributions of interest and principal, or in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

     A loss is realized on a mortgage loan when the master servicer or the special servicer, as applicable, determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

     An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

o    special servicing compensation;

o    interest on advances made by the master servicer or the trustee;

o extraordinary expenses, such as indemnification and reimbursements paid to the trustee; and

o loan-specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

     Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses and additional trust fund expenses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:

                   ------------------------------------------
                                     Step 1
                     Reduce the certificate balances of the
                           Class P, Class O, Class N,
                       Class M, Class L, Class K, Class J,
                       Class H, Class G, Class F, Class E,
                          Class D, Class C and Class B,
                       certificates to zero, in that order
                   ------------------------------------------

                   ------------------------------------------
                                     Step 2
                     Reduce the certificate balances of the
                        Class A-1, Class A-1A, Class A-2,
                             Class A-3 and Class A-4
                         certificates pro rata, to zero
                   ------------------------------------------


     Any reductions in the certificate balances of the certificates as the result of the allocation of losses and additional trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates. Losses on the 111 Eighth Avenue Whole Loan, 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the Military Circle Whole Loan and the Providence Biltmore Hotel Whole Loan will be allocated to the 111 Eighth Avenue B Notes, 731 Lexington Avenue-Bloomberg Headquarters B Note, the Military Circle B Note and the Providence Biltmore Hotel B Note, respectively, before being allocated as set forth above.

     For a detailed description of the allocation of losses and additional trust fund expenses among the certificates, see "Description of the Certificates--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

SERVICING OF THE 111 EIGHTH AVENUE WHOLE LOAN, 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS WHOLE LOAN AND TWO GATEWAY CENTER WHOLE LOAN

     One of the 111 Eighth Avenue Companion Loans is currently included in the GCCFC 2004-GG1 Commercial Mortgage Pass-Through Certificates commercial mortgage securitization. In connection therewith, the 111 Eighth Avenue Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes are currently being serviced and administered pursuant to the GCCFC 2004-GG1 Pooling and Servicing Agreement. The GCCFC 2004-GG1 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Description of the Mortgage Pool--The 111 Eighth Avenue Whole Loan" and "Servicing of the Mortgage Loans--Servicing of the 111 Eighth Avenue Whole Loan" in this prospectus supplement.

     One of the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans is currently included in the COMM 2004-LNB3 Commercial Mortgage Pass-Through Certificates commercial mortgage securitization. In connection therewith, the 731 Lexington Avenue-Bloomberg Headquarters Loan, the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans and the 731 Lexington Avenue-Bloomberg Headquarters B Note are currently being serviced and administered pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement. The COMM 2004-LNB3 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Servicing of the Mortgage Loans--Servicing of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan" in this prospectus supplement.

     The Two Gateway Center Companion Loan is currently included in the GMAC

Commercial Mortgage Securities, Inc., Series 2004-C1 Mortgage Pass-Through Certificates commercial mortgage securitization. In connection therewith, the Two Gateway Center Loan and the Two Gateway Center Companion Loan are currently being serviced and administered pursuant to the GMACCM 2004-C1 Pooling and Servicing Agreement. The GMACCM 2004-C1 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Servicing of the Mortgage Loans--Servicing of the Two Gateway Center Whole Loan" in this prospectus supplement.

ADVANCES MADE BY THE MASTER SERVICER

     For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, then the master servicer is required to make P&I advances from its own funds to cover that shortfall, except the master servicer will only be required to make P&I advances with respect to the 111 Eighth Avenue Loan in the event that the GCCFC 2004-GG1 Master Servicer fails to make such P&I advance. The master servicer is also required to make servicing advances with respect to the related mortgaged property except in the case of certain mortgage loans for which a master servicer under another pooling and servicing agreement is responsible for servicing such mortgage loans and making the servicing advances.

     The master servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or any excess interest that may be due on any ARD loan. If the master servicer fails to make a required advance, the trustee will be required to make such advance. If the trustee fails to make a required advance, the fiscal agent will be required to make such advance. However, the master servicer, the trustee or the fiscal agent, as applicable, will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan. Additionally, the special servicer will be able to determine that an existing advance is nonrecoverable or that any proposed advance will be nonrecoverable, and the master servicer, trustee or fiscal agent, as applicable, will be entitled to rely on such determination. Under certain circumstances, the master servicer, the trustee and the fiscal agent each will be required to rely upon the nonrecoverability determination of other master servicers with respect to certain mortgage loans whose companion loans are in other commercial mortgage securitizations. See "Description of the Certificates--Appraisal Reductions" in this prospectus supplement.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made. If at any time an advance made by the master servicer, the trustee or the fiscal agent is determined to be a nonrecoverable advance, the master servicer, the trustee or the fiscal agent will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer, the trustee or the fiscal agent may, in its sole discretion, defer recovery of any advance, provided that no such deferral may exceed six (6) months without the consent of the majority certificateholder of the controlling class or twelve (12) months overall. Reimbursement for nonrecoverable advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans and such amounts will be deducted from the principal distribution amount for the related distribution date (provided, however, that to the extent any such nonrecoverable advances are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs). In addition, if at any time an advance is made with respect to a mortgage loan and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (together with interest on such advance to the extent accrued and unpaid) will constitute a workout-delayed reimbursement amount and, unless determined to be nonrecoverable, will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans. Any principal collections used to reimburse the master servicer, the trustee or the fiscal agent for such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date, and to the extent any such workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs. The master servicer, the trustee and the fiscal agent will each be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. To the extent a nonrecoverable advance or workout-delayed reimbursement amount for any mortgage loan is reimbursed from collections on other mortgage loans, such reimbursement will be made from collections on mortgage loans included in the same loan group and, if such collections are insufficient for full reimbursement of such amounts, from collections on mortgage loans in the other loan group (after giving effect to any similar reimbursements in the other loan group). See "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

     In addition, in considering whether any advance is, or any proposed advance, if made, would constitute, a nonrecoverable advance, any person making such determination will be entitled to give due regard to the existence of any nonrecoverable advances or workout-delayed reimbursement amounts with respect to other mortgage loans, the recovery of which is being deferred or delayed at the time of such consideration by the master servicer or, if applicable, the trustee or the fiscal agent, in light of the fact that proceeds on the related mortgage loan are a source of recovery not only for the advance under consideration, but also as a potential source of recovery of such nonrecoverable advance or workout-delayed reimbursement amounts the recovery of which is being, or may be, deferred or delayed.

     The GCCFC 2004-GG1 Master Servicer is required to make servicing advances with respect to the mortgaged property related to the 111 Eighth Avenue

Whole Loan, unless the GCCFC 2004-GG1 Master Servicer determines that such advances would not be recoverable from collections on the 111 Eighth Avenue Whole Loan. If the GCCFC 2004-GG1 Master Servicer is required to but fails to make such servicing advances, then the related trustee under the GCCFC 2004-GG1 Pooling and Servicing Agreement will be required to make such servicing advances. In addition, the GCCFC 2004-GG1 Master Servicer is required to make P&I advances with respect to the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans, but not the 111 Eighth Avenue B Notes, unless the GCCFC 2004-GG1 Master Servicer determines that such advances would not be recoverable from collections on the 111 Eighth Avenue Whole Loan. If the GCCFC 2004-GG1 Master Servicer is required to but fails to make such P&I advances with respect to the 111 Eighth Avenue Loan, then the master servicer, the trustee or the fiscal agent, as applicable, will be required to make P&I advances with respect to the 111 Eighth Avenue Loan, but not with respect to any 111 Eighth Avenue Companion Loan or the 111 Eighth Avenue B Notes. See "Description of the Mortgage Pool--The 111 Eighth Avenue Whole Loan" and "Servicing of the Mortgage Loan--Servicing of the 111 Eighth Avenue Whole Loan" in this prospectus supplement.

     The master servicer will be required to make servicing advances with respect to the mortgaged property securing the Jersey Gardens Whole Loan, unless the master servicer determines that such advances would not be recoverable from collections on the Jersey Gardens Whole Loan. If the master servicer is required to but fails to make such servicing advances, then the trustee will be required to make such servicing advances. If the trustee is required to but fails to make such servicing advances, then the fiscal agent will be required to make such servicing advances. The master servicer will be required to make P&I Advances with respect to the Jersey Gardens Loan, but not the related companion loan. See "Description of the Mortgage Pool--The Jersey Gardens Whole Loan" in this prospectus supplement.

     The master servicer will be required to make servicing advances with respect to the mortgaged property securing the Military Circle Whole Loan, unless the master servicer determines that such advances would not be recoverable from collections on the Military Circle Whole Loan. If the master servicer is required to but fails to make such servicing advances, then the trustee will be required to make such servicing advances. If the trustee is required to, but fails to make such servicing advances, then the fiscal agent will be required to make such servicing advances. The master servicer will be required to make P&I Advances with respect to the Military Circle Loan, but not the Military Circle B Note. See "Description of the Mortgage Pool--The Military Circle Whole Loan" in this prospectus supplement.

     The COMM 2004-LNB3 Master Servicer is required to make servicing advances with respect to the mortgaged property related to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, unless the COMM 2004-LNB3 Master Servicer determines that such advances would not be recoverable from collections on the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan. If the COMM 2004-LNB3 Master Servicer is required to but fails to make such servicing advances, then the related trustee under the COMM 2004-LNB3 Pooling and Servicing Agreement will be required to make such servicing advances. The master servicer, the trustee or the fiscal agent, as applicable, will be required to make P&I advances with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan, but not the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans or the 731 Lexington Avenue-Bloomberg Headquarters B Note. See "Servicing of the Mortgage Loans--Servicing of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan" in this prospectus supplement.

     The GMACCM 2004-C1 Master Servicer is required to make servicing advances with respect to the mortgaged property related to the Two Gateway Center Whole Loan, unless the GMACCM 2004-C1 Master Servicer determines that such advances would not be recoverable from collections on the Two Gateway Center Whole Loan. If the GMACCM 2004-C1 Master Servicer is required to but fails to make such servicing advances, then the related trustee under the GMACCM 2004-C1 Pooling and Servicing Agreement will be required to make such servicing advances. The master servicer, the trustee or the fiscal agent, as applicable, will be required to make P&I advances with respect to the Two Gateway Center Loan, but not the Two Gateway Center Companion Loan. See "Servicing of the Mortgage Loans--Servicing of the Two Gateway Center Whole Loan" in this prospectus supplement.

     The master servicer, the trustee or the fiscal agent, as applicable, will be required to make servicing advances with respect to the mortgaged property related to the Providence Biltmore Hotel Whole Loan, unless the master servicer or the special servicer determines that such advances would not be recoverable from collections on the Providence Biltmore Hotel Whole Loan. If the master servicer is required to but fails to make such servicing advances, then the trustee will be required to make such servicing advances. If the trustee is required to but fails to make such servicing advances, then the fiscal agent will be required to make such servicing advances. The master servicer will be required to make P&I advances with respect to the Providence Biltmore Hotel Loan, but not the Providence Biltmore Hotel B Note.

OPTIONAL TERMINATION OF THE TRUST

     If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance, the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor may purchase the mortgage loans. None of the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, however, is required to do so. If the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. Provided that the aggregate principal balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X certificates but excluding the Class Q certificates and the REMIC residual certificates, for the mortgage loans remaining in the trust, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange. See "Description of the Certificates--Certificate Balances and Notional Amounts" and "--Termination; Retirement of Certificates."

BOOK-ENTRY REGISTRATION

     Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream or Euroclear in Europe. See "Description of the Certificates--Book-Entry Registration of the Offered Certificates" in this prospectus supplement and "Annex D" to this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DENOMINATIONS

     The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of each class of certificates will depend upon:

o    the purchase price of the certificates;

o    the applicable pass-through rate;

o    the characteristics of the mortgage loans; and

o    the rate and timing of payments on the mortgage loans.

     For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.

LEGAL INVESTMENT IN THE CERTIFICATES

     None of the offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your legal advisors in determining the extent to which the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS FOR CERTIFICATEHOLDERS

     If the conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

TAX STATUS OF THE CERTIFICATES

     The certificates, other than the residual certificates and the Class Q certificateholders' entitlement, if any, to certain excess interest on the ARD loans, will be treated as regular interests in a REMIC and generally as debt for federal income tax purposes. Holders of regular interest certificates will be required to include in income all interest and original issue discount in respect of their certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

     For federal income tax purposes, elections will be made to treat the mortgage pool that comprises the trust (other than excess interest on the ARD loans) as separate real estate mortgage investment conduits. The certificates, other than the residual certificates and the Class Q certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in their respective real estate mortgage investment conduit. The Class Q certificates will represent only the right to excess interest on the ARD loans and, for federal income tax purposes, will constitute interests in a grantor trust.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

RATINGS ON THE CERTIFICATES

     The offered certificates are required to receive ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. that are not lower than those indicated under "Summary of Series 2004-C2 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in August 2038, which is the distribution date that follows the second anniversary of the end of the amortization term for the mortgage loan in the mortgage pool that, as of the applicable cut-off date, has the longest remaining amortization term. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any yield maintenance charges, prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Ratings" in this prospectus supplement.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.


ALLOCATIONS OF LOSSES ON THE      If losses on the mortgage loans are allocated
MORTGAGE LOANS WILL REDUCE YOUR   your class of certificates, the amount payable
PAYMENTS AND YIELD ON YOUR        to you will be reduced by the amount of these
CERTIFICATES                      losses and the yield to maturity on your
                                  certificates will be reduced. Losses allocated to a class reduce the principal balance of the class without making a payment to the class.

                                  Because losses on the mortgage loans, together with expenses relating to defaulted mortgage loans, will be allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage loans and the other related expenses.

                                  If the principal balance of all of the
                                  subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, losses and expenses will be allocated pro rata to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates.

                                  Reductions in the principal balance of any class will reduce the notional amount of the Class X certificates by a corresponding amount, resulting in smaller interest distributions to the Class X certificateholders. See "Description of the Certificates--Subordination; Allocation of
                                  Losses and Expenses" in this prospectus
                                  supplement.


DELINQUENCIES, LOSSES AND         The yield to maturity on the certificates will
PREPAYMENTS ON THE MORTGAGE       depend significantly on the rate and timing of
LOANS WILL AFFECT THE YIELD ON    payments of principal and interest on the
THE CERTIFICATES                  certificates. The rate and timing of principal
                                  and interest payments on the mortgage loans, including the rates of delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the certificates. Some of the mortgage loans are secured by cash reserves or other credit enhancement that, if certain leasing-related or other conditions are not met, may be applied to partially defease or prepay the related mortgage loan. See "Description of the Mortgage Pool--Earnouts and Additional
                                  Collateral Loans" and "Annex A-1" to this prospectus supplement. For a discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the mortgage loans, and factors that affect those rates, see "Yield and Maturity
                                  Considerations" and "Description of the
                                  Certificates-- Subordination; Allocation of
                                  Losses and Expenses" in this prospectus
                                  supplement and "Risk Factors" and "Yield and Maturity Considerations" in the prospectus.


THE MORTGAGE LOANS ARE NOT        None of the mortgage loans are insured or
INSURED                           guaranteed by the United States, any
                                  governmental entity or instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the master servicer, the special servicer, the sellers or the trustee.
                                  Therefore, you should consider payment on each mortgage loan to depend exclusively on the borrower and any guarantor(s) under the particular mortgage loan documents. If the borrower or any guarantor fails to make all payments when due on the mortgage loans, the yield on your class of certificates may be adversely affected and any resulting losses may be allocated to your certificates.


CONFLICTS OF INTEREST MAY OCCUR   Subject to the second succeeding sentence, the
AS A RESULT OF THE RIGHTS OF      majority certificateholder of the controlling
THIRD PARTIES TO TERMINATE THE    class has the right to remove the special
SPECIAL SERVICER                  servicer and appoint a successor special
                                  servicer, which may be an affiliate of that certificateholder. See "Servicing of the
                                  Mortgage Loans--The Majority Certificateholder of the Controlling Class." Holders of certain companion loans (acting alone or with the majority certificateholder of the controlling class) and subordinated loans (or their designees) also have the right under certain circumstances to remove the special servicer and appoint a special servicer for one or more mortgage loans over which they have appointment power acting alone or jointly with the majority certificateholder of the controlling class. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, they do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or subordinated loans or other parties for having acted solely in their respective interests. See "Description of the Mortgage
                                  Pool--The 111 Eighth Avenue Whole Loan,"
                                  "--The Jersey Gardens Whole Loan," "--The
                                  Military Circle Whole Loan," "--The 731
                                  Lexington Avenue-Bloomberg Headquarters Whole
                                  Loan," "--The Two Gateway Center Whole Loan," and "--The Providence Biltmore Hotel Whole
                                  Loan" in this prospectus supplement.


CONFLICTS OF INTEREST MAY OCCUR   Subject to the second succeeding sentence, the
AS A RESULT OF THE RIGHTS OF      majority certificateholder of the controlling
THIRD PARTIES TO WITHHOLD         class has the right to withhold its approval
APPROVAL OR CONSULT ON            of certain actions proposed to be taken by the
SERVICER ACTIONS                  special servicer with respect to the mortgage
                                  loans and related mortgaged properties. See
                                  "Servicing of the Mortgage Loans--The Majority
                                  Certificateholder of the Controlling Class."
                                  With respect to certain mortgage loans with companion loans or subordinate loans, these rights or similar rights may instead be exercisable by the holders of such companion loans (acting alone or with the majority certificateholder of the controlling class) and subordinated loans (or their designees).
                                  The interests of any of these holders and their designees (including any controlling class of certificateholders or operating advisor in other securitizations) may also conflict with those of the holders of the majority certificateholder of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage
                                  Pool--The 111 Eighth Avenue Whole Loan,"
                                  "--The Jersey Gardens Whole Loan," "--The
                                  Military Circle Whole Loan," "--The 731
                                  Lexington Avenue-Bloomberg Headquarters Whole
                                  Loan," "--The Two Gateway Center Whole Loan," and "--The Providence Biltmore Hotel Whole
                                  Loan" in this prospectus supplement.


YOU WILL NOT HAVE ANY CONTROL     The 111 Eighth Avenue Loan is secured by a
OVER THE SERVICING OF CERTAIN     mortgaged property that also secures four (4)
LOANS                             pari passu 111 Eighth Avenue Companion Loans
                                  and two (2) subordinated 111 Eighth Avenue B
                                  Notes that are not assets of the trust. Only the 111 Eighth Avenue Loan is included in the trust. One (1) 111 Eighth Avenue Companion
                                  Loan and one (1) 111 Eighth Avenue B Note is owned by the GCCFC 2004-GG1 Trust, for which Wachovia Bank, National Association is the master servicer. One (1) 111 Eighth Avenue
                                  Companion Loan is owned by the trust fund relating to the Morgan Stanley Capital I Trust
                                  2004-IQ7 Commercial Mortgage Pass-Through
                                  Certificates, Series 2004-IQ7 securitization.
                                  One (1) of the other 111 Eighth Avenue
                                  Companion Loans is currently held by Morgan
                                  Stanley Mortgage Capital Inc. and the other
                                  111 Eighth Avenue Companion Loan is currently held by Greenwich Capital Financial Products,
                                  Inc. Such companion loans may be further divided, sold or transferred at any time. The other 111 Eighth Avenue B Note is currently held by a banking institution that is unaffiliated with the mortgage loan seller.
                                  The 111 Eighth Avenue Whole Loan will be serviced pursuant to the GCCFC 2004-GG1
                                  Pooling and Servicing Agreement. As
                                  a result, you will have less control over the servicing of the 111 Eighth Avenue Loan than you would if the 111 Eighth Avenue Whole Loan was being serviced by the master servicer and the special servicer under the pooling and servicing agreement. See "Description of the Mortgage Pool--The 111 Eighth Avenue Whole
                                  Loan" and "Servicing of the Mortgage
                                  Loans--Servicing of the 111 Eighth Avenue
                                  Whole Loan" in this prospectus supplement.

                                  The 731 Lexington Avenue-Bloomberg
                                  Headquarters Loan is secured by a mortgaged property that also secures four (4) pari passu 731 Lexington Avenue-Bloomberg Headquarters Companion Loans and the 731 Lexington Avenue-Bloomberg Headquarters B Note that are not assets of the trust. Only the 731 Lexington Avenue-Bloomberg Headquarters Loan is an asset of the trust. One (1) of the 731 Lexington Avenue-Bloomberg Headquarters
                                  Companion Loans is owned by the COMM 2004-LNB3 Trust, for which Midland Loan Services, Inc. is the master servicer. The other three (3) 731 Lexington Avenue-Bloomberg Headquarters Companion Loans are currently owned by GACC, one of the mortgage loan sellers, and may be sold or transferred at any time. It is anticipated that one (1) of the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans will be owned by the trust fund related to the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3 commercial mortgage securitization. The 731 Lexington Avenue-Bloomberg Headquarters Whole Loan will be serviced pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement. As a result, you will have less control over the servicing of the 731 Lexington Avenue- Bloomberg Headquarters Loan than you would if the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan was being serviced by the master servicer and the special servicer under the pooling and servicing agreement. See "Servicing of the Mortgage Loans--Servicing of the 731 Lexington Avenue-Bloomberg

                                  Headquarters Whole Loan" in this prospectus supplement.

                                  The Two Gateway Center Loan is secured by a mortgaged property that also secures the pari passu Two Gateway Center Companion Loan that is not an asset of the trust. Only the Two Gateway Center Loan is included in the trust. The Two Gateway Center Companion Loan is owned by the GMACCM 2004-C1 Trust, for which GMACCM is the master servicer. The Two Gateway Center Whole Loan will be serviced pursuant to the GMACCM 2004-C1 Pooling and Servicing Agreement. As a result, you will have less control over the servicing of the Two Gateway Center Loan than you would if the Two Gateway Center Loan was being serviced by the master servicer and the special servicer under the pooling and servicing agreement. See "Servicing of the Mortgage Loans--Servicing of the Two Gateway Center Whole Loan" in this prospectus supplement.


ADVERSE ENVIRONMENTAL             The trust could become liable for an
CONDITIONS AT A MORTGAGED         environmental condition at a mortgaged
PROPERTY MAY REDUCE OR DELAY      property. Any potential liability could reduce
YOUR PAYMENTS                     or delay payments to certificateholders.

                                  "Phase I" environmental assessments have been performed on all of the mortgaged properties and "Phase II" environmental assessments were performed on some of the mortgaged properties. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

                                  o  in which the adverse conditions were
                                     remediated or abated, or a "no further
                                     action" letter was issued by the applicable governmental agency, before the date of issuance of the certificates;

                                  o in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

                                  o  involving a leaking underground storage
                                     tank or groundwater contamination at a
                                     nearby property that had not yet materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

                                  o  in which groundwater, soil or other
                                     contamination was identified or suspected at the subject mortgaged property, and a responsible party either has been identified under applicable law or was then conducting remediation of the related condition, or an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

                                  o  involving radon; or

                                  o in which the related borrower has agreed to seek a "no further action" letter or a "case closed" or similar status for the issue from the applicable governmental agency.

                                  To decrease the likelihood of environmental liability against the trust, the special servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation. See "Description of the Mortgage Pool-- Underwriting Matters--Environmental Assessments and
                                  Insurance" in this prospectus supplement and "The Pooling and Servicing
                                  Agreements--Realization Upon Defaulted
                                  Mortgage Loans," "Risk Factors--Environmental conditions may subject the mortgaged property to liens or impose costs on the property owner" and "Legal Aspects of Mortgage Loans-- Environmental Considerations" in the prospectus.

                                  Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.


GEOGRAPHIC CONCENTRATION MAY      The six (6) states with the highest
INCREASE REALIZED LOSSES ON THE   concentration of mortgaged properties are
CERTIFICATES                      listed in the table under "Summary of Series
                                  2004-C2 Transaction--Geographic Concentrations of the Mortgaged Properties." Any deterioration in the real estate market or economy or events in that state or region, including earthquakes, hurricanes and other natural disasters, may increase the rate of delinquency experienced with mortgage loans related to properties in that region. As a result, realized losses may occur on the mortgage loans in the trust.

                                  In addition, some mortgaged properties are located in states, such as California that may be more susceptible to earthquakes, or states such as Virginia, Georgia, Florida and Texas, which may be more susceptible to hurricanes than properties located in other parts of the country. Generally, the mortgaged properties are not insured for earthquake or hurricane risk. If mortgaged properties are insured, they may be insured for amounts less than the outstanding principal balances of the related mortgage loans.


THE MORTGAGE LOANS ARE            All of the mortgage loans are or should be
NON-RECOURSE LOANS                considered non-recourse loans. If a borrower
                                  defaults on a non-recourse loan, only the mortgaged property, and not the other assets of the borrower, is available to satisfy the debt. The borrowers generally have no material assets other than ownership of the related mortgaged property. Even if the mortgage loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under that mortgage loan. Any resulting losses may reduce your payments and yield on your certificates.

                                  Consequently, you should consider payment on each mortgage loan to depend primarily on the sufficiency of the cash flow from the related mortgaged property or properties. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property. See "Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency
                                  Legislation" in the prospectus.


THE SELLER OF A MORTGAGE LOAN IS  The seller of each mortgage loan will be the
THE ONLY ENTITY MAKING            only entity making representations and
REPRESENTATIONS AND WARRANTIES    warranties on that mortgage loan. Neither the
THAT MORTGAGE LOAN                depositor nor ON any of its other affiliates
                                  will be obligated to repurchase a mortgage loan upon a breach of a seller's representations and warranties or any document defects if the applicable seller defaults on its obligation to repurchase a mortgage loan.
                                  The applicable seller may not have the
                                  financial ability to effect these repurchases.
                                  Any resulting losses will reduce your payments and yield on your certificates. See
                                  "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and
                                  Warranties; Repurchases" in this prospectus supplement.


BALLOON PAYMENTS MAY INCREASE     Seventy-one (71) of the mortgage loans, which
LOSSES ON THE MORTGAGE LOANS AND represent 93.32% of the initial pool balance, EXTEND THE WEIGHTED AVERAGE LIFE require balloon payments at their stated
OF YOUR CERTIFICATE               maturity. These mortgage loans involve a
                                  greater degree of risk than fully amortizing
                                  loans because the ability of a borrower to
                                  make a balloon payment typically depends on
                                  its ability to refinance the mortgage loan or
                                  sell the mortgaged property at a price
                                  sufficient to permit repayment. A borrower's
                                  ability to achieve either of these goals will
                                  be affected by:

                                  o the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuates over time;

                                  o  the prevailing interest rates;

                                  o  the fair market value of the property;

                                  o  the borrower's equity in the property;

                                  o  the borrower's financial condition;

                                  o the operating history and occupancy level of the property;

                                  o  tax laws; and

                                  o prevailing general and regional economic conditions.

                                  Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether the delay is due to borrower default or to modification of the mortgage loan by the master servicer or special servicer, is likely to extend the weighted average life of that class. If the weighted average life of your class of certificates is extended, your yield on those certificates may be reduced to less than what it would otherwise have been.

                                  See "Servicing of the Mortgage Loans--
                                  Modifications, Waivers, Amendments and
                                  Consents," "Description of the Mortgage
                                  Pool--Balloon Loans" and "Yield and Maturity
                                  Considerations" in this prospectus supplement and "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans" and "Yield and Maturity Considerations" in the prospectus.


IF A BORROWER DOES NOT MAKE ITS   Two (2) mortgage loans, which represent 6.20%
ARD PAYMENT, THE WEIGHTED         of the initial pool balance, are ARD loans. An
AVERAGE LIFE OF YOUR CLASS OF     ARD loan has an anticipated repayment date
CERTIFICATES MAY BE EXTENDED      prior to its maturity date. The failure of a
                                  borrower to prepay an ARD loan by its
                                  anticipated repayment date will likely extend the weighted average life of any class of certificates that would receive a distribution of the prepayment. The ability of a borrower to prepay an ARD loan by its anticipated repayment date typically depends on its ability either to refinance an ARD loan or to sell the mortgaged property. The provisions for accelerated amortization and a higher interest rate after the anticipated repayment date of an ARD loan are intended to provide a borrower with an incentive to pay the mortgage loan in full on or before its anticipated repayment date, but this incentive may not be sufficient. To the extent the borrower on an ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class Q certificates. See
                                  "Description of the Mortgage Pool--ARD Loans" in this prospectus supplement.


RISKS PARTICULAR TO RETAIL
PROPERTIES:

A SIGNIFICANT TENANT CEASING TO   Thirty-four (34) mortgaged properties,
OPERATE AT A RETAIL PROPERTY      securing mortgage loans that represent 45.18%
COULD ADVERSELY AFFECT ITS VALUE  of the initial pool balance, are retail
AND CASH FLOW                     properties. A significant tenant ceasing to do
                                  business at a retail property could result in realized losses on the mortgage loans that may be allocated to your certificates. The loss of a significant tenant may be the result of the tenant's voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or other reasons
                                  (including co-tenancy provisions permitting a tenant to terminate a lease prior to its term). There is no guarantee that any tenant will continue to occupy space in the related retail property.

                                  Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of a given tenant's business and property value is more direct for retail properties than other types of commercial properties. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. A retail "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

                                  Twenty-five (25) of the mortgaged properties, securing mortgage loans that represent 41.55% of the initial pool balance, are anchored retail properties. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if sales are below certain target levels, or if an anchor tenant or one or more major tenants cease operations at that property or fail to open. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly affecting sales at the remaining retail tenants. The lack of replacement anchors and a reduction in rental income from remaining tenants may adversely affect the borrower's ability to pay current debt service or successfully refinance the mortgage loan at maturity. These risks with respect to an anchored retail property may be increased when the property is a single-tenant property. Ten
                                  (10) of these mortgaged properties, securing mortgage loans that represent 1.61% of the initial pool balance, are single-tenant anchored retail properties. For a description of risk factors relating to single-tenant properties, see "--Losses may be Caused by Tenant Credit Risk on the Mortgage Loans" below. In addition, certain retail anchor tenants may own their building and improvements, while the borrower owns only the underlying land. In those cases, the collateral securing the mortgage loan will include only the land and the rights of the borrower as landlord with respect to the anchor lease.

                                  The bankruptcy of, or financial difficulties affecting, a major tenant may adversely affect a borrower's ability to make its mortgage loan payments.


RETAIL PROPERTIES ARE VULNERABLE  Changes in consumer preferences and market TO
CHANGES IN CONSUMER PREFERENCES   demographics may adversely affect the value
                                  and cash flow from retail properties,
                                  particularly properties with a specialty retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

                                  o  changes in consumer spending patterns;

                                  o local competitive conditions, such as an increased supply of retail space or the construction of other shopping centers;

                                  o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

                                  o  with respect to value-oriented retail
                                     properties, such properties may contain
                                     tenants that sell discounted, "last season" or close-out merchandise, or may have higher than average seasonality in tenant sales, cash flows and occupancy levels;

                                  o the public perception of the safety of the neighborhood; and

                                  o  the need to make major repairs or
                                     improvements to satisfy major tenants.


COMPETITION FROM ALTERNATIVE      Retail properties face competition from
RETAIL DISTRIBUTION CHANNELS MAY  sources outside their local real estate
ADVERSELY AFFECT THE VALUE AND    market. Catalog retailers, home shopping
CASH FLOW FROM RETAIL PROPERTIES  networks, the Internet, telemarketing and outlet centers all compete with more
                                  traditional retail properties for consumer dollars. These alternative retail outlets are often characterized by lower operating costs.
                                  Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans.


THEATER TENANTS HAVE PARTICULAR   Certain of the mortgaged properties have
RISKS                             theaters as part of the mortgaged property.
                                  These properties are exposed to certain unique risks. Significant factors determining the value of a theater property include:

                                  o  the strength and experience of the
                                     operator;

                                  o  its ability to secure film license
                                     agreements for first-run movies; and

                                  o  its ability to maintain high attendance
                                     levels.

                                  Theater operators are also highly reliant on sales of food and beverages to attendees. Physical attributes of the building will also impact property value. These physical attributes include:

                                  o  number of screens;

                                  o the size of individual auditoriums within the theater;

                                  o  quality and modernity of sound and
                                     projection systems, and

                                  o quality and comfort of individual theaters and common areas (including box office, lobby and concessions area).

                                  The performance of a theater property can be impacted by the quality, size and proximity of competitive theater properties and the relative appeal of films being screened at other theater properties within the market. The theater industry is highly dependent on the quality and popularity of films being produced by film production companies both in the United States and overseas; a slowdown in movie production or decrease in the appeal of films being produced can negatively impact the value of a theater property. The theater industry is also subject to competitive distribution channels. These competitive distribution channels include:

                                  o  cable and satellite television;

                                  o  videotape and videodisk sales and rentals;
                                     and

                                  o  electronic distribution via the internet.


RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT        Twelve (12) mortgaged properties, securing
BUSINESSES OR CHANGES IN          mortgage loans that represent 25.83% of the
DEMOGRAPHIC CONDITIONS COULD      initial pool balance, are office properties.
ADVERSELY AFFECT THE VALUE AND    Economic decline in the businesses operated by
CASH FLOW FROM OFFICE PROPERTIES  the tenants of office properties may increase the likelihood that the tenants may be unable to pay their rent, which could result in realized losses on the mortgage loans that may be allocated to your class of certificates. A number of economic and demographic factors may adversely affect the value of office properties, including:

                                  o  the quality of the tenants in the building;

                                  o the physical attributes of the building in relation to competing buildings;

                                  o  access to transportation;

                                  o  the availability of tax benefits;

                                  o in the case of medical office uses, access and proximity to ancillary demand generators such as hospitals and medical centers;

                                  o the strength and stability of businesses operated by the tenant or tenants;

                                  o  the desirability of the location for
                                     business; and

                                  o the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

                                  These risks may be increased if rental revenue depends on a single tenant, on a few tenants, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. Three (3) mortgaged properties, securing mortgage loans which together represent 5.60% of the initial pool balance, are single-tenant office properties. For a description of risk factors relating to properties with tenant concentrations, see "--Losses may be caused by tenant credit risk on the mortgage loans" and "--Tenant concentration entails risks because the financial condition of a single-tenant or a few tenants may adversely affect net cash flow" below.


COMPETITION WITH OTHER OFFICE     Competition from other office properties in
PROPERTIES COULD ALSO ADVERSELY   the same market could decrease occupancy or
AFFECT THE VALUE AND CASH FLOW    rental rates at office properties. Decreased
FROM OFFICE PROPERTIES            occupancy or rental revenues could result in
                                  realized losses on the mortgage loans that may be allocated to your class of certificates. A property's age, condition, design (such as floor sizes and layout), location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features) may affect the property's ability to compete with office properties in the same market.


RISKS PARTICULAR TO MULTIFAMILY
PROPERTIES:

REDUCTIONS IN OCCUPANCY AND       Eighteen (18) mortgaged properties, securing
RENT LEVELS ON MULTIFAMILY        mortgage loans that represent 11.02% of the
PROPERTIES COULD ADVERSELY        initial pool balance, are multifamily
AFFECT THEIR VALUE AND CASH FLOW  properties that are rented to residential tenants. A decrease in occupancy or rent
                                  levels at these properties could result in
                                  realized losses on the mortgage loans.
                                  Occupancy and rent levels at a multifamily
                                  property may be adversely affected by:

                                  o  local, regional or national economic
                                     conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments;

                                  o construction of additional housing units in the same market;

                                  o local military base or industrial/business closings;

                                  o  the tenant mix (such as tenants being
                                     predominantly students, military personnel, corporate tenants or employees of a particular business);

                                  o  developments at local colleges and
                                     universities;

                                  o  national, regional and local politics,
                                     including current or future rent
                                     stabilization and rent control laws and
                                     agreements;

                                  o  trends in the senior housing market;

                                  o the level of mortgage interest rates, which may encourage tenants in multifamily properties to purchase housing; and

                                  o a lack of amenities, unattractive physical attributes or bad reputation of the mortgaged property.

RESTRICTIONS IMPOSED ON           Tax credit, city, state and federal housing
MULTIFAMILY PROPERTIES BY         subsidies, rent stabilization, elder housing
GOVERNMENT PROGRAMS COULD ALSO    or similar programs may apply to multifamily
ADVERSELY AFFECT THEIR VALUE AND  properties. The limitations and restrictions
CASH FLOW                         imposed by these programs could result in
                                  realized losses on the mortgage loans that may be allocated to your class of certificates.
                                  These programs may include:

                                  o  rent limitations that could adversely
                                     affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                  o tenancy and tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                  The differences in rents between subsidized or supported properties and other multifamily properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.


RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:

REDUCTIONS IN ROOM RATES OR       Six (6) mortgaged properties, securing
OCCUPANCY AT A HOSPITALITY        mortgage loans that represent 7.80% of the
PROPERTY COULD ADVERSELY AFFECT   initial pool balance, are hospitality
ITS VALUE AND CASH FLOW           properties. A decrease in room rates or
                                  occupancy at a hospitality property could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors:

                                  o the proximity of a hospitality property to major population centers or attractions;

                                  o  adverse local, regional or national
                                     economic conditions or the existence or
                                     construction of competing hospitality
                                     properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

                                  o a hospitality property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs;

                                  o in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

                                  o limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

                                  The viability of hospitality properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

                                  In addition, air travel has been significantly reduced since the terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 and recent military action in Iraq and Afghanistan, which has had a negative effect on revenues for hospitality properties. See "--The effect on certificateholders of recent events in the United States is unclear" below.

RISKS ASSOCIATED WITH MIXED USE
AND OTHER PROPERTY TYPES:

SOME MORTGAGED PROPERTIES MAY     Two (2) mortgaged properties, securing
NOT BE READILY CONVERTIBLE TO     mortgage loans that represent 3.54% of the
ALTERNATIVE USES                  initial pool balance, are mixed use
                                  properties. Four (4) mortgage loans, which represent 1.48% of the initial pool balance, are secured by self-storage properties. One
                                  (1) mortgage loan, which represents 0.25% of the initial pool balance, is secured by a parking garage property. Due to their nature, these properties may have limited alternative uses. Substantial renovation may be required in order to convert such properties to an alternative use. Therefore, certificateholders may be adversely affected if such properties were to be converted to an alternative use.


RISKS PARTICULAR TO MANUFACTURED
HOUSING:


THE VALUE AND SUCCESSFUL          Three (3) mortgaged properties, which secure
OPERATION OF MANUFACTURED         mortgage loans that represent 2.92% of the
HOUSING PROPERTIES WILL BE        initial pool balance, are manufactured housing
AFFECTED BY VARIOUS FACTORS       properties. Many of the factors that affect
                                  the value of multifamily properties also apply to manufactured housing properties. In addition, manufactured housing properties are generally considered to be "special purpose" properties because they cannot readily be converted to general residential, retail or office use. Some states, in fact, regulate changes in the use of manufactured housing properties. For example, some states require the landlord of a manufactured housing property to notify its tenants in writing a substantial period of time before any proposed change in the use of the property. Therefore, if the operation of any manufactured housing property becomes unprofitable because of competition, the age of improvements or other factors and the borrower is unable to make the required payments under the related mortgage loan, the liquidation value of the mortgaged property may be substantially less than it would be if the property were readily adaptable to other uses and may be less than the amount owing on the mortgage loan.

RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:

CHANGES IN ECONOMIC AND           Three (3) mortgaged properties, securing
DEMOGRAPHIC CONDITIONS COULD      mortgage loans that represent 1.98% of the
ADVERSELY AFFECT THE VALUE AND    initial pool balance, are industrial
CASH FLOW FROM INDUSTRIAL         properties. Economic decline in the businesses
PROPERTIES                        operated by the tenants of industrial
                                  properties could result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                  These risks are similar to those of tenants of office properties. For a description of risk factors relating to properties with tenant concentrations, see "--Losses may be caused by tenant credit risk on the mortgage loans" and "--Tenant concentration entails risks because the financial condition of a single-tenant or a few tenants may adversely affect net cash flow" below.

                                  Site characteristics at industrial properties may impose restrictions that may limit the properties' suitability for tenants, affect the value of the properties and contribute to losses on the mortgage loans that may be allocated to your class of certificates. Site characteristics which affect the value of an industrial property include:

                                  o  clear heights;

                                  o  column spacing;

                                  o  number of bays and bay depths;

                                  o  truck turning radius;

                                  o  divisibility;

                                  o  zoning restrictions; and

                                  o  overall functionality and accessibility.

                                  An industrial property also requires
                                  availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.

                                  Properties used for industrial purposes may be more prone to environmental concerns than other property types. Increased environmental risks could adversely affect the value and cash flow from industrial properties. For a description of risk factors relating to environmental risks, see

                                  "--Adverse environmental conditions at a mortgaged property may reduce or delay your payments" above.


RISKS ASSOCIATED WITH TENANTS
GENERALLY:

LOSSES MAY BE CAUSED BY TENANT    Cash flow or value of a mortgaged property
CREDIT RISK ON THE MORTGAGE       could be reduced if tenants are unable to meet
LOANS                             their lease obligations or become insolvent.
                                  The inability of tenants to meet their
                                  obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                  If tenant sales in retail properties decline, rents based on sales will decline and certain tenants may have the option to terminate their leases if certain minimum sales targets are not met. Tenants may be unable to pay their rent or other occupancy costs as a result of poor cash flow due to sales declines or a reduction in the amount of the gross sales component of rent. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights. If a tenant terminates its lease, the borrower may be unable to find replacement tenants.

                                  If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


TENANT CONCENTRATION ENTAILS      In those cases where a mortgaged property is
RISKS BECAUSE THE FINANCIAL       leased to a single tenant, or is primarily
CONDITION OF A SINGLE TENANT OR   leased to one or a small number of major
A FEW TENANTS MAY ADVERSELY       tenants, deterioration in the financial
AFFECT NET CASH                   condition or a change in the plan of
                                  operations of those tenants can have a
                                  particularly significant effect on the net cash flow generated by the mortgaged property.
                                  If any major tenant defaults under, terminates or fails to renew its lease, the resulting adverse financial effect on the operation of the mortgaged property will be substantially greater than would otherwise be the case with respect to a property occupied by a large number of less significant tenants.

                                  Fifteen (15) of the mortgaged properties, securing mortgage loans that represent 7.37% of the initial pool balance, are single-tenant properties. In addition, retail, office or industrial properties also may be adversely affected if there is a concentration of tenants in a particular business or industry at any related property and that particular business or industry declines. These adverse financial effects could result in insufficient cash flow received by a borrower with respect to a mortgaged property which could, in turn, result in the inability of the borrower to make required payments on its mortgage loan, pay for maintenance and other operating expenses, fund capital improvements and pay other debtor obligations it may have.



LOSSES MAY BE CAUSED BY THE       The income from and market value of retail,
EXPIRATION OF, OR TENANT          office, multifamily and industrial properties
DEFAULTS ON, LEASES               would decline if leases expired or terminated,
                                  or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms. See "Annex A-1" to this prospectus supplement for information regarding the expiration of leased space for certain mortgaged properties.

                                  If leases are not renewed at all or are not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

                                  Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. In addition, a vacancy may result from the inability to relet space or the time necessary to prepare a space for a replacement tenant. Although many of the mortgage loans require the borrower to maintain escrows or other collateral for leasing expenses, there is no guarantee that these reserves will be sufficient. See "--Leases at certain properties contain early termination or surrender provisions that could reduce cash flow from tenants" and "Annex A-1--Characteristics of the Mortgage Loans--Certain Reserves" in this prospectus supplement for information regarding certain of these reserves.


LEASES AT CERTAIN PROPERTIES      Leases at certain mortgaged properties are
CONTAIN EARLY TERMINATION OR      subject to provisions which may entitle the
SURRENDER PROVISIONS THAT COULD   tenant to surrender a portion of the demised
REDUCE CASH FLOW FROM TENANTS     premises or terminate the lease prior to the
                                  expiration date of the lease. These provisions may affect cash flow from tenants and affect a borrower's ability to make its mortgage loan payments.


TENANT BANKRUPTCY ENTAILS RISKS   Certain tenants at some of the mortgaged
                                  properties may have been, may be or may in the future become a party to a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, such as an anchor tenant, or a number of smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan.
                                  See "Legal Aspects of Mortgage Loans" in the prospectus.

RISKS ASSOCIATED WITH MORTGAGE
LOANS AND MORTGAGED PROPERTIES
GENERALLY

LOSSES MAY BE CAUSED BY           Losses may be realized on the mortgage loans
INADEQUATE PROPERTY MANAGEMENT    that may be allocated to your class of
                                  certificates if property management is
                                  inadequate. Property managers are normally responsible for the following activities:

                                  o  responding to changes in the local market;

                                  o  planning and implementing the rental
                                     structure, including establishing levels of rent payments; and

                                  o  ensuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                  Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained.

                                  Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a property.


CONFLICTS OF INTEREST BETWEEN     Managers of mortgaged properties and the
PROPERTY MANAGERS AND OWNERS      borrowers may experience conflicts of interest
MAY RESULT IN LOSSES              in the management or ownership of mortgaged
                                  properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interest may exist because:

                                  o the mortgaged properties may be managed by property managers affiliated with the borrowers;

                                  o the mortgaged properties may be managed by property managers who also manage other properties that compete with the mortgaged properties; and

                                  o  affiliates of the managers or the
                                     borrowers, or the managers or the borrowers or both, may also develop or own other properties, including competing properties.

LOSSES MAY RESULT IF THE SPECIAL  An appraisal was conducted for each mortgaged
SERVICER IS UNABLE TO SELL A      property in connection with the origination of
MORTGAGED PROPERTY SECURING A     the related mortgage loan or thereafter, and
DEFAULTED MORTGAGE LOAN FOR ITS   the loan-to-value ratios as of the applicable
APPRAISED VALUE                   cut-off date referred to in this prospectus
                                  supplement are based on the appraisals. If the applicable special servicer forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

                                  Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale on a subsequent date. If a borrower defaults on a mortgage loan, the applicable special servicer may be unable to sell the related mortgaged property for its appraised value.

                                  Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated. Information regarding the values of mortgaged properties available to the depositor as of the applicable cut-off date is presented in this prospectus supplement for illustrative purposes only.


ADDITIONAL SECURED DEBT ON THE    Other than six (6) of the mortgaged
MORTGAGED PROPERTY MAY INCREASE   properties, securing 24.90% of the initial
REALIZED LOSSES ALLOCATED TO      pool balance, no seller is aware of any
YOUR CERTIFICATES                 mortgaged properties that are encumbered by
                                  subordinate debt that is not part of the mortgage pool with respect to any loans it is selling to the depositor. See "Description of the Mortgage Pool--Secured Subordinate
                                  Financing," "--The 111 Eighth Avenue Whole
                                  Loan," "--The 731 Lexington Avenue-Bloomberg
                                  Headquarters Whole Loan," "--The Military
                                  Circle Whole Loan" and "--The

                                  Providence Biltmore Hotel Whole Loan" in this prospectus supplement. Additionally, the respective mortgaged properties that secure the 111 Eighth Avenue Loan, which represents 9.16% of the initial pool balance, the Jersey Gardens Loan, which represents 9.08% of the initial pool balance, the 731 Lexington Avenue-Bloomberg Headquarters Loan, which represents 5.35% of the initial pool balance, and the Two Gateway Center Loan, which represents 5.33% of the initial pool balance, are encumbered by pari passu debt that is not part of the mortgage pool. See "Description of the Mortgage Pool--The 111 Eighth Avenue Whole Loan," "--The Jersey Gardens Whole Loan," "--The 731 Lexington Avenue-Bloomberg Headquarters Whole Loan" and "--The Two Gateway Center Whole Loan" in this prospectus supplement.

                                  The existence of such subordinate and pari passu indebtedness, and the enforcement by a holder of such debt of such holder's interest in the related mortgage property, may adversely affect the borrower's financial viability or the enforcement of the trust's interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. The borrower's financial viability or the enforcement of the trust's security interest could be adversely affected by subordinate or pari passu financing because:

                                  o refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

                                  o reduced cash flow could result in deferred maintenance; and

                                  o if the borrower defaults after the holder of the pari passu debt or the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the mortgaged property could be delayed.

                                  All other mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults.


MEZZANINE DEBT SECURED BY         Two (2) of the mortgage loans, which represent
EQUITY IN THE BORROWER AND ANY    0.79% of the initial pool balance, permit
UNSECURED SUBORDINATE FINANCING   mezzanine debt in the future. See "Description
MAY INCREASE RISKS                of the Mortgage Pool--Unsecured Subordinate
                                  Financing and Mezzanine Financing" in this prospectus supplement. Furthermore, any mortgage loan made to a borrower that is not a single purpose entity may not restrict the parents of the borrower from incurring mezzanine debt. Any such indebtedness may be secured by a pledge of the equity interest in the related borrower. The existence of mezzanine indebtedness could adversely affect the financial viability of the applicable borrowers or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations.
                                  There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan.

                                  Certain of the borrowers under the mortgage loans have incurred, or may in the future incur, additional subordinated debt not secured by the related mortgaged property.

                                  Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. For a description of unsecured subordinate financing and mezzanine financing relating to the borrowers that own the mortgaged properties, see "Description of the Mortgage Pool-- Unsecured Subordinate Financing and Mezzanine Financing" in this prospectus supplement.

BORROWERS STRUCTURED AS           With respect to one (1) of the mortgage loans,
TENANTS-IN-COMMON STRUCTURE MAY   which represents 0.84% of the initial pool
CREATE MORE RISK                  balance, the related borrowers own the related
                                  mortgaged property as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all pooled mortgage loans are special purpose entities.


RELATED BORROWERS MAY MAKE        Some borrowers under the mortgage loans are
LOSSES ON THE MORTGAGE LOANS      affiliated or under common control with one
SEVERE                            MORE another. The mortgage pool includes three
                                  (3) groups of mortgage loans, which represent
                                  11.90% of the initial pool balance, made to affiliated or related borrowers. No one group of such mortgage loans represents more than 4.33% of the initial pool balance. When borrowers are related, any adverse circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

                                  For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty. Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of a borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Description of the Mortgage Pool--Related Borrowers and Mortgage Loans Collateralized by Multiple Properties" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


LOSSES COULD RESULT FROM          One (1) group of mortgage loans, which
LIMITATION ON ENFORCEABILITY OF   represents 1.01% of the initial pool balance,
CROSS-COLLATERALIZATION           includes mortgage loans that are
                                  cross-collateralized with each other. The borrowers under this group of cross-collateralized mortgage loans, identified by control numbers 27, 28, 29, 30, 31, 32, 33, 34, 35 and 36 on "Annex A-1" to
                                  this prospectus supplement, may terminate such cross-collateralization upon the satisfaction of certain conditions set forth in the related loan documents. See "Description of the Mortgage Pool--Related Borrowers,
                                  Cross-Collateralized Mortgage Loans and
                                  Mortgage Loans Collateralized by Multiple
                                  Properties." Cross-collateralization
                                  arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

                                  Generally, under federal and most state
                                  fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

                                  o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

                                  o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

                                  The additional security provided by
                                  cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance.

                                  If a creditor were to successfully assert a fraudulent conveyance claim, it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus and "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties" in this prospectus supplement.


TAX CONSIDERATIONS RELATED TO     Payment of taxes on any net income from
FORECLOSURE MAY REDUCE PAYMENTS   "foreclosure property" acquired by the trust
TO CERTIFICATEHOLDERS             will reduce the net proceeds available for
                                  distribution to certificateholders. If the trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered
                                  "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered
                                  "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property," other than qualifying
                                  "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.


STATE LAW LIMITATIONS ON          Some jurisdictions, including California, have
REMEDIES MAY REDUCE PAYMENTS      laws that prohibit more than one "judicial
TO CERTIFICATEHOLDERS             action" to enforce a mortgage, and some courts
                                  have viewed the term "judicial action"
                                  broadly. The pooling and servicing agreement will require the special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In the case of mortgage loans which are secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties in states where the one "judicial action" rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See
                                  "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

                                  Because of these considerations, the ability of the special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer will be required to consider these factors in deciding which alternatives to pursue after a default.


BANKRUPTCY RULES MAY LIMIT THE    Operation of the federal bankruptcy code and
ABILITY OF A LENDER TO ENFORCE    related state laws may interfere with the
REMEDIES                          ability of a lender to foreclose upon a
                                  mortgaged property and to take other actions to enforce its remedies against the borrower or the mortgaged property. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit, the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code
                                  (11 U.S.C. 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.
                                  Pursuant to Section 363(e) of the Bankruptcy
                                  Code (11 U.S.C. 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy

                                  Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court. For a description of risks related to bankruptcy, see "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


INCREASES IN GROUND RENTS MAY     Four (4) mortgaged properties, securing
ADVERSELY AFFECT A BORROWER'S     mortgage loans which represent 3.63% of the
ABILITY TO MAKE PAYMENTS UNDER A  initial pool balance, consist solely of the
RELATED MORTGAGE LOAN AND CAUSE   borrower's leasehold interest under a ground
REALIZED LOSSES ON THE MORTGAGE   lease. Four (4) other mortgaged properties,
                                  securing mortgage loans which represent 23.66% of the initial pool balance, consist of a component that is the borrower's leasehold interest under a ground lease and a component that is the borrower's fee simple interest in the remaining portion of the mortgaged property.

                                  Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

                                  The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including renewals. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

                                  Each of the ground leases related to the mortgage loans that are not secured by the related fee interest, however, generally contains the following protections to mitigate this risk:

                                  o  It requires the lessor to give the
                                     leasehold mortgagee notice of lessee
                                     defaults and an opportunity to cure them.

                                  o  It permits the leasehold estate to be
                                     assigned to and by the leasehold mortgagee at and after a foreclosure sale.

                                  o  It contains certain other protective
                                     provisions typically included in a
                                     "mortgageable" ground lease.

                                  In originating the Military Circle Whole Loan, the lender received an estoppel certificate executed by only one of several individuals who held interests as landlords under the lease, although the borrower undertook to use reasonable efforts to obtain certificates from the other individuals, deposited funds with lender to be held until such certificates are delivered and the borrower and the guarantor of the borrower's recourse obligations under the Military Circle Whole Loan indemnified the lender against losses arising from the failure of any such individuals to deliver such certificates. See "Description of the Mortgage Pool--The Military Circle Whole Loan." In originating a mortgage loan secured in whole or in part by a borrower's leasehold interest under a ground lease, a lender may obtain an estoppel certificate from the landlord under the ground lease confirming, among other things, that the lease is not in default and that copies of all the relevant documents have been delivered to the lender.

                                  See "Description of the Mortgage Pool--Ground Leases" in this prospectus supplement.


BORROWERS MAY NOT FULLY CONTROL   In the case of condominiums, a board of
MORTGAGED PROPERTIES CONSISTING   managers has discretion to make decisions
OF COMMERCIAL CONDOMINIUM         affecting the condominium building and there
OWNERSHIP INTERESTS, WHICH MAY    is no assurance that the borrower under a
IMPAIR THE VALUE, SERVICING AND   mortgage loan secured by one or more interests
LIQUIDATION OF SUCH MORTGAGED     in that condominium will have any control over
PROPERTIES                        decisions made by the related board of
                                  managers. As a result, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance of that building, may have a significant impact on any mortgage loan secured by mortgaged properties consisting of such condominium interests. A borrower may not hold voting rights sufficient to control the decisions made by the board of managers.

                                  Due to the nature of condominiums, a default on the part of the borrowers with respect to such mortgaged real properties will not allow the trustee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by commercial property that is not a condominium.


YOUR PAYMENTS MAY BE REDUCED      Noncompliance with zoning and building codes
OR DELAYED IF ZONING AND          may cause the borrower to experience cash flow
BUILDING CODE NONCOMPLIANCE       delays and shortfalls. These delays or
ON THE MORTGAGED PROPERTIES       shortfalls in payments could result in
ADVERSELY AFFECTS THE ABILITY     realized losses in the mortgage loans that may
OF BORROWERS TO MAKE PAYMENTS     be allocated to your class of certificates.
ON THE MORTGAGE LOANS
                                  Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans sold by it are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements, zoning reports or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the applicable seller does not consider those defects known to it to be material. In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or to make principal and/or interest payments on the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.


CHANGES IN CONCENTRATIONS OF      As the mortgage loans are repaid, liquidated
BORROWERS, MORTGAGE LOANS OR      or repurchased, the characteristics of the
PROPERTY CHARACTERISTICS MAY      pool may vary. For example, the relative
INCREASE THE LIKELIHOOD OF        concentrations of properties, geographic
LOSSES ON THE CERTIFICATES        location, property characteristics and number
                                  of borrowers and affiliated borrowers may change. Classes that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.


INCREASE IN REAL ESTATE TAXES     Certain of the mortgaged properties securing
DUE TO TERMINATION OF A PILOT     the mortgage loans have or may in the future
PROGRAM OR OTHER TAX ABATEMENT    have the benefit of reduced real estate taxes
ARRANGEMENTS MAY REDUCE           in connection with a local government program
PAYMENTS TO CERTIFICATEHOLDERS    of payment in lieu of taxes (such programs are
                                  known as PILOT programs) or other tax
                                  abatement arrangements. If such programs were to be terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that such programs will continue for the duration of the related mortgage loan.


COMPLIANCE WITH THE AMERICANS     If a borrower were required to pay expenses
WITH DISABILITIES ACT MAY REDUCE  and fines imposed by the Americans with
PAYMENTS TO CERTIFICATEHOLDERS    Disabilities Act of 1990, the amount available
                                  to make payments on its mortgage loan would be reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates.
                                  Under the Americans with Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance. Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY REDUCE PAYMENTS    Principals or affiliates of certain borrowers
TO CERTIFICATEHOLDERS             may have been involved in bankruptcy or
                                  similar proceedings or may have otherwise been parties to real estate-related or other litigation. Such legal proceedings may be pending and, from time to time, threatened, against the borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business. This litigation could have a material adverse effect on the distributions to certificateholders.


RISKS RELATING TO ENFORCEABILITY  Provisions requiring yield maintenance
OF YIELD MAINTENANCE CHARGES OR   charges, penalty charges or lockout periods
DEFEASANCE PROVISIONS MAY REDUCE  may not be enforceable in some states and
PAYMENTS TO CERTIFICATEHOLDERS    under federal bankruptcy law. Provisions
                                  requiring yield maintenance charges or penalty charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, there is no assurance that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, there is no assurance that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.
                                  Additionally, although the collateral
                                  substitution provisions related to defeasance do not have the same effect on the certificateholders as repayment, there is no assurance that a court would not allow those provisions to be deemed satisfied upon payment of a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.


THE EFFECT ON CERTIFICATEHOLDERS  On September 11, 2001, the United States was
OF RECENT EVENTS IN THE UNITED    subjected to multiple terrorist attacks which
STATES IS UNCLEAR                 resulted in considerable uncertainty in the
                                  world financial markets. The full impact of these events is not yet known, but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties.

                                  The terrorist attacks on the World Trade
                                  Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or
                                  (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "Recent Developments may Limit the Availability or Scope or Increase the Cost of Insurance Required by the Mortgage Loans" below. The terrorist attacks and the military conflict in Iraq may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hospitality mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflicts of any kind could have an adverse effect on the mortgaged properties.

                                  Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.


RECENT DEVELOPMENTS MAY LIMIT     The mortgage loans typically require the
THE AVAILABILITY OR SCOPE OR      borrowers to maintain hazard insurance
INCREASE THE COST OF INSURANCE    policies on the mortgaged properties as well
REQUIRED BY THE MORTGAGE LOANS    as comprehensive general liability and
                                  business interruption or rent loss insurance policies, except in certain instances where credit tenants are required to obtain this insurance or may self insure. These insurance policies are generally subject to periodic renewals during the term of the related mortgage loans and certain of the mortgage loans cap the amount that a borrower must spend on terrorism insurance, or otherwise do not require terrorism insurance if not available at commercially reasonable rates.

                                  The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to eliminate, or to indicate that they intend to eliminate, coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in insurance claims. The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation is equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts. The Terrorism Insurance Program required that each insurer, for policies in place prior to November 26, 2002, provide its insureds with a statement within 90 days after November 26, 2002, detailing the proposed premiums for terrorism coverage and identifying the portion of the risk that the federal government will cover. Insureds had 30 days to accept the continued coverage and pay the premium. If an insured did not pay the premium, insurance for acts of terrorism may be excluded from the policy. Subject to the foregoing, any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

                                  Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It is unclear what acts will fall under the purview of the Terrorism Insurance Program. Furthermore, because the Terrorism Insurance Program was only recently passed into law, there can be no assurance that it or any state legislation will substantially lower the cost of obtaining terrorism insurance. Finally, the Terrorism Insurance Program terminates on December 31, 2005. There can be no assurance that this temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended or that subsequent terrorism insurance legislation will be passed upon its expiration. To the extent that uninsured or underinsured casualty losses occur with respect to the mortgaged properties, losses on the mortgage loans may result.


CONDEMNATIONS OF MORTGAGED        From time to time, there may be condemnations
PROPERTIES MAY RESULT IN LOSSES   pending or threatened against one or more of
                                  the mortgaged properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of a condemnation will not have a negative impact upon distributions on your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in "Annex A" to this prospectus supplement.

     CALCULATIONS OF INTEREST

     All of the mortgage loans accrue interest at fixed interest rates on the basis of a 360-day year and the actual number of days elapsed and have a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months. Two (2) ARD loans, which represent 6.20% of the initial pool balance, will accrue interest at an increased rate if not repaid on or before their anticipated repayment dates.

     Eight (8) mortgage loans, which represent 20.12% of the initial pool balance, provide for payments of interest only for up to 24 payments, during which period no payments of principal are due. Two (2) of these mortgage loans, which represent 1.27% of the initial pool balance, provide for a constant interest-only payment through the interest-only period irrespective of the actual number of days in any interest period. One (1) mortgage loan, representing 2.03% of the initial pool balance, provides for monthly payments of interest-only for the entire term of the loan. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

     BALLOON LOANS

     Seventy-one (71) of the mortgage loans, which represent 93.32% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Seven (7) of these balloon loans, which represent approximately 14.76% of the initial pool balance, begin monthly payments of principal after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.

     ARD LOANS

     Two (2) mortgage loans, which represent approximately 6.20% of the initial pool balance, are ARD loans that provide for changes in the accrual of interest and the payment of principal as of the related anticipated repayment date. One
(1) of these ARD loans, which represents 5.35% of the initial pool balance, begins monthly payments of principal after an interest-only period. If the borrower elects to prepay an ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If the borrower does not prepay an ARD loan on or before its anticipated repayment date, such ARD loan will bear interest at an increased rate that will be a fixed rate per annum equal to the mortgage rate plus a percentage per annum specified in the related mortgage loan documents.

     Beginning on its anticipated repayment date, excess interest or interest accrued on the ARD loan at the excess of the increased rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of such ARD loan has been reduced to zero. If the borrower does not prepay an ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses, will be applied to the payment of principal on such ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

     The failure to pay excess interest will not constitute a default under an ARD loan before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the increased rate. Any excess interest received on the ARD loans will be distributed to the holders of the Class Q certificates.

     AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans, the mortgage pool includes one (1) fully amortizing mortgage loan, which represents 0.48% of the initial pool balance.

     DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. All but three (3) of the mortgage loans, which represent 11.04% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the first day of each month. One (1) of the mortgage loans, which represents 1.55% of the initial pool balance, provides for scheduled monthly payments of principal or interest or both to be due on the fifth day of each month. Two (2) of the mortgage loans, which represent 9.49% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the eighth day of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     None of the mortgage loans provide for a grace period for the payment of monthly payments of more than ten (10) days.

     DEFEASANCE

     Seventy-one (71) of the mortgage loans, which represent 97.52% of the initial pool balance, provide that after a specified defeasance lockout period, if no default exists under the mortgage loan, the borrower may obtain a release of one or more of the mortgaged properties from the lien of the related mortgage through the exercise of a defeasance option. The defeasance lockout period is at least two years after the closing date. Exercise of a defeasance option is subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

     (1)  pays on any due date,

          o all interest accrued and unpaid on the principal balance of the mortgage loan to and including that due date,

          o all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

          o    any costs and expenses related to the release.

     (2)  delivers or pledges defeasance collateral to the trustee,

          o that consists of "government securities" as defined under the Investment Company Act of 1940, and

          o    that provides payments:

          o on or before all successive scheduled payment dates from that due date to the related maturity date (or, in some cases to the beginning of an open period (generally, two to seven months) prior to the related maturity date, or the end of the lockout period) or anticipated repayment date in the case of the ARD loans, and

          o in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property.

     (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

     The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.

     PREPAYMENT PROVISIONS

     All of the mortgage loans prohibit voluntary principal prepayments at any time except during an open period following the expiration of a specified period of time after its respective date of origination and the defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium or yield maintenance charge, as applicable. See "Annex A-1" to this prospectus supplement for information regarding the lockout and defeasance periods for each mortgage loan.

     Any prepayment premiums or yield maintenance charges actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions" and "--Distributions of Prepayment Premiums or Yield Maintenance Charges" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium or yield maintenance charge upon a prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium or yield maintenance charge with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and fees and unpaid principal and interest before being applied to cover any prepayment premium or yield maintenance charge due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or yield maintenance charge or as to the collectibility of any prepayment premium. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium or yield maintenance charge will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium or yield maintenance charge will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium or yield maintenance charge will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the holder of certificates representing the greatest percentage interest in the controlling class, the special servicer, any mortgage loan seller or the depositor. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions," "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.

     RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES

     The mortgage pool includes three (3) groups of mortgage loans, which represent 11.90% of the initial pool balance, made to affiliated or related borrowers.

     Two (2) mortgage loans, other than the cross-collateralized mortgage loans, which represent 3.17% of the initial pool balance, are each secured by one mortgage encumbering multiple mortgaged properties. Because of this, the total number of mortgage loans in the mortgage pool, is seventy-four (74) while the total number of mortgaged properties in the mortgage pool is eighty-three (83). In most cases, this prospectus supplement treats a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when this prospectus supplement describes the geographic concentration and property type distribution of the mortgage pool, this prospectus supplement treats these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount.

     THE 111 EIGHTH AVENUE WHOLE LOAN

     The 111 Eighth Avenue Loan, which has an outstanding principal balance as of the cut-off date of $85,500,000 representing 9.16% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with the 111 Eighth Avenue Companion Loans that have outstanding principal balances as of the cut-off date of $149,500,000, $80,000,000, $75,000,000 and
$60,000,000, respectively. The 111 Eighth Avenue B Notes, each with an outstanding principal balance as of the cut-off date of $25,000,000, are subordinate in right of payment to the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans. The 111 Eighth Avenue Companion Loans have the same interest rate as the 111 Eighth Avenue Loan. In addition, each of the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans has the same maturity date and amortization term.

     Only the 111 Eighth Avenue Loan is included in the trust. The 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes are not included in the trust. One of the 111 Eighth Avenue Companion Loans, with an outstanding principal balance of $149,500,000, and one of the 111 Eighth Avenue B Notes, with an outstanding principal balance of $25,000,000, are owned by the GCCFC 2004-GG1 Trust. One of the 111 Eighth Avenue Companion Loans, with an outstanding principal balance of $60,000,000 is owned by the trust fund relating to the Morgan Stanley Capital I Trust 2004-IQ7 Commercial Mortgage Pass-Through Certificates, Series 2004-IQ7 securitization. The other 111 Eighth Avenue Companion Loans are owned by Morgan Stanley Mortgage Capital Inc. or Greenwich Capital Financial Products, Inc. and have an aggregate outstanding principal balance of $155,000,000. The other 111 Eighth Avenue B Note, with an outstanding principal balance of $25,000,000 as of the cut-off date, is owned by a banking institution that is unaffiliated with the mortgage loan seller.

     For the purpose of the information presented in this prospectus supplement with respect to the 111 Eighth Avenue Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans, but not the 111 Eighth Avenue B Notes.

     General. The 111 Eighth Avenue Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes will be serviced pursuant to the terms of the GCCFC 2004-GG1 Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the 111 Eighth Avenue Loan, the 111 Eighth Avenue Loan Companion Loans or the 111 Eighth Avenue B Notes will be effected in accordance with the GCCFC 2004-GG1 Pooling and Servicing Agreement). The GCCFC 2004-GG1 Master Servicer will be required to make (i) P&I advances on the 111 Eighth Avenue Loan (and if the GCCFC 2004 GG1 Master Servicer fails to make such required P&I advance with respect to the 111 Eighth Avenue Loan, the master servicer will be required to make such P&I advance and if the master servicer fails to make such required P&I advance the trustee will be required to make such P&I advance and if the trustee fails to make such required P&I advance the fiscal agent will be required to make such P&I advance) unless the GCCFC 2004 GG1 Master Servicer or the master servicer, as applicable, determines that such an advance would not be recoverable from collections on the 111 Eighth Avenue Loan and (ii) servicing advances on the 111 Eighth Avenue Whole Loan unless the GCCFC 2004-GG1 Master Servicer determines that such an advance would not be recoverable from collections on the 111 Eighth Avenue Whole Loan.

     Distributions. The holders of the 111 Eighth Avenue Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the 111 Eighth Avenue Whole Loan and provides, in general, that:

     o the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any of the others;

     o all payments, proceeds and other recoveries on or in respect of the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans will be applied to the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GCCFC 2004-GG1 Master Servicer, the GCCFC 2004-GG1 Special Servicer, the trustee and fiscal agent under the GCCFC 2004-GG1 Pooling and Servicing Agreement, and any other party making back-up advances for any such party, in accordance with the terms of the GCCFC 2004-GG1 Pooling and Servicing Agreement);

     o prior to either (i) a monetary event of default with respect to the 111 Eighth Avenue Whole Loan or (ii) a material non-monetary event of default with respect to the 111 Eighth Avenue Whole Loan, each of the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans will receive interest due and its pro rata share of principal with respect to such 111 Eighth Avenue Loan or 111 Eighth Avenue Companion Loans prior to payment of interest due and the pro rata share of principal with respect to the 111 Eighth Avenue B Notes and subsequent to the events described in clauses (i) and (ii) above, each of the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans are senior in right of payment to the 111 Eighth Avenue B Notes, such that all amounts received in respect of the 111 Eighth Avenue Whole Loan will be used to pay, first, interest on the 111 Eighth Avenue Loan and 111 Eighth Avenue Companion Loans, second, principal of the 111 Eighth Avenue Loan and 111 Eighth Avenue Companion Loans until their principal balance is reduced to zero, third, interest on the 111 Eighth Avenue B Notes, and fourth, principal of the 111 Eighth Avenue B Notes until their principal balance is reduced to zero;

     o the related intercreditor agreement also permits Morgan Stanley Mortgage Capital Inc. or Greenwich Capital Financial Products, Inc. or their affiliates, as applicable, so long as it is the holder of one or more 111 Eighth Avenue Companion Loans, to reallocate the principal of such loans (to the extent so retained) among each other or to such new pari passu notes or to divide such retained loans into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being reallocated, provided, among other things, that the aggregate principal balance of all outstanding 111 Eighth Avenue Companion Loans held by such holder, Morgan Stanley Mortgage Capital Inc. or Greenwich Capital Financial Products, Inc., as applicable, and the new pari passu mortgage notes following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     Consultation and Consent. The related intercreditor agreement provides that the "directing holder" under the intercreditor agreement will be entitled to approve certain actions of the GCCFC 2004-GG1 Master Servicer and the GCCFC 2004-GG1 Special Servicer as described under "--Rights of the Holders of the 111 Eighth Avenue B Notes--Consultation and Consent" below.

     Sale of Defaulted Mortgage Loan. Under the GCCFC 2004-GG1 Pooling and Servicing Agreement, if the 111 Eighth Avenue Companion Loan that is owned by the

GCCFC 2004-GG1 Trust is subject to a fair value purchase option, then the majority certificateholder of the controlling class will have the option to purchase the 111 Eighth Avenue Loan at a price determined by the GCCFC 2004-GG1 Special Servicer under the GCCFC 2004-GG1 Pooling and Servicing Agreement. Such right will be subject to the purchase option of the holders of the 111 Eighth Avenue B Notes as described under "--Rights of the Holders of the 111 Eighth Avenue B Notes--Purchase Option" below.

     Appointment of Sub-servicer for the GCCFC 2004-GG1 Master Servicer. If any event of default on the part of the GCCFC 2004-GG1 Master Servicer occurs that affects the 111 Eighth Avenue Loan, the 111 Eighth Avenue Companion Loans or the 111 Eighth Avenue B Notes and the GCCFC 2004-GG1 Master Servicer is not otherwise terminated in accordance with the GCCFC 2004-GG1 Pooling and Servicing Agreement, or an event of default on the part of the GCCFC 2004-GG1 Master Servicer occurs that affects only one or more of the 111 Eighth Avenue Loan or the 111 Eighth Avenue Companion Loans (other than the 111 Eighth Avenue Companion Loan included in the GCCFC 2004-GG1 Trust) or any 111 Eighth Avenue B Note, the GCCFC 2004-GG1 Master Servicer may not be terminated, but, at the direction of the holder of the 111 Eighth Avenue Loan, any 111 Eighth Avenue Companion Loan or any 111 Eighth Avenue B Note, as applicable, the GCCFC 2004-GG1 Trustee will require the GCCFC 2004-GG1 Master Servicer to appoint, within 30 days of such trustee's request, a sub-servicer (or, if the 111 Eighth Avenue Whole Loan is currently being sub-serviced, to replace, within 30 days of the such trustee's request, the then current sub-servicer with a new sub-servicer) with respect to the 111 Eighth Avenue Whole Loan.

     Termination of the GCCFC 2004-GG1 Special Servicer. Pursuant to the GCCFC 2004-GG1 Pooling and Servicing Agreement, the holder of more than 50% of the controlling class of the certificates issued pursuant to the GCCFC 2004-GG1 Pooling and Servicing Agreement will have the right to replace the GCCFC-2004 GG1 Special Servicer without cause; however, if a control appraisal event has not occurred, such replacement must be approved in writing by each holder of a 111 Eighth Avenue B Note (which, with respect to the 111 Eighth Avenue B Note deposited into the GCCFC 2004-GG1 Trust, may be a majority in principal balance of a class of certificates issued pursuant to the GCCFC 2004-GG1 Pooling and Servicing Agreement).

     In addition, if a control appraisal event has not occurred, upon an event of default of the GCCFC 2004-GG1 Special Servicer, if the GCCFC 2004-GG1 Special Servicer is not otherwise terminated, either holder of a 111 Eighth Avenue B Note may terminate the GCCFC 2004-GG1 Special Servicer with respect to the 111 Eighth Avenue Whole Loan and replace it with a special servicer that has been approved in writing by the holders of both 111 Eighth Avenue B Notes. Any replacement special servicer appointed as provided in this paragraph may be replaced as provided in the preceding paragraph.

     RIGHTS OF THE HOLDERS OF THE 111 EIGHTH AVENUE B NOTES

     Consultation and Consent. The related intercreditor agreement provides that the "directing holder" under the intercreditor agreement will be entitled to approve any of the following proposed actions and neither the GCCFC 2004-GG1 Master Servicer nor the GCCFC 2004-GG1 Special Servicer will be permitted to take any of the following proposed actions with respect to the 111 Eighth Avenue Whole Loan unless and until (i) either the GCCFC 2004-GG1 Master Servicer or the GCCFC 2004-GG1 Special Servicer, as applicable, has notified the directing holder in writing of such proposed actions and the directing holder fails to either approve or reject such action within five (5) business days after receipt of such notice and having been provided with all reasonably requested information with respect to the proposed actions and (ii) the GCCFC 2004-GG1 Special Servicer has notified the directing holder in writing of such proposed action a second time and the directing holder fails to either approve or reject the proposed action within five (5) business days after receipt of the second notice; provided, however, that the directing holder will be deemed to have approved such request if it fails to respond within such second five (5) business day period:

     (1) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the related mortgaged property securing the 111 Eighth Avenue Whole Loan if it is a specially serviced loan (in accordance with the terms of the GCCFC 2004-GG1 Pooling and Servicing Agreement) and has come into and continues in default;

     (2) any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term (including, without limitation, any material term relating to insurance and any prohibition of the incurrence of additional debt) of the 111 Eighth Avenue Whole Loan;

     (3) any proposed or actual sale of the mortgaged property after it becomes an "REO property" as defined in the GCCFC 2004-GG1 Pooling and Servicing Agreement (other than in connection with a termination of the GCCFC 2004-GG1 Trust) for less than the "purchase price" as defined in the 2004-GG1 Pooling and Servicing Agreement;

     (4) any acceptance of a discounted payoff of the 111 Eighth Avenue Whole Loan;

     (5) any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

     (6) any release of collateral for the 111 Eighth Avenue Whole Loan or any release of a borrower (other than in accordance with the terms of (with no material discretion by the mortgagee), or upon satisfaction of, the 111 Eighth Avenue Whole Loan);

     (7) any acceptance of substitute or additional collateral for the 111 Eighth Avenue Whole Loan (other than in accordance with the terms of the 111 Eighth Avenue Whole Loan (with no material discretion by the mortgagee));

     (8) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the 111 Eighth Avenue Whole Loan or consent to a transfer of the mortgaged property or interests in the related borrower (to the extent the lender has the right to consent to such transfer);

     (9) any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under the 111 Eighth Avenue Whole Loan;

     (10) any acceptance of a change in the property management company (provided that the unpaid principal balance of the 111 Eighth Avenue Whole Loan is greater than $5,000,000);

     (11) a determination by the GCCFC 2004-GG1 Special Servicer, or any successor special servicer that the 111 Eighth Avenue Whole Loan has become a specially serviced loan due to certain conditions with respect thereto;

     (12) any extensions of the maturity date of the 111 Eighth Avenue Whole Loan, which results in the remaining term of any related ground lease (together with extensions at the sole option of the lender) being less than 10 years beyond the amortization term of the 111 Eighth Avenue Whole Loan;

     (13) certain extensions by the 2004-GG1 Special Servicer, or any successor special servicer of the maturity date of the 111 Eighth Avenue Whole Loan (if it is a performing loan) pursuant to the relevant provision of the 2004-GG1 Pooling and Servicing Agreement;

     (14) any adoption or approval of a plan of bankruptcy or reorganization with respect to the borrower; and

     (15) the approval of a material capital expenditure that requires the approval of the mortgagee under the related loan documents.

     In addition, the directing holder may direct the GCCFC 2004-GG1 Special Servicer or any successor special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the 111 Eighth Avenue Whole Loan (if it is a specially serviced loan) that the directing holder may consider advisable.

     The holders of the 111 Eighth Avenue B Notes (which, with respect to the 111 Eighth Avenue B Note deposited into the GCCFC 2004-GG1 Trust, may be a majority in principal balance of a class of certificates issued pursuant to the GCCFC 2004-GG1 Pooling and Servicing Agreement) will, jointly, be the directing holder under the related intercreditor agreement, unless a control appraisal event occurs when the then initial aggregate principal balance of the 111 Eighth Avenue B Notes, minus the sum of (i) any principal payments allocated to and received on the 111 Eighth Avenue B Notes, (ii) the amount of any appraisal reductions allocable to the 111 Eighth Avenue Whole Loan allocated to the 111 Eighth Avenue B Notes and (iii) any "realized losses" (as defined in the GCCFC 2004-GG1 Pooling and Servicing Agreement) on the 111 Eighth Avenue Whole Loan allocated to the 111 Eighth Avenue B Notes, is less than 25% of the initial aggregate principal balance of the 111 Eighth Avenue B Notes. For so long as the holders of the 111 Eighth Avenue B Notes are the directing holder, if such parties are unable to agree with respect to any course of action, a third party operating adviser will make a final determination with respect to the proposed course of action and the time period in which a determination must be made will be extended an additional five (5) business days to provide additional time to such third party operating adviser. If no third party operating adviser has been appointed at any time when the 111 Eighth Avenue B Notes are the directing holder, an objection from either 111 Eighth Avenue B Note will be deemed an objection of the directing holder. At any time the holders of the 111

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Eighth Avenue B Notes are no longer the directing holder under the related intercreditor agreement, the rights described in the second preceding paragraph will shift to the holder of more than 50% of the then controlling class under the GCCFC 2004-GG1 Pooling and Servicing Agreement.

     The GCCFC 2004-GG1 Special Servicer is required to consult, on a non-binding basis, with the holder of greater than 50% of the interests in any of the 111 Eighth Avenue Loan, any 111 Eighth Avenue Companion Loan or any 111 Eighth Avenue B Note not held by the directing holder (excluding any interest held by the related borrower or an affiliate) with respect to: (i) the items set forth in the fourth preceding paragraph and (ii) with respect to any other items as to which the GCCFC 2004-GG1 Master Servicer or the GCCFC 2004-GG1 Special Servicer is required to consult the directing holder under the GCCFC 2004-GG1 Pooling and Servicing Agreement, to the extent such party may be affected thereby.

     Notwithstanding the foregoing, in the event that the GCCFC 2004-GG1 Master Servicer or the GCCFC 2004-GG1 Special Servicer, as the case may be, determines in accordance with the servicing standard set forth in the GCCFC 2004-GG1 Pooling and Servicing Agreement that immediate action is necessary to protect the interests of the holders of the 111 Eighth Avenue Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes (as a collective whole), the GCCFC 2004-GG1 Master Servicer or the GCCFC 2004-GG1 Special Servicer, as the case may be, may take any such action without waiting for the directing holder's response.

     Notwithstanding the foregoing, no advice, direction or objection from or by the directing holder or any other party, as contemplated above, may (and the GCCFC 2004-GG1 Master Servicer and the GCCFC 2004-GG1 Special Servicer will ignore and act without regard to any such advice, direction or objection that the GCCFC 2004-GG1 Master Servicer or the GCCFC 2004-GG1 Special Servicer has determined, in its reasonable, good faith judgment, would) require or cause the GCCFC 2004-GG1 Master Servicer or the GCCFC 2004-GG1 Special Servicer to violate applicable law, any provision of the intercreditor agreement, the related loan documents or the GCCFC 2004-GG1 Pooling and Servicing Agreement (including any REMIC provisions and the GCCFC 2004-GG1 Special Servicer's obligation to act in accordance with the servicing standard set forth therein), expose the GCCFC 2004-GG1 Master Servicer, the GCCFC 2004-GG1 Special Servicer, the trustee or fiscal agent under the GCCFC 2004-GG1 Pooling and Servicing Agreement or their officers, directors, employees or agents to any material claim, suit or liability, or materially expand the scope of the GCCFC 2004-GG1 Master Servicer's or the GCCFC 2004-GG1 Special Servicer's responsibilities under the GCCFC 2004-GG1 Pooling and Servicing Agreement.

     Cure Rights. Each of the holders of the 111 Eighth Avenue B Notes has the option to cure a monetary default within ten (10) days after the expiration of any related grace period or to cure a non-monetary default (other than a bankruptcy of the related borrower) within thirty (30) days after the expiration of any related grace period as long as such party is diligently proceeding with such cure, in each case subject to reimbursement of the holder of the 111 Eighth Avenue Loan or any 111 Eighth Avenue Companion Loan and the GCCFC 2004-GG1 Master Servicer or the GCCFC 2004-GG1 Special Servicer of all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against such person during the period from the time of such default until such cure is effected and, with respect to the cure of a monetary default, subject to certain time and occurrence limitations.

     Purchase Option. Each of the holders of the 111 Eighth Avenue B Notes has the option to purchase the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans (in whole but not in part) in the event that any payment of principal or interest on the 111 Eighth Avenue Whole Loan becomes 90 days or more delinquent, the 111 Eighth Avenue Whole Loan has been accelerated, the principal balance of the 111 Eighth Avenue Whole Loan is not paid at maturity, or the borrower files a petition for bankruptcy. The purchase price will generally equal the outstanding principal balance of the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans, together with accrued and unpaid interest thereon, any unreimbursed advances relating to the 111 Eighth Avenue Whole Loan, together with accrued and unpaid interest thereon, and any other additional expenses allocable to the 111 Eighth Avenue Whole Loan pursuant to the GCCFC 2004-GG1 Pooling and Servicing Agreement.

     Termination of the GCCFC 2004-GG1 Special Servicer. The GCCFC 2004-GG1 Special Servicer may only be terminated as described under "--The 111 Eighth Avenue Whole Loan--Termination of the GCCFC 2004-GG1Special Servicer" above.

     THE JERSEY GARDENS WHOLE LOAN

     The Jersey Gardens Loan, which has an outstanding principal balance as of the cut-off date of $84,800,199 representing 9.08% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with the Jersey Gardens Companion Loan, which is not included in the trust and has an outstanding principal balance as of the cut-off date of $79,822,730. The Jersey Gardens Companion Loan has the same interest rate as the Jersey Gardens Loan. In addition, each of the Jersey Gardens Loan and the Jersey Gardens Companion Loan has the same maturity date and amortization term.

     Only the Jersey Gardens Loan is included in the trust. The Jersey Gardens Companion Loan is owned by Morgan Stanley Mortgage Capital Inc., one of the mortgage loan sellers.

     For the purpose of the information presented in this prospectus supplement with respect to the Jersey Gardens Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Jersey Gardens Loan and the Jersey Gardens Companion Loan.

     General. The Jersey Gardens Loan and the Jersey Gardens Companion Loan will be serviced pursuant to the terms of the pooling and servicing agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Jersey Gardens Loan or the Jersey Gardens Companion Loan will be effected in accordance with the pooling and servicing agreement). The master servicer, the trustee or the fiscal agent, as applicable, will be required to make: (i) P&I advances on the Jersey Gardens Loan unless the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, determines that such an advance would not be recoverable from collections on the Jersey Gardens Loan and (ii) servicing advances on the Jersey Gardens Whole Loan unless the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, determines that such an advance would not be recoverable from collections on the Jersey Gardens Whole Loan.

     Distributions. The holders of the Jersey Gardens Loan and the Jersey Gardens Companion Loan have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the Jersey Gardens Whole Loan and provides, in general, that:

     o the Jersey Gardens Loan and the Jersey Gardens Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any of the others;

     o all payments, proceeds and other recoveries on or in respect of the Jersey Gardens Loan and the Jersey Gardens Companion Loan will be applied to the Jersey Gardens Loan and the Jersey Gardens Companion Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and fiscal agent, and any other service providers with respect to a Jersey Gardens Companion Loan, in accordance with the terms of the pooling and servicing agreement); and

     o the related intercreditor agreement also permits Morgan Stanley Mortgage Capital Inc., so long as it is the holder of the Jersey Gardens Companion Loan, to divide such retained loan into one or more "component" pari passu notes in the aggregate principal amount equal to the companion loan being reallocated, provided that, among other things, the aggregate principal balance of the outstanding Jersey Gardens Companion Loan held by Morgan Stanley Mortgage Capital Inc. and the new pari passu notes following such amendments are no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     Consultation and Consent. Upon transfer of the Jersey Gardens Companion Loan to a securitization, the special servicer will be required to consult with the special servicer appointed under the related subsequent pooling and servicing agreement (who shall consult with the majority certificateholder of the controlling class of the securitization trust holding the Jersey Gardens Companion Loan) with respect to any proposed action that requires approval of the majority certificateholder of the controlling class. Such subsequent special servicer (and subsequent majority certificateholder of the controlling class) will have two fifteen (15) business day periods to consult with the special servicer. If the subsequent special servicer and the special servicer are unable to agree on the appropriate course of action by the end of such review periods, then the special servicer shall decide, in accordance with the servicing standard, what course of action to follow. If the special servicer needs to take immediate action and cannot wait until all review periods set forth above expire, the special servicer shall decide in accordance with the servicing standard what course of action to take.

     Sale of Defaulted Mortgage Loan. Under the pooling and servicing agreement, if the Jersey Gardens Loan is subject to a fair value purchase option, the special servicer will be required to determine the purchase price for the Jersey Gardens Companion Loan. Each option holder specified in "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement will have an option to purchase the Jersey Gardens Loan. The holder of the Jersey Gardens Companion Loan (or its designee) will have an option to purchase the Jersey Gardens Companion Loan, at the purchase price determined by the special servicer under the pooling and servicing agreement.

     Termination of the Master Servicer or Special Servicer Generally.

     If an event of default under the pooling and servicing agreement occurs, is continuing and has not been remedied, the depositor or the trustee may, and upon written direction from the holders of at least 51% of all of the certificates issued pursuant to the pooling and servicing agreement or, to the extent that it is affected by such event of default, a holder of the Jersey Gardens Companion Loan, the trustee will terminate the master servicer or special servicer with respect to the Jersey Gardens Whole Loan, as applicable, if such party is the defaulting party.

     THE MILITARY CIRCLE WHOLE LOAN

     The Military Circle Loan, which has an outstanding principal balance as of the cut-off date of $61,200,000 representing 6.55% of the initial pool balance, is secured by the same mortgaged property on a senior basis to the Military Circle B Note, which is not included in the trust and which has an outstanding principal balance as of the cut-off date of $6,800,000.

     Only the Military Circle Loan is included in the trust. The Military Circle B Note is currently owned by an affiliate of GACC, one of the mortgage loan sellers, and may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

     For the purpose of the information presented in this prospectus supplement with respect to the Military Circle Loan, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Military Circle Loan, but not the Military Circle B Note.

     General. The Military Circle Loan and the Military Circle B Note will be serviced pursuant to the pooling and servicing agreement. The master servicer or the trustee, as applicable, will be required to make advances with respect to monthly P&I payments on the Military Circle Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Military Circle Whole Loan. Neither the master servicer nor the trustee will be required to make P&I advances with respect to the Military Circle B Note. For more information regarding the servicing of the Military Circle Loan, see "Servicing of the Mortgage Loans--Servicing of the Military Circle Whole Loan" in this prospectus supplement.

     Distributions. The holders of the Military Circle Loan and the Military Circle B Note have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Military Circle Whole Loan and provides, in general, that:

     o prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default under the related loan documents that results in a transfer of the Military Circle Whole Loan to special servicing (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the Military Circle B Note, as described below):

          o the holder of the Military Circle B Note will generally be entitled to receive its scheduled interest payments after the holder of the Military Circle Loan receives its scheduled interest payments (other than default interest); and

          o the holders of the Military Circle Loan and the Military Circle B Note will be entitled to receive their respective scheduled, voluntary and involuntary payments of principal on a pro rata basis; and

          o upon the occurrence and continuance of a monetary event of default or material non-monetary event of default under the related loan documents that results in a transfer of the Military Circle Whole Loan to special servicing, so long as the holder of the Military Circle B Note is not exercising its cure rights or such cure rights have expired, the holder of the Military Circle B Note will not be entitled to receive payments of principal and interest until the holder of the Military Circle Loan receives all of its accrued scheduled interest (other than default interest) and outstanding principal in full.

     RIGHTS OF THE HOLDER OF THE MILITARY CIRCLE B NOTE

     Consultation and Consent. The related intercreditor agreement and the pooling and servicing agreement provide the holder of the Military Circle B Note with certain consultation and consent rights. In general, consultation with, and the written approval of, the holder of the Military Circle B Note (which approval may be withheld in its sole discretion) will be required for material approvals and certain other actions with respect to the Military Circle Whole Loan and related mortgaged property, including the following:

     o    any foreclosure upon the related mortgaged property;

     o any amendment or modification of any monetary term on material non-monetary term of the Military Circle Whole Loan;

     o    any release of collateral securing the Military Circle Whole Loan;

     o any acceptance of a discounted payoff of the Military Circle Whole Loan; and

     o    any waiver of a "due-on-sale" or "due-on encumbrance" clause.

     The consent and consultation rights of the holder of the Military Circle B Note will generally be eliminated if:

     o all appraisal reduction amounts and realized losses allocated to the Military Circle B Note after the cut-off date specified in the intercreditor agreement reduce the outstanding principal balance of the Military Circle B Note below 25% of (x) the initial principal balance of the Military Circle B Note minus (y) any payments of principal (whether as principal prepayments or otherwise) allocated to the Military Circle B Note after the cut-off date specified in the intercreditor agreement, or

     o the holder of the Military Circle B Note is an affiliate of the related borrower.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the master servicer or the special servicer by the holder of the Military Circle B Note, in no event will the master servicer or the special servicer be required to take any action on refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the pooling and servicing agreement, violate the REMIC provisions on violate any other provisions of the pooling and servicing agreement on the related mortgage loan documents.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the pooling and servicing agreement will always retain the right to consult with the master servicer and the special servicer regarding the Military Circle Whole Loan.

     Cure Rights. The holder of the Military Circle B Note generally will have the right under the Military Circle Whole Loan to cure any monetary event of default and any non-monetary event of default that is capable of being cured within thirty (30) days. These cure rights, including the right of the holder of the Military Circle B Note to cause a delay in the transfer of the Military Circle Whole Loan to special servicing under the pooling and servicing agreement, are subject to the limitation that there be no more than an aggregate of six cures or special servicing delays in any twelve (12) calendar month period. So long as the holder of the Military Circle B Note is exercising its cure rights, neither the master servicer nor the special servicer will be permitted to (i) accelerate the Military Circle Whole Loan, (ii) treat such event of default as such for purposes of transferring the Military Circle Whole Loan to special servicing, or (iii) commence foreclosure proceedings. The holder of the Military Circle B Note will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Purchase Option. The holder of the Military Circle B Note has the option of purchasing the Military Circle Loan from the trust at any time after the Military Circle Whole Loan becomes a specially serviced mortgage loan under the pooling and servicing agreement as a result of an event that constitutes an event of default under the Military Circle Whole Loan. Notwithstanding the foregoing, no such purchase option may be exercised if a foreclosure or comparable conversion of the related mortgaged property has occurred.

     The purchase price required to be paid by the holder of the Military Circle B Note will generally equal the outstanding principal balance of the Military Circle Loan, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the Military Circle Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the Military Circle B Note's purchase, a 1% liquidation fee.

     Termination of the Special Servicer. So long as the holder of the Military Circle B Note retains its consultation and consent rights as described above, the holder of the Military Circle B Note is permitted to terminate, at its expense, the special servicer solely with respect to the Military Circle Whole Loan at any time, with on without cause, and to appoint a replacement special servicer for the Military Circle Whole Loan, subject to satisfaction of the conditions contained in the pooling and servicing agreement.

     THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS WHOLE LOAN

     The 731 Lexington Avenue--Bloomberg Headquarters Loan, which has an outstanding principal balance as of the cut-off date of $50,000,000 representing 5.35% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans that have outstanding principal balances as of the cut-off date of $125,000,000, $65,000,000, $74,000,000, and, in the case of one interest-only loan (which commences accruals only after the anticipated repayment date of 731 Lexington Avenue--Bloomberg Headquarters Whole Loan), a notional balance of $86,000,000, respectively. The 731 Lexington Avenue-Bloomberg Headquarters B Note, with an outstanding principal balance as of the cut-off date of $86,000,000, is subordinate in right of payment to the 731 Lexington-Avenue Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans. The 731 Lexington Avenue--Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans (other than the interest-only loan referred to above) have the same interest rate, maturity date and amortization term. The 731 Lexington Avenue--Bloomberg Headquarters B Note has the same maturity date and amortization term as the 731 Lexington Avenue--Bloomberg Headquarters Loan and 731 Lexington Avenue--Bloomberg Headquarters Companion Loans, but an interest rate of 5.21125%. Only the 731 Lexington Avenue--Bloomberg Headquarters Loan is included in the trust. The 731 Lexington Avenue--Bloomberg Headquarters Companion Loans and the 731 Lexington Avenue--Bloomberg Headquarters B Note are not assets of the trust.

     As of the cut-off date, the largest of the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans is owned by a trust fund created pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement. As of the cut-off date, it is anticipated that one of the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans will be owned by a trust fund created pursuant to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 commercial mortgage securitization. As of the Cut-off Date, the other two 731 Lexington Avenue--Bloomberg Headquarters Companion Loans are beneficially owned by GACC or an affiliate and may be sold at any time (subject to compliance with the related intercreditor agreement). The 731 Lexington Avenue--Bloomberg Headquarters B Note is currently held by 731 Funding LLC, an affiliate of the tenant at the related Mortgaged Property.

     General. The 731 Lexington Avenue--Bloomberg Headquarters Loan will be serviced pursuant to the terms of the COMM 2004-LNB3 Pooling and Servicing Agreement. However, P&I advances with respect to the 731 Lexington Avenue-- Bloomberg Headquarters Loan will be made by the master servicer, the trustee or fiscal agent, as applicable, as described in "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement. For more information regarding the servicing of the 731 Lexington Avenue--Bloomberg Headquarters Loan, see "Servicing of the

Mortgage Loans--Servicing of the 731 Lexington Avenue--Bloomberg Headquarters Whole Loan" in this prospectus supplement.

     Distributions. The holders of the 731 Lexington Avenue--Bloomberg Headquarters Loan, the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans and the 731 Lexington Avenue--Bloomberg Headquarters B Note entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the 731 Lexington Avenue--Bloomberg Headquarters Whole Loan. Pursuant to the terms of that intercreditor agreement:

     o if no monetary event of default, or a non-monetary event of default that results in a transfer of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan to special servicing, shall have occurred and be continuing (or if the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note has cured such event of default or, in the case of a non-monetary default, such event of default has not been cured but the holder of the 731 Lexington Avenue--Bloomberg Headquarters B Note is diligently pursuing a cure thereof, in each case in accordance with the terms of that intercreditor agreement and the COMM 2004-LNB3 Pooling and Servicing Agreement), (i) the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note will generally be entitled to receive its scheduled principal and interest payments after the holders of the 731 Lexington Avenue-Bloomberg Headquarters Loan and holders of the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans receive their scheduled principal (other than principal payments from excess cash flow required with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan after the 731 Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date (the "731 Lexington Avenue-Bloomberg Headquarters Additional Principal") and interest payments (other than default interest, prepayment premiums, and the excess of interest accrued on the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan at the interest rate applicable after the 731 Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date (other than default interest) over interest that would have accrued on the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan for such period at the interest rate applicable prior to the 731 Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date (the "731 Lexington Avenue-Bloomberg Headquarters Additional Interest") and after any advances in respect of the 731 Lexington Avenue-Bloomberg Headquarters Loan, the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans and the 731 Lexington Avenue-Bloomberg Headquarters B Note are repaid in full,
          (ii) the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note will generally be entitled to receive its 731 Lexington Avenue-Bloomberg Headquarters Additional Principal after the holders of the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans receive their 731 Lexington Avenue-Bloomberg Headquarters Additional Principal,
          (iii) the holders of the 731 Lexington Avenue-Bloomberg Headquarters Loan, the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans and the 731 Lexington

          Avenue-Bloomberg Headquarters B Note will generally be entitled to receive their respective unscheduled payments of principal on a pro rata basis, and (iv) the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note will generally be entitled to receive its 731 Lexington Avenue-Bloomberg Additional Interest after the holders of the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans receive their 731 Lexington Avenue-Bloomberg Additional Interest; and

     o if a monetary event of default or a non-monetary event of default that results in a transfer of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan to special servicing shall have occurred and be continuing (and has not been cured by the holder of the 731 Lexington Avenue--Bloomberg Headquarters B Note exercising its cure rights or, in the case of a non-monetary event of default, such event of default has not been cured within a specified time period and the holder of the 731 Lexington Avenue--Bloomberg Headquarters B Note is not diligently pursuing a cure thereof, in each case, in accordance with the terms of the related intercreditor agreement and the COMM 2004-LNB3 Pooling and Servicing Agreement), the holder of the 731 Lexington Avenue--Bloomberg Headquarters B Note will not be entitled to receive payments of principal and interest until the holders of the 731 Lexington Avenue--Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans receive all their respective accrued scheduled interest and outstanding principal in full.

     In addition, the holders of the 731 Lexington Avenue--Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans entered into a separate intercreditor agreement. Pursuant to the terms of that separate intercreditor agreement,

     o the 731 Lexington Avenue--Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other (except that one 731 Lexington Avenue--Bloomberg Headquarters Companion Loan is entitled to payments of interest only, based on an outstanding notional balance as of the cut-off date of $86,000,000, after the 731 Lexington Avenue--Bloomberg Headquarters anticipated repayment date); and

     o all payments, proceeds and other recoveries on or in respect of the 731 Lexington Avenue--Bloomberg Headquarters Loan and/or the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans (in each case, subject to the rights of the master servicer, the special servicer and the trustee under the COMM 2004-LNB3 Pooling and Servicing Agreement, the master servicer, the special servicer and the trustee under the pooling and servicing agreement, and any other service providers with respect to an 731 Lexington Avenue--Bloomberg Headquarters Companion Loan, to payments and reimbursements pursuant to and in accordance with the terms of the COMM 2004-LNB3 Pooling and Servicing Agreement) will be applied to the 731 Lexington

          Avenue--Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans on a pari passu basis according to their respective outstanding principal balances or in the case of the 731 Lexington Avenue--Bloomberg Headquarters Companion Loan, its outstanding notional balance.

     The related intercreditor agreements also permit GACC, so long as it is the holder of one or more 731 Lexington Avenue-Bloomberg Headquarters Companion Loans, to reallocate the principal of such mortgage loan or mortgage loans among each other (to the extent so retained) or to such new pari passu loans or to divide such mortgage loan or mortgage loans into one or more "component" pari passu loans in the aggregate principal amount equal to the then outstanding mortgage loan being reallocated, provided that the aggregate principal balance of all outstanding 731 Lexington Avenue-Bloomberg Headquarters Companion Loans held by GACC and the new pari passu mortgage loans following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     RIGHTS OF THE HOLDER OF THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS B NOTE

     Consultation and Consent. Unless a 731 Lexington Avenue-Bloomberg Headquarters change of control event (as described below) has occurred and is continuing, and provided the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is not an affiliate of the related borrower or, except as set forth below, an affiliate of the tenant at the related mortgaged property:
(i) the COMM 2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer, as the case may be, will be required to consult with the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note upon the occurrence of any event of default for the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan under the related mortgage loan documents, to consider alternative actions recommended by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note and to consult with the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note with respect to certain determinations made by the COMM 2004-LNB3 Special Servicer pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the COMM 2004-LNB3 Master Servicer and the COMM 2004-LNB3 Special Servicer will be required to consult with the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note (1) with respect to proposals to take any significant action with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan and the related mortgaged property and to consider alternative actions recommended by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related mortgaged property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the COMM 2004-LNB3 Master Servicer and the COMM 2004-LNB3 Special Servicer will be required to notify in writing the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note of any proposal to take any of such actions and to receive the written approval of the holder of the 731

Lexington Avenue-Bloomberg Headquarters B Note (which approval may be withheld in its sole discretion) with respect to:

     o any modification, amendment or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, or a deferral or forgiveness of interest on or principal of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, a modification or waiver of any other monetary term of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring all or any material portion of the related mortgaged property or the equity interests in the related borrower;

     o any modification or amendment of, or waiver with respect to, the related mortgage loan documents that would result in a discounted pay-off of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan;


     o any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the related Mortgaged Property or any acquisition of the related mortgaged property by deed in lieu of foreclosure;

     o any proposed or actual sale of the related mortgaged property or any related REO property;

     o any proposed or actual sale of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan (other than in connection with exercise of the fair value purchase option and the termination of the trust fund pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement) or the provisions of the related intercreditor agreement;

     o any release of the related borrower, any guarantor or other obligor from liability;

     o any determination not to enforce a "due-on-sale" clause and/or "due-on-encumbrance" clause;

     o any action to bring the related mortgaged property, or related REO property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

     o any substitution or release of collateral or acceptance of additional collateral for the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, including the release of additional collateral (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

     o any termination or consent to termination of the property manager of the related mortgaged property;

     o    any adoption or approval of a plan in a bankruptcy of the borrower;

     o any consent to a new lease or material lease modification or material amendment to the condominium declaration for the related mortgaged property; or

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

     A 731 Lexington Avenue-Bloomberg Headquarters change of control event will be deemed to have occurred and be continuing if the initial principal balance of the 731 Lexington Avenue-Bloomberg Headquarters B Note, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to the 731 Lexington Avenue-Bloomberg Headquarters B Note and appraisal reduction amounts and any realized losses allocated to the 731 Lexington Avenue-Bloomberg Headquarters B Note, is less than 25% of the initial principal balance of the 731 Lexington Avenue-Bloomberg Headquarters B Note, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to the 731 Lexington Avenue-Bloomberg Headquarters B Note.

     Notwithstanding the foregoing, pursuant to the provisions of the related intercreditor agreement, while the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is a tenant affiliate, it will not have certain of the consent rights described above during a tenant default period. A tenant default period means any period of time during:

     o the continuation of a material default or event of default under the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan where such material default or event of default was in any way related to an event of default under the tenant's lease, or otherwise resulted from collusive activity between the related borrower and the tenant, or the inaction or action of the tenant (including, without limitation, any rightful exercise of set off, abatement or termination rights under the tenant's lease), or

    o    the continuation of an event of default under the tenant's lease.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the COMM 2004-LNB3 Special Servicer or the COMM 2004-LNB3 Master Servicer by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note or the noteholders then holding a majority of the outstanding principal balance of holders of the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans, as applicable, in no event will the COMM 2004-LNB3 Special Servicer or the COMM 2004-LNB3 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the COMM 2004-LNB3 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the COMM 2004-LNB3 Pooling and Servicing Agreement or the related mortgage loan documents.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the COMM 2004-LNB3 Pooling and Servicing Agreement, the majority certificateholder of the controlling class and the holders of the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans (or their designees) will always have the right to consult with the COMM 2004-LNB3 Master Servicer and the COMM 2004-LNB3 Special Servicer regarding the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan.

     During the occurrence and continuation of a 731 Lexington Avenue-Bloomberg Headquarters change of control event or a tenant default period (if the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is a tenant affiliate), any decision to be made with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan which requires the approval of the majority of holders of the then controlling class of a securitization or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the 731 Lexington Avenue--Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans (or their designees) then holding a majority of the outstanding principal balance of the 731 Lexington Avenue--Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans. If the holders of the 731 Lexington Avenue--Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans then holding a majority of the outstanding principal balance of the 731 Lexington Avenue--Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans are not able to agree on a course of action that satisfies the servicing standard under the COMM 2004-LNB3 Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the COMM 2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer, as applicable, the majority certificateholder of the controlling class under the COMM 2004-LNB3 Pooling and Servicing Agreement will be entitled to direct the COMM 2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM 2004-LNB3 Pooling and Servicing Agreement (including that such action does not violate the servicing standard or another provision of the COMM 2004-LNB3 Pooling and Servicing Agreement, the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan or any applicable REMIC provisions), and the COMM 2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the COMM 2004-LNB3 Pooling and Servicing Agreement. For purposes of the foregoing, the majority certificateholder of the controlling class will be entitled to exercise the rights described in this paragraph with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, resulting in a monetary event of default, or a non-monetary event of default exists that results in a 731 Lexington servicing transfer event that is capable of being cured within thirty (30) days, the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note will have the right to cure such event of default (each such cure, a cure event) subject to certain limitations set forth in the related intercreditor agreement; provided that the right of the holder of the 731 Lexington Avenue-Bloomberg Headquarters B

Note to effect a cure event or cause a delay in the transfer of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan to special servicing is subject to the limitation that there be no more than three consecutive cure events or special servicing delays, in any combination and no more than an aggregate of six cure events or special servicing delays in any twelve calendar month period. So long as the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is exercising its cure right, neither the COMM 2004-LNB3 Master Servicer nor the COMM 2004-LNB3 Special Servicer will be permitted to:

     o    accelerate the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan,

     o treat such event of default as such for purposes of transferring the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan to special servicing, or

     o    commence foreclosure proceedings.

     The holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note will not be permitted to exercise any cure rights if it is an affiliate of the related borrower or, during any tenant default period, a tenant affiliate.

     Purchase Option. So long as no 731 Lexington Avenue-Bloomberg Headquarters change of control event exists, the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note has the option of purchasing the 731 Lexington Avenue-Bloomberg Headquarters Loan from the trust fund, together with the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans from their respective holders, at any time that an event of default that results in a transfer of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan to special servicing occurs, provided that no foreclosure or comparable conversion of the related mortgaged property has occurred; and provided further that the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is not an affiliate of the related borrower or, during a tenant default period, a tenant affiliate. The purchase price required to be paid by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note will generally equal the aggregate outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans, together with accrued and unpaid interest thereon (excluding default interest), any applicable yield maintenance premium, any unreimbursed advances, together with unreimbursed interest thereon, relating to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note's purchase, a 1% liquidation fee (which will be paid to the COMM 2004-LNB3 Special Servicer).

     Sale of Defaulted Mortgage Loan. Under the COMM 2004-LNB3 Pooling and Servicing Agreement, if the 731 Lexington Avenue-Bloomberg Headquarters Companion Loan that was deposited into the securitization created under that pooling and servicing agreement is subject to a fair value purchase option, then the majority certificateholder of the controlling class will be entitled to purchase the 731 Lexington Avenue-Bloomberg Headquarters Loan from the trust at the purchase price determined by the COMM 2004-LNB3 Special Servicer.

     Termination of the COMM 2004-LNB3 Master Servicer. If the 731 Lexington Avenue-Bloomberg Headquarters Loan is affected by the occurrence of an event of default with respect to the COMM 2004-LNB3 Master Servicer under the COMM 2004-LNB3 Pooling and Servicing Agreement, and the COMM 2004-LNB3 Master Servicer is not otherwise terminated, then the trustee (at the direction of certificateholders holding at least 25% of the certificate balance of the certificates) will be entitled to direct the COMM 2004-LNB3 Trustee to appoint a sub-servicer (or if the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan is being sub-serviced, to appoint a replacement sub-servicer) with respect to all of the rights and obligations of the COMM 2004-LNB3 Master Servicer under the COMM 2004-LNB3 Pooling and Servicing Agreement related to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan. Such sub-servicer will be selected by holders of a majority of the aggregate outstanding principal balance of the 731 Lexington Avenue--Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans (or such holders' designees). If such holders (or such holders' designees) are not able to agree on a sub-servicer (or if the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan is being sub-serviced, a replacement sub-servicer) within 60 days, then the majority certificateholder of the controlling class under the COMM 2004-LNB3 securitization will select the sub-servicer.

     Termination of the COMM 2004-LNB3 Special Servicer. So long as no control appraisal event exists with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note, unless such holder is an affiliate of the related borrower or a tenant affiliate, is permitted to terminate, at its expense, the COMM 2004-LNB3 Special Servicer for the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM 2004-LNB3 Pooling and Servicing Agreement. If a control appraisal event exists with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, or if the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is an affiliate of the related borrower or a tenant affiliate, the holders of the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans (or their designees) then holding a majority of the outstanding principal balance of the 731 Lexington Avenue--Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans will be entitled to exercise this right and if such holders (or such holders' designees) are not able to agree on such appointment and removal within 60 days after receipt of notice, then the majority certificateholder of the controlling class under the COMM 2004-LNB3 Pooling and Servicing Agreement will be entitled to appoint a replacement special servicer.

     THE TWO GATEWAY CENTER WHOLE LOAN

     The Two Gateway Center Loan, which has an outstanding principal balance as of the cut-off date of $49,762,760 representing 5.33% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with the Two Gateway Center Companion Loan, which is not included in the trust and has an outstanding principal balance as of the cut-off date of $49,762,760. The Two Gateway Center Companion

Loan has the same interest rate as the Two Gateway Center Loan. In addition, each of the Two Gateway Center Loan and the Two Gateway Center Companion Loan has the same maturity date and amortization term.

     Only the Two Gateway Center Loan is included in the trust. The Two Gateway Center Companion Loan is owned by the GMACCM 2004-C1 Trust, for which GMACCM is the initial GMACCM 2004-C1 Master Servicer and Lennar Partners, Inc. is the initial GMACCM 2004-C1 Special Servicer.

     For the purpose of the information presented in this prospectus supplement with respect to the Two Gateway Center Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Two Gateway Center Loan and the Two Gateway Center Companion Loan.

     General. The Two Gateway Center Loan and the Two Gateway Center Companion Loan will be serviced pursuant to the terms of the GMACCM 2004-C1 Pooling and Servicing Agreement. However, the master servicer, the trustee or the fiscal agent, as applicable, will be required to make advances with respect to monthly P&I payments on the Two Gateway Center Loan unless the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, determines that such an advance would not be recoverable from collections on the Two Gateway Center Loan. For more information regarding the servicing of the Two Gateway Center Loan, see "Servicing of the Mortgage Loans--Servicing of the Two Gateway Center Whole Loan" in this prospectus supplement.

     Distributions. The terms of the intercreditor agreement govern the respective rights and powers of the holders of the Two Gateway Center Whole Loan and provide, in general, that:

     o the Two Gateway Center Loan and the Two Gateway Center Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any of the others;

     o all payments, whether principal or interest, prepayments, net proceeds of the Two Gateway Center Whole Loan, net proceeds of casualty and title insurance policies and awards from condemnations or other amounts or recoveries collected on the Two Gateway Center Loan and the Two Gateway Center Companion Loan will be applied to the Two Gateway Center Loan and the Two Gateway Center Companion Loan on a pari passu basis according to their respective principal balances.

     Notwithstanding the foregoing, all rights to receive distributions relating to either the Two Gateway Center Loan or the Two Gateway Center Companion Loan are subject to the terms of payments and reimbursements pursuant to and in accordance with the terms of the GMACCM 2004-C1 Pooling and Servicing Agreement.

     Consultation and Consent. The related intercreditor agreement provides that the GMACCM 2004-C1 Pooling and Servicing Agreement will govern the servicing and administration of the Two Gateway Center Loan and the Two Gateway Center Companion Loan. All servicing and administrative functions with respect to the Two Gateway Center Whole Loan will be exercised by the GMACCM 2004-C1 Master Servicer and the GMACCM 2004-C1 Special Servicer. All decisions, consents, waivers, approvals and other actions on the part of each of the holders of the Two Gateway Center Loan and the Two Gateway Center Companion Loan will be effected in accordance with the GMACCM 2004-C1 Pooling and Servicing Agreement. Such decisions must be approved by the majority of holders of the controlling class under the GMACCM 2004-C1 Pooling and Servicing Agreement and must also be approved by the majority of holders of the controlling class. In the event the majority of holders of the controlling class under the GMACCM 2004-C1 Pooling and Servicing Agreement and the majority of holders of the controlling classes are unable to agree, a third party operating advisor will make the final determination with respect to such actions. Additionally, notwithstanding any consent provisions in the GMACCM 2004-C1 Pooling and Servicing Agreement, the majority of holders of the controlling class under the GMACCM 2004-C1 Pooling and Servicing Agreement and the majority of holders of the controlling class will have the right to approve the following:

     (1) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the mortgaged property securing the Two Gateway Center Whole Loan if it comes into and continues in default;

     (2) any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of default charges) or any material non-monetary term (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (9) below) of the Two Gateway Center Whole Loan;

     (3) any proposed sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

     (4) any acceptance of a discounted payoff with respect to the Two Gateway Center Whole Loan;

     (5) any determination to bring REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO property;

     (6) any release of real property collateral for the Two Gateway Center Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way);

     (7) any acceptance of substitute or additional collateral for the Two Gateway Center Whole Loan (other than defeasance collateral as required by the terms of the Two Gateway Center Whole Loan);

     (8) any releases of earn-out reserve funds or related letters of credit with respect to the mortgaged property securing the Two Gateway Center Whole Loan;

     (9) any waiver of a "due-on-sale" or "due-on-encumbrance" clause in the Two Gateway Center Whole Loan;

     (10) any determination by the GMACCM 2004-C1 Master Servicer or the GMACCM 2004-C1 Special Servicer not to maintain or cause the borrower under the Two Gateway Center Whole Loan to maintain for the mortgaged property or REO property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the Two Gateway Center Whole Loan; and

     (11) any change in the property manager for the mortgaged property securing the Two Gateway Center Whole Loan or REO property which is required to be approved by the lender under the Two Gateway Center Whole Loan.

provided that, no advice, direction or objection from or by the majority of holders of the controlling class, the majority of holders of the controlling class under the GMACCM 2004-C1 Pooling and Servicing Agreement or the operating advisor with respect to the Two Gateway Center Whole Loan may require or cause the GMACCM 2004-C1 Master Servicer or the GMACCM 2004-C1 Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law or any provision of the intercreditor agreement or the GMACCM 2004-C1 Pooling and Servicing Agreement.

     Sale of Defaulted Mortgage Loan. If the Two Gateway Center Companion Loan is subject to a fair value purchase option under the GMACCM 2004-C1 Pooling and Servicing Agreement, the option holder will also be entitled to purchase the Two Gateway Center Loan at the purchase price determined by the GMACCM 2004-C1 Special Servicer in accordance with the GMACCM 2004-C1 Pooling and Servicing Agreement, provided that this right to purchase the Two Gateway Center Loan will be subject to the right of the majority certificateholder of the controlling class to purchase the Two Gateway Center Loan at such purchase price. The fair value purchase option under the GMACCM 2004-C1 Pooling and Servicing Agreement may be exercised by the majority certificateholder of the controlling class under the GMACCM 2004-C1 Pooling and Servicing Agreement and the related mortgage loan seller, in that order.

     Termination of the Master Servicer. If any event of default with respect to the GMACCM 2004-C1 Master Servicer occurs, is continuing and has not been remedied, the GMACCM 2004-C1 Depositor or the GMACCM 2004-C1 Trustee may, and, upon written direction from at least 51% of all of the certificates issued pursuant to the GMACCM 2004-C1 Pooling and Servicing Agreement or from the trustee as holder of the Two Gateway Center Loan, the GMACCM 2004-C1 Trustee will terminate the Master Servicer. No later than ten (10) business days following its receipt of notice of termination, the GMACCM 2004-C1 Master Servicer will provide the GMACCM 2004-C1 Trustee or other successor GMACCM 2004-C1 Master Servicer with all requested documentation, and will cooperate with the GMACCM 2004-C1 Trustee or other successor GMACCM 2004-C1 Master Servicer in effecting the termination of its responsibilities and rights under the GMACCM 2004-C1 Pooling and Servicing Agreement.

     Termination of the Special Servicer. The initial GMACCM 2004-C1 Special Servicer may be removed and replaced as GMACCM 2004-C1 for the Two Gateway Center Whole Loan, only with the consent of the majority certificateholder of the controlling class under the GMACCM 2004-C1 Pooling and Servicing Agreement and the majority certificateholder of the controlling class. In the event that an event of default exists under the GMACCM 2004-C1 Pooling and Servicing Agreement with respect to the GMACCM 2004-C1 Special Servicer and the Two Gateway Center Whole Loan, if the majority certificateholder of the controlling class under the GMACCM

2004-C1 Pooling and Servicing Agreement and the majority certificateholder of the controlling class are not able to agree on a successor GMACCM 2004-C1 Special Servicer, then the operating advisor appointed pursuant to the related intercreditor agreement will select one of the proposed successor GMACCM 2004-C1 Special Servicers. Any such appointment will be subject to receipt of confirmation that such action will not result in the downgrade, qualification or withdrawal of the then-current ratings of the certificates as well as the certificates issued pursuant to the GMACCM 2004-C1 Pooling and Servicing Agreement.

     THE PROVIDENCE BILTMORE HOTEL WHOLE LOAN

     The Providence Biltmore Hotel Loan, which has an outstanding principal balance as of the cut-off date of $24,967,624, representing 2.67% of the initial pool balance, is secured by the same mortgaged property as the Providence Biltmore Hotel B Note. The Providence Biltmore Hotel B Note has an outstanding principal balance as of the cut-off date of $7,425,877 and is subordinate in right of payment to the Providence Biltmore Hotel Loan.

     Only the Providence Biltmore Hotel Loan is included in the trust. The Providence Biltmore Hotel B Note is not included in the trust. The Providence Biltmore Hotel B Note is owned by an affiliate of GMACCM.

     For purposes of the information presented in this prospectus supplement with respect to the Providence Biltmore Hotel Loan, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Providence Biltmore Hotel Loan, but not the Providence Biltmore Hotel B Note.

     General. The Providence Biltmore Hotel Loan and the Providence Biltmore Hotel B Note will be serviced pursuant to the terms of the pooling and servicing agreement. The master servicer, the trustee or the fiscal agent, as applicable, will be required to make advances with respect to monthly P&I payments on the Providence Biltmore Hotel Loan unless the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, determines that such an advance would not be recoverable from collections on the Providence Biltmore Hotel Whole Loan. None of the master servicer, the trustee or the fiscal agent will be required to make P&I advances with respect to the Providence Biltmore Hotel B Note. For more information regarding the servicing of the Providence Biltmore Hotel Loan, see "Servicing of the Mortgage Loans" in this prospectus supplement.

     Distributions. The holders of the Providence Biltmore Hotel Loan and the Providence Biltmore Hotel B Note have entered into an intercreditor agreement that sets for the respective rights of each of the holders of the Providence Biltmore Hotel Whole Loan and provides in general, that:

     o prior to the occurrence and continuation of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the Providence Biltmore Hotel B Note, as described below):

     o the holder of the Providence Biltmore Hotel B Note will receive its scheduled interest payments after the holder of the Providence Biltmore Hotel Loan receives its scheduled interest payments, any scheduled principal amortization payments and the proportionate percentage interest allocated to the Providence Biltmore Hotel Loan of any voluntary or involuntary principal prepayments received, if any, with respect to the Providence Biltmore Hotel Whole Loan;

     o the holder of the Providence Biltmore Hotel B Note will receive its scheduled principal amortization payments and its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the Providence Biltmore Hotel Whole Loan;

     o the holder of the Providence Biltmore Hotel B Note will receive all unreimbursed costs and expenses;

     o the holders of the Providence Biltmore Hotel Loan and the Providence Biltmore Hotel B Note will receive pro rata yield maintenance payments, default interest or late payment charges in their proportionate percentage interests in the Providence Biltmore Hotel Whole Loan; and

     o upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default, so long as the holder of the Providence Biltmore Hotel B Note is not exercising its cure rights, the holder of the Providence Biltmore Hotel B Note will not be entitled to receive payments of principal and interest until the holder of the Providence Biltmore Hotel Loan receives all of its accrued scheduled interest (other than default interest), outstanding principal in full and portion of any yield maintenance payments set forth in the Providence Biltmore Hotel Whole Loan.

     Notwithstanding the foregoing, all rights to receive distributions relating to either the Providence Biltmore Hotel Loan or the Providence Biltmore Hotel B Note are subject to the terms of payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement.

     RIGHTS OF THE HOLDER OF THE PROVIDENCE BILTMORE HOTEL B NOTE

     Consultation and Consent. The related intercreditor agreement and the pooling and servicing agreement provide the holder of the Providence Biltmore Hotel B Note with certain consultation and consent rights. In general, consultation with, and the written approval of, the holder of the Providence Biltmore Hotel B Note (which approval may be withheld in its sole discretion) will be required for material approvals and certain other actions with respect to the Providence Biltmore Hotel Whole Loan and related mortgaged property, including the following:

     o any modification or waiver resulting in the extension of the maturity date of the Providence Biltmore Hotel Whole Loan;

     o    any proposed or actual foreclosure on the related mortgaged property;


     o any substitution, sale or release of collateral securing the Providence Biltmore Hotel Whole Loan;

     o any action to bring the underlying mortgaged property or REO property into compliance with any environmental laws or other laws relating to hazardous materials;

     o any determination not to enforce a "due-on-sale" or "due-on encumbrance" clause;

     o any approval of a material capital expenditure, if the approval of the lender for each of the Providence Biltmore Hotel Loan and the Providence Biltmore Hotel B Note is required under such documents;

     o any replacement of the property manager, if the approval of the lender for each of the Providence Biltmore Hotel Loan and the Providence Biltmore Hotel B Note is required under such documents;

     o any approval of the incurrence of additional indebtedness secured by the related mortgaged property;

     o any amendment or modification of any monetary term or material non-monetary term of the Providence Biltmore Hotel Whole Loan; or

     o any application of funds in an escrow account to repay a portion of the principal of the Providence Biltmore Hotel Whole Loan.

     The consent and consultation rights of the holder of the Providence Biltmore Hotel B Note are generally eliminated at the time the right of the holder of the Providence Biltmore Hotel B Note to purchase the Providence Biltmore Hotel Loan, as described below, has expired.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of the master servicer or the special servicer by the holder of the Providence Biltmore Hotel B Note, in no event will the master servicer or special servicer be required to take any action or refrain from taking any action which would cause the special servicer or the master servicer, as applicable, to violate any applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications or the servicing standard), and the master servicer or the special servicer, as applicable, will disregard such advice or such refusal to consent to the proposed action.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the pooling and servicing agreement will always retain the right to consult with the master servicer and the special servicer regarding the Providence Biltmore Hotel Whole Loan.

     Cure Rights. Following the expiration of the applicable grace period for the payment of principal and interest on the Providence Biltmore Hotel Whole Loan, the holder of the Providence Biltmore Hotel B Note will have the option to cure a monetary default within five (5) business days after receiving notice of such monetary default. If a non-monetary event of default occurs and is continuing, the holder of the Providence Biltmore Hotel B Note will have the option to cure such non-monetary default within the same period of time as is allotted to the borrower under the Providence Biltmore Hotel Whole Loan.

     So long as the holder of the Providence Biltmore Hotel B Note is exercising its cure right by making a permitted cure payment, the monetary default that is being cured will not be treated as an event of default for, among other things, purposes of:

     o    accelerating the Providence Biltmore Hotel Whole Loan,

     o modifying, amending or waiving any provisions of the related mortgage loan documents, or

     o commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related mortgaged property.

     A Providence Biltmore Hotel control appraisal period will be deemed to have occurred and be continuing on any date if the initial principal balance of the Providence Biltmore Hotel B Note, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Providence Biltmore Hotel B Note and any appraisal reduction amounts and any losses realized or allocated to the Providence Biltmore Hotel B Note is less than 25% of the initial principal balance of the Providence Biltmore Hotel B Note as reduced by any payments of principal (whether as principal payments or otherwise) allocated to, and received on, the Providence Biltmore Hotel B Note.

     In addition, the holder of the Providence Biltmore Hotel B Note has the right to avoid the appraisal period associated with the Providence Biltmore Hotel Loan becoming a required appraisal loan, as such term is defined in the pooling and servicing agreement, by complying with certain requirements set forth in the related intercreditor agreement, including supplying cash collateral or an irrevocable standby letter of credit in an amount equal to 125% of the amount which, when added to the appraised value of the Providence Biltmore Hotel Loan, would cause the period associated with such mortgage loan's becoming a required appraisal loan not to occur. If such requirements are satisfied, then the appraisal period caused by application of an appraisal reduction amount will be deemed not to have occurred.

     Purchase Option. The holder of the Providence Biltmore Hotel B Note has the option to purchase the Providence Biltmore Hotel Loan in whole, but not in part, during such time as when such holder may exercise its cure rights, as described under "-The Providence Biltmore Hotel Whole Loan -- Rights of the Holder of the Providence Biltmore Hotel B Note -- Cure Rights" above, or at such time as when an event of default under the Providence Biltmore Hotel Whole Loan, has occurred and is continuing (or at such time as when the Providence Biltmore Hotel Loan has become a specially serviced mortgage loan as to which an event of default has occurred and is continuing). The purchase price will generally equal the outstanding balance of the Providence Biltmore Hotel Loan as of the date of such purchase, together with accrued and unpaid interest thereon, any unreimbursed advances relating to the Providence Biltmore Hotel Whole Loan, any interest accrued on such advances, any unreimbursed recovered costs owing to the trustee and any other additional expenses allocable to the Providence Biltmore Hotel Whole Loan pursuant to the pooling and servicing agreement. The holder of the Providence Biltmore Hotel B Note must purchase the Providence Biltmore Hotel Loan no later than thirty (30) days following its receipt of notice of its right to exercise such purchase option.

     Termination of the Special Servicer. For so long as a control appraisal period has not occurred and is not continuing, the operating advisor for the Providence Biltmore Hotel Whole Loan, who may or may not be the same person as the holder of the Providence Biltmore Hotel B Note, may remove the special servicer with respect to the Providence Biltmore Hotel Whole Loan at its discretion upon at least 15 days prior notice to the special servicer. The operating advisor for the Providence Biltmore Hotel Whole Loan will then appoint a successor special servicer in accordance with the terms of the pooling and servicing agreement.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

     o permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

     Some of the mortgage loans permit either:

     o transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

     o    transfers to specified parties related to the borrower.

     With respect to any mortgage loan (other than the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center
Loan), the master servicer or the special servicer, on behalf of the trust, will determine, with the approval of the majority certificateholder of the controlling class, and, if applicable, the person or persons entitled to exercise such rights with respect to any companion loan or "B note" pursuant to the related intercreditor agreement and in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.

     SECURED SUBORDINATE FINANCING

     Other than with respect to the six (6) mortgage loans listed in the table below, which represent 24.90% of the initial pool balance, no seller is aware of any mortgaged property that is encumbered by secured subordinate debt with respect to any of the mortgage loans that it is selling to the depositor. See "Description of the Mortgage Pool--The 111 Eighth Avenue Whole Loan," "--The 731 Lexington Avenue-Bloomberg Headquarters Whole Loan," "--The Military Circle Whole Loan" and "--The Providence Biltmore Hotel Whole Loan" in this prospectus supplement.

                            SECURED SUBORDINATE DEBT

                                                                                               INITIAL PRINCIPAL
 CONTROL                                                    CUT-OFF DATE   % OF INITIAL POOL   AMOUNT OF SECURED
  NUMBER                    PROPERTY NAME                      BALANCE          BALANCE        SUBORDINATE DEBT
--------- ------------------------------------------------ -------------- ------------------- ------------------
   1      111 Eighth Avenue                                 $85,500,000           9.16%          $50,000,000
   4      Military Circle Mall                              $61,200,000           6.55%          $ 6,800,000
   5      731 Lexington Avenue -- Bloomberg Headquarters    $50,000,000           5.35%          $86,000,000
   9      Providence Biltmore Hotel                         $24,967,624           2.67%          $ 7,425,877
  42      Number 10 Main Street                             $ 7,873,453           0.84%                  (1)
  65      Longfellow Apartments                             $ 2,936,940           0.31%          $   121,000

----------
(1) See the discussion of the Number 10 Main Street Mortgage Loan below for a description of the subordinated debt related to this Mortgage Loan.

     Furthermore, the respective mortgaged properties that secure the 111 Eighth Avenue Loan, which represents 9.16% of the initial pool balance, the Jersey Gardens Loan, which represents 9.08% of the initial pool balance, the 731 Lexington Avenue-Bloomberg Headquarters Loan, which represents 5.35% of the initial pool balance, and the Two Gateway Center Loan, which represents 5.33% of the initial pool balance, also secure the related companion loans on a pari passu basis. See "Description of the Mortgage Pool--The 111 Eighth Avenue Whole Loan," "--The Jersey Gardens Whole Loan," "--The 731 Lexington Avenue-Bloomberg Headquarters Whole Loan" and "--The Two Gateway Center Whole Loan" in this prospectus supplement.

     With respect to the Number 10 Main Street mortgage loan, representing 0.84% of the initial pool balance and identified by control number 42 on "Annex A-1" to this prospectus supplement, a secured subordinate loan was made by the City of Memphis in the approximate amount of $3,000,000, which was disbursed between 1999 and 2001. Such loan is to be repaid without interest from 30% of the net cash flow of the mortgaged property. Such net cash flow excludes debt service on the mortgage loan, real estate taxes, cash reserves for the mortgage loan, operating expenses, and the deferred developer fee. In connection with the development of the mortgaged property, the developer is owed a deferred developer fee in the approximate amount of $1,600,000. The deferred developer fee is senior to the debt owed to the City of Memphis.

     UNSECURED SUBORDINATE FINANCING OR MEZZANINE FINANCING

     Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     With respect to the Longfellow Apartments mortgage loan, which represents 0.31% of the initial pool balance, the related borrower has incurred unsecured subordinated debt in the approximate original amount of $396,140, which is owed to its managing member, Longfellow Associates, LLC.

     Except for two (2) mortgage loans, which represent 0.79% of the initial pool balance, that permit future mezzanine debt secured by equity interests in the borrower, the sellers are not aware of any borrowers under the mortgage loans that have incurred or are permitted to incur mezzanine debt secured by equity interests in the borrower.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

     See "Risk Factors-- Mezzanine debt secured by equity in the borrower and any unsecured subordinate financing may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     GROUND LEASES

     Four (4) mortgaged properties, securing mortgage loans that represent 3.63% of the initial pool balance, consist solely of the borrower's leasehold interest in a ground lease. Four (4) of the mortgaged properties, securing mortgage loans that represent 23.66% of the initial pool balance, consist of a component that is the borrower's leasehold interest under a ground lease and a component that is the borrower's fee simple interest in the remaining portion of the mortgaged property.

     Other than a small portion of the mortgaged property securing one mortgage loan, none of such ground leases (including any extension options) expire less than approximately twenty (20) years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.

     LOAN DOCUMENTATION

     Except as otherwise described under "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, hospitality or other commercial property.

     SIGNIFICANT MORTGAGE LOANS

     Brief summaries of certain of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans in the mortgage pool are contained in "Annex B" to this prospectus supplement.

     THE ORIGINATORS AND THE SELLERS

     GMAC Commercial Mortgage Corporation (GMACCM). GMAC Commercial Mortgage Corporation, a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General

Motors Acceptance Corporation. GMACCM is also an affiliate of GMAC Commercial Holding Capital Corp., one of the underwriters. GMACCM is the master servicer and is also an affiliate of the depositor. Certain of the mortgage loans were originated by GMAC Commercial Mortgage Bank (an affiliate of GMACCM) and were subsequently sold to GMACCM. The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     Morgan Stanley Mortgage Capital Inc. (MSMC). MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC loans was originated by MSMC, and all of the MSMC loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. MSMC's telephone number is (212) 761-4700.

     German American Capital Corporation (GACC). German American Capital Corporation, a Maryland corporation, is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Bank Securities Inc., one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such mortgage loans. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

     The information set forth herein concerning the mortgage loan sellers, the originators and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller or originator, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.

     UNDERWRITING MATTERS

     Environmental Assessments and Insurance

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. For all but two (2) mortgaged properties, which secure a mortgage loan that represents 4.44% of the initial pool balance, these environmental assessments were performed during the 12-month period before the cut-off date.

     Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors--Adverse Environmental Conditions at a Mortgaged Property may Reduce or Delay your Payments."

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates.

     Property Condition Assessments

     Inspections or updates of previously conducted inspections were conducted by independent licensed engineers or architects or both for all of the mortgaged properties in connection with the origination or the purchase of the related mortgage loan. For all but one (1) mortgaged property, which secures a mortgage loan that represents 3.79% of the initial pool balance, the inspections were conducted within the 12-month period before the applicable cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

     Appraisals

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but one (1) mortgaged property, which secures a mortgage loan that represents 3.79% of the initial pool balance, the appraisals were performed during the 12-month period before the applicable cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All such appraisals were conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for each of the mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result of the special servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

     For information about the values of the mortgaged properties available to the depositor as of the applicable cut-off date, see "Annex A-1" to this prospectus supplement.

     HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

     (1)  the outstanding principal balance of the mortgage loan;

     (2)  the full insurable value of the mortgaged property;

     (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

     (4) 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally each of the mortgage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates, and in some cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%.

     See "Risk Factors--Recent Developments may Limit the Availability or Scope or Increase the Cost of Insurance Required by the Mortgage Loans."

     EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. All but two (2) of these mortgage loans, representing 9.01% of the initial pool balance, provide that if these conditions are not met, the related reserve or credit enhancement amount may be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance charge. For a description of the cash reserves or letters of credit and related earnout information, see "Annex A-1" to this prospectus supplement.

     ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the closing date, the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

     Each seller is a "mortgage loan seller" for purposes of the prospectus.

     With respect to the mortgage loans sold by that seller to the depositor, each such seller is typically required to deliver, or cause to be delivered, to the trustee, the following documents:

     (1) the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

     (2) the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

     (3) the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

     (4) an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

     (5) an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

     (6) any UCC financing statements and related original assignments to the trustee;

     (7) an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan;

     (8)  when relevant, the ground lease or a copy of the ground lease;

     (9) the original or a copy of any letter of credit and related transfer documents; and

     (10) when relevant, copies of franchise agreements and franchisor comfort letters for hospitality properties.

     Notwithstanding the foregoing:

     o with respect to the 111 Eighth Avenue Loan, the trustee under the GCCFC 2004-GG1 Pooling and Servicing Agreement will hold the original documents related to the 111 Eighth Avenue Loan for the benefit of the GCCFC 2004-GG1 Trust, the trust fund formed by the pooling and servicing agreement, the holders of the 111 Eighth Avenue Companion Loans and the holders of the 111 Eighth Avenue B Notes, other than the related note that is an asset of the trust, which will be held by the trustee under the pooling and servicing agreement;

     o with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan, the related trustee under the COMM 2004-LNB3 Pooling and Servicing Agreement will hold the original documents related to the 731 Lexington Avenue-Bloomberg Headquarters Loan for the benefit of the COMM 2004-LNB3 Trust, the trust fund formed by the pooling and servicing agreement, the holders of the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans and the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note, other than the related note that is an asset of the trust, which will be held by the trustee under the pooling and servicing agreement; and

     o with respect to the Two Gateway Center Loan, the trustee under the GMACCM 2004-C1 Pooling and Servicing Agreement will hold the original documents related to the Two Gateway Center Loan for the benefit of the GMACCM 2004-C1 Trust and the trust fund formed by the pooling and servicing agreement, other than the related note that is an asset of the trust, which will be held by the trustee under the pooling and servicing agreement.

     If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the settlement date. The trustee will hold the documents in trust. Within 60 days following the settlement date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

     The trustee will certify on the closing date that, subject to any noted exceptions, it has received for each mortgage loan (other than the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center Loan, for which the trustee will only certify as to the mortgage note): the original mortgage note, an original or a copy of the mortgage, an original or a copy of the related lender's title insurance policy, the related ground lease (if any) and an original or copy of any letter of credit and related transfer documents, if applicable. If the trustee determines that any of the remaining required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan, the related mortgaged property or the interests of the trust therein or of any certificateholder, the trustee, or the special servicer on its behalf, will request in writing that the applicable seller, not later than ninety (90) days from receipt of such written request: (i) cure such defect, (ii) repurchase the affected mortgage loan, (iii) within two years of the settlement date, substitute a replacement mortgage loan for such affected mortgage loan and pay any substitution shortfall amount, or (iv) at the sole discretion of the majority certificateholder of the controlling class (so long as such holder is not the related seller or an affiliate thereof), provide to the master servicer a letter of credit or deposit in a special reserve account an amount equal to 25% of the stated principal balance of any mortgage loan for which certain types of defects relating to delay in the return of documents from local filing or recording offices that remain uncorrected for 18 months following the settlement date. If any such defect is capable of being cured, but not within such ninety
(90) day period, and such defect does not relate to treatment of the mortgage loan as a "qualified mortgage" within the meaning of the REMIC provisions, then the seller will have an additional period, as set forth in the pooling and servicing agreement, to cure such defect. That seller's obligation to cure, repurchase, substitute or provide a letter of credit or cash collateral as described above will be the sole remedy available to the certificateholders and the trustee.

     If the applicable mortgage loan seller elects or is required to repurchase the affected mortgage loan, the purchase price for such mortgage loan will be at least equal to the sum of: (1) the unpaid principal balance of the mortgage loan; (2) any accrued but unpaid interest on the mortgage loan; (3) any related unreimbursed servicing advances and interest on such advances; (4) any unpaid special servicing fees and workout fees; and (5) all expenses incurred by the master servicer, the special servicer, the depositor or the trustee in respect of the defect giving rise to such repurchase obligation. If the applicable seller repurchases a mortgage loan more than 180 days following its receipt of notice of a material breach of a representation or warranty or a defect or omission from a mortgage file, the applicable seller will be required to pay a 1% liquidation fee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

     Instead of repurchasing a mortgage loan, a seller is permitted, subject to approval by the majority certificateholder of the controlling class, for two years following the settlement date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

     A replacement mortgage loan must:

     (1) have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

     (2) accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

     (3)  be a fixed-rate mortgage loan;

     (4) have a remaining term to stated maturity or anticipated repayment date, in the case of the ARD loans, of not greater than, and not more than two years less than, the deleted mortgage loan; and

     (5) be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code.

     In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the settlement date, or as of the date stated in the representation and warranty. Some of these representations and warranties are generally summarized below.

     (1) The information pertaining to each mortgage loan set forth in the mortgage loan schedule attached to the mortgage loan purchase agreement was true and accurate in all material respects as of the cut-off date and contains all of the information set forth in the definition of "Mortgage Loan Schedule" in the pooling and servicing agreement.

     (2) Immediately prior to the transfer of the mortgage loans to the depositor, the seller had good title to, and was the sole owner of, each mortgage loan; the seller has full right, power and authority to sell, transfer and assign each mortgage loan to the depositor free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances; and the sale of the mortgage loans to the depositor does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     (3) The mortgage loan was not as of the cut-off date for the mortgage loan, and has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder, without giving effect to any applicable grace period.

     (4) The mortgage related to and delivered in connection with each mortgage loan constitutes a legal, valid and, subject to the exceptions set forth in paragraph 12 below, enforceable first priority lien upon the related mortgaged property, except for permitted encumbrances including, among other things:

          o the lien for current real estate taxes, water charges, sewer rents and assessments not yet due and payable;

          o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender's title insurance policy;

          o exceptions and exclusions specifically referred to in the related lender's title insurance policy; and

          o    other matters to which like properties are commonly subject.

          With respect to each mortgage loan, such permitted encumbrances do not materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged property, the current ability of the related mortgaged property to generate income sufficient to service such mortgage loan or otherwise materially and adversely affect the value of the mortgage loan.

     (5) There exists an assignment of leases either as a separate document or as part of the mortgage that creates a valid, first priority collateral assignment of, or a valid perfected first priority lien on or security interest in, certain rights under the related lease or leases, including the right to receive all payment due under the related lease.

     (6) The terms of the mortgage loan have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security provided by such mortgage loan and the related mortgaged property other than any material amendment or modification which has been effected pursuant to a written instrument.

     (7) One or more engineering reports were prepared in connection with the origination of each mortgage loan by an independent third-party engineering firm who inspected the mortgaged property and the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for such mortgage loan (except where either (a) the repairs and/or maintenance necessary to correct such condition have been completed in all material respects; (b) an escrow of funds is required or a letter of credit was obtained in an amount equal to 125% of the amount reasonably estimated to be sufficient to complete the repairs and/or maintenance necessary to correct such condition; or (c) the reasonable estimate of the cost to complete the repairs and/or maintenance necessary to correct such condition represented no more than 2% of the value of the related mortgaged property or $50,000, whichever is less. As of the date of the origination of each mortgage loan, all of the material improvements on the related mortgaged property lay wholly within the boundaries, no improvements on adjoining properties encroached upon such mortgaged property so as to affect the value or current principal use of such mortgaged property to any material extent, and the mortgaged property securing each mortgage loan is located on or adjacent to a public road, or has access to an irrevocable easement permitting ingress and egress.

     (8) The lien of each mortgage securing a mortgage loan is insured by an American Land Title Association (or an equivalent form of) lender's title insurance policy in the original principal amount of such mortgage loan after all advances of principal, insuring the originator of the related mortgage loan, its successors and assigns (as the sole insured) that the related mortgage is a valid first priority lien on such mortgaged property, subject only to the permitted encumbrances described in paragraph (4) above. Such title policy contains no exclusion for any of the following circumstances, or it affirmatively insures (unless the related mortgaged property is located in a jurisdiction where such affirmative insurance is not available), that the related mortgaged property has access to a public road, and that the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related mortgage loan is the same as the property legally described in the related mortgage. Such title policy contains no exclusion regarding the encroachment upon any easements of any permanent improvements located on the related mortgaged property for which the grantee of such easement has the ability to force removal of such improvement, or such title policy affirmatively insures against losses caused by forced removal of any material permanent improvements on the related mortgaged property that encroach upon any material easements.

     (9) The proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

     (10) The mortgage note, mortgage and assignment of leases for each mortgage loan, together with applicable state law, contain customary and, subject to the exceptions set forth in paragraph (12) below, enforceable provisions for commercial mortgage loans such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

     (11) An environmental site assessment covering all environmental hazards typically assessed for similar properties, including use, type and tenants of the mortgaged property, was performed by a licensed, reputable, independent third-party environmental consulting firm with respect to each mortgaged property in connection with the origination of such mortgage loan and if any such environmental report revealed any material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related mortgaged property and the same have not been subsequently remediated in all material respects, then one or more of the following are true:

          o one or more parties not related to or including the related borrower were identified as the responsible party or parties for such condition or circumstance and such condition or circumstance does not materially impair the value of the mortgaged property;

          o the related borrower was required to provide additional security adequate to cure the subject violation in all material respects;

          o if and to the extent that such condition or circumstances can, based upon the recommendation set forth in the subject environmental report, be remediated or otherwise appropriately addressed in all material respects through the implementation of an operations and maintenance plan, the related borrower was required to obtain and maintain an operations and maintenance plan;

          o the related borrower, or other responsible party, provided a "no further action" letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance;

          o based upon additional investigation, an independent third-party environmental consultant recommended no further investigation or remediation;

          o the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than the lesser of 2% of the outstanding principal balance of the related mortgage loan or $50,000;

          o there exists an escrow of funds sufficient for purposes of effecting such remediation;

          o the related mortgaged property is insured under a policy of insurance against certain losses arising from such circumstances and conditions; or

          o a party with financial resources adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation.

          To the seller's actual knowledge, having made no independent inquiry other than reviewing the environmental report(s) and employing an environmental consultant to perform such assessment(s) or both, there are no material circumstances or conditions with respect to any mortgaged property not revealed in any such environmental report, where obtained, that render such mortgaged property in material violation of any applicable environmental laws.

     (12) Each mortgage note, mortgage, and other agreement executed by or on behalf of the related borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to each mortgage loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law. There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related borrower with respect to such mortgage note, mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby.

     (13) All improvements upon each mortgaged property are insured under a fire and extended perils insurance policy included within the classification "All Risk of Physical Loss" insurance policy in an amount (subject to a customary and reasonable deductible) at least equal to the full insurable replacement cost of the improvements located on such mortgaged property and does not permit reduction in insurance proceeds for depreciation. Each mortgaged property is the subject of a business interruption, actual loss sustained or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income). Where applicable, the improvements upon the related mortgaged property are covered by flood insurance, seismic insurance, windstorm insurance and or law and ordinance insurance. Each mortgaged property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders or as recommended by a reputable, independent insurance consultant.

     (14) No real estate taxes or governmental assessments or governmental charges that prior to the cut-off date became due and owing in respect of each mortgaged property are delinquent and unpaid, or, an escrow of funds in an amount sufficient to pay such payments has been established.

     (15) No mortgaged property, or any portion thereof, is the subject of, and no borrower under a mortgage loan is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding.

     (16) The seller has not advanced funds or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, for the payment of any amount required by such mortgage loan.

     (17) To the seller's or originator's knowledge, as of origination of the mortgage loan, there were no, and to the seller's actual knowledge, as of the closing date, there are no pending actions, suits, litigation or other proceedings by or before any court or governmental authority against or affecting the borrower under any mortgage loan or the related mortgaged property that, if determined adversely to such borrower or mortgaged property, would materially and adversely affect the value of the mortgaged property as security for such mortgage loan, the borrower's ability to pay principal, interest or any other amounts due under such mortgage loan or the ability of any guarantor to meet its obligations under the applicable guaranty.

     (18) None of the mortgage loans permits the related mortgaged property or any direct controlling interest in the related borrower to be encumbered by any mortgage lien or, in the case of a direct controlling interest in the related borrower, a lien to secure any other debt, without the prior written consent of the holder of the subject mortgage loan.

     (19) To the seller's knowledge, as of the origination of the mortgage loan, and, to the seller's actual knowledge, as of the closing date: (i) each mortgaged property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such mechanic's or materialmen's lien that would be prior or equal to the lien of the related mortgage and that is not bonded or escrowed for or covered by title insurance.

     (20) Each mortgage loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

     (21) Each mortgage loan contains provisions substantially to the effect that, to the extent required by applicable law, each borrower is required to be qualified to do business and requires the related borrower and the related mortgaged property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning, parking and building laws or ordinances, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would have a material and adverse effect upon the enforceability of the mortgage loan or upon the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

     (22) Other than payments due but not yet 30 days or more past due, there exists no material default, breach, violation or event of acceleration under the mortgage note or mortgage for any mortgage loan.

     (23) The mortgage loan contains provisions for the acceleration of the payment of the unpaid principal balance of such mortgage loan if, without the prior written consent of the holder of such mortgage, either the related mortgaged property, or any direct controlling equity interest in the related borrower, is transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the borrower, transfers of shares in public companies, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the mortgage loan, transfers among existing members, partners or shareholders in the borrower, transfers among affiliated borrowers with respect to cross-collateralized mortgage loans or multi-property mortgage loans, transfers among co-borrowers or transfers of a similar nature to the foregoing, meeting the requirements of the mortgage loan.

     (24) With respect to any mortgage loan with an original principal balance greater than $5,000,000, the related borrower is an entity, other than an individual, which exists solely for the purpose of owning and operating the related mortgaged property or properties; does not engage in any business unrelated to such mortgaged property or properties and the financing thereof; and whose organizational documents provide, or which entity represented and covenanted in the related mortgage loan documents, substantially to the effect that such borrower:

          o does not and will not have any material assets other than those related to its interest in such mortgaged property or properties or the financing thereof;

          o does not and will not have any indebtedness other than as permitted by the related mortgage or other related mortgage loan documents;

          o maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and

          o holds itself out as being a legal entity, separate and apart from any other person.

     If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. If a seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, for two years following the settlement date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. For a discussion of the purchase price to be paid upon such a repurchase, see "--Assignment of the Mortgage Loans; Repurchases and Substitutions" above. The applicable seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's representations and warranties if that seller defaults on its obligation to do so.

     See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.

     POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the applicable cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates shortly after the settlement date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" and to the section captioned "The Pooling and Servicing Agreement" in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the master servicer and special servicer thereunder. You should read the information provided in the prospectus, taking account of all supplemental information contained in this prospectus supplement.

     The master servicer will be responsible for the servicing and administration of all the mortgage loans (other than the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center
Loan) and the special servicer will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties (other than the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center Loan or related REO property). In addition, the master servicer and the special servicer will be responsible for the servicing and administration of the Jersey Gardens Companion Loan, the Military Circle B Note and the Providence Biltmore Hotel B Note, but will not be responsible for making P&I advances on the Jersey Gardens Companion Loan, the Military Circle B Note or the Providence Biltmore Hotel B Note. The holder or holders of certificates evidencing a majority interest in the controlling class (except as described below), will be entitled to terminate substantially all the rights and duties of the special servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement special servicer to perform such duties under the same terms and conditions as applicable to the special servicer. See "--The Majority Certificateholder of the Controlling Class," "--Termination of the Special Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--REO Properties."

     The GCCFC 2004-GG1 Pooling and Servicing Agreement governs the servicing and administration of the 111 Eighth Avenue Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the 111 Eighth Avenue Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes will be effected in accordance with the GCCFC 2004-GG1 Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the 111 Eighth Avenue Loan, but instead such servicing and administration of the 111 Eighth Avenue Loan will be governed by the GCCFC 2004-GG1 Pooling and Servicing Agreement.

     The COMM 2004-LNB3 Pooling and Servicing Agreement governs the servicing and administration of the 731 Lexington Avenue-Bloomberg Headquarters Loan, the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans and the 731 Lexington Avenue-Bloomberg Headquarters B Note (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the 731 Lexington Avenue-Bloomberg Headquarters Loan, the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans and the 731 Lexington Avenue-Bloomberg
Headquarters B

Note will be effected in accordance with the COMM 2004-LNB3 Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the 731 Lexington Avenue-Bloomberg Headquarters Loan, but instead such servicing and administration of the 731 Lexington Avenue-Bloomberg Headquarters Loan will be governed by the COMM 2004-LNB3 Pooling and Servicing Agreement.

     The GMACCM 2004-C1 Pooling and Servicing Agreement governs the servicing and administration of the Two Gateway Center Loan and the Two Gateway Center Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Two Gateway Center Loan and the Two Gateway Center Companion Loan will be effected in accordance with the GMACCM 2004-C1 Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the Two Gateway Center Loan, but instead such servicing and administration of the Two Gateway Center Loan will be governed by the GMACCM 2004-C1 Pooling and Servicing Agreement.

     GMAC Commercial Mortgage Corporation, the initial master servicer under the pooling and servicing agreement, also currently serves as servicer for the Two Gateway Center Whole Loan under the GMACCM 2004-C1 Pooling and Servicing Agreement. The obligations of GMAC Commercial Mortgage Corporation with respect to the mortgage loans under the pooling and servicing agreement are separate and distinct from its obligations under the GMACCM 2004-C1 Pooling and Servicing Agreement. Any reference to the master servicer, or any duties and obligations thereof, in this prospectus supplement will mean the master servicer, and the duties and obligations thereof, under the pooling and servicing agreement, and not GMAC Commercial Mortgage Corporation in its capacity as master servicer under the GMACCM 2004-C1 Pooling and Servicing Agreement or any other pooling and servicing agreement relating to any mortgage loan or related companion loan.

     THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation will act as master servicer under the pooling and servicing agreement. As of June 30, 2004, GMAC Commercial Mortgage Corporation was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $197.1 billion in aggregate outstanding principal balance.

     THE SPECIAL SERVICER

     Midland Loan Services, Inc. (Midland) will be the special servicer under the pooling and servicing agreement. In 1998, Midland, a wholly-owned subsidiary of PNC Bank, National Association, was incorporated under the laws of the State of Delaware, United States. Its principal servicing offices are located in the United States at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

     As of May 31, 2004, Midland was servicing approximately 13,897 commercial and multifamily loans with an aggregate principal balance of approximately $90.7 billion. The collateral for such loans is located in the United States, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 8,915 of the loans, having an aggregate principal balance of approximately $63.7 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of May 31, 2004, Midland was the named special servicer in approximately 80 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $45.1 billion. With respect to such transactions as of such date, Midland was administering approximately 146 assets with an outstanding principal balance of approximately $970.4 million.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch Ratings and Standard & Poor's and has received the highest rankings as a master, primary and special servicer from Standard & Poor's and Fitch Ratings.

     The information set forth herein concerning Midland has been provided by Midland, and none of the depositor, the master servicer, the trustee or the fiscal agent makes any representation or warranty as to the accuracy or completeness of such information. Midland (except for the information in the preceding three paragraphs) makes no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates, this prospectus supplement or related documents.

     SERVICING STANDARD

     The master servicer and the special servicer will be responsible for the servicing and administration of the mortgage loans (other than the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center Loan). See "--Servicing of the 111 Eighth Avenue Loan Whole Loan," "--Servicing of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan" and "--Servicing of the Two Gateway Center Whole Loan" below. The master servicer and special servicer will be required to service and administer the mortgage loans (other than the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center Loan) under the following servicing standard:

     (1) in the best interests of and for the benefit of the certificateholders, as determined by the master servicer or special servicer, as applicable, in its good faith and reasonable judgment,

     (2) in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

     (3) to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties (giving, in the case of any master servicer or special servicer other than GMACCM, due consideration to customary and usual standards of practice of prudent institutional commercial mortgage servicers) or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

     Pursuant to the pooling and servicing agreement, the master servicer and special servicer are also required to service the mortgage notes relating to the Jersey Gardens Companion Loan, the Military Circle B Note and the Providence Biltmore Hotel B

Note for the holders of such notes, subject to the same standards as for the mortgage loans included in the mortgage pool, and treating each of the Jersey Gardens Whole Loan, the Military Circle Whole Loan and the Providence Biltmore Hotel Whole Loan as one mortgage loan, respectively. See "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," in this prospectus supplement.

     SERVICING OF THE 111 EIGHTH AVENUE WHOLE LOAN

     The 111 Eighth Avenue Whole Loan and any related REO property are being serviced under the GCCFC 2004-GG1 Pooling and Servicing Agreement. The GCCFC 2004-GG1 Master Servicer will make servicing advances (and if it fails to make such advances, the GCCFC 2004-GG1 Trustee, or if not the GCCFC 2004-GG1 Trustee, the GCCFC 2004-GG1 Fiscal Agent, will be required to make such servicing advances) and remit collections on the 111 Eighth Avenue Loan to or on behalf of the trust. The GCCFC 2004-GG1 Master Servicer will also make P&I advances with respect to the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans, but will not make P&I advances with respect to the 111 Eighth Avenue B Notes. If the GCCFC 2004-GG1 Master Servicer fails to make a required P&I advance with respect to the 111 Eighth Avenue Loan, the master servicer, the trustee or fiscal agent, as applicable, will be required to make such P&I advance unless such party has determined that such P&I advance would not be recoverable from collections on the 111 Eighth Avenue Loan or is otherwise required to rely on a nonrecoverability determination made by another servicer of a 111 Eighth Avenue Companion Loan in accordance with the pooling and servicing agreement and related intercreditor agreement. See also "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement. The GCCFC 2004-GG1 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the GCCFC 2004-GG1 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the pooling and servicing agreement.

     In that regard:

     o The GCCFC 2004-GG1 Master Servicer and the GCCFC 2004-GG1 Special Servicer will be the master servicer and the special servicer, respectively, with respect to the servicing of the 111 Eighth Avenue Whole Loan.

     o The related trustee under the GCCFC 2004-GG1 Pooling and Servicing Agreement will be the mortgagee of record for the 111 Eighth Avenue Whole Loan.

     o The master servicer, the special servicer, the trustee and the fiscal agent under the pooling and servicing agreement will have no obligation or authority to supervise the GCCFC 2004-GG1 Master Servicer, the GCCFC 2004-GG1 Special Servicer, the related trustee or fiscal agent under the GCCFC 2004-GG1 Pooling and Servicing Agreement or to make servicing advances with respect to the 111 Eighth Avenue Loan.

     The majority certificateholder of the controlling class under the pooling and servicing agreement will not have any rights with respect to the servicing and administration of the 111 Eighth Avenue Loan under the GCCFC 2004-GG1 Pooling and Servicing Agreement except as described under "Description of the Mortgage Pool--The 111 Eighth Avenue Whole Loan" above.

     For further information regarding the servicing of the 111 Eighth Avenue Loan, see "Description of the Mortgage Pool--The 111 Eighth Avenue Whole Loan" above.

     Under the terms of the applicable intercreditor agreement and the GCCFC 2004-GG1 Pooling and Servicing Agreement, the pro rata portion of certain servicing expenses incurred with respect to the 111 Eighth Avenue Whole Loan that is allocable to the 111 Eighth Avenue Loan will be payable from the trust fund.


     SERVICING OF THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS WHOLE LOAN

     The 731 Lexington Avenue-Bloomberg Headquarters Whole Loan and any related REO property are being serviced under the COMM 2004-LNB3 Pooling and Servicing Agreement and therefore the COMM 2004-LNB3 Master Servicer will make servicing advances (and if it fails to make such advances, the COMM 2004-LNB3 Trustee, will be required to make such servicing advances) and remit collections on the 731 Lexington Avenue-Bloomberg Headquarters Loan to or on behalf of the trust, but will not make advances with respect to monthly P&I payments on the 731 Lexington Avenue-Bloomberg Headquarters Loan. The master servicer will be required to make P&I advances on the 731 Lexington Avenue-Bloomberg Headquarters Loan, unless it has determined that such advances would not be recoverable from collections on the 731 Lexington Avenue-Bloomberg Headquarters Loan or is otherwise required to rely on a nonrecoverability determination made by the COMM 2004-LNB3 Master Servicer or the master servicer with respect to any related securitized companion loan in accordance with the pooling and servicing agreement and related intercreditor agreement. See also "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement. If the master servicer is a servicer approved by Moody's and Standard & Poor's, the COMM 2004-LNB3 Master Servicer may rely on a determination by the master servicer that a P&I advance with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan is nonrecoverable. The COMM 2004-LNB3 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the COMM 2004-LNB3 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the pooling and servicing agreement.

     In that regard:

     o The COMM 2004-LNB3 Master Servicer and the COMM 2004-LNB3 Special Servicer will be the master servicer and the special servicer, respectively, with respect to the servicing of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan.

     o The related trustee under the COMM 2004-LNB3 Pooling and Servicing Agreement will be the mortgagee of record for the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan.

     o The master servicer, the special servicer, the trustee and fiscal agent under the pooling and servicing agreement will have no obligation or authority to supervise the COMM 2004-LNB3 Master Servicer, the COMM 2004-LNB3 Special

          Servicer or the related trustee under the COMM 2004-LNB3 Pooling and Servicing Agreement or to make servicing advances with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan.

     The majority certificateholder of the controlling class under the pooling and servicing agreement will not have any rights with respect to the servicing and administration of the 731 Lexington Avenue-Bloomberg Headquarters Loan under the COMM 2004-LNB3 Pooling and Servicing Agreement except as described under "Description of the Mortgage Pool--The 731 Lexington Avenue-Bloomberg Headquarters Whole Loan" above.

     For further information regarding the servicing of the 731 Lexington Avenue-Bloomberg Headquarters Loan, see "Description of the Mortgage Pool--The 731 Lexington Avenue-Bloomberg Headquarters Whole Loan" above.

     Under the terms of the applicable intercreditor agreement and the COMM 2004-LNB3 Pooling and Servicing Agreement, the pro rata portion of certain servicing expenses incurred with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan that is allocable to the 731 Lexington Avenue-Bloomberg Headquarters Loan will be payable from the trust fund.

     SERVICING OF THE TWO GATEWAY CENTER WHOLE LOAN

     The Two Gateway Center Whole Loan and any related REO property are being serviced under the GMACCM 2004-C1 Pooling and Servicing Agreement and therefore the GMACCM 2004-C1 Master Servicer will make servicing advances (and if it fails to make such advances, the related trustee under the GMACCM 2004-C1 Pooling and Servicing Agreement will be required to make such servicing advances) and remit collections on the Two Gateway Center Loan to or on behalf of the trust, but will not make advances with respect to monthly P&I payments on the Two Gateway Center Loan. The master servicer will be required to make P&I advances on the Two Gateway Center Loan, unless it has determined that such advances would not be recoverable from collections on the Two Gateway Center Loan or is otherwise required to rely on a nonrecoverability determination made by the GMACCM 2004-C1 Master Servicer in accordance with the pooling and servicing agreement and related intercreditor agreement. See also "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement. If the master servicer is a servicer approved by Standard & Poor's and Fitch Ratings, the GMACCM 2004-C1 Master Servicer may rely on a determination by the master servicer that a P&I advance with respect to the Two Gateway Center Loan is nonrecoverable. The GMACCM 2004-C1 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the GMACCM 2004-C1 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the pooling and servicing agreement.

     In that regard:

     o The GMACCM 2004-C1 Master Servicer and the GMACCM 2004-C1 Special Servicer will be the master servicer and the special servicer, respectively, with respect to the servicing of the Two Gateway Center Whole Loan.

     o The related trustee under the GMACCM 2004-C1 Pooling and Servicing Agreement will be the mortgagee of record for the Two Gateway Center Whole Loan.

     o The master servicer, the special servicer, the trustee or the fiscal agent under the pooling and servicing agreement will have no obligation or authority to supervise the GMACCM 2004-C1 Master Servicer, the GMACCM 2004-C1 Special Servicer or the related trustee under the GMACCM 2004-C1 Pooling and Servicing Agreement or to make servicing advances with respect to the Two Gateway Center Loan.

     The majority certificateholder of the controlling class under the pooling and servicing agreement will not have any rights with respect to the servicing and administration of the Two Gateway Center Loan under the GMACCM 2004-C1 Pooling and Servicing Agreement except as described under "Description of the Mortgage Pool--The Two Gateway Center Whole Loan" above.

     For further information regarding the servicing of the Two Gateway Center Loan, see "Description of the Mortgage Pool--The Two Gateway Center Whole Loan" above.

     Under the terms of the applicable intercreditor agreement and the GMACCM 2004-C1 Pooling and Servicing Agreement, the pro rata portion of certain servicing expenses incurred with respect to the Two Gateway Center Whole Loan that is allocable to the Two Gateway Center Loan will be payable from the trust fund.

     SPECIALLY SERVICED MORTGAGE LOANS

     Subject to any cure rights exercisable by the related mezzanine lender, if any, a specially serviced mortgage loan is any mortgage loan (other than the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center Loan) as to which any of the following special servicing events has occurred:

     (1) any balloon payment due has not been made; provided, if the related borrower continues to make the related assumed monthly payment and is diligently pursuing a refinancing, a special servicing event will not occur until 60 days following such payment default (or, if the related borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class, 120 days following such default); provided, further, that with respect to any mortgage loan with a maturity date falling within five years from the date of origination, the master servicer, with the consent of the majority certificateholder of the controlling class, or, in certain circumstances, the special servicer, will have the authority to extend the due date of a balloon payment for, in the case of the master servicer, up to two (2) six-month extensions and, in the case of the special servicer, for an additional specified period not to exceed four (4) years, in which event such mortgage loan will not be a specially serviced mortgage loan;

     (2) any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

     (3) either the master servicer or, subject to the consent of the majority certificateholder of the controlling class, the special servicer has determined, in its reasonable judgment, that a default in the making of a monthly payment (including a balloon payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related borrower has requested a material modification of the payment terms of the loan or
          (ii) such default is likely to remain unremedied for at least the period contemplated by clause (1) or (2) of this definition, as applicable;

     (4) either the master servicer or, subject to the consent of the majority certificateholder of the controlling class, the special servicer has determined, in its reasonable judgment, that a default under the loan documents, other than as described in clause (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

     (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

     (6) the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

     (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; or

     (8) the master servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

     (1) for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three (3) consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer;

     (2) for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the special servicer;

     (3) for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     (4) for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     The master servicer or the special servicer, as applicable, will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it may, with the approval of the majority certificateholder of the controlling class, also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

     Servicing transfer events for the 111 Eighth Avenue Loan are determined under the GCCFC 2004-GG1 Pooling and Servicing Agreement. A servicing transfer event for the 111 Eighth Avenue Whole Loan under the GCCFC 2004-GG1 Pooling and Servicing Agreement will generally be delayed if the holders of the 111 Eighth Avenue B Notes are making all cure payments with respect to a monetary default or curing a non-monetary default, in each case, in accordance with the applicable intercreditor agreement and subject to limitations upon the number of cure payments that may be made during the term of the 111 Eighth Avenue Whole Loan. In addition, so long as any holder of a 111 Eighth Avenue B Note is exercising its right to cure certain events of default under the 111 Eighth Avenue Whole Loan pursuant to the applicable intercreditor agreement, neither the GCCFC 2004-GG1 Master Servicer nor the GCCFC 2004-GG1 Special Servicer may treat such event of default as an event of default; provided that such limitation shall not prevent the GCCFC 2004-GG1 Master Servicer from collecting default interest, late charges or any other similar or applicable amounts from the related borrower.

     Servicing transfer events for the 731 Lexington Avenue-Bloomberg Headquarters Loan are determined under the COMM 2004-LNB3 Pooling and Servicing Agreement. A servicing transfer event for the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan under the COMM 2004-LNB3 Pooling and Servicing Agreement will generally be delayed if the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is making all cure payments required by the applicable intercreditor agreement and subject to limitations upon the number of cure payments or special servicing delays that may be made in any twelve (12) calendar month period. In addition, so long as the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is exercising its right to cure certain events of default under the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan pursuant to the applicable intercreditor agreement, neither the COMM 2004-LNB3 Master Servicer nor the COMM 2004-LNB3 Special Servicer may treat such event of default as such for purposes of transferring the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan to special servicing, accelerating the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan or commencing foreclosure proceedings.

     A servicing transfer event for the Military Circle Whole Loan under the pooling and servicing agreement will generally be delayed if the holder of the Military Circle B Note is making all cure payments required by the applicable intercreditor agreement and subject to limitations upon the number of cure payments or special servicing delays that may be made in any twelve (12) calendar month period. In addition, so long as the holder of the Military Circle B Note is exercising its right to cure certain events of default under the Military Circle Whole Loan pursuant to the applicable intercreditor agreement, neither the master servicer nor the special servicer may treat such event of default as such for purposes of transferring the Military Circle Whole Loan to special servicing, accelerating the Military Circle Whole Loan or commencing foreclosure proceedings.

     Servicing transfer events for the Two Gateway Center Loan are determined under the GMACCM 2004-C1 Pooling and Servicing Agreement.

     A servicing transfer event for the Providence Biltmore Hotel Whole Loan under the pooling and servicing agreement will generally be delayed if the holder of the Providence Biltmore Hotel B Note is making all cure payments required by the applicable intercreditor agreement and subject to limitations upon the number of cure payments or special servicing delays that may be made in any twelve (12) calendar month period or over the life of the Providence Biltmore Hotel Whole Loan. In addition, so long as the holder of the Providence Biltmore Hotel B Note is exercising its right to cure certain events of default under the Providence Biltmore Hotel Whole Loan pursuant to the applicable intercreditor agreement, neither the master servicer nor the special servicer may treat such event of default as such for purposes of accelerating the Providence Biltmore Hotel Whole Loan or commencing foreclosure proceedings.

     THE MAJORITY CERTIFICATEHOLDER OF THE CONTROLLING CLASS

     The controlling class under the pooling and servicing agreement will be the most subordinate class of principal balance certificates outstanding (with the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates being treated as a single class for this purpose) that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding. Initially, the controlling class will be the Class P certificates. The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class are referred to herein as the majority certificateholder of the controlling class.

     The majority certificateholder of the controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the majority certificateholder of the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     Subject to the succeeding paragraph and the terms of any applicable intercreditor agreement, the majority certificateholder of the controlling class is entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer is not permitted to take any of the following actions as to which the majority certificateholder of the controlling class has objected in writing within five (5) business days of being notified thereof and of its receipt of such documents as the majority certificateholder of the controlling class may reasonably request (provided that if such written objection has not been received by the special servicer within such five (5) business day period, then the majority certificateholder of the controlling class's approval will be deemed to have been given):

     (1) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of properties securing such of the specially serviced mortgage loans as come into and continue in default;

     (2) any modification or waiver of any term of the related loan documents of a mortgage loan that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge (other than a modification consisting of the extension of the maturity date of a mortgage loan for one year or less);

     (3) any proposed or actual sale of an REO property (other than in connection with the termination of the trust fund as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement or pursuant to a purchase option as described below under "--Sale of Defaulted Mortgage Loans");


     (4) any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

     (5) any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

     (6)  any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     (7) any release of any performance or "earn-out" reserves, escrows or letters of credit;

     (8) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

     (9) any change in property manager or, with respect to a hospitality loan, any change in franchise.

     In the event the master servicer or the special servicer, as applicable, determines that a refusal to consent or approve by the majority certificateholder of the controlling class, an operating advisor or other person with consent rights under the applicable intercreditor agreement or pooling and servicing agreement or any advice, direction or objection from any such person would cause the special servicer or the master servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans, modifications or the servicing standard), the special servicer or the master servicer, as applicable, will disregard such refusal to consent or such advice.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

     The holder of the Jersey Gardens Companion Loan will have certain consultation rights with respect to proposed actions to be taken by the master servicer or the special servicer with respect to the Jersey Gardens Whole Loan. See "Description of the Mortgage Pool--The Jersey Gardens Whole Loan" in this prospectus supplement.

     Notwithstanding anything in this section to the contrary, so long as the holder of the Military Circle B Note retains its consultation and consent rights with respect to the Military Circle Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Military Circle B Note as described under "Description of the Mortgage Pool--The Military Circle Whole Loan--Consultation and Consent" above.

     Notwithstanding anything in this section to the contrary, so long as the holder of the Providence Biltmore Hotel B Note retains its consultation and consent rights with respect to the Providence Biltmore Hotel Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Providence Biltmore Hotel B Note as described under "Description of the Mortgage Pool--The Providence Biltmore Hotel Whole Loan--Consultation and Consent" above.


     TERMINATION OF THE SPECIAL SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     Except as set forth below, the majority certificateholder of the controlling class under the pooling and servicing agreement may at any time terminate substantially all of the rights and duties of the special servicer and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the special servicer. The majority certificateholder of the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies, the special servicer and the master servicer.

     With respect to the Military Circle Whole Loan, so long as the holder of the Military Circle B Note retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will be exercised by the holder of the Military Circle B Note as described under "Description of the Mortgage Pool--The Military Circle Whole Loan--Termination of the Special Servicer" above.

     With respect to the Providence Biltmore Hotel Whole Loan, so long as the holder of the Providence Biltmore Hotel B Note retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will be exercised by the holder of the Providence Biltmore Hotel B Note as described under

"Description of the Mortgage Pool--The Providence Biltmore Hotel Whole Loan--Termination of the Special Servicer" above.

     The designated replacement will become the special servicer as of the date the trustee has received:

     (1) written confirmation from each rating agency stating that if the designated replacement were to serve as special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

     (2) a written acceptance of all obligations of the special servicer, executed by the designated replacement; and

     (3) an opinion of counsel to the effect that the designation of the replacement special servicer to serve as special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

     The special servicer will resign from its duties under the pooling and servicing agreement simultaneously with the designated replacement becoming the special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the majority certificateholder of the controlling class or other person with replacement rights. See "Description of the Mortgage Pool" in this prospectus supplement.

     A replacement special servicer will possess rights and obligations as to specially serviced mortgage loans and REO properties comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing Agreements--Evidence as to Compliance" and "--Matters Regarding the Master Servicer and the Depositor." A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the special servicer described in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the master servicer will continue to collect information and prepare and deliver all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The master servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both master servicer and special servicer, the master servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

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     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the master servicing fee, and the principal compensation to be paid to the special servicer in respect of its servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

     Master Servicing Fee

     The master servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The master servicing fee will accrue for each mortgage loan at the annual master servicing fee rate set forth in "Annex A" to this prospectus supplement. A portion of the master servicing fee will be paid to the trustee in respect of its trustee activities based on the trustee fee rate provided in the pooling and servicing agreement. The master servicing fee also includes any fee payable to any sub-servicer of the related mortgage loan. The master servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.

     Special Servicing Fee

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property (other than the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center Loan). The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account. Any special servicing fees payable with respect to the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center Loan will be paid to the GCCFC 2004-GG1 Special Servicer, the COMM 2004-LNB3 Special Servicer or the GMACCM 2004-C1 Special Servicer, respectively.

     Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.00% of, and paid from, each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if such mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the special servicer is terminated, is replaced or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of such termination, replacement or resignation. With respect to any specially serviced mortgage loan for which the special servicer has resolved all of the circumstances and/or conditions causing any such mortgage loan to be a specially serviced mortgage loan other than the payment of three consecutive monthly payments as of the date of such termination, replacement or resignation, and such mortgage loan otherwise meets the requirements of a corrected mortgage loan, the special servicer will be entitled to the workout fees on such mortgage loan as long as such mortgage loan remains a corrected mortgage loan (provided that such workout fee will only be payable to the special servicer once such mortgage loan actually becomes a corrected mortgage loan). Any replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence. Any workout fees payable with respect to the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center Loan will be paid to the GCCFC 2004-GG1 Special Servicer, the COMM 2004-LNB3 Special Servicer or the GMACCM 2004-C1 Special Servicer, respectively. See "--Servicing of the 111 Eighth Avenue Loan Whole Loan," "--Servicing of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan" and "--Servicing of the Two Gateway Center Whole Loan" above.

     Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the special servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the special servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.00% of, and paid from, the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan by any mortgage loan seller or person exercising the rights of the majority certificateholder of the controlling class pursuant to the sale of a defaulted mortgage loan option as described under "Sale of Defaulted Mortgage Loans", unless the purchase is pursuant to an option exercised by an assignee of the holder of certificates evidencing a majority interest in the controlling class which assignee acquired the option by assignment for no material consideration and the exercise of the option by the assignee took place more than 90 days after the date the initial notice of option was sent or from the purchase of all of the mortgage loans and REO properties by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, which results in the termination of the trust. If a mortgage loan seller is required to repurchase a mortgage loan as a result of a material breach of a representation or warranty and such repurchase occurs more than 180 days after its receipt of notice of such breach, such seller will be required to pay a liquidation fee in connection with such repurchase. If liquidation proceeds are received on any corrected mortgage loan and the special servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both. Any liquidation fee payable in connection with the sale of a defaulted mortgage loan will be payable from, and not in addition to, the option purchase price. Any liquidation fee payable with respect to the 111 Eighth

Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center Loan will be paid to the GCCFC 2004-GG1 Special Servicer, the COMM 2004-LNB3 Special Servicer or the GMACCM 2004-C1 Special Servicer, respectively, except in connection with a liquidation fee payable as a result of a repurchase of such mortgage loan resulting from a material breach of a representation or warranty, as described above.

     Additional Compensation

     The master servicer and/or special servicer will be entitled to all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan.

     The master servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans; provided, however, that, with respect to those mortgage loans having due dates that fall on the determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding 0.02% per annum.

     The master servicer and the special servicer (with respect to the REO account) will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. The master servicer and the special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The master servicer and special servicer will have these rights and obligations whether or not the master servicer or special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, the special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the special servicer for performing those duties. The special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

     The master servicer and the special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including in the case of the master servicer, the fees of any sub-servicers retained by it. The master servicer and the special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement.

     As described in this prospectus supplement, the master servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The master servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus and "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement.

     MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The master servicer or the special servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of, any mortgage loan (other than the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center
Loan) without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (1) with limited exceptions, the master servicer or the special servicer, as applicable, may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the master servicer's or the special servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the master servicer's or the special servicer's, as applicable, judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

     (2) the master servicer or the special servicer, as applicable, may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in August 2038 which is the rated final distribution date;

     (3) the master servicer or the special servicer, as applicable, will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

          o cause any trust REMIC or single loan REMIC to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of such REMICs under the REMIC Provisions, or

          o cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided, that, the master servicer or special servicer, as applicable, will not be liable for decisions related to the status of a mortgage loan as a "qualified mortgage" that are made in reliance on opinions of tax counsel unless it would constitute bad faith or negligence to do so;

     (4) the master servicer or the special servicer, as applicable, will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the master servicer or the special servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the master servicer or the special servicer, as applicable, deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

     (5) with limited exceptions, the master servicer or special servicer, as applicable, may not release any collateral securing an outstanding mortgage loan; provided that:

          o the limitations, conditions and restrictions in clauses (1) through (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the settlement date or that is solely within the control of the related borrower, and

          o the master servicer or special servicer, as applicable, will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.

     Notwithstanding the foregoing, the master servicer will not be permitted to agree to any material modification unless (i) the master servicer has notified the special servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the special servicer to the special servicer, (ii) the special servicer has approved such material modification and advised the majority certificateholder of the controlling class of the request for such approval and of the master servicer's and its own approval of such material modification, and
(iii) the majority certificateholder of the controlling class has also approved such material modification; provided, however, that the special servicer will be required to advise the majority certificateholder of the controlling class of its approval (if any) of such material modification within ten (10) business days of its receipt of the notice, its recommendation, analysis and any reasonably requested documents from the master servicer; and, provided, further, that if the majority certificateholder of the controlling class does not respond to or approve such recommendation within ten (10) business days of its receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class may reasonably request, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the servicing standard, neither the master servicer nor the special servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the majority certificateholder of the controlling class).

     Notwithstanding the foregoing, with respect to the Jersey Gardens Whole Loan, upon transfer of the Jersey Gardens Companion Loan to a securitization, the special servicer will be required to consult with the special servicer appointed under the related subsequent pooling and servicing agreement (who shall consult with the majority certificateholder of the controlling class of the securitization trust holding the Jersey Gardens Companion Loan) with respect to any proposed action that requires approval of the majority certificateholder of the controlling class. Such subsequent special servicer (and subsequent majority certificateholder of the controlling class) will have two periods of fifteen (15) business days each to consult with the special servicer. If the subsequent special servicer and the special servicer are unable to agree on the appropriate course of action by the end of such review periods, then the special servicer shall decide, in accordance with the servicing standard, what course of action to follow. If the special servicer needs to take immediate action and cannot wait until all review periods set forth above expire, the special servicer shall decide in accordance with the servicing standard, what course of action to take.

     Notwithstanding anything in this section to the contrary, so long as the holder of the Military Circle B Note retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Military Circle B Note as described under "Description of the Mortgage Pool--The Military Circle Whole Loan--Consultation and Consent" above.

     Notwithstanding anything in this section to the contrary, so long as the holder of the Providence Biltmore Hotel B Note retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Providence Biltmore Hotel B Note as described under "Description of the Mortgage Pool--The Providence Biltmore Hotel Whole Loan--Consultation and Consent" above.

     ENFORCEMENT OF THE ARD LOANS

     The special servicer and any replacement special servicer may not take any enforcement action on the ARD loans for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loans. The special servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on an ARD loan on its anticipated repayment date, the special servicer will notify the borrower of the increased rate, which may not exceed the related initial mortgage rate plus a percentage per annum specified in the related mortgage loan documents.

     SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to each of (a) the majority certificateholder of the controlling class (other than the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center Loan, except as described below) and (b) any mortgage loan seller with respect to the mortgage loans (other than the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center Loan) it originated, in that order, an option to purchase from the trust any defaulted mortgage loan (subject to any purchase rights of the related mezzanine lender, if any) that is at least 60 days delinquent as to any monthly debt service payment (or such mortgage loan is a specially serviced mortgage loan and the related borrower is delinquent as to its balloon payment). The majority certificateholder of the controlling class will have the exclusive right to exercise its option for 60 days, and then the applicable mortgage loan seller will have the exclusive right to exercise its option for the following 30 days, after which the majority certificateholder of the controlling class will again have the exclusive right to exercise its option. The option purchase price for a defaulted mortgage loan (other than the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center Loan) will equal the fair market value of such mortgage loan, as determined by the special servicer, provided that no mortgage loan seller may exercise its option to purchase the defaulted mortgage loan at a price other than an amount equal to its outstanding principal balance, plus accrued and unpaid interest therein without the consent of the majority certificateholder of the controlling class. The special servicer is required to recalculate the fair market value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the option is exercised by the majority certificateholder of the controlling class, the applicable mortgage loan seller or any of their affiliates, then, prior to the exercise of the option, the trustee will be required to verify that the option purchase price is a fair price. In making such verification, the trustee, in accordance with the pooling and servicing agreement, will be entitled to rely on an appraisal of the mortgaged property.

     Subject to certain conditions specified in the pooling and servicing agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a rehabilitated mortgage loan, (ii) been subject to a workout arrangement or (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off). See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     With respect to the Jersey Gardens Whole Loan, the option holder entitled to exercise the purchase option described above will only be entitled to purchase the Jersey Gardens Loan, but not the Jersey Gardens Companion Loan. The holder of the Jersey Garden Companion Loan (or its designee) will have an option to purchase the Jersey Garden Companion Loan, at the purchase price determined by the special servicer under the pooling and servicing agreement.

     The fair value option described above will not apply to the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan or the Two Gateway Center Loan except as provided below.

     With respect to the 111 Eighth Avenue Loan, if the 111 Eighth Avenue Companion Loan owned by the GCCFC 2004-GG1 Trust is subject to a fair value purchase option, then the majority certificateholder of the controlling class under the pooling and servicing agreement will be entitled to purchase the 111 Eighth Avenue Loan from the trust at the purchase price determined by the GCCFC 2004-GG1 Special Servicer in accordance with the GCCFC 2004-GG1 Pooling and Servicing Agreement. Such right will be subject to the right of the holders of the 111 Eighth Avenue B Notes to purchase the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans as described under "Description of the Mortgage Pool--The 111 Eighth Avenue Whole Loan--Rights of the Holders of the 111 Eighth Avenue B Notes--Purchase Option" in this prospectus supplement.

     With respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan, if the 731 Lexington Avenue-Bloomberg Headquarters Companion Loan owned by the COMM 2004-LNB3 Trust is subject to a fair value purchase option, then the majority certificateholder of the controlling class under the pooling and servicing agreement will be entitled to purchase the 731 Lexington Avenue-Bloomberg Headquarters Loan from the trust at the purchase price determined by the COMM 2004-LNB3 Special Servicer in accordance with the COMM 2004-LNB3 Pooling and Servicing Agreement. Such right will be subject to the right of the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note to purchase the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans as described under "Description of the Mortgage Pool--the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan--Purchase Option" in this prospectus supplement.

     With respect to the Two Gateway Center Loan, if the Two Gateway Center Companion Loan owned by the GMACCM 2004-C1 Trust is subject to a fair value purchase option, then the majority certificateholder of the controlling class under the GMACCM 2004-C1 Pooling and Servicing Agreement will be entitled to purchase the Two Gateway Center Loan from the trust at the purchase price determined by the GMACCM 2004-C1 Special Servicer in accordance with the GMACCM 2004-C1 Pooling and Servicing Agreement subject to the right of the majority certificateholder of the controlling class under the pooling and servicing agreement to purchase the loan at such price.

     REO PROPERTIES

     The special servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as an REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the special servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the special servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC provisions or a tax on "prohibited transactions" under Section 860F of the Code--either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it would appear unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The special servicer will be required to sell any REO property acquired on behalf of the trust (and with respect to any REO property related to the Jersey Gardens Whole Loan, the Military Circle Whole Loan and the Providence Biltmore Hotel Whole Loan, the trust, and the holders of the Jersey Gardens Companion Loan, the Military Circle B Note, and the Providence Biltmore Hotel B Note, as applicable) within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The special servicer will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee (and with respect to any REO property related to the Jersey Gardens Whole Loan, the Military Circle Whole Loan and the Providence Biltmore Hotel Whole Loan, the trust, and the holders of the Jersey Gardens Companion Loan, the Military Circle B Note and the Providence Biltmore Hotel B Note, as applicable) in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The special servicer will use the funds in the REO account that relate to an REO property to pay for the proper operation, management, maintenance, disposition and liquidation of such REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the special servicer will request that the master servicer make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the special servicer will remit to the master servicer for deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The special servicer, however, may retain permitted reserves in the REO account.

     INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The master servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the special servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection and prepare a limited appraisal and summary report of the market value of each mortgaged property securing a mortgage loan that has become an REO mortgaged property as soon as practicable after such mortgage loan has attained this status, if the principal balance of such respective mortgaged property is $2,000,000 or less prior to and as of the date of such desktop estimation. The master servicer or special servicer, as applicable, will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the master servicer or special servicer, as applicable, will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the master servicer or special servicer, as applicable, is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

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                       THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement. The parties to the pooling and servicing agreement are the depositor, the master servicer, the special servicer, the trustee and the fiscal agent. Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the master servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

     (i) to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

     (ii) to pay the special servicer, out of general collections, on the mortgage loans and any related REO loans, earned and unpaid special servicing fees in respect of any mortgage loan that is a specially serviced mortgage loan or REO loan and to pay the special servicer earned and unpaid workout fees and liquidation fees, as applicable, from the sources and to the extent described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses";

     (iii) to pay the master servicer any master servicing fees in respect of each mortgage loan and each REO loan; provided, such payments are to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned;

     (iv) to reimburse the master servicer, the trustee or the fiscal agent, as applicable, for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the master servicer, the trustee or the fiscal agent, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans (subject to certain limitations regarding workout-delayed reimbursement amounts as described in "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement);

     (v) to pay the master servicer, the trustee or the fiscal agent, as applicable, interest accrued on the advances described in clause
            (iv) above incurred by it while such remain outstanding and unreimbursed, first, by application of any default charges received on the mortgage loan as to which the advance was made, and then, at or following the time the master servicer, the trustee or the fiscal agent is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

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     (vi)   to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vii) to reimburse the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under "The Pooling and Servicing Agreement--Certain Matters Regarding the Master Servicer, Special Servicer and the Depositor" and in the prospectus under "The Pooling and Servicing Agreement--Matters Regarding the Trustee and the Fiscal Agent";

     (viii) to pay the portion of the fees of the trustee attributable to the mortgage loan;

     (ix) to pay the master servicer or the trustee, as applicable, interest and investment income earned in respect of amounts held in the certificate account or the distribution account as additional compensation;

     (x) to pay any servicing expenses not otherwise required to be advanced by the master servicer;

     (xi) to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     (xii) to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of certificateholders;

     (xiii) to make any other withdrawals permitted by the pooling and servicing agreement; and

     (xiv) to clear and terminate the certificate account and distribution account upon the termination of the trust.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan (other than the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center
Loan) has occurred and, in the special servicer's judgment, no satisfactory arrangement can be made for collection of the delinquent payments, the special servicer, on behalf of the trust (and with respect to the Jersey Gardens Whole Loan, the Military Circle Whole Loan and the Providence Biltmore Hotel Whole Loan, the trust and the holders of the Jersey Gardens Companion Loan, the Military Circle B Note and the Providence Biltmore Hotel B Note, as applicable), and subject to the approval of the majority certificateholder of the controlling class, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the Certificateholders (and with respect to the Jersey Gardens Whole Loan, the Military Circle Whole Loan and the Providence Biltmore Hotel Whole Loan, the holders of the Jersey Gardens Companion Loan, the Military Circle B Note and the Providence Biltmore Hotel B Note, as applicable), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:

     (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and
            (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the special servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     Notwithstanding anything in this section to the contrary, so long as the holder of the Military Circle B Note retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Military Circle B Note as described under "Description of the Mortgage Pool--The Military Circle Whole Loan--Consultation and Consent" above.

     Notwithstanding anything in this section to the contrary, so long as the holder of the Providence Biltmore Hotel B Note retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Providence Biltmore Hotel B Note as described under "Description of the Mortgage Pool--The Providence Biltmore Hotel Whole Loan--Consultation and Consent" above.

     If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust (and with respect to the mortgaged property related to the Jersey Gardens Whole Loan, the Military Circle Whole Loan and the Providence Biltmore Hotel Whole Loan, the holders of the Jersey Gardens Companion Loan, the Military Circle B Note and the

Providence Biltmore Hotel B Note, as applicable) and will be authorized at such time as it deems appropriate to release all or a portion of such mortgaged property from the lien of the related mortgage. Upon notice to the master servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid by the master servicer as a servicing advance unless such expenditure would constitute a nonrecoverable advance.

     If title to any mortgaged property is acquired by the trust, the special servicer, on behalf of the trust (and with respect to the mortgaged property related to the Jersey Gardens Whole Loan, the Military Circle Whole Loan and the Providence Biltmore Hotel Whole Loan, the holders of the Jersey Gardens Companion Loan, the Military Circle B Note or the Providence Biltmore Hotel B Note, as applicable), and subject to the approval of the majority certificateholder of the controlling class (or, with respect to the Providence Biltmore Hotel Loan or the Military Circle Loan, so long as the holder of the Providence Biltmore Hotel Loan or the Military Circle B Note retains its consultation and consent rights as described in "Description of the Mortgage Pool--The Providence Biltmore Hotel Whole Loan--Consultation and Consent" and "--The Military Circle Whole Loan--Consultation and Consent," the holder of the Providence Biltmore Hotel B Note or the holder of the Military Circle B Note, as applicable), will be required to sell the mortgaged property within three full years after the taxable year of acquisition or such longer period as may be permissible under applicable REMIC provisions in effect from time to time, unless (i) the IRS grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that, in general, the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the special servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses and fees incurred by the master servicer and/or special servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See "Description of the Certificates--Subordination; Allocation of Losses and Expenses." The master servicer and/or special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to effect such restoration unless the special servicer and/or master servicer determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer and/or master servicer for its expenses and interest thereon and (ii) that such expenses will be recoverable from related insurance proceeds, condemnation proceeds and liquidation proceeds.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain due-on-sale and due-on-encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender's consent, other than as permitted under the mortgage loan documents. Except with respect to the 111 Eighth Avenue Whole Loan, the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan and Two Gateway Center Whole Loan, the master servicer or the special servicer, as applicable, will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the master servicer's or the special servicer's, as applicable, normal servicing procedures. The master servicer or the special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property as set forth in the pooling and servicing agreement. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus and "Description of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer will not be permitted to waive its right to exercise such rights with respect to any such mortgage loan, unless (i) the master servicer has notified the special servicer of such waiver,
(ii) the master servicer has submitted its written recommendation and analysis to the special servicer, (iii) the master servicer has submitted to the special servicer the documents within the possession or control of the master servicer that are reasonably requested by the special servicer, (iv) the special servicer has approved such waiver and notified the majority certificateholder of the controlling class of the request for the waiver and of the master servicer's and its own approval and (v) the majority certificateholder of the controlling class or, with respect to the Military Circle Loan, so long as the holder of the Military Circle B Note retains its consultation and consent rights as described in "Description of the Mortgage Pool--The Military Circle Whole Loan--Consultation and Consent," the holder of the Military Circle B Note or, with respect to the Providence Biltmore Hotel B Note, so long as the holder of the Providence Biltmore Hotel B Note retains its consultation and consent rights as described in "Description of the Mortgage Pool--The Providence Biltmore Hotel Whole Loan--Consultation and Consent," the holder of the Providence Biltmore Hotel B Note has informed the special servicer that it has approved such waiver; provided, however, that if the majority certificateholder of the controlling class (or with respect to the Military Circle Loan or the Providence Biltmore Hotel Loan, subject to the foregoing, the holder of the Military Circle B Note or the Providence Biltmore Hotel B Note, as applicable) fails to respond within five (5) business days following receipt of the special servicer's recommendation (and with respect to Jersey Gardens Whole Loan, such longer time period as is required to consult with the special servicer of the Jersey Gardens Companion Loan, if such companion loan has been deposited into a securitization and with respect to the Military Circle Loan, ten (10) business days), and such other documents or information as the majority certificateholder of the controlling class, the holder of the Military Circle B Note or the holder of the Providence Biltmore Hotel B Note, as applicable, may reasonably request, then the waiver will be deemed approved.

     CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The master servicer is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor's affiliates. The pooling and servicing agreement provides that the master servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, none of the master servicer, the special servicer or the depositor, or any director, officer, employee or agent of the master servicer, the special servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the depositor or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the master servicer, the special servicer, the depositor and any director, officer, employee or agent of the master servicer, the special servicer or the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by negligent disregard of obligations and duties thereunder.

     Such indemnification will survive any termination, resignation or removal of the master servicer or special servicer under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that none of the master servicer, the special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion, may involve it in any expense or liability. The master servicer, the special servicer or the depositor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust to the master servicer, the special servicer or the depositor, as the case may be.

     The pooling and servicing agreement will also provide that the GCCFC 2004-GG1 Master Servicer, the GCCFC 2004-GG1 Special Servicer, the related trustee and fiscal agent under the GCCFC 2004-GG1 Pooling and Servicing Agreement, the COMM 2004-LNB3 Master Servicer, the COMM 2004-LNB3 Special Servicer, the related trustee under the COMM 2004-LNB3 Pooling and Servicing Agreement, the GMACCM 2004-C1 Master Servicer, the GMACCM 2004-C1 Special Servicer, the related trustee under the GMACCM 2004-C1 Pooling and Servicing Agreement, and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the 111 Eighth Avenue Whole Loan under the GCCFC 2004-GG1 Pooling and Servicing Agreement, the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan under the COMM 2004-LNB3 Pooling and Servicing Agreement or the Two Gateway Center Whole Loan under the GMACCM 2004-C1 Pooling and Servicing Agreement, as applicable, under the pooling and servicing agreement or any pooling and servicing agreement related to a securitization that holds a 111 Eighth Avenue Companion Loan, a 731 Lexington Avenue-Bloomberg Headquarters Companion Loan or a Two Gateway Center Companion Loan, as applicable; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the GCCFC 2004-GG1 Pooling and Servicing Agreement, the COMM 2004-LNB3 Pooling and Servicing Agreement or the GMACCM 2004-C1 Pooling and Servicing Agreement, as applicable.

     Any person into which the master servicer, the special servicer or the depositor may be merged or consolidated, any person resulting from any merger or consolidation to which the depositor, the master servicer or the special servicer, as applicable, is a party or any person succeeding to the business of the master servicer, the depositor or the special servicer, as applicable, will be the successor of the master servicer, the depositor or the special servicer, as applicable, under the pooling and servicing agreement, provided that,

     o with respect to the master servicer, such person is qualified to service mortgage loans on behalf of FNMA or FHLMC, and

     o such merger, consolidation or succession does not adversely affect the then current ratings of the classes of certificates that have been rated.

     In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the master servicer will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

     EVENTS OF DEFAULT

     Under the pooling and servicing agreement, the following events will constitute events of default with respect to the master servicer or the special servicer, as the case may be:

     (1) any failure by the master servicer or the special servicer to make a required deposit, or remit for deposit, to the certificate account or any failure by the master servicer to deposit amounts to which any holder of a companion loan is entitled to the applicable custodial account which continues unremedied for one business day following the date on which such deposit was first required to be made, or any failure by the master servicer to deposit into, or to remit to the trustee for deposit into, the distribution account any amount required to be so deposited or remitted, which failure is not remedied on the relevant distribution date; or

     (2) any failure by the master servicer to timely make any servicing advance required to be made by the master servicer which continues unremedied for a period ending on the earlier of (i) fifteen (15) days following the date such servicing advance was first required to be made, and (ii) either, if applicable, (a) in the case of a servicing advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (b) in the case of a servicing advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

     (3) any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer or the special servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by the trustee, the depositor, the holders of certificates entitled to not less than 25% of the voting rights or any holder of the Jersey Gardens Companion Loan; provided, however, that if such covenant or agreement is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

     (4) any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, is given to the master servicer or the special servicer by the trustee or the depositor, or to the master servicer or the special servicer, as the case may be, by the holders of certificates entitled to not less than 25% of the voting rights; provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

     (5) a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or (ii) placed one or more classes of certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement has not been withdrawn by Moody's within 60 days of the date the servicing officer of the master servicer or the special servicer obtained such actual knowledge), and, in the case of either clauses (i) or (ii), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action; or

     (6) the master servicer or the special servicer, as the case may be, is removed from Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal and the master servicer or the special servicer is not reinstated on such list within 30 days; or

     (7) solely with respect to the servicing of the Jersey Gardens Companion Loan, the trustee receives written notice from any rating agency that rates securities issued by a securitization trust that contains the Jersey Gardens Companion Loan, that the continuation of the master servicer or the special servicer in such capacity with respect to the Jersey Gardens Companion Loan would result in the downgrade, qualification or withdrawal of any rating then assigned by such rating agency to such securities, which notice is not withdrawn within 30 days.

                         DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

     (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the applicable cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the applicable cut-off date for that mortgage loan;

     (2) any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

     (3) the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

     (4) the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

     (5) rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.

     DENOMINATIONS

     The trust will offer the offered certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream International S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear system, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream or Euroclear in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the master servicer, the special servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

     Euroclear and Clearstream

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream or Euroclear in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of the offered certificates, the record holder will be DTC's nominee. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories. The depositories, in turn, will hold positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Clearstream or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream or

Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear's participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Clearstream and Euroclear, but are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See "Annex D" hereto.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee, the master servicer and the special servicer will recognize the holders of the definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The notional amount of the Class X certificates will, in general, be equal to the aggregate certificate balances of the classes of principal balance certificates outstanding from time to time. The notional amount of the Class X certificates will, in general, be reduced on each distribution date by any distributions of principal actually made on, and any realized losses and additional trust expenses actually allocated to, each class of principal balance certificates. The notional amount of the Class X certificates is used solely for the purpose of determining the amount of interest to be distributed on such certificates and does not represent the right to receive any distributions of principal.

     No class of REMIC residual certificates will have a certificate balance.

     PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to the Class A and subordinate certificates will be equal to one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the specified fixed rate for such class and the Weighted Average Net Mortgage Rate, (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Rate.

     The Class Q certificates do not have a pass-through rate and are entitled to receive only excess interest on an ARD loan following the anticipated repayment date for such ARD loan.

     Generally, the aggregate interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all the principal balance certificates and will generally have an aggregate pass-through rate equal to the Weighted Average Net Mortgage Rate minus the weighted average of the pass-through rates on all the principal balance certificates.

     No class of REMIC residual certificates will have a specified pass-through rate.

     If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the Net Mortgage Rate of that interest reserve loan for any one-month period before a related due date will be equal to the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate net of the related master servicing fee rate for that mortgage loan specified on "Annex A" to this prospectus supplement.

     However, for each such interest reserve loan, the Net Mortgage Rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts (as described under "Description of the Certificates--Interest Reserve Account"). The Net Mortgage Rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

     (1) any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

     (2) the principal portion of any realized loss incurred on, or allocable to, the mortgage loan during the related collection period.

     The determination date will be the 1st day of each month or, if any such 1st day is not a business day, the next business day.

     DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five (5) business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

     Loan Groups

     For purposes of calculating distributions on the senior certificates, the mortgage pool has been divided into loan group 1 and loan group 2. Loan group 1 includes 64 properties used for commercial and manufactured housing purposes whereas loan group 2 includes 19 properties used for manufactured housing and multifamily residential purposes. "Annex A" to this prospectus supplement under the heading "Loan group", identifies the mortgage loans as belonging to either loan group 1 or loan group 2.

     The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution Amount for that distribution date. See "The Pooling and Servicing
Agreements--Certificate Account" in the prospectus.

     For purposes of making distributions on the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates on any distribution date, the Available Distribution Amount for such date will be divided into two portions: the loan group 1 distribution amount and the loan group 2 distribution amount. The "loan group 1 distribution amount" for any distribution date will consist of all amounts included in the Available Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 1, and the "loan group 2 distribution amount" for any distribution date will consist of all amounts included in the Available Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 2.

     For purposes of making distributions of principal on the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates on any distribution date, the Principal Distribution Amount for such date will be divided into two portions: the loan group 1 principal amount and the loan group 2 principal amount. The "loan group 1 principal amount" for any distribution date will consist of all amounts constituting the Principal Distribution Amount for such date that are attributable to the mortgage loans included in loan group 1, and the "loan group 2 principal amount" for any distribution date will consist of all amounts included in the Principal Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 2.

     Application of the Available Distribution Amount

     On each distribution date, the trustee will apply the Available Distribution Amount for that date in the following order of priority:

     (1) to pay interest: (i) pro rata, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 1 distribution amount; (ii) to the holders of the Class A-1A certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 2 distribution amount; and (iii) pro rata, to the holders of the Class X-1 and X-2 certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date, and to the extent not previously paid, for each prior distribution date, if any, from the Available Distribution Amount; provided, if the Available Distribution Amount (or applicable portion thereof) is not sufficient to pay all of those amounts, pro rata among the classes of senior certificates in accordance with the amounts due to each class;

     (2) to pay principal: (i)(a) first to the holders of the Class A-1 certificates in an amount up to the loan group 1 principal amount and, after the Class A-1A certificates have been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates have been made on such distribution date until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second to the holders of the Class A-2 certificates in an amount up to the loan group 1 principal amount after payments to the holders of the Class A-1 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A and the Class A-1 certificates have been made on such distribution date until the certificate balance of the Class A-2 certificates has been reduced to zero, (c) third to the holders of the Class A-3 certificates in an amount up to the loan group 1 principal amount after payments to the holders of the Class A-2 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A, Class A-1 and Class A-2 certificates has been made on such distribution date until the certificate balance of the Class A-3 certificates has been reduced to zero, and (d) fourth to the holders of the Class A-4 certificates in an amount up to the loan group 1 principal amount after payments to the holders of the Class A-3 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A, Class A-1, Class A-2, and Class A-3 certificates have been made on such distribution date until the certificate balance of the Class A-4 certificates has been reduced to zero; and (ii) to the holders of the Class A-1A certificates in an amount up to the loan group 2 principal amount and, after the certificate balances of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been reduced to zero, the loan group 1 principal amount remaining after payments to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made on such distribution date, in each case, until the certificate balance of the Class A-1A certificates has been reduced to zero;

     (3) to reimburse the holders of the classes of Class A certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

     (4) to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

          o first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

          o second, if the certificate balances of the Class A certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to pay distributions of principal, up to an amount equal to the lesser of:


               (a) the then outstanding certificate balance of that class of certificates, and

               (b) the remaining portion, if any, of the Principal Distribution Amount for that distribution date, or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then outstanding certificate balance of that class of certificates; and

          o third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and

     (5) the remaining portion, if any, of the Available Distribution Amount to the holders of the REMIC residual certificates.

     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A certificates will be made to the holders of the respective classes of those certificates, pro rata, regardless of loan group, as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

     Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The master servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest Shortfalls and

Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, with respect to those mortgage loans having due dates which fall on the determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding 0.02%. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

     An assumed monthly payment is an amount deemed due for:

     (1) any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     (2) the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     (3) any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

     DISTRIBUTIONS OF PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES

     Any prepayment premium or yield maintenance charge actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates as additional interest and not in reduction of their certificate balances or in an amount up to, in the case of each class, the product of:

The prepayment premium or  x  discount rate fraction  x   principal allocation
yield maintenance charge         for that class          fraction of that class

     The discount rate fraction for any class of certificates equal to:

                pass-through rate for
                that class of certificates--relevant discount rate
                --------------------------------------------------
                mortgage rate of the
                related mortgage loan--relevant discount rate.

     The discount fraction may not be greater than 1.0 or less than 0.0.

     The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 1 for any distribution date is:

     the portion, if any, of the loan group 1 principal amount
     allocated to that class of certificates for that distribution date
     ------------------------------------------------------------------
     entire loan group 1 principal amount for that distribution date.

     The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 2 for any distribution date is:

     the portion, if any, of the loan group 2 principal amount
     allocated to that class of certificates for that distribution date
     ------------------------------------------------------------------
     entire loan group 2 principal amount for that distribution date.

     The portion of the prepayment premium or yield maintenance charge remaining after the payment of the amount calculated as described above will be distributed to certain of the holders of the Class X certificates.

     For any prepaid mortgage loan, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date.

     The prepayment premiums or yield maintenance charges, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

     No excess interest collected on the ARD loans will be available for distribution to the holders of the offered certificates.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

     Excess liquidation proceeds are the excess of:

     (1) proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     (2) the amount that would have been received if a principal payment in full had been made on the due date immediately following the date upon which the proceeds were received.

     TREATMENT OF REO PROPERTIES

     A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be an REO loan and will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     (1)  determining distributions on the certificates;

     (2) allocating of realized losses and additional trust expenses to the certificates; and

     (3) calculating the amount of master servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the REO loan will be taken into account when determining pass-through rates (to the extent such pass-through rate is determined by reference to the Weighted Average Net Mortgage Rate) and the Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the master servicer, the special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the master servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I and Servicing Advances" below, the master servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the master servicer or special servicer of nonrecoverability.

     INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the trustee will deposit in the interest reserve account for each mortgage loan (except for any mortgage loan that accrues interest on the basis of a 30/360 interest accrual method) an amount equal to one day's interest at the related mortgage rate, net of any master servicing fee, on the stated principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the trustee will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and February, if any, and deposit this amount into the distribution account.

     SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust fund expenses. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X certificates.

     Any reimbursement of the master servicer or the trustee for advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions described in the definition of "Principal Distribution Amount" in the Glossary in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. At such time as a final recovery determination is made in regard to any mortgage loan as to which the master servicer had previously reimbursed (from general collections on the mortgage loans on deposit in the collection account) advances determined to be nonrecoverable, the master servicer will compute the realized loss attributable to such reimbursements and such losses will then be allocated (in reverse sequential order in accordance with the loss allocation rules described above) to reduce the principal balances of the classes of certificates as described above (without accompanying principal distributions).

     Realized losses are losses on the mortgage loans arising from the inability of the master servicer or the special servicer, as applicable, to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

     (1) the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate (including all related special servicing fees, liquidation fees, workout fees or other fees or expenses with respect to the mortgage loan that caused distributable certificate interest not to be paid in full during any prior interest accrual period) to, but not including, the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     (2) the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     Realized losses on the 111 Eighth Avenue Loan, any related REO companion loan or related REO property will be calculated in accordance with the GCCFC 2004-GG1 Pooling and Servicing Agreement and the related intercreditor agreements pursuant to which liquidation expenses will generally be allocated first to the 111 Eighth Avenue B Notes (up to the principal balance thereof) and then pro rata among the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans in accordance with the GCCFC 2004-GG1 Pooling and Servicing Agreement and the related intercreditor agreement.

     For purposes of calculating any realized loss on the Jersey Gardens Loan, any related REO companion loan or related REO property, liquidation expenses will generally be allocated pro rata between the Jersey Gardens Loan and the Jersey Gardens Companion Loan in accordance with the pooling and servicing agreement and the related intercreditor agreement.

     For purposes of calculating any realized loss on the Military Circle Loan or related REO property, liquidation expenses will generally be allocated first to the Military Circle B Note (up to the principal balance thereof) and then the Military Circle Loan in accordance with the pooling and servicing agreement and the related intercreditor agreement.

     Realized losses on the 731 Lexington Avenue-Bloomberg Headquarters Loan, any related REO companion loan or related REO property will be calculated in accordance with the COMM 2004-LNB3 Pooling and Servicing Agreement and the related intercreditor agreement pursuant to which liquidation expenses will generally be allocated first to the 731 Lexington Avenue-Bloomberg Headquarters B Note (up to the principal balance thereof) and then pro rata among the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans in accordance with the COMM 2004-LNB3 Pooling and Servicing Agreement and the related intercreditor agreement.

     Realized losses on the Two Gateway Center Loan, any related REO companion loan or related REO property will be calculated in accordance with the GMACCM 2004-C1 Pooling and Servicing Agreement and the related intercreditor agreements pursuant to which liquidation expenses will generally be allocated pro rata among the Two Gateway Center Loan and the Two Gateway Center Companion Loan in accordance with the GMACCM 2004-C1 Pooling and Servicing Agreement and the related intercreditor agreement.

     For purposes of calculating any realized loss on the Providence Biltmore Hotel Loan or related REO property, liquidation expenses will generally be allocated first to the Providence Biltmore Hotel B Note (up to the principal balance thereof) and then the Providence Biltmore Hotel Loan in accordance with the pooling and servicing agreement and the related intercreditor agreement.

     Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

     (1)  special servicing fees, workout fees and liquidation fees;

     (2)  interest on unreimbursed advances;

     (3) the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust;

     (4) unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the master servicer, the special servicer and the depositor comparable to those for the master servicer as described under "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     (5) any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus; and

     (6) any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.

     P&I AND SERVICING ADVANCES

     On each distribution date, the master servicer will be obligated to make P&I advances consisting of advances of delinquent principal and interest on the mortgage loans, other than balloon payments; provided, that the master servicer will only be required to make a P&I advance with respect to the 111 Eighth Avenue Loan in the event that the GCCFC 2004-GG1 Master Servicer fails to make a required P&I advance with respect to the 111 Eighth Avenue Loan. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances. The master servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the master servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The master servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If the master servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. If the trustee fails to make a required P&I advance, the fiscal agent will be required to make that P&I advance. None of the master servicer, the trustee or the fiscal agent will be required to make a P&I advance on the 111 Eighth Avenue Companion Loans, the 111 Eighth Avenue B Notes, the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans, the 731 Lexington Avenue--Bloomberg Headquarters B Note, the Two Gateway Center Companion Loan, the Military Circle B Note or the Providence Biltmore Hotel B Note. No advance will be required to be made by the master servicer, the trustee or the fiscal agent, if, in the judgment of that person or the special servicer, the advance together with interest would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee and the fiscal agent will be able to rely on any nonrecoverability determination made by the master servicer or the special servicer, and the master servicer may rely on a determination made by the special servicer. Notwithstanding anything herein to the contrary, the special servicer will have no right to make an affirmative determination that any P&I advance or servicing advance is, or would be, recoverable, and in the absence of a determination by the special servicer that an advance is nonrecoverable, all determinations of recoverability will remain with the master servicer, the trustee or the fiscal agent, as applicable.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on such mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

     See "--Appraisal Reductions" below.

     Servicing advances generally include, but are not limited to, customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     The master servicer will be permitted to pay, or, in the case of the special servicer, to direct the master servicer to pay, some servicing expenses directly out of the certificate account. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid. The master servicer, however, may instead advance those expenses.

     A request from the special servicer to the master servicer to make a servicing advance must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The master servicer is required to make any servicing advance, other than a nonrecoverable servicing advance or a servicing advance that would be in violation of the servicing standard requested by the special servicer, within five (5) business days of the master servicer's receipt of the request. The special servicer will have no obligation to make a servicing advance that it requests the master servicer to make. The special servicer shall give the master servicer no less than five (5) business days' written notice, which notice may be sent electronically, before the date on which the master servicer is required to make a servicing advance. If the special servicer makes a request with less than five (5) business days' notice, the special servicer shall make this emergency advance and the master servicer shall reimburse (on the next master servicer remittance date) the special servicer for such emergency advance with interest.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within fifteen (15) days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. If the trustee fails to make the servicing advance, the fiscal agent will be required to make the servicing advance. The master servicer, the trustee and the fiscal agent are required to make servicing advances only to the extent that the servicing advances, together with any advance interest, are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made. Advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. If at any time an advance made by the master servicer, the trustee or the fiscal agent is determined to be a nonrecoverable advance, including interest on certain nonrecoverable advances, the master servicer, the trustee or the fiscal agent will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer, the trustee or the fiscal agent may, in its sole discretion, defer its recovery of any advance, provided that such deferral may not exceed six (6) months without the consent of the majority certificateholder of the controlling class or twelve (12) months overall. Reimbursement for deferred advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans, and such amounts will be deducted from the principal distribution amount for the related distribution date. See "The Pooling and Servicing Agreement" above. In addition, if at any time an advance is made with respect to a mortgage loan on or before the date that such mortgage loan has become a corrected mortgage loan, and such mortgage loan is worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (unless determined to be nonrecoverable, in which case such nonrecoverable advances will be reimbursable out of general collections on the mortgage loans) will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans, and any such principal collections applied to reimburse such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date. To the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs.

     To the extent a nonrecoverable advance or a workout-delayed reimbursement amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same loan group as such mortgage loan and, if the principal collections in such loan group are not sufficient to make such reimbursement in full, then from the principal collections available in the other loan group (after giving effect to any reimbursement of nonrecoverable advances and workout-delayed reimbursement amounts that are related to such other loan group). The effect of any reimbursement from principal collections on mortgage loans in a loan group will be to reduce the principal distribution amount for such loan group on the distribution date relating to the collection period in which such reimbursement occurs. To the extent a nonrecoverable advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same loan group as such mortgage loan and, if the interest collections in such loan group are not sufficient to make such reimbursement in full, then from the interest collections available in the other loan group (after giving effect to any reimbursement of nonrecoverable advances that are related to such other loan group).

     If the master servicer, the trustee or the fiscal agent, as applicable, is reimbursed out of principal collections on the mortgage loans for any unreimbursed nonrecoverable advances or workout-delayed reimbursement amounts (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the certificates) such reimbursement and payment of interest will be deemed to have been made first, out of the principal distribution amount for the loan group of the mortgage loan for which such nonrecoverable advance or workout-delayed reimbursement amount was made or exists, and second out of the principal distribution amount for the other loan group. If and to the extent (i) any advance is determined to be a nonrecoverable advance or workout-delayed reimbursement amount, (ii) such nonrecoverable advance, workout-delayed reimbursement amount and/or interest thereon is reimbursed out of the principal distribution amount as contemplated above and
(iii) such nonrecoverable advance or workout-delayed reimbursement amount is subsequently recovered out of payments or other collections in respect of the related mortgage loan, then the principal distribution amount for each loan group for the applicable distribution date will be increased in reverse priority of the allocation of related reimbursement by an amount equal to the lesser of
(A) the amount of such recovery and (B) any previous unreimbursed reduction in the principal distribution amount for such loan group resulting from the reimbursement of such nonrecoverable advance, workout-delayed reimbursement amount and/or interest thereon.

     With respect to the 111 Eighth Avenue Loan, if the 2004-GG1 Master Servicer, the master servicer (in connection with any "back-up" P&I advance) or the master servicer of any 111 Eighth Avenue Companion Loan (in connection with any "back-up" principal and interest advance) determines that a proposed principal and interest advance, if made, or any outstanding principal and interest advance previously made, would be, or is, as applicable, a "nonrecoverable advance," in accordance with the related pooling and servicing agreement, such master servicer shall provide the other master servicers written notice of such determination within two business days after such determination was made and upon such notice, no master servicer or any other party under the 2004-GG1 Pooling and Servicing Agreement, the pooling and servicing agreement or any pooling and servicing agreement with respect to a 111 Eighth Avenue Companion Loan may make any additional principal and interest advances with respect to the 111 Eighth Avenue Whole Loan until all such master servicers have consulted and agreed that circumstances with respect to the 111 Eighth Avenue Whole Loan have changed such that a proposed future principal and interest advance would be recoverable in accordance with the related pooling and servicing agreement.

     With respect to the Jersey Gardens Loan, if the related master servicer with respect to the Jersey Gardens Companion Loan determines in accordance with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to the Jersey Gardens Companion Loan is not or will not ultimately be recoverable from related proceeds collected on that companion loan and consequently, such master servicer does not make such P&I advance, the master servicer will be required to rely upon such other master servicer's determination and may not make any related P&I advance with respect to the Jersey Gardens Loan under the pooling and servicing agreement unless such other master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement. In addition, if the master servicer or the special servicer determines in accordance with the servicing standard that a P&I advance with respect to the Jersey Gardens Loan will not ultimately be recoverable from related proceeds collected on the Jersey Gardens Loan and consequently, the master servicer does not make such P&I Advance, the master servicer for the Jersey Gardens Companion Loan generally will not be required to make any related principal and/or interest advance with respect to the Jersey Gardens Companion Loan under the related pooling and servicing agreement unless the master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement.

     With respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan and Two Gateway Center Loan, the master servicer will independently make its own recoverability determination with respect to a P&I advance for each such mortgage loan based on the information that the master servicer has on hand and in accordance with the pooling and servicing agreement. Notwithstanding the foregoing, unless such other master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement:

     o if the related master servicer with respect to any securitized 731 Lexington Avenue-Bloomberg Headquarters Companion Loan (including the COMM 2004-LNB3 Master Servicer) determines in accordance with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to the related companion loan is not or will not ultimately be recoverable from related proceeds collected on that companion loan and, consequently, such related master servicer does not make such P&I advance, the master servicer will be required to rely upon such determination and may not make any related P&I advance with respect to the 731 Lexington Avenue--Bloomberg Headquarters Loan under the pooling and servicing agreement, unless and until the master servicer has consulted with the master servicers of the 731 Lexington Avenue--Bloomberg Headquarters Companion Loans and such parties agree that circumstances with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan have changed such that a proposed future P&I advance in respect of the 731 Lexington Avenue--Bloomberg Headquarters Loan would not be a nonrecoverable P&I advance; and

     o if any related master servicer with respect to any securitized Two Gateway Center Companion Loan (including the GMACCM 2004-C1 Master Servicer) determines in accordance with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to the related companion loan is or will not ultimately be recoverable from related proceeds collected on that companion loan and, consequently, such related master servicer does not make such P&I advance, the master servicer will be required to rely upon such determination and may not make any related P&I advance with respect to the Two Gateway Center Loan under the pooling and servicing agreement, unless and until the master servicer has consulted with the master servicer of the Two Gateway Center Companion Loan and such parties agree that circumstances with respect to the Two Gateway Center Whole Loan have changed such that a proposed future P&I advance in respect of the Two Gateway Center Loan would not be a nonrecoverable P&I advance.

     Notwithstanding the foregoing, with respect to the 731 Lexington Avenue-- Bloomberg Headquarters Loan and Two Gateway Center Loan, if any of the other master servicers with respect to a related securitized companion loan determines that any advance of principal or interest with respect to such companion loan would not be a nonrecoverable advance, then the master servicer will continue to have the discretion to determine that any proposed P&I advance or outstanding P&I advance, with respect to the related mortgage loan, would be, or is, as applicable, a nonrecoverable advance.

     The master servicer, the trustee and the fiscal agent each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest on any advance will generally be payable to the party making the advance out of default interest, late payments or other collections collected on the related mortgage loan, as applicable, or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest and late payments collected on the related mortgage loan is sufficient to pay that interest in full.

     APPRAISAL REDUCTIONS

     A mortgage loan (other than the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center Loan) will become a required appraisal loan upon the earliest of:

     (1)  the date on which the mortgage loan becomes a modified mortgage loan,


     (2) the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

     (3) the 90th day following the occurrence of an uncured delinquency in any balloon payment, or 150 days following such default, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class;

     (4) the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan,

     (5)  the 60th day following the bankruptcy of the borrower, and

     (6) the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the special servicer is diligently and in good faith proceeding to obtain the appraisal, the special servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the special servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the master servicer and will be reimbursed to the master servicer as a servicing advance.

     As a result of this appraisal, the special servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of (without duplication):

     (1)  the stated principal balance of the required appraisal loan,

     (2) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

     (3) all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

     (4) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the master servicer to cover any of these items, over:

     90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal (minus any downward adjustment which the special servicer deems prudent based upon its review of the appraisal and any other information the special servicer deems appropriate relating to the value of the mortgaged property or REO property as determined by the special servicer in accordance with the servicing standard (without implying any obligation to do so)) plus all escrow and reserves with respect to such required appraisal loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such required appraisal loan), net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan (or, in the case of any uncured delinquency in any monthly payment or balloon payment, within 120 days of the date on which such monthly payment or balloon payment was first due), then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the special servicer is required to order an update of the prior appraisal. Based on the update, the special servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the master servicer or special servicer in a manner that:

     (1) affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

     (2) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

     (3) in the reasonable good faith judgment of the master servicer or special servicer, as applicable, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

     With respect to the 111 Eighth Avenue Whole Loan, the GCCFC 2004-GG1 Special Servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated first to the 111 Eighth Avenue B Notes (up to the outstanding principal balance thereof) and then pro rata among the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans according to the respective stated principal balances of such mortgage loans.

     With respect to the Jersey Gardens Whole Loan, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated pro rata between the Jersey Gardens Loan and the Jersey Gardens Companion Loan according to the respective stated principal balances of such mortgage loans.

     With respect to the Military Circle Whole Loan, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated first to the Military Circle B Note (up to the outstanding principal balance thereof), and then to the Military Circle Loan.

     With respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the COMM 2004-LNB3 Special Servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated first to the 731 Lexington Avenue-Bloomberg Headquarters B Note (up to the outstanding principal balance thereof) and then pro rata among the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans according to the respective stated principal balances of such mortgage loans.

     With respect to the Two Gateway Center Whole Loan, the GMACCM 2004-C1 Special Servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated pro rata among the Two Gateway Center Loan and the Two Gateway Center Companion Loan according to the respective stated principal balances of such mortgage loans.

     With respect to the Providence Biltmore Hotel Whole Loan, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated first to the Providence Biltmore Hotel B Note (up to the outstanding principal balance thereof), and then to the Providence Biltmore Hotel Loan.

     REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of a companion loan and to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

     In addition, the trustee will provide or make available on each distribution date to each certificateholder and to any holders of a companion loan a CMSA reconciliation of funds report and, to the extent received from the master servicer, the following reports prepared by the master servicer or the special servicer, as applicable, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change, and including substantially the following information:

     (1) A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in "Annex A-1" to this prospectus supplement in the tables under the caption "Characteristics of the Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in "Annex A-1" to this prospectus supplement.

     (2)  A CMSA delinquent loan status report.

     (3)  A CMSA historical loan modification and corrected loan report.

     (4)  A CMSA historical liquidation report.

     (5)  A CMSA REO status report.

     (6)  A CMSA servicer watch list.

     (7)  An additional report on recoveries and reimbursements.

     The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. None of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the master servicer will deliver to the trustee by electronic means the following reports, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change:

     (1)  a CMSA comparative financial status report; and

     (2)  a CMSA loan periodic update file.

     In addition, the master servicer or special servicer, as applicable, is also required to prepare for each mortgaged property and REO property:

     (1) Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended September 30, 2004, a CMSA operating statement analysis report, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The master servicer or special servicer, as applicable, will deliver to the trustee by electronic means the CMSA operating statement analysis report upon request.

     (2) Within 30 days after receipt by the master servicer of an annual operating statement, a CMSA NOI adjustment analysis worksheet, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (1) above. The master servicer will deliver to the trustee by electronic means the CMSA NOI adjustment analysis worksheet upon request.

     Certificate owners and holders of companion loans who have certified to the trustee their beneficial ownership of any offered certificate or ownership of a companion loan may also obtain access to any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the master servicer, the special servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar and holders of companion loans.

     INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, via its Internet website initially located at www.etrustee.net, the distribution date statement and the trustee reports (including the CMSA investor reports described above). Such information will be restricted and made available only to such persons that are party to the pooling and servicing agreement, holders of a companion loan, rating agencies, designees of the depositor and any other person upon receipt by the trustee of a certification from such person in the form attached to the pooling and servicing agreement (which certification may also be delivered electronically via the trustee's website). The depositor may at any time instruct the trustee to post additional information, or to remove the restriction from any or all of such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

     OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate or holder of any companion loan, originals or copies of the following items to the extent they are held by the trustee:

     (1)  the pooling and servicing agreement and any amendments;

     (2) all trustee reports delivered to holders of each relevant class of offered certificates since the settlement date;

     (3) all officers' certificates and accountants' reports delivered to the trustee since the settlement date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the prospectus;

     (4) the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;

     (5) the most recent annual operating statements, if any, collected by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property; and

     (6) the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer or special servicer, as applicable, and delivered to the trustee.

     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates or a holder of a companion loan, is requesting the information solely for use in evaluating its investment and will otherwise keep the information confidential. Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The master servicer may, but is not required to, make information available over the Internet.

     Pursuant to the pooling and servicing agreement, the master servicer and special servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from certificate owners or companion loan holders regarding the performance and servicing of the mortgage loans and/or REO properties for which the master servicer or special servicer, as the case may be, is responsible. The master servicer and the special servicer each will condition such disclosure upon such certificate owner or a holder of a companion loan entering into a confidentiality agreement regarding such disclosure to it. Neither the master servicer nor the special servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

     VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

     (1) 98% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below,

     (2)  1% among the holders of the Class X certificates, and

     (3) 1% allocated equally among the holders of the respective classes of REMIC residual certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

     (1) the final payment, or advance of that payment, or other liquidation of the last mortgage loan and/or REO property in the trust; or

     (2) the purchase of all of the assets of the trust by the master servicer or, if the master servicer elects not to make the purchase, the majority certificateholder of the controlling class, or if the majority certificateholder of the controlling class elects not to make the purchase, the special servicer, or if the special servicer elects not to make the purchase, the depositor, when the then aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance; or

     (3) the exchange of all then outstanding certificates, including the Class X certificates but excluding the REMIC residual certificates and the Class Q certificates, for the mortgage loans remaining in the trust at any time the aggregate principal balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, but all the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.

     Any purchase by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:


     (1) the aggregate unpaid principal balance of all the mortgage loans plus accrued and unpaid interest, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

     (2) the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the special servicer and the trustee; minus

     (3) if the purchase is by the master servicer, the aggregate of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

     On the final distribution date, the aggregate amount paid by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under "--Distributions--Application of the Available Distribution Amount."

     THE TRUSTEE AND THE FISCAL AGENT

     The trustee is LaSalle Bank National Association. The trustee is at all times required to be, and will be required to resign if it fails to be,

     (1) a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority, and

     (2) an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "Aa3" by Moody's, "AA--" (or "A+" as long as the short-term senior unsecured debt is "A-1") by Standard & Poor's, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

     The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. Attention: Asset Backed Securities Trust Services Group--GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2004-C2.

     ABN AMRO Bank N.V., a Netherlands banking corporation and an affiliate of the trustee, will act as fiscal agent for the trust and is obligated to make any advance required to be made, and not made, by the master servicer and the trustee under the pooling and servicing agreement, provided that the fiscal agent is not obligated to make any advance unless it determines that the advance will be recoverable from future payments or collections. The fiscal agent is entitled to rely conclusively on any determination by the master servicer or the trustee that an advance, if made, would be nonrecoverable. The fiscal agent is entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--P&I and Servicing Advances" above. The fiscal agent is entitled to various rights, protections and indemnities similar to those afforded by the trustee. The trustee is responsible for payment of the compensation of the fiscal agent. As of March 31, 2004, the fiscal agent had consolidated assets of approximately $787 billion. In the event that LaSalle Bank National Association will, for any reason, cease to act as trustee under the pooling and servicing agreement, ABN AMRO Bank N.V. will also no longer serve in the capacity of fiscal agent under the pooling and servicing agreement.

                        YIELD AND MATURITY CONSIDERATIONS

     YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

     (1)  the purchase price of the certificates;

     (2)  the applicable pass-through rate;

     (3)  the actual performance of the mortgage loans; and

     (4)  the rate and timing of payments on the mortgage loans.

     The Purchase Price of the Certificates

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend, in part, upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on, or otherwise result in, the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.

     Applicable Pass-Through Rate

     The pass-through rate for each class of offered certificates will be as specified in "Description of the Certificates--Pass-Through Rates."

     See "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments on the Mortgage Loans" below.

     Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Description of the Certificates--Subordination; Allocation of Losses and Expenses" and "Risk Factors--Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates."

     Rate and Timing of Principal Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the certificate account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including, for this purpose, collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See "Description of the Mortgage Pool--Prepayment Provisions" and "--Earnout Loans and Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool--Earnout

Loans and Additional Collateral Loans" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--The Effects of Prepayments on Yield" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 10 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices, assuming those prices did not account for that delay.

     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the
Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.

     WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate or, in the case of the Class X certificates, the notional amount of that certificate is reduced to zero. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

     (1) multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the settlement date to the related distribution date,

     (2)  summing the results, and

     (3) dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced or applied in respect of nonrecoverable advances and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended. Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, with respect to any ARD loan. The columns headed "25%," "50%," "75%" and "100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lock-out period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A prepayment lock-out period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of that class of certificates. The tables have been prepared on the basis of the information set forth on "Annex A-1" to this prospectus supplement and the following modeling assumptions:

     (1) the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

     (2) the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on "Annex A-1" to this prospectus supplement as being interest-only or having an interest-only period) described on "Annex A-1" to this prospectus supplement;

     (3) all scheduled monthly payments, including balloon payments, are timely received on the applicable due date each month beginning in September 2004;

     (4) there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

     (5) prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

     (6)  the ARD loans mature on their respective anticipated repayment dates;


     (7) each mortgage loan accrues interest under the method specified in "Description of the Mortgage Pool--Calculations of Interest"; provided, however, that for those loans with fixed monthly payments during an interest-only period, interest rates were imputed based on the fixed monthly payments required under those loans during the interest-only period (see "Annex A-1--Interest-Only Loans" in this prospectus supplement);

     (8) none of the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor exercises its right of optional termination described in this prospectus supplement;


     (9) no mortgage loan is repurchased or is required to be repurchased by a mortgage loan seller;

     (10) no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     (11) there are no additional trust expenses;

     (12) distributions on the certificates are made on the 10th calendar day of each month, beginning in September 2004;

     (13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period;

     (14) the prepayment provisions for each mortgage loan are as described on "Annex A-1" to this prospectus supplement;

     (15) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see "Annex A-1--Earnout Loans"); and

     (16) the settlement date is August 12, 2004.

     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the modeling assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the modeling assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.

     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

     Based on the modeling assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.


                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
August 10, 2005 ..........................            87              87              87              87              87
August 10, 2006 ..........................            72              72              72              72              72
August 10, 2007 ..........................            53              53              53              53              53
August 10, 2008 ..........................            34              34              34              34              34
August 10, 2009 ..........................             0               0               0               0               0
Weighted Average Life (in years) .........          3.00            3.00            3.00            2.99            2.97
First Principal Payment Date .............     9/10/2004       9/10/2004       9/10/2004       9/10/2004       9/10/2004
Last Principal Payment Date ..............     4/10/2009       4/10/2009       4/10/2009       4/10/2009       3/10/2009

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
August 10, 2005 ..........................           100             100             100             100             100
August 10, 2006 ..........................           100             100             100             100             100
August 10, 2007 ..........................           100             100             100             100             100
August 10, 2008 ..........................           100             100             100             100             100
August 10, 2009 ..........................            59              59              59              59              59
August 10, 2010 ..........................            41              41              41              41              41
August 10, 2011 ..........................             0               0               0               0               0
Weighted Average Life (in years) .........          5.70            5.70            5.69            5.68            5.60
First Principal Payment Date .............     4/10/2009       4/10/2009       4/10/2009       4/10/2009       3/10/2009
Last Principal Payment Date ..............     6/10/2011       5/10/2011       5/10/2011       5/10/2011       4/10/2011

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-3 CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
August 10, 2005 ..........................           100             100             100             100             100
August 10, 2006 ..........................           100             100             100             100             100
August 10, 2007 ..........................           100             100             100             100             100
August 10, 2008 ..........................           100             100             100             100             100
August 10, 2009 ..........................           100             100             100             100             100
August 10, 2010 ..........................           100             100             100             100             100
August 10, 2011 ..........................            59              59              59              59              59
August 10, 2012 ..........................            45              45              45              45              45
August 10, 2013 ..........................            30              29              28              27               0
August 10, 2014 ..........................             0               0               0               0               0
Weighted Average Life (in years) .........          7.90            7.90            7.89            7.89            7.81
First Principal Payment Date .............     6/10/2011       5/10/2011       5/10/2011       5/10/2011       4/10/2011
Last Principal Payment Date ..............     9/10/2013       9/10/2013       9/10/2013       9/10/2013       8/10/2013

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-4 CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
August 10, 2005 ..........................           100             100             100             100             100
August 10, 2006 ..........................           100             100             100             100             100
August 10, 2007 ..........................           100             100             100             100             100
August 10, 2008 ..........................           100             100             100             100             100
August 10, 2009 ..........................           100             100             100             100             100
August 10, 2010 ..........................           100             100             100             100             100
August 10, 2011 ..........................           100             100             100             100             100
August 10, 2012 ..........................           100             100             100             100             100
August 10, 2013 ..........................           100             100             100             100             100
August 10, 2014 ..........................             0               0               0               0               0
Weighted Average Life (in years) .........          9.75            9.74            9.72            9.69            9.50
First Principal Payment Date .............     9/10/2013       9/10/2013       9/10/2013       9/10/2013       8/10/2013
Last Principal Payment Date ..............     7/10/2014       7/10/2014       7/10/2014       7/10/2014       4/10/2014


                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
August 10, 2005 ..........................           100             100             100             100             100
August 10, 2006 ..........................           100             100             100             100             100
August 10, 2007 ..........................           100             100             100             100             100
August 10, 2008 ..........................           100             100             100             100             100
August 10, 2009 ..........................           100             100             100             100             100
August 10, 2010 ..........................           100             100             100             100             100
August 10, 2011 ..........................           100             100             100             100             100
August 10, 2012 ..........................           100             100             100             100             100
August 10, 2013 ..........................           100             100             100             100             100
August 10, 2014 ..........................             0               0               0               0               0
Weighted Average Life (in years) .........          9.99            9.98            9.93            9.91            9.74
First Principal Payment Date .............     8/10/2014       7/10/2014       7/10/2014       7/10/2014       5/10/2014
Last Principal Payment Date ..............     8/10/2014       8/10/2014       8/10/2014       7/10/2014       5/10/2014

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
August 10, 2005 ..........................           100             100             100             100             100
August 10, 2006 ..........................           100             100             100             100             100
August 10, 2007 ..........................           100             100             100             100             100
August 10, 2008 ..........................           100             100             100             100             100
August 10, 2009 ..........................           100             100             100             100             100
August 10, 2010 ..........................           100             100             100             100             100
August 10, 2011 ..........................           100             100             100             100             100
August 10, 2012 ..........................           100             100             100             100             100
August 10, 2013 ..........................           100             100             100             100             100
August 10, 2014 ..........................             0               0               0               0               0
Weighted Average Life (in years) .........          9.99            9.99            9.99            9.91            9.74
First Principal Payment Date .............     8/10/2014       8/10/2014       8/10/2014       7/10/2014       5/10/2014
Last Principal Payment Date ..............     8/10/2014       8/10/2014       8/10/2014       7/10/2014       5/10/2014


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
August 10, 2005 ..........................           100             100             100             100             100
August 10, 2006 ..........................           100             100             100             100             100
August 10, 2007 ..........................           100             100             100             100             100
August 10, 2008 ..........................           100             100             100             100             100
August 10, 2009 ..........................           100             100             100             100             100
August 10, 2010 ..........................           100             100             100             100             100
August 10, 2011 ..........................           100             100             100             100             100
August 10, 2012 ..........................           100             100             100             100             100
August 10, 2013 ..........................           100             100             100             100             100
August 10, 2014 ..........................             0               0               0               0               0
Weighted Average Life (in years) .........          9.99            9.99            9.99            9.98            9.74
First Principal Payment Date .............     8/10/2014       8/10/2014       8/10/2014       7/10/2014       5/10/2014
Last Principal Payment Date ..............     8/10/2014       8/10/2014       8/10/2014       8/10/2014       5/10/2014

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS E CERTIFICATES AT 0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
August 10, 2005 ..........................           100             100             100             100             100
August 10, 2006 ..........................           100             100             100             100             100
August 10, 2007 ..........................           100             100             100             100             100
August 10, 2008 ..........................           100             100             100             100             100
August 10, 2009 ..........................           100             100             100             100             100
August 10, 2010 ..........................           100             100             100             100             100
August 10, 2011 ..........................           100             100             100             100             100
August 10, 2012 ..........................           100             100             100             100             100
August 10, 2013 ..........................           100             100             100             100             100
August 10, 2014 ..........................             0               0               0               0               0
Weighted Average Life (in years) .........          9.99            9.99            9.99            9.99            9.74
First Principal Payment Date .............     8/10/2014       8/10/2014       8/10/2014       8/10/2014       5/10/2014
Last Principal Payment Date ..............     8/10/2014       8/10/2014       8/10/2014       8/10/2014       5/10/2014

     PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the modeling assumptions.

     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of the assumed stream of cash flows as of August 12, 2004 to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-5 from and including August 1, 2004 to but excluding the settlement date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99-16/32%) and are exclusive of accrued interest.

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS


                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                       MAINTENANCE OTHERWISE AT INDICATED CPR
                                  ------------------------------------------------
ASSUMED PRICE (32NDS)              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
--------------------------------- -------- --------- --------- --------- ---------













Weighted Average Life
  (in years) ....................
First Principal Payment Date.....
Last Principal Payment Date......


             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                       MAINTENANCE OTHERWISE AT INDICATED CPR
                                  ------------------------------------------------
ASSUMED PRICE (32NDS)              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
--------------------------------- -------- --------- --------- --------- ---------















Weighted Average Life
  (in years) ....................
First Principal Payment Date.....
Last Principal Payment Date......

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS


                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                       MAINTENANCE OTHERWISE AT INDICATED CPR
                                  ------------------------------------------------
ASSUMED PRICE (32NDS)              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
--------------------------------- -------- --------- --------- --------- ---------















Weighted Average Life
  (in years) ....................
First Principal Payment Date.....
Last Principal Payment Date......

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS


                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                       MAINTENANCE OTHERWISE AT INDICATED CPR
                                  ------------------------------------------------
ASSUMED PRICE (32NDS)              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
--------------------------------- -------- --------- --------- --------- ---------















Weighted Average Life
  (in years) ....................
First Principal Payment Date.....
Last Principal Payment Date......

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                       MAINTENANCE OTHERWISE AT INDICATED CPR
                                  ------------------------------------------------
ASSUMED PRICE (32NDS)              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
--------------------------------- -------- --------- --------- --------- ---------















Weighted Average Life
  (in years) ....................
First Principal Payment Date.....
Last Principal Payment Date......



             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                       MAINTENANCE OTHERWISE AT INDICATED CPR
                                  ------------------------------------------------
ASSUMED PRICE (32NDS)              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
--------------------------------- -------- --------- --------- --------- ---------















Weighted Average Life
  (in years) ....................
First Principal Payment Date.....
Last Principal Payment Date......

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                       MAINTENANCE OTHERWISE AT INDICATED CPR
                                  ------------------------------------------------
ASSUMED PRICE (32NDS)              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
--------------------------------- -------- --------- --------- --------- ---------















Weighted Average Life
 (in years) .....................
First Principal Payment Date.....
Last Principal Payment Date......



             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                       MAINTENANCE OTHERWISE AT INDICATED CPR
                                  ------------------------------------------------
ASSUMED PRICE (32NDS)              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
--------------------------------- -------- --------- --------- --------- ---------















Weighted Average Life
  (in years) ....................
First Principal Payment Date.....
Last Principal Payment Date......

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, rulings and decisions now in effect, and proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary is correct in all material respects in the opinion of Mayer, Brown, Rowe & Maw LLP, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security," "conversion transaction," or other integrated investment comprised of the offered certificates and one or more other investments, or foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as the "Trust REMICs." Upon the issuance of the offered certificates, Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement (and, in the case of the 111 Eighth Avenue Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Two Gateway Center Loan, compliance with the related pooling and servicing agreement pursuant to which such loans are serviced), for federal income tax purposes, each of the Trust REMICs will qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called "the Code." For federal income tax purposes, each class of REMIC residual certificates will be the sole class of "residual interests" in the corresponding Trust REMIC and, except to the extent representing the right to excess interest on the ARD loans, the offered certificates will evidence the "regular interests" in, and will be treated as debt instruments of, a Trust REMIC. See "Federal Income Tax Consequences--REMICs" in the prospectus.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their respective outstanding principal balances on their related anticipated repayment dates. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular

Certificates--Original Issue Discount" in the prospectus. The Class Q certificates will evidence only undivided beneficial interests in the portion of the trust consisting of any excess interest collected on ARD loans. Those beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because certain classes of certificates may bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as "qualified stated interest") would be recognized by the IRS. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

     Prepayment premiums and yield maintenance charges collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums or yield maintenance charges described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled to a prepayment premium or yield maintenance charge. For federal income tax reporting purposes, prepayment premiums and yield maintenance charges will be treated as income to the holders of a class of certificates entitled to prepayment premiums and yield maintenance charges only after the master servicer's actual receipt of a prepayment premium or yield maintenance charge that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each such affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

     CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Class Q certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount as described above, it does not prepay on its related anticipated repayment date, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of the principal holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service could disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class Q certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Pool" in this prospectus supplement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


                             METHOD OF DISTRIBUTION

     The depositor has agreed to sell, and Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Credit Suisse First Boston LLC, GMAC Commercial Holding Capital Markets Corp. and Greenwich Capital Markets, Inc. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated on or about August , 2004, among the depositor, GMAC Commercial Mortgage Corporation and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream and Euroclear on or about August , 2004 against payment therefor in immediately available funds.


                                ALLOCATION TABLE


                                               CLASS     CLASS     CLASS     CLASS     CLASS     CLASS     CLASS      CLASS
UNDERWRITER                                     A-1       A-2       A-3       A-4        B         C         D          E
-------------------------------------------   -------   -------   -------   -------   -------   -------   -------   --------
Deutsche Bank Securities Inc. .............      50%       50%       50%       50%       50%       50%       50%        50%
Morgan Stanley & Co. Incorporated .........      50%       50%       50%       50%       50%       50%       50%        50%
Credit Suisse First Boston LLC ............       0%        0%        0%        0%        0%        0%        0%         0%
GMAC Commercial Holding Capital
 Markets Corp. ............................       0%        0%        0%        0%        0%        0%        0%         0%
Greenwich Capital Markets, Inc. ...........       0%        0%        0%        0%        0%        0%        0%         0%
                                              -------   -------   -------   -------   -------   -------   -------   --------
Total .....................................     100%      100%      100%      100%      100%      100%      100%       100%
                                              =======   =======   =======   =======   =======   =======   =======   ========

     Each underwriter has agreed to purchase the entire portion of the offered certificates set forth opposite its name, if any are purchased, provided the terms and conditions of the underwriting agreement are met. If any underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriters may be increased or the underwriting may be terminated.

     Under the underwriting agreement, each underwriter that has agreed to purchase the offered certificates must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. The compensation of the underwriters who purchase the offered certificates will be a commission representing the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public, and the other underwriters will be entitled to receive a negotiated fee. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately % of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     GMAC Commercial Holding Capital Markets Corp. is an affiliate of the depositor and GMACCM. Deutsche Bank Securities Inc. is an affiliate of GACC. Morgan Stanley & Co. Incorporated is an affiliate of MSMC.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will severally and not jointly indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, and for the underwriters by Sidley Austin Brown & Wood LLP.

                                     RATINGS

     The offered certificates are required to receive ratings from Moody's and Standard & Poor's that are not lower than those indicated under "Summary of Series 2004-C2 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the August 2038 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

     The ratings of the offered certificates do not, however, address any of the following:

     (1) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

     (2) the degree to which prepayments might differ from those originally anticipated;

     (3) whether and to what extent prepayment premiums or yield maintenance charges will be collected with prepayments or the corresponding effect on yield to investors;

     (4) whether and to what extent default interest will be collected on the mortgage loans; and

     (5)  the tax treatment of payments on the offered certificates.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.


                                LEGAL INVESTMENT

     As of the date of their issuance, none of the offered certificates will be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 or "SMMEA." As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage-related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.


                              ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions." If you purchase or hold the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D or Class E certificates on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus. To qualify for this exemption, however, a number of conditions must be met, including the requirements that:

     (1) the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;

     (2) at the time of acquisition, the certificates must be rated in one of the top three (or four, if the certificates are issued in a designated transaction, as described below) generic rating categories by at least one rating agency; and

     (3) the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust:

          (i) consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage loans secured by commercial and multifamily real property; and

          (ii) have loan-to-value ratios that do not exceed 100%.

     Each beneficial owner of an offered certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor,
(ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the preceding paragraph, and that it understands that there are certain conditions to the availability of this exemption, including that the offered certificates must be rated, at the time of purchase, not lower than "BBB--" (or its equivalent) by Fitch, Moody's or Standard & Poor's or (iii)
(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If you are an insurance company and you would like to invest your general account assets in the offered certificates, you should consult with your legal advisors about whether Section 401(c) of ERISA, as described under "ERISA Considerations--Representation From Investing Plans" in the prospectus, may apply to you. The DOL has published final regulations under Section 401(c).

     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                    GLOSSARY

     The certificates will be issued pursuant to the pooling and servicing agreement. The following Glossary is not complete. You should also refer to the prospectus and the pooling and servicing agreement for additional definitions. Unless the context requires otherwise, the definitions contained in this Glossary apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     111 EIGHTH AVENUE B NOTES--The mortgage notes secured by the 111 Eighth Avenue mortgaged property on a subordinate basis with the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans. The 111 Eighth Avenue B Notes are not assets of the trust.

     111 EIGHTH AVENUE COMPANION LOANS--The mortgage loans secured by the 111 Eighth Avenue mortgaged property on a pari passu basis with the 111 Eighth Avenue Loan. The 111 Eighth Avenue Companion Loans are not assets of the trust.

     111 EIGHTH AVENUE LOAN--The mortgage loan identified by control number 1 on "Annex A-1" to this prospectus supplement. The 111 Eighth Avenue Loan will be an asset of the trust.

     111 EIGHTH AVENUE WHOLE LOAN--Collectively, the 111 Eighth Avenue Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes.

     731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS B NOTE--The mortgage note secured by the 731 Lexington Avenue-Bloomberg Headquarters mortgaged property on a subordinate basis with the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans. The 731 Lexington Avenue-Bloomberg Headquarters B Note is not an asset of the trust.

     731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS COMPANION LOANS--The mortgage loans secured by the 731 Lexington Avenue-Bloomberg Headquarters mortgaged property on a pari passu basis with the 731 Lexington Avenue-Bloomberg Headquarters Loan. The 731 Lexington Avenue-Bloomberg Headquarters Companion Loans are not assets of the trust.

     731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS LOAN--The mortgage loan identified by control number 5 on "Annex A-1" to this prospectus supplement.

     731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS WHOLE LOAN--Collectively, the 731 Lexington Avenue-Bloomberg Headquarters Loan, the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans and the 731 Lexington Avenue-Bloomberg Headquarters B Note.

     AVAILABLE DISTRIBUTION AMOUNT--The Available Distribution Amount for any distribution date will generally equal:

     (1) all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

          (a) monthly payments collected but due on a due date after the related collection period;

          (b) prepayment premiums and yield maintenance charges and excess interest received in respect of each ARD loan following its anticipated repayment date;

          (c) amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the master servicer, the special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

          (d) amounts deposited in the certificate account or the distribution account, as the case may be, in error;

          (e) for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

          (f)  amounts that represent excess liquidation proceeds; plus

     (2) to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the master servicer to cover Prepayment Interest Shortfalls, Balloon Payment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred during the related collection period; plus

     (3) for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "Description of the Certificates--Interest Reserve Account" in this prospectus supplement; plus

     (4) for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month.

     BALLOON PAYMENT INTEREST EXCESS--If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related master servicing fees) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment Interest Excess.

     BALLOON PAYMENT INTEREST SHORTFALL--If the due date for any balloon payment on a balloon mortgage loan occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related master servicing fees) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

     COMM 2004-LNB3 MASTER SERVICER--The "servicer" under the COMM 2004-LNB3 Pooling and Servicing Agreement, which as of the date hereof is Midland Loan Services, Inc.

     COMM 2004-LNB3 POOLING AND SERVICING AGREEMENT--The Pooling and Servicing Agreement, dated as of June 1, 2004, among Deutsche Mortgage & Asset Receiving

Corporation, as depositor, Midland Loan Services, Inc., as servicer, Lennar Partners, Inc., as special servicer, Wells Fargo Bank, N.A. as trustee and LaSalle Bank National Association, as bond administrator.

     COMM 2004-LNB3 SPECIAL SERVICER--The "special servicer" under the COMM 2004-LNB3 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

     COMM 2004-LNB3 TRUST--The trust fund formed under the COMM 2004-LNB3 Pooling and Servicing Agreement.

     COMM 2004-LNB3 TRUSTEE--The "trustee" under the COMM 2004-LNB3 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

     GCCFC 2004-GG1 TRUSTEE--The "fiscal agent" under the GCCFC 2004-GG1 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     GCCFC 2004-GG1 MASTER SERVICER--The "master servicer" under the GCCFC 2004-GG1 Pooling and Servicing Agreement, which as of the date hereof is Wachovia Bank, National Association.

     GCCFC 2004-GG1 POOLING AND SERVICING AGREEMENT--The Pooling and Servicing Agreement, dated as of May 13, 2004, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent.

     GCCFC 2004-GG1 SPECIAL SERVICER--The "special servicer" under the GCCFC 2004-GG1 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

     GCCFC 2004-GG1 TRUST--The trust fund formed under the GCCFC 2004-GG1 Pooling and Servicing Agreement.

     GCCFC 2004-GG1 TRUSTEE--The "trustee" under the GCCFC 2004-GG1 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

     GMACCM 2004-C1 MASTER SERVICER--The "master servicer" under the GMACCM 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

     GMACCM 2004-C1 POOLING AND SERVICING AGREEMENT--The Pooling and Servicing Agreement, dated as of April 1, 2004, among GMAC Commercial Mortgage Securities, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer, Lennar Partners, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee.

     GMACCM 2004-C1 SPECIAL SERVICER--The "special servicer" under the GMACCM 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

     GMACCM 2004-C1 TRUST--The trust fund formed under the GMACCM 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

     GMACCM 2004-C1 TRUSTEE--The "trustee" under the GMACCM 2004-C1 Pooling and Servicing Agreement.

     JERSEY GARDENS COMPANION LOAN--The mortgage note secured by the Jersey Gardens mortgaged property on a pari passu basis with the Jersey Gardens Loan. The Jersey Gardens Companion Loan is not an asset of the trust.

     JERSEY GARDENS LOAN--The mortgage loan identified by control number 2 on "Annex A-1" to this prospectus supplement.

     JERSEY GARDENS WHOLE LOAN--Collectively, the Jersey Gardens Loan and the Jersey Gardens Companion Loan.

     MILITARY CIRCLE B NOTE--The mortgage note secured by the Military Circle mortgaged property on a subordinate basis with the Military Circle Loan. The Military Circle B Note is not an asset of the trust.

     MILITARY CIRCLE LOAN--The mortgage loan identified by control number 4 on "Annex A" to this prospectus supplement.

     MILITARY CIRCLE WHOLE LOAN--Collectively, the Military Circle Loan and the Military Circle B Note.

     NET AGGREGATE PREPAYMENT INTEREST SHORTFALL--The Net Aggregate Prepayment Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the master servicer for that distribution date to cover those Prepayment Interest Shortfalls.

     NET MORTGAGE RATE--The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time, minus the servicing fee rate. However, for purposes of calculating pass-through rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the master servicer or special servicer, as applicable, or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     PREPAYMENT INTEREST EXCESS--If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related master servicing fees) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

     PREPAYMENT INTEREST SHORTFALL--If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related master servicing fees) on the prepayment will constitute a Prepayment Interest Shortfall.

     PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for any distribution date will, generally, equal the excess of the sum of clauses (1) through (5) below over clause (6) below:

     (1) the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

     (2) all voluntary principal prepayments received on the mortgage loans during the related collection period;

     (3) for any balloon loan for which the stated maturity date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

     (4) the portion of all liquidation proceeds (net of liquidation expenses and unreimbursed additional trust fund expenses), condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the special servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

     (5) if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date;

          minus

     (6) the amount of principal collections, if any, applied to reimburse any nonrecoverable advances or workout-delayed reimbursement amounts on such distribution date allocated first, to the loan group principal distribution amount for the loan group in which the mortgage loan with respect to which the nonrecoverable advance or workout-delayed reimbursement amount was made or exists, and then to the other loan group (provided, however, that to the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the sum of clauses (1) through (5) above for the distribution date related to the collection period in which such recovery occurs).

     PROVIDENCE BILTMORE HOTEL B NOTE--The mortgage note secured by the Providence Biltmore Hotel mortgaged property on a subordinate basis with the Providence Biltmore Hotel Loan. The Providence Biltmore Hotel B Note is not an asset of the trust.

     PROVIDENCE BILTMORE HOTEL LOAN--The mortgage loan identified by control number 9 on "Annex A-1" to this prospectus supplement.

     PROVIDENCE BILTMORE HOTEL WHOLE LOAN--Collectively, the Providence Biltmore Hotel Loan and the Providence Biltmore Hotel B Note.

     TWO GATEWAY CENTER COMPANION LOAN--The mortgage loan secured by the Two Gateway Center mortgaged property on a pari passu basis with the Two Gateway Center Loan. The Two Gateway Center Companion Loan is not an asset of the trust.

     TWO GATEWAY CENTER LOAN--The mortgage loan identified by control number 6 on "Annex A-1" to this prospectus supplement.

     TWO GATEWAY CENTER WHOLE LOAN--Collectively, the Two Gateway Center Loan and the Two Gateway Center Companion Loan.

     WEIGHTED AVERAGE NET MORTGAGE RATE--The Weighted Average Net Mortgage Rate for each distribution date is the weighted average of the Net Mortgage Rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

                                    ANNEX A-1
                      CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A-1 set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the applicable cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A-1 may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

     In the schedule and tables provided in this Annex A-1, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, the allocated loan amounts for each such related mortgaged property are shown.

     DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A-1, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     (1) "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less (i) the allowance for vacancies and losses (such amount, the "underwritten revenue") and (ii) the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) (such sum of (a) and (b), the "underwritten expenses") and (c) estimated replacement reserves and with the exception of multifamily and hospitality properties, tenant improvement costs and leasing commissions, as applicable. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous,

                                     A-1-1
could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuer, the depositor, the sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures and leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the applicable seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     (2) "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the applicable cut-off date for such mortgage loan or, for some mortgage loans that pay only interest for a period of time, 12 times the monthly payment in effect after the end of such interest-only period.

     (3) "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio," "DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A-1, except as otherwise indicated and with respect to the loan identified by control number 3 on this Annex A-1, in the case of the mortgage loans providing for earnout reserves, that the principal balance of the mortgage loan is reduced by the amount of the earnout. For purposes of the information presented in this prospectus supplement, unless otherwise indicated, with respect to the 111 Eighth Avenue Loan, the Jersey Gardens Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan, the Two Gateway Center Loan, the

                                     A-1-2

Military Circle Loan and the Providence Biltmore Hotel Loan, the debt service coverage ratio reflects the aggregate indebtedness evidenced by the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans, the Jersey Gardens Whole Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans, the Two Gateway Center Whole Loan, the Military Circle Loan and the Providence Biltmore Hotel Loan, respectively.

     Generally, debt service coverage ratios are used by lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the initial interest-only period.

     (4) "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the settlement date or the applicable seller has taken reserves sufficient to complete such repairs or received other assurances such as a guarantee. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (5) "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV" or "CLTV" means, with respect to any mortgage loan, (a) the cut-off date balance of that mortgage loan (except as otherwise indicated and with respect to the mortgage loan identified by control number 3 on this Annex A-1, net of earnout reserves or additional collateral, if applicable) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated. For purposes of the information presented in this prospectus supplement, unless otherwise indicated, with respect to the 111 Eighth Avenue Loan, the Jersey Gardens Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan, the Two Gateway Center Loan, the Military Circle Loan and the Providence Biltmore Hotel Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans, the Jersey Gardens Whole Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg

                                     A-1-3

Headquarters Companion Loans, the Two Gateway Center Whole Loan, the Military Circle Loan and the Providence Biltmore Hotel Loan, respectively.

     (6) "Square feet," "sq. ft.," "SF" or "NRSF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/ warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leaseable area.

     (7) "Units," "Pads," "Rooms" or "Spaces" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment, (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms, (3) in the case of a mortgaged property operated as manufactured housing, the number of pads, (4) in the case of a mortgaged property operated as self-storage property, the number of self-storage units and (5) in the case of a mortgaged property operated as a parking garage, the number of parking spaces. For purposes of this Annex A-1, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

     (8) "Occupancy" means, the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A-1 as the "occupancy date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A-1 concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     (9) "Scheduled Maturity or ARD Balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

     (10) "Scheduled maturity date LTV" means, for any balloon loan, the balloon balance for that mortgage loan divided by the appraised value of the related mortgaged property. For purposes of the information presented in this prospectus supplement, unless otherwise indicated, with respect to the 111 Eighth Avenue Loan, the Jersey Gardens Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan, the Two Gateway Center Loan, the Military Circle Loan and the Providence Biltmore Hotel Loan, the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced by the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans, the Jersey Gardens Whole Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans, the Two Gateway Center Whole Loan, the Military Circle Loan and the Providence Biltmore Hotel Loan, respectively.

     (11) "Interest rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

     (12) "Administration Fee Rate" for each mortgage loan is the percentage rate per annum provided in Annex A-1 for such mortgage loan at which compensation is payable

                                     A-1-4
for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

     (13) "Prepayment provisions" for each mortgage loan are: "lockout," which means the duration of the prepayment lockout period; "defeasance," which means the duration of any defeasance period; and, where applicable, "(greater than) YM or 5%" which means the greater of the yield maintenance charge or 5% of the outstanding principal balance; "(greater than) YM or 1%" which means the greater of the yield maintenance charge or 1% of the outstanding principal balance; and "YM" which means yield maintenance. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

     (14) "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

     (15) In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

     (16) "Underwritten net operating income," "underwritten NOI" or "UW NOI" for any mortgaged property means, net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.

     (17) "Cut-Off Date Balance per Sq.Ft./Unit/Pad/Room/Space" for any mortgage loan means the cut-off date balance of that mortgage loan divided by Sq.Ft./Unit/Pad/ Room/Space, as applicable. For the purposes of the information presented in this prospectus supplement, with respect to the 111 Eighth Avenue Loan, the Jersey Gardens Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan, the Two Gateway Center Loan, the Military Circle Loan and the Providence Biltmore Hotel Loan, the debt service coverage ratio reflects the aggregate indebtedness evidenced by the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans, the Jersey Gardens Whole Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans, the Two Gateway Center Whole Loan, the Military Circle Whole Loan and the Providence Biltmore Hotel Loan, respectively.

     The following footnotes describe certain interest only provisions and earnout reserves for mortgage loans other than the mortgage loans described in "Annex B" to this prospectus supplement.

     INTEREST-ONLY LOANS

     Control Number 11. The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from July 1, 2004 through maturity on June 1, 2009.

     Control Number 16. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from September 1, 2004 through February 1, 2006. Commencing on March 1, 2006, through maturity, monthly payments of principal and interest in the amount of $85,447.59 are required.

                                     A-1-5

     Control Number 21. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from September 1, 2004 through August 1, 2006. Commencing on September 1, 2006, through maturity, monthly payments of principal and interest in the amount of $75,118.48 are required.

     Control Number 43. The mortgage loan requires fixed monthly payments of interest only in the amount of $38,966.04 from June 1, 2004 through May 1, 2006. Commencing on June 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $47,622.46 are required.

     Control Number 44. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from May 1, 2004 through April 1, 2005. Commencing on May 1, 2005, through maturity, monthly payments of principal and interest in the amount of $41,084.42 are required.

     Control Number 53. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from August 1, 2004 through July 1, 2006. Commencing on August 1, 2006, through maturity, monthly payments of principal and interest in the amount of $29,451.32 are required.

     Control Number 58. The mortgage loan requires fixed monthly payments of interest only in the amount of $19,797.87 from September 1, 2004 through August 1, 2006. Commencing on September 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $23,704.82 are required.


     CERTAIN RESERVES

     Control Number 13. The mortgage loan requires a monthly deposit of $4,347 to the tenant improvement and leasing commission reserve. The reserve is capped at $160,000 and is required to be replenished if the balance falls below this amount. No excess cash flow deposited to the tenant improvement/leasing commission reserve shall be credited to the threshold. After the occurrence of a K-Mart go-dark event or a K-Mart termination event, if the amount of excess cash flow to the tenant improvement/leasing commission subaccount in any single month exceeds the K-Mart cash flow, lender shall disburse amounts in excess of the K-Mart cash flow to borrower provided no event of default or K-Mart bankruptcy event has occurred. Additionally, the mortgage loan requires a monthly deposit of $2,506 to the replacement reserve. The reserve is capped at $150,360 and is required to be replenished if the balance falls below this amount.

     Control Number 16. The mortgage loan requires monthly deposits to the rollover reserve in the amount of $4,861.08. Deposits to the rollover reserve shall no longer be required once the balance of the account exceeds $235,000.00. Deposits to the rollover reserve shall once again be required if the DSCR decreases below 1.20x based on rents in place annualized and trailing twelve month expenses or the occupancy is less than 85.0%. The loan is structured with a sweep of all excess cash flow in the event tenant Stein Mart goes dark. The cash flow sweep will cease and all swept funds will be returned to the borrower when a satisfactory replacement tenant(s) is secured and is in occupancy and paying rent.

     Control Number 19. A cash reserve in the amount of $140,000 was required at closing. The reserve will be released provided that a) acknowledgement from tenant

                                     A-1-6

Sleepy's, Inc. has been received indicating that the termination right granted pursuant to its lease has either lapsed or will not be exercised; or b) evidence certifying that the time period in which tenant Sleepy's can exercise its termination right pursuant to its lease has lapsed and that no notice has been received from tenant Sleepy's that it will exercise such termination right.

     Control Number 20. The mortgage loan requires a monthly deposit of $15,896 to the tenant improvement and leasing commission reserve. The reserve is capped at $726,785 and is required to be replenished if the balance falls below this amount.

     Control Number 21. The mortgage loan requires a monthly deposit of $4,200 to the replacement reserve. The borrower is not required to make such deposit subject to (i) satisfactory periodic site inspection of the property during the loan term, provided, however, that as long as the DSCR is at least 1.30x, the results of periodic site inspections shall not permit lender to revoke the waiver; (ii) the DSCR is no lower than 1.30x; and (iii) no event of default has occurred.

     Control Number 23. The mortgage loan requires a monthly deposit of $556.50 to the replacement reserve. The borrower is not required to make such deposit provided (i) borrower maintains a DSCR of no less than 1.40x during the loan term and (ii) borrower maintains the property in accordance with industry standards, subject to lender's satisfaction based on periodic inspections.

     Control Number 24. An initial deposit of $200,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $2,083.33 to the reserve, which covers tenant improvements and leasing commissions, as well as replacement reserves. The tenant improvement and leasing commission reserve and the replacement reserve have been combined and are handled out of the same account. The reserve is capped at $300,000 and is required to be replenished if the balance falls below this amount. Excess cash flow deposited into the account pursuant to a lockbox trigger pertaining to the IRS premises is not subject to the threshold and such tenant improvement/leasing commission disbursements shall be strictly limited to the IRS premises.

     Control Number 25. The mortgage loan requires a monthly deposit of $1,496.25 to the replacement reserve. The borrower is not required to make such deposit provided (i) borrower maintains a DSCR of no less than 1.40x during the loan term and (ii) borrower maintains the property in accordance with industry standards, subject to lender's satisfaction based on periodic inspections.

     Control Number 26. A cash reserve in the amount of $45,000 was required at closing pending the termination of the free rent period for tenant Production & Rigging Resources, Inc. The holdback will be released to the borrower at the end of the free rent period. The mortgage loan requires monthly deposits to the rollover reserve in the amount of $10,629.33. Deposits to the rollover reserve shall no longer be required once the balance of the account exceeds $400,000.00, including the initial deposit of $400,000.00. Deposits to the rollover reserve shall once again be required if the DSCR decreases below 1.20x as determined by lender in its sole discretion or the occupancy is less than 80.0%.

     Control Numbers 27, 30, 32 and 36. An initial deposit of $5,450 was required at closing for the immediate repairs escrow.

                                     A-1-7

     Control Number 38. The mortgage loan requires a monthly deposit of $6,697 to the tenant improvement and leasing commission reserve. The reserve is capped at $350,000 and is required to be replenished if the balance falls below this amount. During any lockbox period, all excess cash flow in the deposit account shall be deposited into the TI/LC reserve subaccount for tenant improvements and leasing commissions related to a new or renewal Peebles lease. During any lockbox period in which the balance of the TI/LC reserve subaccount equals or exceeds $200,000, lender shall disburse to borrower any excess cash flow in excess of the threshold. Additionally, the mortgage loan requires a monthly deposit of $2,465 to the replacement reserve. The reserve is capped at $150,000 and is required to be replenished if the balance falls below this amount. Borrower shall have the option to deliver to lender a letter of credit equal to the replacement reserve threshold and/or the TI/LC threshold as applicable.

     Control Number 39. The mortgage loan requires a monthly deposit of $6,642.83 to the tenant improvement and leasing commission reserve. The reserve is capped at $239,141.92 and is required to be replenished if the balance falls below this amount.

     Control Number 40. An initial deposit of $800,000 was required at closing relating to the termination of a tenant. The funds will be released upon a replacement tenant, as approved by the lender, taking occupancy and paying rent in the former Stage space. In addition to the foregoing release conditions, a 1.0x DSCR test, based on a 10.09% constant, must be met.

     Control Number 41. Monthly deposits to the replacement reserve have been waived subject to the terms of the management agreement. Marriott, as manager, shall be responsible for replacement reserves. In the event Courtyard Management Corporation is no longer managing the property, a replacement reserve account shall be established.

     Control Number 42. An initial deposit of $100,000 was required at closing for a debt service reserve. The funds will be released on November 1, 2006 provided no event of default on the loan.

     Control Number 43. The mortgage loan requires a monthly deposit of $4,465.50 to the tenant improvement and leasing commission reserve. The reserve is capped at $160,000 and is required to be replenished if the balance falls below this amount.

     Control Number 45. A cash reserve in the amount of $7,740 was required at closing. The reserve will be released provided that a) evidence is received indicating that borrower has purchased all of the existing washing machines and dryers located at the mortgaged property, and b) certification has been received indicating that the borrower is no longer paying a third party to operate any washing machines or dryers on the mortgaged property.

     Control Number 46. The mortgage loan requires a monthly deposit of $6,934 to the tenant improvement and leasing commission reserve. The borrower is not required to make such deposit provided (i) no event of default has occurred;
(ii) the account equals or exceeds $150,000; and (iii) the DSCR is not less than 1.25x. At any time one of these conditions is not met, borrower shall resume the monthly deposit. If a lease termination event occurs, borrower shall begin making monthly payments of $8,333 until a lease satisfaction event occurs.

                                     A-1-8

     Control Number 47. The mortgage loan requires monthly deposits to the rollover reserve in the amount of $6,899.00. Deposits to the rollover reserve shall no longer be required once the balance of the account exceeds $450,000.00, including the initial deposit of $300,000.00. Deposits to the rollover reserve shall once again be required if the DSCR decreases below 1.20x as determined by lender in its sole discretion.

     Control Number 48. An initial escrow of $61,639 was required between the property seller and property purchaser for an immediate repairs escrow account. This escrow is held by a title company until the related required repair work is completed by the property seller. An initial escrow of $81,250 was required between the property seller and property purchaser for an environmental escrow account. This escrow is held by a title company until the related required remediation is completed by the property seller.

     Control Number 49. The mortgage loan requires a monthly deposit of $2,484 to the tenant improvement and leasing commission reserve. Borrower shall not be required to make such deposit provided: (i) no event of default has occurred,
(ii) the account equals or exceeds $89,424, (iii) occupancy is not less than 85% and (iv) the DSCR is not less than 1.20x. At any time one of these conditions is not met, borrower shall resume the monthly deposit.

     Control Number 51. Monthly deposits to the replacement reserve have been waived subject to the terms of the management agreement. Marriott, as manager, shall be responsible for replacement reserves. In the event Courtyard Management Corporation is no longer managing the property, a replacement reserve account shall be established.

     Control Number 55. An initial deposit of $80,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $4,250 to the reserve. If no event of default exists as of the 84th payment due date (the "Reserve Cutoff Date"), borrower shall not be required to make any further monthly deposits to the reserve. If an event of default occurs at any time after the Reserve Cutoff Date, borrower shall resume monthly deposits to the reserve. Additionally, the mortgage loan requires a monthly deposit of $2,004 to the replacement reserve. If no event of default exists as of the reserve cutoff date, borrower shall not be required to make any further monthly deposits to the reserve. If an event of default occurs at any time after the Reserve Cutoff Date, borrower shall resume monthly deposits to the reserve.

     Control Number 56. The mortgage loan requires a monthly deposit of $5,627 to the tenant improvement and leasing commission reserve. The reserve is capped at $160,000 and is required to be replenished if the balance falls below this amount. Additionally, the mortgage loan requires a monthly deposit of $1,019.83 to the replacement reserve. The reserve is capped at $50,000 and is required to be replenished if the balance falls below this amount.

     Control Number 58. The mortgage loan requires a monthly deposit of $882 to the replacement reserve. The borrower is not required to make such deposit provided (i) borrower maintains a DSCR of no less than 1.40x during the loan term and (ii) borrower maintains the property in accordance with industry standards, subject to lender's satisfaction based on periodic inspections.

                                     A-1-9

     Control Number 59. An initial escrow of $534,000 was required at closing. The funds will be released during the first 24 months of the loan term provided
(i) no event of default; (ii) a minimum DSCR of 1.00x based on a mortgage loan constant of 10.90% for the immediately trailing six months; (iii) a maximum LTV of 75%; and (iv) 85% occupancy for the immediately trailing two months. If such conditions are not met by December 16, 2005, the funds may be used to pay down the outstanding loan balance.

     Control Number 60. The mortgage loan requires a monthly deposit of $2,114 to the tenant improvement and leasing commission reserve. The reserve is capped at $100,000 and is required to be replenished if the balance falls below this amount. The monthly deposit will be waived during the loan term provided the DSCR is a minimum of 1.25x, occupancy is at least 90%, no event of default exists and the reserve balance is at least $100,000.

     Control Number 61. The mortgage loan requires a monthly deposit of $854.40 to the replacement reserve. The reserve will be waived provided no event of default has occurred and borrower maintains the property in a good and safe condition and repair. In the event monthly deposits are required, the replacement reserve is capped at $30,762.

     Control Number 62. The mortgage loan requires a monthly deposit of $3,570 to the tenant improvement and leasing commission reserve. The reserve will be waived provided certain criteria are met, including: (i) guarantor maintains liquidity of at least $1,000,000 (unencumbered); (ii) the property maintains a minimum 1.15x DSCR based on a trailing six-month period through August 31, 2004 and a minimum 1.25x DSCR based on a trailing six-month period commencing September 1, 2004 and continuing through the remainder of the loan term; (iii) the property occupancy has not declined below 85% for the period ending on August 31, 2004 and thereafter has not declined below 90% at any time during the immediately preceding six months as reasonably determined by lender; and (iv) no event of default has occurred and is continuing under the loan documents. Additionally, the mortgage loan requires a monthly deposit of $980 to the replacement reserve. The reserve will be waived provided certain criteria are met, including: (i) guarantor maintains liquidity of at least $1,000,000 (unencumbered); (ii) lender reasonably approves the results of annual inspections of the property at borrower's expense by lender's representative and/or by a licensed engineer acceptable to lender; (iii) the property maintains a minimum 1.15x DSCR based on a trailing six-month period through August 31, 2004 and a minimum 1.25x DSCR based on a trailing six-month period commencing September 1, 2004 and continuing through the remainder of the loan term; and
(iv) no event of default has occurred and is continuing under the loan documents.

     Control Number 64. The mortgage loan requires a monthly deposit of $3,213 to the tenant improvement and leasing commission reserve. Lender shall initiate a sweep of 100% of cash flow after debt service nine months prior to the expiration of the Save Mart lease (on August 31, 2008) and/or nine months prior to the expiration of the Rite Aid lease (on May 31, 2008), until Lender receives confirmation of these tenants renewed. Such funds will be placed in the tenant improvement and leasing commission reserve and will be available for replacement tenants acceptable to GMACCM.

                                     A-1-10

     Control Number 67. The mortgage loan requires a monthly deposit of $1,895.84 to the replacement reserve. The reserve is capped at $45,500.16 and is required to be replenished if the balance falls below this amount or from and after the occurrence of a replacement inspection event.

     Control Number 68. The mortgage loan initially requires monthly deposits to the replacement reserve in the amount of $1,000.00. Commencing on the payment date occurring in September, 2006, monthly deposits to the replacement reserve in the amount of $1,250.00 will be required.

     Control Number 71. The mortgage loan requires a monthly deposit of $1,460 to the tenant improvement and leasing commission reserve. The reserve is capped at $52,560 and is required to be replenished if the balance falls below this amount.


     EARNOUT LOANS

     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund or provide an irrevocable letter of credit pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. All but two (2) of the earnout loans provide that in the event the conditions are not met by a certain date, the master servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For each of the earnout loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of these earnout loans, other than the loan identified by control number 3 on this Annex A-1, the underwritten NCF DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A-1 are calculated based on the principal balance of those mortgage loans net of the related earnout amount or a portion thereof which may be applied to defease or prepay the mortgage loans. Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:


                                  EARNOUT LOANS

                                                       FULL                  FULL     NET OF
                                                       LOAN      NET OF      LOAN    EARNOUT     EARLIEST    EARNOUT   IF PREPAY,
 CONTROL    EARNOUT       EARNOUT       CURRENT       AMOUNT    EARN-OUT    AMOUNT     NCF       DEFEASE/    DEFEASE     MAINT.
 NUMBER     RESERVE        AMOUNT       BALANCE      LTV (1)     LTV(1)    DSCR(1)   DSCR(1)   PREPAY DATE    PREPAY   APPLICABLE
-------- ------------- ------------- ------------- ----------- ---------- --------- --------- ------------- --------- -----------
    63    $  412,000    $  375,000    $ 3,219,612      74.01%     65.39%     1.23x     1.40x    6/1/2005      Prepay     Yes
     3    $6,000,000    $6,000,000    $68,949,377      71.82%     71.82%     1.30x     1.30x      NAP          NAP       NAP
    16    $1,000,000    $1,000,000    $15,200,000      79.00%     73.80%     1.08x     1.15x      NAP          NAP       NAP

----------
(1) Based on "as is" appraisal and UW NCF Distribution of Cut-off Date Principal Balances.

                                     A-1-11

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













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

ANNEX A

CERTAIN CHARACTERISTICS OF MORTGAGE LOANS

  CONTROL          LOAN                                    LOAN
   NUMBER         GROUP            LOAN NUMBER          ORIGINATOR                                     PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------------------
     1              1                                   MSMC                  111 Eighth Avenue
     2              1                                   MSMC                  Jersey Gardens
     3              1             44570                 GMACCM                Parmatown Shopping Center
     4              1             GA19942               GACC                  Military Circle Mall
     5              1             DBM19573              GACC                  731 Lexington Avenue - Bloomberg Headquarters
     6              1             41837                 GMACCM                Two Gateway Center
     7              1             42258                 GMACCM                Janss Marketplace
     8              1             44889                 GMACCM                Utopia Plaza
     9              1             43911                 GMACCM                Providence Biltmore Hotel
     10             1             04-15947              MSMC                  Escondido Village Shopping Center
     11             1             40915                 GMACCM                PGA Plaza Shopping Center
     12             2             45371                 GMACCM                Turnbury Park Apartments
     13             1             44183                 GMACCM                Shoppes at St. Lucie West
     14             2             DBM20122              GACC                  Stonybrook Apartments
     15             1             44514                 GMACCM                Springhill Suites-New Orleans
     16             1             DBM20144              GACC                  Silverado Shopping Center
     17             2             DBM20119              GACC                  Rothschild Portfolio
    17.1                          DBM20119-1            GACC                  250 East 176th Street
    17.2                          DBM20119-2            GACC                  80 West 170th Street
    17.3                          DBM20119-3            GACC                  1146 Ogden Avenue
    17.4                          DBM20119-4            GACC                  2121 Grand Concourse
    17.5                          DBM20119-5            GACC                  1234 Shakespere Avenue
     18             1             DDC                   MSMC                  DDC Portfolio Rollup
    18.1                          04-16722              MSMC                  DDC Portfolio: 4215-21 Connecticut Ave., NW
    18.2                          04-16721              MSMC                  DDC Portfolio: 920-928 Rhode Island Ave.
    18.3                          04-16716              MSMC                  DDC Portfolio: 2000 S Street, NW
    18.4                          04-16723              MSMC                  DDC Portfolio: 1330 U Street, NW
    18.5                          04-16713              MSMC                  DDC Portfolio: 301 Pennsylvania Avenue, SE
    18.6                          04-16718              MSMC                  DDC Portfolio: 4045 Minnesota Avenue, NE
     19             1             DBM20125              GACC                  Lake Shore Plaza
     20             1             44433                 GMACCM                Lakeside Office Building
     21             2             45342                 GMACCM                Stonewood Apartments
     22             1             45914                 GMACCM                Springhill Suites- Willow Grove
     23             1             45428                 GMACCM                Greenbrier MHP
     24             1             44695                 GMACCM                Diamondhead Building
     25             1             45427                 GMACCM                Cordova Mobile Home Park
     26             1             DBM20212              GACC                  Commerce Center
                                                        MSMC                  Slane Portfolio Rollup
     27             1             04-17055              MSMC                  Slane Portfolio- Gahanna (Agler)
     28             1             04-17052              MSMC                  Slane Portfolio- Columbus (Smokey Row)
     29             1             04-17041              MSMC                  Slane Portfolio- Youngstown (Mid&So)
     30             1             04-17042              MSMC                  Slane Portfolio- Canton (Mahoning)
     31             1             04-17036              MSMC                  Slane Portfolio- South Point
     32             1             04-17031              MSMC                  Slane Portfolio- Warren
     33             1             04-17029              MSMC                  Slane Portfolio- Youngstown (Glenwood)
     34             1             04-17028              MSMC                  Slane Portfolio- Girard
     35             1             04-17022              MSMC                  Slane Portfolio- W. Milton
     36             1             04-17058              MSMC                  Slane Portfolio- Harrisburg
     37             1             44449                 GMACCM                Woodbridge Jewelry Exchange
     38             1             40023                 GMACCM                Willow Oaks Village Square
     39             1             44450                 GMACCM                100 North Citrus Avenue
     40             1             03-15214              MSMC                  New City Center
     41             1             45067                 GMACCM                Courtyard South Beach
     42             2             04-15780              MSMC                  Number 10 Main Street
     43             1             44674                 GMACCM                Valley Fair Shopping Center
     44             2             04-15907              MSMC                  Shalamar Apartments
     45             2             DBM20127              GACC                  Hilltop Gardens
     46             1             44513                 GMACCM                Cromwell Commons
     47             1             DBM20292              GACC                  Lakepointe Centre I
     48             1             04-15564              MSMC                  Food Basics Brooklyn
     49             1             44233                 GMACCM                Nanuet Shopping Center
     50             2             44875                 GMACCM                Fox Hill Apartments
     51             1             45230                 GMACCM                Courtyard - Tallahassee
     52             1             44821                 GMACCM                Town Place Suites
     53             1             DBM20300              GACC                  Executive Airport Business Center
     54             1             DBM20126              GACC                  Bryn Mawr Office
     55             1             45580                 GMACCM                Cove Terrace Shopping Center
     56             1             45308                 GMACCM                11500 Northwest Freeway
     57             1             45322                 GMACCM                West Glendale Self Storage
     58             2             45537                 GMACCM                Chateau Calistoga Mobile Home Park
     59             1             03-14418              MSMC                  Deer Park - Storage Depot
     60             1             45165                 GMACCM                Central and Thomas Retail
     61             1             44366                 GMACCM                Silverado Self Storage
     62             1             42701                 GMACCM                Corporate Park at Kendall
     63             1             44461                 GMACCM                Century Plaza
     64             1             44284                 GMACCM                Redwood Shopping Center
     65             2             03-13939              MSMC                  Longfellow Apartments
     66             2             04-16481              MSMC                  Crescent Village Apartments
     67             2             44511                 GMACCM                Sandpiper Apartments
     68             2             DBM20187              GACC                  Franklin Place Apartments
     69             1             45099                 GMACCM                Torrance Village
     70             1             45100                 GMACCM                EZ Storage
     71             1             41670                 GMACCM                River Village Shopping Center
     72             1             44693                 GMACCM                Priority Off-Airport Parking
     73             2             43444                 GMACCM                Wesley Park Apartments
     74             2             44615                 GMACCM                Stone Mill Run Apartments



                                   ADDRESS                                                   CITY                      STATE
------------------------------------------------------------------------------------------------------------------------------------
111 Eighth Avenue                                                                 New York                    New York
651 Kapkowski Road                                                                Elizabeth                   New Jersey
7899 West Ridgewood Drive                                                         Parma                       Ohio
880 North Military Highway                                                        Norfolk                     Virginia
731 Lexington Avenue                                                              New York                    New York
283-299 Market Street                                                             Newark                      New Jersey
173-285 North Moorpark Road                                                       Thousand Oaks               California
176-60 Union Turnpike                                                             Queens (Fresh Meadows)      New York
11 Dorrance Street                                                                Providence                  Rhode Island
1201-1351 East Valley Parkway                                                     Escondido                   California
2500-2650 PGA Blvd                                                                Palm Beach Gardens          Florida
47387 Victorian Blvd                                                              Canton                      Michigan
1316 St. Lucie West Boulevard                                                     Port St. Lucie              Florida
801 Cooper Street                                                                 Deptford                    New Jersey
301 St. Joseph Street                                                             New Orleans                 Louisiana
9770 and 9850 South Maryland Parkway                                              Las Vegas                   Nevada
Various                                                                           Bronx                       New York
250 East 176th Street                                                             Bronx                       New York
80 West 170th Street                                                              Bronx                       New York
1146 Ogden Avenue                                                                 Bronx                       New York
2121 Grand Concourse                                                              Bronx                       New York
1234 Shakespere Avenue                                                            Bronx                       New York
Various                                                                           Washington                  District of Columbia
4215-21 Connecticut Avenue                                                        Washington                  District of Columbia
920-928 Rhode Island Avenue, NE                                                   Washington                  District of Columbia
2000 S Street, NW                                                                 Washington                  District of Columbia
1330 U Street, NW                                                                 Washington                  District of Columbia
301 Pennsylvania Avenue, SE                                                       Washington                  District of Columbia
4045 Minnesota Avenue, NE                                                         Washington                  District of Columbia
565 - 605 Portion Road                                                            Lake Ronkonkoma             New York
11225 North 28th Drive                                                            Phoenix                     Arizona
701 T. C. Jester Boulevard                                                        Houston                     Texas
2480 Maryland Road                                                                Willow Grove                Pennsylvania
21301-21425 Soledad Canyon Road                                                   Santa Clarita               California
200 Sheffield Street                                                              Mountainside                New Jersey
27361 Sierra Highway                                                              Santa Clarita               California
3220-3236 Irving Boulevard; 4801-4949 Sharp Street; 3276-3310 Quebec Street       Dallas                      Texas
Various                                                                           Various                     Various
60 N. Stygler Road                                                                Gahanna                     Ohio
1950 Hard Road                                                                    Columbus                    Ohio
540 E. Midlothian Blvd.                                                           Youngstown                  Ohio
3032 Mahoning Rd.                                                                 Canton                      Ohio
411 Solida Rd.                                                                    South Point                 Ohio
712 Tod Avenue S.W.                                                               Warren                      Ohio
2708 Glenwood Avenue                                                              Youngstown                  Ohio
517 Churchill Road                                                                Girard                      Ohio
653 S. Miami Street                                                               W. Milton                   Ohio
1307-1323 N. Third St.                                                            Harrisburg                  Pennsylvania
1 Woodbridge Center Drive                                                         Woodbridge                  New Jersey
217-237 Fox Hill Road                                                             Hampton                     Virginia
100 North Citrus Street                                                           West Covina                 California
605-905 North Moore Avenue                                                        Moore                       Oklahoma
1530 Washington Avenue                                                            Miami Beach                 Florida
10 South Main Street                                                              Memphis                     Tennessee
9-125 East Southern Avenue                                                        Tempe                       Arizona
1640 Aquarena Springs Drive                                                       San Marcos                  Texas
47 Princeton Street                                                               Leominster                  Massachusetts
136 Berlin Road                                                                   Cromwell                    Connecticut
300 East Mallard Drive                                                            Boise                       Idaho
2185 Coyle Street                                                                 Brooklyn                    New York
240-250 West Route 59                                                             Nanuet                      New York
8508 Greenwell Springs Road                                                       Baton Rouge                 Louisiana
1972 Raymond Diehl Road                                                           Tallahassee                 Florida
1545 Three Village Road                                                           Weston                      Florida
5101 NW 21st Avenue                                                               Fort Lauderdale             Florida
940 Haverford Road                                                                Haverford                   Pennsylvania
96-508 East U.S. Highway 190                                                      Copperas Cove               Texas
11500 Northwest Freeway                                                           Houston                     Texas
5801 W. San Miguel Avenue                                                         Glendale                    Arizona
223 Champagne West                                                                Calistoga                   California
541 Acorn Street                                                                  Deer Park                   New York
2801-2845 North Central Avenue                                                    Phoenix                     Arizona
5100 Las Brisas Boulevard                                                         Reno                        Nevada
13450 SW 126th Street                                                             Miami                       Florida
3614-3670 Rochester Road                                                          Troy                        Michigan
1111-1137 Visalia Road                                                            Exeter                      California
5521Colorado Avenue N.W.                                                          Washington                  District of Columbia
5020 Taft Boulevard                                                               Wichita Falls               Texas
272 Shadow Mountain Drive                                                         El Paso                     Texas
2315 Lakeland Road                                                                Dalton                      Georgia
3535-3537 Torrance Blvd                                                           Torrance                    California
8251 Orangethorpe Avenue                                                          Buena Park                  California
5002-5068 North Oracle Road                                                       Tucson                      Arizona
621 North Governor Printz Boulevard                                               Essington                   Pennsylvania
1304 Wesley Road                                                                  Auburn                      Indiana
5101 - 5125 Curry Ford Road                                                       Orlando                     Florida


  CONTROL                                           NUMBER OF                            RELATED       ORIGINAL         CURRENT
   NUMBER    ZIP CODE               COUNTY         PROPERTIES          PROPERTY TYPE      GROUPS      BALANCE ($)      BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------
     1          10011     New York                      1        Office                               85,500,000       85,500,000
     2          07201     Union                         1        Anchored Retail                      85,000,000       84,800,199
     3          44129     Cuyahoga                      1        Anchored Retail                      69,000,000       68,949,377
     4          23502     Norfolk City                  1        Anchored Retail                      61,200,000       61,200,000
     5          10022     New York                      1        Office                               50,000,000       50,000,000
     6          07102     Essex                         1        Office                               50,000,000       49,762,760
     7          91360     Ventura                       1        Anchored Retail                      35,750,000       35,380,518
     8          11366     Queens                        1        Mixed Use                            31,400,000       31,400,000
     9          02903     Providence                    1        Hospitality                          25,000,000       24,967,624
     10         92027     San Diego                     1        Anchored Retail                      19,100,000       19,100,000
     11         33410     Palm Beach                    1        Anchored Retail          Group A     19,000,000       19,000,000
     12         48188     Wayne                         1        Multifamily                          16,880,000       16,865,186
     13         34986     St. Lucie                     1        Anchored Retail          Group A     16,900,000       16,844,507
     14         08096     Gloucester                    1        Multifamily              Group B     15,865,000       15,850,970
     15         70130     Orleans                       1        Hospitality                          15,500,000       15,463,117
     16         89123     Clark                         1        Anchored Retail                      15,200,000       15,200,000
     17        Various    Bronx                         5        Multifamily                          15,150,000       15,134,314
    17.1        10457     Bronx                                  Multifamily                           3,345,000        3,341,537
    17.2        10452     Bronx                                  Multifamily                           3,405,000        3,401,475
    17.3        10452     Bronx                                  Multifamily                           2,300,000        2,297,619
    17.4        10453     Bronx                                  Multifamily                           4,040,000        4,035,817
    17.5        10452     Bronx                                  Multifamily                           2,060,000        2,057,867
     18        Various    District of Columbia          6        Various                              14,470,000       14,470,000
    18.1        20008     District of Columbia                   Unanchored Retail                     4,950,000        4,950,000
    18.2        20018     District of Columbia                   Office                                4,550,000        4,550,000
    18.3        20009     District of Columbia                   Office                                1,800,000        1,800,000
    18.4        20009     District of Columbia                   Mixed Use                             1,700,000        1,700,000
    18.5        20003     District of Columbia                   Unanchored Retail                       920,000          920,000
    18.6        20019     District of Columbia                   Unanchored Retail                       550,000          550,000
     19         11779     Suffolk                       1        Anchored Retail          Group B     14,335,000       14,323,274
     20         85028     Maricopa                      1        Office                               13,650,000       13,588,936
     21         77008     Harris                        1        Multifamily              Group C     13,230,000       13,230,000
     22         19090     Montgomery                    1        Hospitality                          13,200,000       13,183,869
     23         91351     Los Angeles                   1        Manufactured Housing     Group C     12,200,000       12,188,624
     24         07092     Union                         1        Office                               12,000,000       11,977,997
     25         91351     Los Angeles                   1        Manufactured Housing     Group C     11,000,000       10,989,743
     26         75247     Dallas                        1        Industrial/Warehouse                 10,100,000       10,100,000
               Various    Various                       10       Various                               9,453,000        9,453,000
     27         43230     Franklin                      1        Anchored Retail                       2,600,000        2,600,000
     28         43235     Franklin                      1        Anchored Retail                       1,930,000        1,930,000
     29         44502     Mahoning                      1        Anchored Retail                       1,376,000        1,376,000
     30         44705     Stark                         1        Anchored Retail                       1,102,000        1,102,000
     31         45680     Lawrence                      1        Anchored Retail                         572,000          572,000
     32         44485     Trumbull                      1        Office                                  505,000          505,000
     33         44511     Mahoning                      1        Anchored Retail                         394,000          394,000
     34         44420     Trumbull                      1        Anchored Retail                         355,000          355,000
     35         45383     Miami                         1        Anchored Retail                         327,000          327,000
     36         17102     Dauphin                       1        Anchored Retail                         292,000          292,000
     37         07095     Middlesex County              1        Unanchored Retail                     9,000,000        8,993,042
     38         23669     Hampton City                  1        Anchored Retail                       8,600,000        8,565,399
     39         91791     Los Angeles                   1        Office                                8,208,000        8,193,742
     40         73160     Cleveland                     1        Anchored Retail                       8,200,000        8,127,948
     41         33139     Miami-Dade                    1        Hospitality                           8,000,000        7,991,116
     42         38103     Shelby                        1        Multifamily                           7,900,000        7,873,453
     43         85282     Maricopa                      1        Anchored Retail                       7,830,000        7,830,000
     44         78666     Hays                          1        Multifamily                           7,100,000        7,100,000
     45         01453     Worcester                     1        Multifamily                           6,925,000        6,918,782
     46         06416     Middlesex                     1        Unanchored Retail                     6,900,000        6,887,320
     47         83706     Ada                           1        Office                                6,300,000        6,294,915
     48         11229     Kings                         1        Anchored Retail                       6,144,000        6,112,351
     49         10954     Rockland                      1        Anchored Retail                       6,100,000        6,089,186
     50         70814     East Baton Rouge Parish       1        Multifamily                           6,080,000        6,069,415
     51         32308     Leon                          1        Hospitality                           6,000,000        5,992,085
     52         33326     Broward                       1        Hospitality                           5,250,000        5,237,954
     53         33309     Broward                       1        Industrial/Warehouse                  4,960,000        4,960,000
     54         19010     Delaware                      1        Office                   Group B      4,650,000        4,646,196
     55         76522     Coryell                       1        Anchored Retail                       4,500,000        4,469,224
     56         77092     Harris                        1        Office                                4,400,000        4,391,824
     57         85301     Maricopa                      1        Self Storage                          4,200,000        4,196,501
     58         94515     Napa                          1        Manufactured Housing     Group C      4,040,000        4,040,000
     59         11729     Suffolk                       1        Self Storage                          3,800,000        3,774,216
     60         85004     Maricopa                      1        Unanchored Retail                     3,730,000        3,723,327
     61         89523     Washoe                        1        Self Storage                          3,500,000        3,485,332
     62         33186     Miami-Dade                    1        Industrial/Warehouse                  3,400,000        3,397,175
     63         48083     Oakland                       1        Unanchored Retail                     3,225,000        3,219,612
     64         93221     Tulare                        1        Anchored Retail                       3,000,000        2,990,213
     65         20011     District of Columbia          1        Multifamily                           2,950,000        2,936,940
     66         76308     Wichita                       1        Multifamily                           2,600,000        2,594,850
     67         79912     El Paso                       1        Multifamily                           2,500,000        2,495,198
     68         30721     Whitfield                     1        Multifamily                           2,452,000        2,450,021
     69         90503     Los Angeles                   1        Unanchored Retail                     2,400,000        2,400,000
     70         90621     Orange                        1        Self Storage                          2,375,000        2,375,000
     71         85704     Pima                          1        Unanchored Retail                     2,300,000        2,293,879
     72         19029     Delaware                      1        Parking Garage                        2,300,000        2,289,838
     73         46706     DeKalb                        1        Multifamily                           1,950,000        1,946,613
     74         32812     Orange                        1        Multifamily                           1,464,000        1,457,852


               % OF AGGREGATE     CUMULATIVE % OF         % OF        % OF
  CONTROL       INITIAL POOL     AGGREGATE INITIAL        LOAN        LOAN                                INTEREST          ADMIN.
   NUMBER         BALANCE           POOL BALANCE         GROUP 1     GROUP 2     CROSS COLLATERALIZED      RATE %            FEE %
------------------------------------------------------------------------------------------------------------------------------------
     1             9.157                9.16              10.34                            No               5.497           0.02230
     2             9.082               18.24              10.26                            No               4.830           0.03230
     3             7.384               25.62               8.34                            No               6.450           0.07730
     4             6.554               32.18               7.40                            No               5.600           0.03230
     5             5.355               37.53               6.05                            No               5.363           0.03230
     6             5.329               42.86               6.02                            No               5.790           0.12730
     7             3.789               46.65               4.28                            No               6.020           0.12730
     8             3.363               50.01               3.80                            No               6.000           0.07730
     9             2.674               52.69               3.02                            No               6.000           0.10230
     10            2.046               54.73               2.31                            No               5.870           0.03230
     11            2.035               56.77               2.30                            No               5.400           0.12730
     12            1.806               58.57                          15.77                No               5.780           0.12730
     13            1.804               60.38               2.04                            No               5.080           0.12730
     14            1.698               62.08                          14.82                No               5.750           0.03230
     15            1.656               63.73               1.87                            No               6.770           0.06456
     16            1.628               65.36               1.84                            No               5.410           0.03230
     17            1.621               66.98                          14.15                No               5.110           0.03230
    17.1                                                                                                    5.110
    17.2                                                                                                    5.110
    17.3                                                                                                    5.110
    17.4                                                                                                    5.110
    17.5                                                                                                    5.110
     18            1.550               68.53               1.75                            No               6.190           0.03230
    18.1                                                                                                    6.190
    18.2                                                                                                    6.190
    18.3                                                                                                    6.190
    18.4                                                                                                    6.190
    18.5                                                                                                    6.190
    18.6                                                                                                    6.190
     19            1.534               70.06               1.73                            No               6.050           0.03230
     20            1.455               71.52               1.64                            No               5.090           0.12730
     21            1.417               72.94                          12.37                No               5.500           0.12730
     22            1.412               74.35               1.59                            No               6.220           0.06855
     23            1.305               75.65               1.47                            No               5.540           0.12730
     24            1.283               76.94               1.45                            No               5.990           0.12730
     25            1.177               78.11               1.33                            No               5.540           0.12730
     26            1.082               79.19               1.22                            No               5.750           0.03230
                                                                                  Yes - Slane Portfolio     7.080
     27            0.278               79.47               0.31                            Yes              7.080           0.03230
     28            0.207               79.68               0.23                            Yes              7.080           0.03230
     29            0.147               79.83               0.17                            Yes              7.080           0.03230
     30            0.118               79.95               0.13                            Yes              7.080           0.03230
     31            0.061               80.01               0.07                            Yes              7.080           0.03230
     32            0.054               80.06               0.06                            Yes              7.080           0.03230
     33            0.042               80.10               0.05                            Yes              7.080           0.03230
     34            0.038               80.14               0.04                            Yes              7.080           0.03230
     35            0.035               80.18               0.04                            Yes              7.080           0.03230
     36            0.031               80.21               0.04                            Yes              7.080           0.03230
     37            0.963               81.17               1.09                            No               6.260           0.12730
     38            0.917               82.09               1.04                            No               5.590           0.12730
     39            0.878               82.97               0.99                            No               6.230           0.12730
     40            0.870               83.84               0.98                            No               5.750           0.03230
     41            0.856               84.69               0.97                            No               6.690           0.08355
     42            0.843               85.53                           7.36                No               5.670           0.03230
     43            0.839               86.37               0.95                            No               5.890           0.12730
     44            0.760               87.13                           6.64                No               5.550           0.03230
     45            0.741               87.87                           6.47                No               5.690           0.03230
     46            0.738               88.61               0.83                            No               5.980           0.12730
     47            0.674               89.29               0.76                            No               6.100           0.03230
     48            0.655               89.94               0.74                            No               5.420           0.03230
     49            0.652               90.59               0.74                            No               6.140           0.12730
     50            0.650               91.24                           5.67                No               6.220           0.12730
     51            0.642               91.89               0.72                            No               5.830           0.09397
     52            0.561               92.45               0.63                            No               6.970           0.97850
     53            0.531               92.98               0.60                            No               5.910           0.03230
     54            0.498               93.47               0.56                            No               6.050           0.03230
     55            0.479               93.95               0.54                            No               5.820           0.12730
     56            0.470               94.42               0.53                            No               5.930           0.12730
     57            0.449               94.87               0.51                            No               5.980           0.12730
     58            0.433               95.31                           3.78                No               5.800           0.12730
     59            0.404               95.71               0.46                            No               5.850           0.03230
     60            0.399               96.11               0.45                            No               6.100           0.12730
     61            0.373               96.48               0.42                            No               5.400           0.12730
     62            0.364               96.85               0.41                            No               5.990           0.12730
     63            0.345               97.19               0.39                            No               6.400           0.12730
     64            0.320               97.51               0.36                            No               5.110           0.12730
     65            0.315               97.83                           2.75                No               5.140           0.03230
     66            0.278               98.10                           2.43                No               5.640           0.03230
     67            0.267               98.37                           2.33                No               5.780           0.12730
     68            0.262               98.63                           2.29                No               6.100           0.06230
     69            0.257               98.89               0.29                            No               6.160           0.12730
     70            0.254               99.14               0.29                            No               6.030           0.12730
     71            0.246               99.39               0.28                            No               6.140           0.12730
     72            0.245               99.64               0.28                            No               5.460           0.12730
     73            0.208               99.84                           1.82                No               6.230           0.12730
     74            0.156              100.00                           1.36                No               5.750           0.12730

                                                                                 FIRST      ORIGINAL         REMAINING
  CONTROL       ACCRUAL                                                         PAYMENT   INTEREST ONLY    INTEREST ONLY
   NUMBER        TYPE                   AMORTIZATION TYPE         NOTE DATE       DATE       PERIOD           PERIOD       SEASONING
------------------------------------------------------------------------------------------------------------------------------------
     1         ACT/360      Interest only, then Amortizing         3/4/2004     5/1/2004        24               20            4
     2         ACT/360      Amortizing Balloon                     6/9/2004     7/8/2004                                       2
     3         ACT/360      Amortizing Balloon                    6/29/2004     8/1/2004                                       1
     4         ACT/360      Amortizing Balloon                     7/6/2004     9/1/2004                                       0
     5         ACT/360      Interest Only, then HyperAmortizing   2/13/2004     4/1/2004        24               19            5
     6         ACT/360      Amortizing Balloon                     2/5/2004     4/1/2004                                       5
     7         ACT/360      Amortizing Balloon                     8/8/2003    10/1/2003                                      11
     8         ACT/360      Amortizing Balloon                    7/16/2004     9/1/2004                                       0
     9         ACT/360      Amortizing Balloon                     7/1/2004     8/1/2004                                       1
     10        ACT/360      Amortizing Balloon                    7/13/2004     9/1/2004                                       0
     11        ACT/360      Interest Only                         5/20/2004     7/1/2004        60               58            2
     12        ACT/360      Amortizing Balloon                    6/25/2004     8/1/2004                                       1
     13        ACT/360      Amortizing Balloon                    4/15/2004     6/1/2004                                       3
     14        ACT/360      Amortizing Balloon                    6/18/2004     8/1/2004                                       1
     15        ACT/360      Amortizing Balloon                     6/1/2004     7/1/2004                                       2
     16        ACT/360      Interest Only, then Amortizing        7/26/2004     9/1/2004        18               18            0
     17        ACT/360      Amortizing Balloon                    6/10/2004     8/1/2004                                       1
    17.1       ACT/360      Amortizing Balloon                    6/10/2004     8/1/2004                                       1
    17.2       ACT/360      Amortizing Balloon                    6/10/2004     8/1/2004                                       1
    17.3       ACT/360      Amortizing Balloon                    6/10/2004     8/1/2004                                       1
    17.4       ACT/360      Amortizing Balloon                    6/10/2004     8/1/2004                                       1
    17.5       ACT/360      Amortizing Balloon                    6/10/2004     8/1/2004                                       1
     18        ACT/360      Amortizing Balloon                    7/14/2004     9/5/2004
    18.1       ACT/360      Amortizing Balloon                    7/14/2004     9/5/2004
    18.2       ACT/360      Amortizing Balloon                    7/14/2004     9/5/2004
    18.3       ACT/360      Amortizing Balloon                    7/14/2004     9/5/2004
    18.4       ACT/360      Amortizing Balloon                    7/14/2004     9/5/2004
    18.5       ACT/360      Amortizing Balloon                    7/14/2004     9/5/2004
    18.6       ACT/360      Amortizing Balloon                    7/14/2004     9/5/2004
     19        ACT/360      Amortizing Balloon                    6/18/2004     8/1/2004                                       1
     20        ACT/360      Amortizing Balloon                     4/1/2004     5/1/2004                                       4
     21        ACT/360      Interest Only, then Amortizing        7/20/2004     9/1/2004        24               24            0
     22        ACT/360      Amortizing Balloon                    6/30/2004     8/1/2004                                       1
     23        ACT/360      Amortizing Balloon                    6/29/2004     8/1/2004                                       1
     24        ACT/360      Amortizing Balloon                    5/18/2004     7/1/2004                                       2
     25        ACT/360      Amortizing Balloon                    6/29/2004     8/1/2004                                       1
     26        ACT/360      Amortizing Balloon                    7/19/2004     9/1/2004                                       0
               ACT/360      Amortizing Balloon                     7/8/2004     9/1/2004
     27        ACT/360      Amortizing Balloon                     7/8/2004     9/1/2004                                       0
     28        ACT/360      Amortizing Balloon                     7/8/2004     9/1/2004                                       0
     29        ACT/360      Amortizing Balloon                     7/8/2004     9/1/2004                                       0
     30        ACT/360      Amortizing Balloon                     7/8/2004     9/1/2004                                       0
     31        ACT/360      Amortizing Balloon                     7/8/2004     9/1/2004                                       0
     32        ACT/360      Amortizing Balloon                     7/8/2004     9/1/2004                                       0
     33        ACT/360      Amortizing Balloon                     7/8/2004     9/1/2004                                       0
     34        ACT/360      Amortizing Balloon                     7/8/2004     9/1/2004                                       0
     35        ACT/360      Amortizing Balloon                     7/8/2004     9/1/2004                                       0
     36        ACT/360      Amortizing Balloon                     7/8/2004     9/1/2004                                       0
     37        ACT/360      Amortizing Balloon                     6/2/2004     8/1/2004                                       1
     38        ACT/360      Amortizing Balloon                     4/1/2004     5/1/2004                                       4
     39        ACT/360      Amortizing Balloon                    5/21/2004     7/1/2004                                       2
     40        ACT/360      Amortizing Balloon                    1/28/2004     3/1/2004                                       6
     41        ACT/360      Amortizing Balloon                    6/25/2004     8/1/2004                                       1
     42        ACT/360      Hyperamortizing                       4/12/2004     6/1/2004                                       3
     43        ACT/360      Interest Only, then Amortizing        4/27/2004     6/1/2004        24               21            3
     44        ACT/360      Interest only, then Amortizing        3/19/2004     5/1/2004        12               8             4
     45        ACT/360      Amortizing Balloon                    6/25/2004     8/1/2004                                       1
     46        ACT/360      Amortizing Balloon                    5/19/2004     7/1/2004                                       2
     47        ACT/360      Amortizing Balloon                    6/25/2004     8/1/2004                                       1
     48        ACT/360      Amortizing Balloon                    2/27/2004     4/1/2004                                       5
     49        ACT/360      Amortizing Balloon                    5/14/2004     7/1/2004                                       2
     50        ACT/360      Amortizing Balloon                    5/26/2004     7/1/2004                                       2
     51        ACT/360      Amortizing Balloon                    6/17/2004     8/1/2004                                       1
     52        ACT/360      Amortizing Balloon                    5/27/2004     7/1/2004                                       2
     53        ACT/360      Interest Only, then Amortizing         6/3/2004     8/1/2004        24               23            1
     54        ACT/360      Amortizing Balloon                    6/18/2004     8/1/2004                                       1
     55        ACT/360      Fully Amortizing                       6/1/2004     7/1/2004                                       2
     56        ACT/360      Amortizing Balloon                    5/28/2004     7/1/2004                                       2
     57        ACT/360      Amortizing Balloon                    6/29/2004     8/1/2004                                       1
     58        ACT/360      Interest Only, then Amortizing         7/6/2004     9/1/2004        24               24            0
     59        ACT/360      Amortizing Balloon                   12/16/2003     2/8/2004                                       7
     60        ACT/360      Amortizing Balloon                    5/25/2004     7/1/2004                                       2
     61        ACT/360      Amortizing Balloon                    3/26/2004     5/1/2004                                       4
     62        ACT/360      Amortizing Balloon                     6/3/2004     8/1/2004                                       1
     63        ACT/360      Amortizing Balloon                    5/26/2004     7/1/2004                                       2
     64        ACT/360      Amortizing Balloon                    4/20/2004     6/1/2004                                       3
     65        ACT/360      Amortizing Balloon                    3/18/2004     5/1/2004                                       4
     66        ACT/360      Amortizing Balloon                    5/13/2004     7/1/2004                                       2
     67        ACT/360      Amortizing Balloon                    5/28/2004     7/1/2004                                       2
     68        ACT/360      Amortizing Balloon                     7/1/2004     8/1/2004                                       1
     69        ACT/360      Amortizing Balloon                     7/2/2004     9/1/2004                                       0
     70        ACT/360      Amortizing Balloon                    7/19/2004     9/1/2004                                       0
     71        ACT/360      Amortizing Balloon                    5/27/2004     7/1/2004                                       2
     72        ACT/360      Amortizing Balloon                    4/30/2004     6/1/2004                                       3
     73        ACT/360      Amortizing Balloon                    5/28/2004     7/1/2004                                       2
     74        ACT/360      Amortizing Balloon                    4/30/2004     6/1/2004                                       3


             ORIGINAL    REMAINING       ORIGINAL        REMAINING                    GRACE                           SCHEDULED
  CONTROL     TERM TO     TERM TO      AMORTIZATION     AMORTIZATION     PAYMENT     DEFAULT     MATURITY DATE     MATURITY OR ARD
   NUMBER    MATURITY     MATURITY         TERM             TERM         DUE DATE    PERIOD          OR ARD           BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------
     1          120          116            360              360             1         0            4/1/2014          75,100,921
     2          120          118            360              358             8         0            6/8/2014          69,487,748
     3          120          119            360              359             1         5            7/1/2014          59,279,512
     4          120          120            360              360             1         5            8/1/2014          52,082,443
     5          120          115            237              237             1         5            3/1/2014          35,761,214
     6          120          115            360              355             1         5            3/1/2014          42,141,091
     7          120          109            360              349             1         5            9/1/2013          30,339,185
     8          120          120            360              360             1         5            8/1/2014          26,626,499
     9           82           81            298              297             1         5            5/1/2011          21,478,109
     10         120          120            360              360             1         5            8/1/2014          16,134,110
     11          60           58             0                0              1         5            6/1/2009          19,000,000
     12         120          119            360              359             1         5            7/1/2014          14,221,880
     13         120          117            360              357             1         5            5/1/2014          13,930,731
     14         120          119            360              359             1         5            7/1/2014          13,354,612
     15          85           83            300              298             1         5            7/1/2011          13,471,401
     16          84           84            360              360             1         5            8/1/2011          13,971,161
     17          60           59            360              359             1         5            7/1/2009          13,995,369
    17.1         60           59            360              359             1         5            7/1/2009
    17.2         60           59            360              359             1         5            7/1/2009
    17.3         60           59            360              359             1         5            7/1/2009
    17.4         60           59            360              359             1         5            7/1/2009
    17.5         60           59            360              359             1         5            7/1/2009
     18         120          120            360              360             5         3            8/5/2014          12,338,348
    18.1        120          120            360              360             5         3            8/5/2014
    18.2        120          120            360              360             5         3            8/5/2014
    18.3        120          120            360              360             5         3            8/5/2014
    18.4        120          120            360              360             5         3            8/5/2014
    18.5        120          120            360              360             5         3            8/5/2014
    18.6        120          120            360              360             5         3            8/5/2014
     19         120          119            360              359             1         5            7/1/2014          12,174,963
     20          60           56            360              356             1         5            4/1/2009          12,605,704
     21         120          120            360              360             1         5            8/1/2014          11,589,751
     22         120          119            300              299             1         5            7/1/2014          10,297,517
     23         120          119            360              359             1         5            7/1/2014          10,203,818
     24         120          118            360              358             1         5            6/1/2014          10,172,992
     25         120          119            360              359             1         5            7/1/2014           9,200,165
     26         120          120            300              300             1         5            8/1/2014           7,754,097
                120          120          Various          Various           1         5            8/1/2014           8,103,870
     27         120          120            360              360             1         5            8/1/2014           2,271,972
     28         120          120            360              360             1         5            8/1/2014           1,686,502
     29         120          120            330              330             1         5            8/1/2014           1,158,656
     30         120          120            330              330             1         5            8/1/2014             927,935
     31         120          120            330              330             1         5            8/1/2014             481,650
     32         120          120            330              330             1         5            8/1/2014             425,234
     33         120          120            330              330             1         5            8/1/2014             331,767
     34         120          120            330              330             1         5            8/1/2014             298,926
     35         120          120            330              330             1         5            8/1/2014             275,350
     36         120          120            330              330             1         5            8/1/2014             245,878
     37         120          119            360              359             1         5            7/1/2014           7,690,525
     38         144          140            360              356             1         5            4/1/2016           6,817,033
     39         120          118            360              358             1         5            6/1/2014           7,007,088
     40         120          114            300              294             1         5            2/1/2014           6,295,593
     41         120          119            300              299             1         5            7/1/2014           6,337,169
     42         120          117            336              333             1         5            5/1/2014           6,429,935
     43         120          117            336              336             1         5            5/1/2014           6,771,974
     44          60           56            348              348             1         5            4/1/2009           6,682,972
     45          60           59            360              359             1         5            7/1/2009           6,450,868
     46          84           82            360              358             1         5            6/1/2011           6,232,061
     47         120          119            360              359             1         5            7/1/2014           5,358,525
     48         120          115            360              355             1         5            3/1/2014           5,119,781
     49         120          118            360              358             1         5            6/1/2014           5,193,998
     50         120          118            360              358             1         5            6/1/2014           5,188,944
     51         120          119            300              299             1         10           7/1/2014           4,619,607
     52         120          118            300              298             1         5            6/1/2014           4,195,202
     53          84           83            360              360             1         5            7/1/2011           4,634,473
     54         120          119            360              359             1         5            7/1/2014           3,949,326
     55         180          178            180              178             1         5            6/1/2019
     56         120          118            360              358             1         5            6/1/2014           3,723,488
     57          60           59            360              359             1         5            7/1/2009           3,927,932
     58         120          120            360              360             1         5            8/1/2014           3,564,228
     59          60           53            360              353             8         0            1/1/2009           3,548,034
     60         120          118            360              358             1         5            6/1/2014           3,172,311
     61         120          116            360              356             1         5            4/1/2014           2,914,450
     62         120          119            360              359             1         5            7/1/2014           2,882,590
     63         120          118            360              358             1         5            6/1/2014           2,766,510
     64         120          117            360              357             1         5            5/1/2014           2,475,314
     65         120          116            360              356             1         5            4/1/2014           2,436,259
     66         120          118            360              358             1         5            6/1/2014           2,181,116
     67         120          118            360              358             1         5            6/1/2014           2,106,155
     68         120          119            360              359             1         5            7/1/2014           2,085,572
     69         120          120            360              360             1         5            8/1/2014           2,044,670
     70         120          120            360              360             1         5            8/1/2014           2,015,722
     71         120          118            300              298             1         5            6/1/2014           1,789,310
     72          60           57            300              297             1         5            5/1/2009           2,062,009
     73         120          118            360              358             1         5            6/1/2014           1,664,696
     74         120          117            300              297             1         5            5/1/2014           1,124,126


  CONTROL                                           ANNUAL DEBT          MOST RECENT     MOST RECENT    UNDERWRITTEN    UNDERWRITTEN
   NUMBER           PREPAYMENT PROVISION              SERVICE              NOI ($)         NOI DATE          NOI             NCF
------------------------------------------------------------------------------------------------------------------------------------
     1           Lock/28_Defeasance/88_0%/4          5,798,577           52,974,075      12/31/2003      64,178,227      63,589,898
     2           Lock/26_Defeasance/90_0%/4          5,370,098           17,736,291      12/31/2003      20,410,896      19,487,705
     3           Lock/25_Defeasance/91_0%/4          5,206,326            6,773,333      12/31/2003       7,295,682       6,755,845
     4           Lock/24_Defeasance/89_0%/7          4,138,521            7,264,772       5/31/2004       7,748,662       7,109,502
     5           Lock/29_Defeasance/88_0%/3          4,145,479                                           35,990,430      35,990,430
     6           Lock/29_Defeasance/87_0%/4          3,516,698           12,801,281      12/31/2003      10,657,600       9,285,603
     7           Lock/35_Defeasance/83_0%/2          2,577,591            1,894,719       6/30/2003       3,490,395       3,167,197
     8           Lock/24_Defeasance/94 _0%/2         2,259,106              795,471       4/30/2004       2,862,517       2,729,858
     9           Lock/49_Defeasance/31_0%/2          1,938,513            3,723,925      12/31/2003       4,240,118       3,554,059
     10          Lock/24_Defeasance/92_0%/4          1,355,072            2,033,124      12/31/2003       1,900,621       1,754,728
     11          Lock/26_Defeasance/30_0%/4          1,040,250            1,828,931       3/31/2004       1,746,822       1,659,697
     12          Lock/25_Defeasance/91 _0%/4         1,185,948              694,351       3/31/2004       1,462,168       1,426,168
     13          Lock/23_>YM or 1%/93_0%/4           1,098,611            1,722,369       2/29/2004       1,565,482       1,456,807
     14          Lock/25_Defeasance/91_0%/4          1,111,006            1,327,222       3/31/2004       1,397,723       1,333,223
     15          Lock/38_Defeasance/45_0%/2          1,287,445            2,135,629       3/31/2004       2,054,080       1,795,265
     16          Lock/24_Defeasance/56_0%/4          1,025,371            1,103,754       4/30/2004       1,181,027       1,103,892
     17          Lock/25_Defeasance/31_0%/4            988,200            1,348,329      12/31/2003       1,247,197       1,186,697
    17.1                                                                    274,097      12/31/2003         251,132         236,382
    17.2                                                                    295,546      12/31/2003         293,753         279,753
    17.3                                                                    219,019      12/31/2003         201,225         189,475
    17.4                                                                    379,245      12/31/2003         345,101         334,351
    17.5                                                                    180,422      12/31/2003         155,987         146,737
     18          Lock/24_Defeasance/92_0%/4          1,062,365                                            1,510,939       1,415,912
    18.1                                                                    495,751      12/31/2003         503,627         481,952
    18.2                                                                    426,551      12/31/2003         493,565         455,838
    18.3                                                                    192,998      12/31/2003         193,635         177,972
    18.4                                                                    175,944      12/31/2003         174,014         161,349
    18.5                                                                     98,105      12/31/2003          90,610          86,847
    18.6                                                                     58,989      12/31/2003          55,488          51,954
     19          Lock/25_Defeasance/91_0%/4          1,036,883            1,323,864       3/31/2004       1,336,860       1,295,774
     20          Lock/28_Defeasance/30_0%/2            888,345            1,225,152       3/31/2004       1,443,752       1,236,858
     21          Lock/24_Defeasance/93_0%/3            901,422            1,130,330       3/31/2004       1,261,668       1,211,268
     22          Lock/37_Defeasance/81_0%/2          1,041,981            1,785,495       5/31/2004       1,773,000       1,552,000
     23          Lock/25_Defeasance/92_0%/3            834,921            1,421,989       4/30/2004       1,255,638       1,236,558
     24          Lock/26_Defeasance/90_0%/4            862,427              940,619      12/31/2003       1,246,425       1,078,980
     25          Lock/25_Defeasance/92_0%/3            752,798            1,354,774       4/30/2004       1,132,896       1,114,056
     26          Lock/24_Defeasance/92_0%/4            762,477            1,060,082       4/30/2004       1,228,300         997,754
                                                                                                            996,510         952,117
     27          Lock/24_Defeasance/92_0%/4            209,253              129,284       6/30/2004         250,878         250,766
     28          Lock/24_Defeasance/92_0%/4            155,330               95,838       6/30/2004         186,817         186,249
     29          Lock/24_Defeasance/92_0%/4            113,746               70,082       6/30/2004         148,777         142,148
     30          Lock/24_Defeasance/92_0%/4             91,096               62,684       6/30/2004         120,360         113,834
     31          Lock/24_Defeasance/92_0%/4             47,284               17,039       6/30/2004          69,837          65,523
     32          Lock/24_Defeasance/92_0%/4             41,745               49,993       6/30/2004          57,631          52,155
     33          Lock/24_Defeasance/92_0%/4             32,570               43,737       6/30/2004          46,213          40,737
     34          Lock/24_Defeasance/92_0%/4             29,346               43,403       6/30/2004          42,180          36,704
     35          Lock/24_Defeasance/92_0%/4             27,031               43,860       6/30/2004          39,132          33,819
     36          Lock/24_Defeasance/92_0%/4             24,138               40,188       6/30/2004          34,685          30,182
     37          Lock/25_Defeasance/91_0%/4            665,677            1,064,232       3/31/2004         917,476         913,710
     38          Lock/28_Defeasance/112_0%/4           591,799            1,105,210      12/22/2003         979,908         872,848
     39          Lock/26_Defeasance/92_0%/2            605,176              898,123       3/31/2004         845,346         750,384
     40          Lock/30_Defeasance/86_0%/4            619,041            1,272,279       4/30/2004       1,024,800         830,227
     41          Lock/37_Defeasance/81_0%/2            659,642            1,400,921       4/23/2004       1,186,195       1,028,110
     42          Lock/27_Defeasance/89_0%/4            563,562              756,377       2/29/2004         731,577         706,377
     43          Lock/27_Defeasance/89_0%/4            571,470              856,957      12/31/2003         873,078         808,013
     44    Lock/11_>YM or 5%/17_Defeasance/28_0%/4     493,013              642,487      12/31/2003         661,333         620,833
     45          Lock/25_Defeasance/31_0%/4            481,786              621,671       5/31/2004         609,368         579,368
     46          Lock/26_Defeasance/54_0%/4            495,364              656,064       3/31/2004         764,343         666,090
     47          Lock/25_Defeasance/92_0%/3            458,132              868,391       5/31/2004         683,393         587,807
     48          Lock/29_Defeasance/87_0%/4            414,926                                              576,334         567,779
     49          Lock/26_Defeasance/90_0%/4            445,481              292,772      12/31/2003         589,432         554,497
     50          Lock/26_Defeasance/92_0%/2            447,805              879,689       3/31/2004         748,762         676,596
     51          Lock/37_Defeasance/81_0%/2            456,444            1,063,809       3/31/2004       1,063,000         926,000
     52          Lock/38_Defeasance/80_0%/2            444,066              744,913       3/31/2004         752,673         658,070
     53          Lock/25_Defeasance/55_0%/4            353,416              523,586       4/30/2004         527,036         465,631
     54          Lock/25_Defeasance/91_0%/4            336,345              399,998      12/31/2003         448,493         420,481
     55          Lock/26_Defeasance/152_0%/2           450,448              801,583      12/31/2003         611,277         544,786
     56          Lock/26_Defeasance/91_0%/3            314,190              540,575       3/31/2004         503,342         423,295
     57          Lock/25_Defeasance/33_0%/2            301,526              403,561       4/30/2004         383,561         375,581
     58          Lock/24_Defeasance/93_0%/3            284,458              590,284       4/30/2004         529,657         517,897
     59          Lock/35_YM/21_0%/4                    269,013              519,890      12/31/2003         391,803         415,189
     60          Lock/26_Defeasance/92_0%/2            271,243              409,522      12/31/2003         394,964         364,888
     61          Lock/28_Defeasance/90_0%/2            235,843              429,465       5/31/2004         448,515         438,261
     62          Lock/25_Defeasance/91_0%/4            244,354              409,963      12/31/2003         345,372         294,758
     63          Lock/26_Defeasance/90_0%/4            242,071              332,091      12/31/2003         328,992         298,499
     64          Lock/27_Defeasance/91_0%/2            195,683              410,709       2/29/2004         357,492         298,899
     65          Lock/28_Defeasance/88_0%/4            193,075              304,093       5/31/2004         329,818         312,568
     66          Lock/26_Defeasance/90_0%/4            179,900                                              247,113         237,213
     67          Lock/35_>YM or 1%/81_0%/4             175,644              231,035      10/31/2003         248,352         225,602
     68          Lock/25_Defeasance/91_0%/4            178,308              334,140       5/31/2004         283,328         268,328
     69          Lock/24_Defeasance/92_0%/4            175,644              295,603       5/31/2004         250,225         227,626
     70          Lock/24_Defeasance/94_0%/2            171,422              290,210       4/30/2004         244,216         237,268
     71          Lock/26_Defeasance/90_0%/4            180,197              306,882      12/31/2003         289,281         261,136
     72          Lock/27_Defeasance/31_0%/2            168,829              305,623       3/31/2004         248,013         240,383
     73          Lock/26_Defeasance/92_0%/2            143,774              206,630       2/29/2004         205,173         184,368
     74          Lock/27_Defeasance/91_0%/2            110,521              162,767       3/31/2004         152,210         138,526

             UNDERWRITTEN                                                   SCHEDULED
  CONTROL        NCF         APPRAISED        APPRAISAL      CUT-OFF     MATURITY OR ARD
   NUMBER      DSCR (X)       VALUE ($)           DATE     DATE LTV (%)    DATE LTV (%)          YEAR BUILT         YEAR RENOVATED
------------------------------------------------------------------------------------------------------------------------------------
     1          2.08        800,000,000        2/1/2004       56.25           49.41                 1932                  1998
     2          1.87        287,600,000       4/30/2004       57.37           46.90                 1999                  NAP
     3          1.30         96,000,000       4/16/2004       71.82           61.75           1956, 1986, 2003            2001
     4          1.72         85,300,000       4/28/2004       71.75           61.06                 1970            1996, 1999-2000
     5          1.48        535,000,000        1/9/2004       58.69           42.01                 2004                  NAP
     6          1.32        142,000,000       12/8/2003       70.09           59.35                 1972                  1994
     7          1.23         47,000,000       7/15/2003       75.28           64.55              1960, 1980            1995-1999
     8          1.21         39,600,000        7/1/2004       79.29           67.24                 1950                2003-04
     9          1.83         43,900,000        2/1/2004       56.87           48.93                 1922               2000-2004
     10         1.29         23,900,000        3/3/2004       79.92           67.51           1967, 1986, 1992         1986, 1990
     11         1.60         25,000,000       4/15/2004       76.00           76.00           1970, 1976, 1982            NAP
     12         1.20         21,100,000       6/10/2004       79.93           67.40               2001-2002               NAP
     13         1.33         21,200,000        3/8/2004       79.46           65.71               1992-1993               NAP
     14         1.20         20,200,000       5/20/2004       78.47           66.11                 1974                  NAP
     15         1.39         20,700,000        3/1/2004       74.70           65.08                 2001                  NAP
     16         1.15         19,240,000       5/23/2004       73.80           72.62                 2001                  NAP
     17         1.20         19,400,000        1/0/1900       78.01           72.14                Various                NAP
    17.1        0.00          4,500,000       4/29/2004                                             1937                  NAP
    17.2        0.00          4,300,000       4/29/2004                                             1937                  NAP
    17.3        0.00          2,900,000       4/29/2004                                             1931                  NAP
    17.4        0.00          5,100,000       4/29/2004                                             1936                  NAP
    17.5        0.00          2,600,000       4/29/2004                                             1925                  NAP
     18         1.33         18,450,000         Various       78.43           66.87                Various              Various
    18.1        0.00          6,200,000       4/29/2004                                             1965                  NAP
    18.2        0.00          5,700,000       4/29/2004                                             1921                  1990
    18.3        0.00          2,350,000       4/29/2004                                             1890                  1990
    18.4        0.00          2,300,000       4/29/2004                                             1900                  1998
    18.5        0.00          1,200,000       4/29/2004                                             1940                  NAP
    18.6        0.00            700,000       4/29/2004                                             1940                  NAP
     19         1.25         18,150,000       5/11/2004       78.92           67.08                 1997                  NAP
     20         1.39         17,300,000        3/1/2004       78.55           72.87                 1982                  NAP
     21         1.34         18,600,000       4/30/2004       71.13           62.31                 2002                  NAP
     22         1.49         17,600,000        6/1/2004       74.91           58.51                 2002                  NAP
     23         1.48         20,000,000        4/2/2004       60.94           51.02             1977 and 1979             NAP
     24         1.25         16,000,000        3/9/2004       74.86           63.58                 1971               1997-1998
     25         1.48         18,060,000        4/2/2004       60.85           50.94               1969-1970               NAP
     26         1.31         13,000,000       5/27/2004       77.69           59.65               1964-1972               2003
                1.23         12,695,000         Various       74.46           63.84                Various                NAP
     27         1.20          3,300,000       5/14/2004       78.79           68.85                 1998                  NAP
     28         1.20          2,420,000       5/14/2004       79.75           69.69                 1995                  NAP
     29         1.25          1,800,000       5/24/2004       76.44           64.37                 1995                  NAP
     30         1.25          1,480,000        5/9/2004       74.46           62.70                 1995                  NAP
     31         1.39            840,000       5/15/2004       68.10           57.34                 1989                  NAP
     32         1.25            650,000       5/15/2004       77.69           65.42                 1992                  NAP
     33         1.25            670,000       5/24/2004       58.81           49.52                 1992                  NAP
     34         1.25            550,000       5/24/2004       64.55           54.35                 1992                  NAP
     35         1.25            560,000       5/10/2004       58.39           49.17                 1993                  NAP
     36         1.25            425,000       5/12/2004       68.71           57.85                 1992                  NAP
     37         1.37         13,200,000       3/30/2004       68.13           58.26                 1971                  NAP
     38         1.47         11,000,000       11/8/2003       77.87           61.97           1967, 1986, 2002            NAP
     39         1.24         11,000,000       3/16/2004       74.49           63.70                 1975                  NAP
     40         1.34         11,700,000      11/17/2003       69.47           53.81               1963/1974               1997
     41         1.56         12,000,000        5/1/2004       66.59           52.81                 1945                  2002
     42         1.25         10,000,000        2/2/2004       78.73           64.30                 1904                  2001
     43         1.41         12,200,000       3/19/2004       64.18           55.51                 1962                  1994
     44         1.26          9,000,000       2/18/2004       78.89           74.26               1968-1975            2002/2003
     45         1.20          9,000,000        5/7/2004       76.88           71.68                 1971                  NAP
     46         1.34         10,200,000       3/30/2004       67.52           61.10                 1984                  NAP
     47         1.28          8,300,000        6/1/2004       75.84           64.56                 1986                  2000
     48         1.37          7,800,000        1/8/2004       78.36           65.64                 1970                  2002
     49         1.24          7,650,000       2/24/2004       79.60           67.90             1970s & 1998              NAP
     50         1.51          7,600,000       4/13/2004       79.86           68.28                 1980                  NAP
     51         2.03         10,200,000        5/1/2004       58.75           45.29                 2000                  NAP
     52         1.48          7,400,000        4/1/2004       70.78           56.69                 2001                  NAP
     53         1.32          6,200,000        6/8/2004       80.00           74.75                 1987                  NAP
     54         1.25          5,900,000       5/12/2004       78.75           66.94                 1987                  NAP
     55         1.21          7,650,000       1/23/2004       58.42            0.00        1967, 1970, 1972, 1995         2003
     56         1.35          5,650,000        5/6/2004       77.73           65.90                 1983                  NAP
     57         1.25          5,550,000       5/16/2004       75.61           70.77               1973-2003               NAP
     58         1.82          8,320,000        4/2/2004       48.56           42.84                 1973                  NAP
     59         1.54          5,750,000       8/15/2003       65.64           61.70                 1999                  2002
     60         1.35          5,330,000       4/14/2004       69.86           59.52                 1980                  NAP
     61         1.86          6,790,000        2/9/2004       51.33           42.92               2000-2002               NAP
     62         1.21          4,500,000      11/14/2003       75.49           64.06                 1994                  NAP
     63         1.40          4,350,000       3/18/2004       65.39           63.60                 1980                  NAP
     64         1.53          4,950,000        3/9/2004       60.41           50.01                 1983                  NAP
     65         1.62          3,900,000        8/8/2003       75.31           62.47                 1932                  2002
     66         1.32          3,375,000       4/11/2004       76.88           64.63                 2003                  NAP
     67         1.28          3,130,000       2/26/2004       79.72           67.29                 1974                  NAP
     68         1.50          3,065,000        5/6/2004       79.94           68.04                 2001                  NAP
     69         1.30          3,400,000        5/2/2004       70.59           60.14                 1971                  NAP
     70         1.38          3,030,000       5/24/2004       78.38           66.53                 1975                  NAP
     71         1.45          3,475,000        4/1/2004       66.01           51.49                 1979                  NAP
     72         1.42          3,100,000       3/29/2004       73.87           66.52             early 1980's              NAP
     73         1.28          2,450,000       2/25/2004       79.45           67.95                 1979                  NAP
     74         1.25          1,830,000       3/30/2004       79.66           61.43                 1974                  NAP


                                          CUT-OFF DATE
         TOTAL SQ. FT./               BALANCE PER SQ. FT./
CONTROL   UNITS/PADS/       UNIT         UNIT/PAD/ROOM/                  OCCUPANCY                                          CAPEX
 NUMBER   ROOMS/SPACES   DESCRIPTION        SPACES          OCCUPANCY %     DATE     OWNERSHIP INTEREST      LOCKBOX     RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------
   1        2,941,646      Sq. Ft.            153               92.8     12/31/2003      Fee Simple       In Place Hard
   2        1,290,751      Sq. Ft.            128               91.8      3/25/2004  Fee and Leasehold    In Place Hard
   3          861,207      Sq. Ft.             80               89.1      5/27/2004  Fee and Leasehold    In Place Hard
   4          740,788      Sq. Ft.             83               95.1       6/9/2004  Fee and Leasehold    In Place Hard
   5          694,634      Sq. Ft.            452               100.0      2/9/2004      Fee Simple       In Place Hard
   6          772,690      Sq. Ft.            129               99.1       5/1/2004      Fee Simple       In Place Soft
   7          423,010      Sq. Ft.             84               95.9      5/31/2004      Fee Simple       In Place Soft
   8          112,336      Sq. Ft.            280               78.8      5/31/2004      Fee Simple      Springing Hard
   9              290      Rooms             86,095             62.0      3/31/2004      Fee Simple       In Place Hard
   10         191,629      Sq. Ft.            100               98.6       3/1/2004      Leasehold       Springing Hard
   11         113,722      Sq. Ft.            167               93.8      4/30/2004      Fee Simple      Springing Hard
   12             161      Units            104,753             93.8       6/3/2004      Fee Simple
   13         200,457      Sq. Ft.             84               99.5      2/29/2004      Fee Simple      Springing Hard
   14             258      Units             61,438             98.1      5/17/2004      Fee Simple
   15             208      Rooms             74,342             56.2      3/31/2004      Fee Simple
   16          91,512      Sq. Ft.            166               77.8      5/18/2004      Fee Simple       In Place Soft
   17             243      Units             62,281             91.8       4/1/2004      Fee Simple
  17.1             59      Units                                89.8       4/1/2004      Fee Simple
  17.2             56      Units                                96.4       4/1/2004      Fee Simple
  17.3             48      Units                                89.6       4/1/2004      Fee Simple
  17.4             43      Units                                95.3       4/1/2004      Fee Simple
  17.5             37      Units                                86.5       4/1/2004      Fee Simple
   18          80,741      Sq. Ft.            179              Various      Various      Fee Simple
  18.1         20,698      Sq. Ft.                              100.0      6/7/2004      Fee Simple
  18.2         28,746      Sq. Ft.                              100.0      6/7/2004      Fee Simple
  18.3         10,400      Sq. Ft.                              100.0      6/7/2004      Fee Simple
  18.4          8,504      Sq. Ft.                              87.1       6/7/2004      Fee Simple
  18.5          4,500      Sq. Ft.                              100.0      6/7/2004      Fee Simple
  18.6          7,893      Sq. Ft.                              100.0      6/7/2004      Fee Simple
   19          94,790      Sq. Ft.            151               100.0      5/1/2004      Fee Simple      Springing Hard
   20         152,600      Sq. Ft.             89               87.9       5/1/2004      Fee Simple
   21             252      Units             52,500             90.5      5/19/2004      Fee Simple
   22             155      Rooms             85,057             69.6      6/18/2004      Fee Simple
   23             318      Pads              38,329             100.0      4/1/2004      Fee Simple
   24         103,860      Sq. Ft.            115               90.7      3/19/2004      Fee Simple      Springing Hard
   25             314      Pads              34,999             100.0      4/1/2004      Fee Simple
   26         554,444      Sq. Ft.             18               83.1       6/1/2004      Fee Simple
               89,766      Sq. Ft.            105               100.0      7/7/2004      Fee Simple
   27          11,180      Sq. Ft.            233               100.0      7/7/2004      Fee Simple       In Place Hard
   28          11,348      Sq. Ft.            170               100.0      7/7/2004      Fee Simple       In Place Hard
   29          10,363      Sq. Ft.            133               100.0      7/7/2004      Fee Simple       In Place Hard
   30          10,363      Sq. Ft.            106               100.0      7/7/2004      Fee Simple       In Place Hard
   31           7,076      Sq. Ft.             81               100.0      7/7/2004      Fee Simple       In Place Hard
   32           8,178      Sq. Ft.             62               100.0      7/7/2004      Fee Simple       In Place Hard
   33           8,178      Sq. Ft.             48               100.0      7/7/2004      Fee Simple       In Place Hard
   34           8,178      Sq. Ft.             43               100.0      7/7/2004      Fee Simple       In Place Hard
   35           8,178      Sq. Ft.             40               100.0      7/7/2004      Fee Simple       In Place Hard
   36           6,724      Sq. Ft.             43               100.0      7/7/2004      Fee Simple       In Place Hard
   37          15,694      Sq. Ft.            573               100.0     5/31/2004      Fee Simple      Springing Hard
   38         194,286      Sq. Ft.             44               95.0       6/4/2004      Fee Simple      Springing Hard
   39          78,978      Sq. Ft.            104               100.0     4/16/2004      Fee Simple
   40         181,171      Sq. Ft.             45               91.4      5/31/2004      Fee Simple       In Place Soft
   41              90      Rooms             88,790             79.6      4/23/2004      Fee Simple
   42             112      Units             70,299             100.0     4/16/2004      Fee Simple
   43          90,862      Sq. Ft.             86               96.4       4/1/2004      Fee Simple       In Place Soft
   44             162      Units             43,827             95.0      2/25/2004      Fee Simple
   45             120      Units             57,657             98.3      6/24/2004      Fee Simple
   46         108,613      Sq. Ft.             63               88.8      3/26/2004      Fee Simple
   47          64,030      Sq. Ft.             98               95.2      6/21/2004      Fee Simple
   48          29,500      Sq. Ft.            207               100.0     2/18/2004      Fee Simple       In Place Hard
   49          34,180      Sq. Ft.            178               100.0     1/19/2004      Fee Simple
   50             258      Units             23,525             94.2      3/31/2004      Leasehold
   51              93      Rooms             64,431             79.3      3/31/2004  Fee and Leasehold
   52              95      Rooms             55,136             75.0      3/31/2004      Fee Simple
   53          73,559      Sq. Ft.             67               92.6       5/1/2004      Leasehold        In Place Soft
   54          24,315      Sq. Ft.            191               100.0      8/1/2004      Fee Simple
   55         160,377      Sq. Ft.             28               92.3      5/27/2004      Fee Simple
   56          81,538      Sq. Ft.             54               88.9      5/31/2004      Fee Simple
   57           1,064      Units             3,944              70.0      5/20/2004      Fee Simple
   58             196      Pads              20,612             100.0      4/1/2004      Fee Simple
   59          57,425      Sq. Ft.             66               87.8      5/24/2004      Fee Simple
   60          29,296      Sq. Ft.            127               100.0     4/14/2004      Leasehold       Springing Hard
   61             846      Units             4,120              83.6      5/31/2004      Fee Simple
   62          56,020      Sq. Ft.             61               90.1       4/1/2004      Fee Simple      Springing Hard
   63          34,876      Sq. Ft.             92               79.1      2/13/2004      Fee Simple
   64          77,080      Sq. Ft.             39               100.0      1/1/2004      Fee Simple      Springing Hard
   65              69      Units             42,564             97.1      5/24/2004      Fee Simple
   66              44      Units             58,974             100.0      4/7/2004      Fee Simple
   67              91      Units             27,420             97.0      4/25/2004      Fee Simple
   68              60      Units             40,834             96.7      5/25/2004      Fee Simple
   69          17,292      Sq. Ft.            139               96.5      6/15/2004      Fee Simple
   70             478      Units             4,969              96.4      6/14/2004      Fee Simple
   71          21,900      Sq. Ft.            105               94.5      2/29/2004      Fee Simple
   72             500      Spaces            4,580               0.0       1/0/1900      Fee Simple       In Place Soft
   73              73      Units             26,666             98.6      3/24/2004      Fee Simple
   74              44      Units             33,133             95.5      4/19/2004      Fee Simple


                                           REAL ESTATE
  CONTROL   ENVIRONMENTAL     TI/LC            TAX         INSURANCE        OTHER       CAPEX        ENVIRONMENTAL        TI/LC
   NUMBER     RESERVE ($)   RESERVE ($)    RESERVE ($)    RESERVE ($)    RESERVE ($)  RESERVE ($)      RESERVE ($)      RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------
     1                      29,596,526      3,417,102      1,512,634      3,333,333     49,029
     2
     3                                        117,087        178,959                    13,212                            31,719
     4                                         72,846        217,789      4,213,072      9,413                            45,519
     5                                        382,217
     6                                        474,432         60,983                     9,659                            92,500
     7                                      1,143,434         80,074                     4,235                            20,238
     8                       1,040,380         67,081         12,031        848,232      1,404                             9,651
     9                                          2,000        210,000      6,500,000
     10                        100,000         37,338         15,934                     2,398                             4,167
     11                                       163,528         20,009                     1,706                             5,307
     12                                       191,245         39,910                     3,000
     13                                       103,077         12,247                     2,506                             4,347
     14                                         4,465         83,306                     5,375
     15
     16                                        50,000         13,750                     1,525                             4,861
     17                                        27,047         29,500                     5,208
    17.1
    17.2
    17.3
    17.4
    17.5
     18           8,850                                                                  1,439                             7,485
    18.1          8,850                                                                    490                             1,972
    18.2                                                                                   479                             2,665
    18.3                                                                                   173                             1,285
    18.4                                                                                   142                               914
    18.5                                                                                    56                               329
    18.6                                                                                    99                               321
     19                                        24,821         44,235        140,000      1,580                             2,500
     20                                                        8,272         56,131      1,908                            15,896
     21                                       236,832         25,200                     4,200
     22
     23                                        68,007          5,031
     24                        200,000         29,252         11,992                                                       2,083
     25                                        53,326          4,375
     26                        400,000        109,839         27,722         45,000      8,317                            10,629
                                                                                         1,405                             5,252
     27                                                                                    140
     28                                                                                    142
     29                                                                                    164                               263
     30                                                                                    155                               263
     31                                                                                     94                             1,313
     32                                                                                    150                             1,050
     33                                                                                    150                               525
     34                                                                                    150                               578
     35                                                                                    136                               630
     36                                                                                    123                               630
     37                                        12,221          3,461         26,816        314
     38                                                       16,625                     2,465                             6,697
     39                                        31,934          8,097                     1,448                             6,643
     40                                         9,192                       800,000      3,986                             8,333
     41
     42                                                       43,085                     2,100
     43                                        13,153          3,860                     1,287                             4,466
     44                                        31,646          2,277                     3,375
     45                                         4,507          4,121          7,740      2,500
     46                                        65,166         30,853                     1,358                             6,934
     47                        300,000          8,298          5,243                     1,068                             6,899
     48          81,250
     49                                        72,656          3,655                       427                             2,484
     50                                        12,436         14,691          7,200      6,014
     51                                        60,284
     52                                                        3,197
     53                        129,000         77,504         15,109                     1,226                             3,899
     54                                         9,937          8,511                       406                             2,105
     55           7,500         80,000         40,237          8,724                     2,004                             4,250
     56                                        60,294          8,270                     1,020                             5,627
     57                                        18,621          5,883                       665
     58                                        14,712
     59                                        14,196          8,827        534,000        739
     60                                        21,674          2,088                       391                             2,114
     61                                         7,803          4,181
     62                                        44,836          5,862         35,000
     63                                        13,002          3,810              .        727                             2,218
     64                                         7,341          3,939                     1,670                             3,213
     65                                           897          8,563                     1,438
     66                                        21,629          2,780                       825
     67                                        25,705          4,355                     1,896
     68                                        17,774            772                     1,000
     69                                                                                    288                             1,595
     70                                                                                  6,574
     71                                        23,235          5,431                       383                             1,460
     72                                        16,160         14,575                       636
     73                                                                                  1,734
     74                                        11,219          3,226                     1,140



            REAL ESTATE
  CONTROL       TAX          INSURANCE        OTHER      SINGLE                                                          LEASE
   NUMBER    RESERVE ($)    RESERVE ($)    RESERVE ($)   TENANT             LARGEST TENANT                 UNIT SIZE   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
     1         909,561        140,525                       No  Wachovia/Prudential Securities              237,253     2/28/2006
     2                                                      No  Loews Theaters (20 Screens)                 110,000    12/31/2020
     3         117,087         25,566                       No  JC Pennys                                   159,277    11/30/2010
     4          72,846         19,799          6,339        No  Hecht's                                     152,208     5/21/2009
     5                                                     Yes  Bloomberg, L.P.                             694,634     11/1/2028
     6         237,216         20,328                       No  Prudential Insurance Company                401,225    12/31/2007
     7         228,687          8,897                       No  Mervyn's                                     85,000     7/31/2026
     8          22,360          4,010                       No  Barnes and Noble                             26,000     2/11/2014
     9          68,856         18,324                       No
     10         12,446          3,984                       No  Ralph's                                      45,695    12/31/2007
     11         20,441                                      No  Marshalls                                    27,509    10/31/2007
     12         38,249          4,721                       No
     13         14,725                                      No  Kmart                                       114,500     2/28/2019
     14          4,465          6,101                       No
     15                                                     No
     16          8,333          2,292          1,600        No  SteinMart                                    30,900    11/30/2011
     17         13,523          9,833                       No
    17.1                                                    No
    17.2                                                    No
    17.3                                                    No
    17.4                                                    No
    17.5                                                    No
     18         15,524                                      No
    18.1         5,854                                      No  Van Ness, Inc.                               10,000     4/30/2014
    18.2         2,690                                      No  Community Connection                         20,109     5/31/2012
    18.3         3,818                                     Yes  Sorg & Associates                            10,400    11/30/2008
    18.4         1,635                                      No  Reliacom, LLC                                 4,200    10/31/2005
    18.5           849                                     Yes  Xando, Inc.                                   4,500     1/30/2008
    18.6           678                                     Yes  AutoZone, Inc.                                7,893     9/30/2007
     19         12,410          3,160                       No  Regal Cinema                                 39,660    12/31/2023
     20         24,093          2,188                       No  Pinnacle Peak Solutions                      17,103     9/30/2005
     21         39,472          8,400                       No
     22                                                     No
     23         17,002                                      No
     24         14,626          1,999                       No  IRS                                          30,723     11/1/2007
     25         13,332                                      No
     26         18,306          4,620                       No  Kaufman Tire, Inc.                           73,920     4/30/2005
                                               8,753       Yes
     27                                        2,407       Yes  CVS                                          11,180     12/2/2018
     28                                        1,787       Yes  CVS                                          11,348     11/6/2017
     29                                        1,274       Yes  Rite Aid                                     10,363     11/1/2015
     30                                        1,020       Yes  Rite Aid                                     10,363    11/20/2015
     31                                          530       Yes  Rite Aid                                      7,076     2/18/2009
     32                                          468       Yes  Rite Aid                                      8,178     8/21/2008
     33                                          365       Yes  Rite Aid                                      8,178     4/17/2008
     34                                          329       Yes  Rite Aid                                      8,178      4/3/2008
     35                                          303       Yes  Rite Aid                                      8,178    11/21/2007
     36                                          270       Yes  Rite Aid                                      6,724    11/23/2007
     37          4,074            315                       No  Erdman Jewelers                                 374     7/31/2005
     38         13,792          1,385                       No  West Corporation                             54,855     10/1/2006
     39          9,069          2,024                       No  Options Child Care                           11,768     7/31/2007
     40          4,596                                      No  Cendant                                      42,688     1/15/2008
     41                                                     No
     42                         5,386                       No
     43         13,153          1,930                       No  La Fitness                                   35,160     10/6/2014
     44         10,549          1,139                       No
     45          4,508          2,061                       No
     46         13,033          2,241                       No  Fabric Place                                 31,520    12/31/2006
     47          4,149            498                       No  US GSA                                       21,728     2/28/2008
     48                                                    Yes  Food Basics                                  29,500     1/31/2024
     49          8,136            986                       No  CEC Entertainment, Inc. (Chuck E. Cheese)    12,629    12/31/2018
     50          1,777          3,742          2,400        No
     51          7,536                                      No
     52         11,925          3,197                       No
     53          8,612          5,036                       No  Cura Group                                   21,198    10/15/2009
     54          5,871            608                       No  WP Realty                                    16,450     7/31/2019
     55          6,706          4,362                       No  Beall's                                      16,800    11/30/2008
     56         10,049            919                       No  Analytical Computer Services                  6,706    10/31/2007
     57          6,207            490                       No
     58          3,678                                      No
     59          7,098          1,103                       No
     60          5,418          1,044                       No  Wells Fargo                                   4,000     3/31/2006
     61          3,901            697                       No
     62          4,982                                      No  US Post Office                               18,207     9/30/2010
     63          5,371            952                       No  Cafe Franco                                   3,880     6/30/2005
     64          3,670          1,313                       No  Save Mart                                    28,900     8/31/2008
     65            897          2,855                       No
     66          4,326          1,390                       No
     67          4,284          2,177                       No
     68          2,222            386                       No
     69                                                     No  A to Z Scrapbooks                             2,480     3/31/2007
     70                                                     No
     71          5,809            603                       No  BBQ Grills & Fireplaces                       6,000     5/31/2009
     72          2,171          2,429                       No
     73          3,357          1,342                       No
     74          1,603            645                       No


   CONTROL                                                                                                    LEASE
    NUMBER               2ND LARGEST TENANT                                         UNIT SIZE               EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------
      1                  CCH Legal Information                                       161,105                2/28/2019
      2                  Burlington Coat Factory                                      80,259                1/31/2010
      3                  Wal-Mart                                                    140,533                1/28/2019
      4                  Sears                                                       127,856                7/23/2019
      5
      6                  State of NJ, Board of Public Utilities                       78,552                3/31/2005
      7                  Toys R Us                                                    43,000                1/31/2010
      8                  St. John's University                                        15,780                1/31/2006
      9
      10                 Rite Aid (subleased to Office Depot)                         27,462                3/31/2018
      11                 Specific Nutrition Center                                    10,220                4/30/2005
      12
      13                 Publix                                                       48,890                7/29/2012
      14
      15
      16                 Euphoria Salons & Day Spa                                     6,000                7/31/2011
      17
     17.1
     17.2
     17.3
     17.4
     17.5
      18
     18.1                Beck & Tan                                                    2,900                6/30/2007
     18.2                District of Columbia                                          8,637                4/30/2013
     18.3
     18.4                Urban Essentials, Inc.                                        3,204                8/31/2005
     18.5
     18.6
      19                 Sears Hardware                                               23,700                9/21/2012
      20                 Matrix Absence Management                                    17,099                9/30/2009
      21
      22
      23
      24                 Zucker Goldberg                                              18,254                4/30/2017
      25
      26                 Reliable Tire Distributors, Inc.                             49,999                7/14/2008

      27
      28
      29
      30
      31
      32
      33
      34
      35
      36
      37                 Haniken Jewelers                                                374                4/30/2005
      38                 Farm Fresh                                                   42,967                 4/2/2019
      39                 Washington Mutual Bank                                        9,859                3/31/2007
      40                 Salvation Army                                               14,905 1              0/15/2006
      41
      42
      43                 Sets Sports Bar                                              15,450 1              2/31/2013
      44
      45
      46                 New England Home Care                                        15,219                6/30/2008
      47                 American Ecology Corporation                                  8,572                6/30/2007
      48
      49                 Lucille Roberts Health Club                                   7,950                4/30/2014
      50
      51
      52
      53                 XO Nextlink                                                   7,358                8/31/2009
      54                 Aesthetic Plastic Surgery Associates                          3,016                2/28/2011
      55                 Dollar General                                               11,520                2/28/2007
      56                 Bay Star Communications                                       4,824                1/15/2005
      57
      58
      59
      60                 Kaddy Corner Bar and Grill                                    3,996 1              0/31/2007
      61
      62                 All Outdoors & More                                          14,277                2/28/2009
      63                 Ashoka Indian Cuisine                                         3,150 1              1/30/2004
      64                 Thrifty Drugstore                                            18,160                5/31/2008
      65
      66
      67
      68
      69                 South Bay Optometry                                           2,400                5/31/2005
      70
      71                 Audio Express                                                 4,200                1/31/2007
      72
      73
      74


  CONTROL                                                                                                    LEASE
   NUMBER              3RD LARGEST TENANT                                              UNIT SIZE           EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------
     1                 Sprint Communications                                            149,729            12/31/2014
     2                 Filene's Basement/DSW                                             60,010            10/31/2011
     3                 Marc's                                                            48,688            12/31/2012
     4                 Cinemark Theaters                                                 84,087             3/31/2020
     5
     6                 NY Port Authority                                                 77,432            11/14/2006
     7                 Linens 'N Things                                                  37,773             1/31/2012
     8                 Thriftway Drug Store                                               9,202            11/10/2018
     9
     10                Factory 2U                                                        14,400            10/15/2008
     11                Washington Mutual                                                  9,000            12/31/2006
     12
     13                Blue Planet Dive Shop                                              3,404            10/31/2005
     14
     15
     16                Thai House                                                         3,600             9/30/2007
     17
    17.1
    17.2
    17.3
    17.4
    17.5
     18
    18.1               Tricon Global Restaurant, Inc.                                     2,650             2/28/2006
    18.2
    18.3
    18.4
    18.5
    18.6
     19                Dollar King                                                       10,700             6/30/2010
     20                AZ Dept. of Economic Security                                     16,375             9/30/2006
     21
     22
     23
     24                Clark Equities                                                     9,400            12/31/2008
     25
     26                Adept International, Inc.                                         49,280             7/15/2010

     27
     28
     29
     30
     31
     32
     33
     34
     35
     36
     37                Madleen Jewelery                                                     374             8/31/2005
     38                Peebles                                                           25,000             1/31/2005
     39                Refugio Para Ninos                                                 8,123            11/30/2006
     40                Ace Hardware                                                      12,480             9/30/2004
     41
     42
     43                Popular Outdoor                                                    7,518            12/31/2008
     44
     45
     46                Bridgestone/Firestone                                              8,840             3/31/2006
     47                Business Psychology                                                6,967            12/10/2005
     48
     49                Diamond & Jewelry Center (The Jewelry Exchange)                    5,260             4/20/2011
     50
     51
     52
     53                Valhalla Enterprises                                               7,166             4/30/2005
     54                The Wurster Group                                                  2,851             3/31/2006
     55                Family Dollar                                                      8,400            12/31/2008
     56                iSafe Imaging                                                      2,442             3/31/2007
     57
     58
     59
     60                Mr. Printer                                                        3,769             8/31/2006
     61
     62                Zion Tile                                                          7,650             8/31/2007
     63                Leslie's Poolmart                                                  3,083            10/31/2009
     64                Auto Zone                                                         14,700             3/31/2008
     65
     66
     67
     68
     69                Pyramid Academy                                                    1,880             3/31/2006
     70
     71                Shogun Restaurant                                                  2,400             7/31/2008
     72
     73
     74

                                          CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

LOAN
NUMBER         PROPERTY NAME                         STREET ADDRESS                         CITY                     COUNTY
------------------------------------------------------------------------------------------------------------------------------------
  45371        Turnbury Park Apartments              47387 Victorian Blvd           Canton               Wayne
 DBM20122      Stonybrook Apartments                 801 Cooper Street              Deptford             Gloucester
 DBM20119      Rothschild Portfolio                  Various                        Bronx                Bronx
DBM20119-1     250 East 176th Street                 250 East 176th Street          Bronx                Bronx
DBM20119-2     80 West 170th Street                  80 West 170th Street           Bronx                Bronx
------------------------------------------------------------------------------------------------------------------------------------
DBM20119-3     1146 Ogden Avenue                     1146 Ogden Avenue              Bronx                Bronx
DBM20119-4     2121 Grand Concourse                  2121 Grand Concourse           Bronx                Bronx
DBM20119-5     1234 Shakespere Avenue                1234 Shakespere Avenue         Bronx                Bronx
  45342        Stonewood Apartments                  701 T. C. Jester Boulevard     Houston              Harris
 04-15780      Number 10 Main Street                 10 South Main Street           Memphis              Shelby
------------------------------------------------------------------------------------------------------------------------------------
 04-15907      Shalamar Apartments                   1640 Aquarena Springs Drive    San Marcos           Hays
 DBM20127      Hilltop Gardens                       47 Princeton Street            Leominster           Worcester
  44875        Fox Hill Apartments                   8508 Greenwell Springs Road    Baton Rouge          East Baton Rouge Parish
  45537        Chateau Calistoga Mobile Home Park    223 Champagne West             Calistoga            Napa
 03-13939      Longfellow Apartments                 5521Colorado Avenue N.W.       Washington           District of Columbia
------------------------------------------------------------------------------------------------------------------------------------
 04-16481      Crescent Village Apartments           5020 Taft Boulevard            Wichita Falls        Wichita
  44511        Sandpiper Apartments                  272 Shadow Mountain Drive      El Paso              El Paso
 DBM20187      Franklin Place Apartments             2315 Lakeland Road             Dalton               Whitfield
  43444        Wesley Park Apartments                1304 Wesley Road               Auburn               DeKalb
  44615        Stone Mill Run Apartments             5101 - 5125 Curry Ford Road    Orlando              Orange
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                  INITIAL
LOAN                                                                                        INITIAL POOL        POOL BALANCE
NUMBER                STATE             ZIP CODE            PROPERTY TYPE                    BALANCE ($)     PER UNIT OR PAD ($)
------------------------------------------------------------------------------------------------------------------------------------
  45371     Michigan                     48188               Multifamily                     16,865,186           104,753
 DBM20122   New Jersey                   08096               Multifamily                     15,850,970            61,438
 DBM20119   New York                    Various              Multifamily                     15,134,314            62,281
DBM20119-1  New York                     10457               Multifamily                              -                 -
DBM20119-2  New York                     10452               Multifamily                              -                 -
------------------------------------------------------------------------------------------------------------------------------------
DBM20119-3  New York                     10452               Multifamily                              -                 -
DBM20119-4  New York                     10453               Multifamily                              -                 -
DBM20119-5  New York                     10452               Multifamily                              -                 -
  45342     Texas                        77008               Multifamily                     13,230,000            52,500
 04-15780   Tennessee                    38103               Multifamily                      7,873,453            70,299
------------------------------------------------------------------------------------------------------------------------------------
 04-15907   Texas                        78666               Multifamily                      7,100,000            43,827
 DBM20127   Massachusetts                01453               Multifamily                      6,918,782            57,657
  44875     Louisiana                    70814               Multifamily                      6,069,415            23,525
  45537     California                   94515          Manufactured Housing                  4,040,000            20,612
 03-13939   District of Columbia         20011               Multifamily                      2,936,940            42,564
------------------------------------------------------------------------------------------------------------------------------------
 04-16481   Texas                        76308               Multifamily                      2,594,850            58,974
  44511     Texas                        79912               Multifamily                      2,495,198            27,420
 DBM20187   Georgia                      30721               Multifamily                      2,450,021            40,834
  43444     Indiana                      46706               Multifamily                      1,946,613            26,666
  44615     Florida                      32812               Multifamily                      1,457,852            33,133
------------------------------------------------------------------------------------------------------------------------------------


                                                         STUDIOS (1)                1 BEDROOM (1)               2 BEDROOM (1)
LOAN                                                            AVG RENT                    AVG RENT                   AVG RENT
NUMBER              UTILITIES PAID BY TENANT       # UNITS    PER MO. ($)     # UNITS     PER MO. ($)     # UNITS    PER MO. ($)
------------------------------------------------------------------------------------------------------------------------------------
  45371        Water/Gas                                  0                0        33               1095       64             1418
 DBM20122      Gas/Electricity                           40              578       140                745       78              874
 DBM20119      Gas/Electricity                           19              526       158                658       61              782
DBM20119-1     Gas/Electricity                           11              537        41                671        7              866
DBM20119-2     Gas/Electricity                            6              518        24                660       26              806
------------------------------------------------------------------------------------------------------------------------------------
DBM20119-3     Gas/Electricity                            0                0        36                616       12              637
DBM20119-4     Gas/Electricity                            0                0        27                747       11              841
DBM20119-5     Gas/Electricity                            2              489        30                610        5              763
  45342        Water/Sewer/Electricity                    0                0       144                754      108              988
 04-15780      Electric                                   0                0        56                862       56             1324
------------------------------------------------------------------------------------------------------------------------------------
 04-15907      Electric                                   0                0        88                534       72              654
 DBM20127      Electricity                                5              569        55                684       60              785
  44875        Electricity                                0                0        64                410      142              470
  45537        Water/Gas/Electricity                     24              380       172                380        0                0
 03-13939      Electric                                  10              640        59                750        0                0
------------------------------------------------------------------------------------------------------------------------------------
 04-16481      Electric, Gas                              0                0         0                  0       44              785
  44511        Gas/Electricity                            0                0        25                411       42              505
 DBM20187                                                 0                0        36                607       24              737
  43444                                                   0                0        72                532        1              600
  44615        Sewer/Electricity                          0                0        44                490        0                0
------------------------------------------------------------------------------------------------------------------------------------


                          3 BEDROOM                          4 BEDROOM                        5 BEDROOM                     NUMBER
LOAN                              AVG RENT                           AVG RENT                          AVG RENT               OF
NUMBER            # UNITS        PER MO. ($)        # UNITS        PER MO. ($)        # UNITS       PER MO. ($)            ELEVATORS
------------------------------------------------------------------------------------------------------------------------------------
  45371                64               1564              0                  0              0                 0                0
 DBM20122               0                  0              0                  0              0                 0                0
 DBM20119               5                961              0                  0              0                 0                4
DBM20119-1              0                  0              0                  0              0                 0                1
DBM20119-2              0                  0              0                  0              0                 0                1
------------------------------------------------------------------------------------------------------------------------------------
DBM20119-3              0                  0              0                  0              0                 0                1
DBM20119-4              5                961              0                  0              0                 0                1
DBM20119-5              0                  0              0                  0              0                 0                0
  45342                 0                  0              0                  0              0                 0                0
 04-15780               0                  0              0                  0              0                 0                2
------------------------------------------------------------------------------------------------------------------------------------
 04-15907               2                980              0                  0              0                 0                0
 DBM20127               0                  0              0                  0              0                 0                0
  44875                51                575              1                800              0                 0                0
  45537                 0                  0              0                  0              0                 0                0
 03-13939               0                  0              0                  0              0                 0                1
------------------------------------------------------------------------------------------------------------------------------------
 04-16481               0                  0              0                  0              0                 0                0
  44511                24                630              0                  0              0                 0                0
 DBM20187               0                  0              0                  0              0                 0                0
  43444                 0                  0              0                  0              0                 0                1
  44615                 0                  0              0                  0              0                 0                0
------------------------------------------------------------------------------------------------------------------------------------

                                 AGGREGATE POOL
                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                            PERCENTAGE
                                                                OF
CUT-OFF                                                      AGGREGATE      MINIMUM       MAXIMUM       AVERAGE
DATE                             NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                           MORTGAGE       DATE          DATE          DATE           DATE          DATE
DISTRIBUTION                       LOANS        BALANCE       BALANCE       BALANCE       BALANCE       BALANCE
------------------------------- ----------- -------------- ------------ -------------- ------------- -------------
$  292,000 -  1,999,999........      11      $ 10,257,465       1.10%    $    292,000   $ 1,946,613   $   932,497
 2,000,000 -  2,999,999 .......      10        25,425,940       2.72        2,289,838     2,990,213     2,542,594
 3,000,000 -  3,999,999 .......       5        17,599,662       1.88        3,219,612     3,774,216     3,519,932
 4,000,000 -  5,999,999 .......       8        37,933,783       4.06        4,040,000     5,992,085     4,741,723
 6,000,000 -  6,999,999 .......       6        38,371,968       4.11        6,069,415     6,918,782     6,395,328
 7,000,000 -  9,999,999 .......       8        64,674,700       6.93        7,100,000     8,993,042     8,084,337
10,000,000 - 14,999,999 .......       9       114,052,443      12.21       10,100,000    14,470,000    12,672,494
15,000,000 - 29,999,999 .......       9       158,425,718      16.97       15,134,314    24,967,624    17,602,858
30,000,000 - 49,999,999 .......       3       116,543,277      12.48       31,400,000    49,762,760    38,847,759
50,000,000 - 69,999,999 .......       3       180,149,377      19.29       50,000,000    68,949,377    60,049,792
70,000,000 - 85,500,000 .......       2       170,300,199      18.24       84,800,199    85,500,000    85,150,100
                                     --      ------------     ------
Total .........................      74      $933,734,532     100.00%    $    292,000   $85,500,000   $12,618,034
                                     ==      ============     ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
CUT-OFF                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
DATE                                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                       DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
$  292,000 -  1,999,999........    1.20x     1.39x      1.25x     6.730%      119.2       58.39%      79.75%      75.59%
 2,000,000 -  2,999,999 .......    1.20      1.62       1.40      5.840       112.8       60.41       79.94       73.83
 3,000,000 -  3,999,999 .......    1.21      1.86       1.47      5.941       103.9       51.33       75.49       65.55
 4,000,000 -  5,999,999 .......    1.21      2.03       1.48      6.049       114.5       48.56       80.00       68.58
 6,000,000 -  6,999,999 .......    1.20      1.51       1.32      5.922       100.6       67.52       79.86       76.17
 7,000,000 -  9,999,999 .......    1.24      1.56       1.36      5.962       113.6       64.18       78.89       72.20
10,000,000 - 14,999,999 .......    1.25      1.49       1.37      5.773       111.7       60.85       78.92       73.25
15,000,000 - 29,999,999 .......    1.15      1.83       1.39      5.700        93.0       56.87       79.93       74.35
30,000,000 - 49,999,999 .......    1.21      1.32       1.26      5.916       114.5       70.09       79.29       74.14
50,000,000 - 69,999,999 .......    1.30      1.72       1.49      5.859       118.2       58.69       71.82       68.15
70,000,000 - 85,500,000 .......    1.87      2.08       1.98      5.165       117.0       56.25       57.37       56.81
Total .........................    1.15x     2.08x      1.50x     5.730%      110.9       48.56%      80.00%      69.32%

                                 AGGREGATE POOL
                         DISTRIBUTION OF PROPERTY TYPES

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                                 NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                                 MORTGAGED        DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE                   PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
------------------------------ ------------ --------------- ------------ ------------- -------------- --------------
Anchored Retail ..............      25       $387,930,196       41.55%    $   292,000   $84,800,199    $15,517,208
Office .......................      12        241,211,370       25.83         505,000    85,500,000     20,100,947
Multifamily ..................      18        102,923,594       11.02       1,457,852    16,865,186      5,717,977
Hospitality ..................       6         72,835,765        7.80       5,237,954    24,967,624     12,139,294
Unanchored Retail ............       9         33,937,180        3.63         550,000     8,993,042      3,770,798
Mixed Use ....................       2         33,100,000        3.54       1,700,000    31,400,000     16,550,000
Manufactured Housing .........       3         27,218,367        2.92       4,040,000    12,188,624      9,072,789
Industrial/Warehouse .........       3         18,457,175        1.98       3,397,175    10,100,000      6,152,392
Self Storage .................       4         13,831,049        1.48       2,375,000     4,196,501      3,457,762
Parking Garage ...............       1          2,289,838        0.25       2,289,838     2,289,838      2,289,838
                                    --       ------------      ------
Total ........................      83       $933,734,532      100.00%    $   292,000   $85,500,000    $11,249,814
                                    ==       ============      ======

                                                                           WEIGHTED
                                                                           AVERAGE                             WEIGHTED
                                                               WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                    WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE                     DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------ --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Anchored Retail ..............    1.15x     1.87x      1.50x     5.658%      114.6       57.37%      79.92%      70.22%
Office .......................    1.24      2.08       1.62      5.612       112.7       56.25       78.75       64.38
Multifamily ..................    1.20      1.62       1.27      5.630       101.5       71.13       79.94       77.69
Hospitality ..................    1.39      2.03       1.64      6.335        98.3       56.87       74.91       66.14
Unanchored Retail ............    1.30      1.45       1.36      6.170       111.5       65.39       78.43       69.92
Mixed Use ....................    1.21      1.33       1.22      6.010       120.0       78.43       79.29       79.25
Manufactured Housing .........    1.48      1.82       1.53      5.579       119.1       48.56       60.94       59.07
Industrial/Warehouse .........    1.21      1.32       1.29      5.837       109.9       75.49       80.00       77.91
Self Storage .................    1.25      1.86       1.51      5.807        82.2       51.33       78.38       67.25
Parking Garage ...............    1.42      1.42       1.42      5.460        57.0       73.87       73.87       73.87
Total ........................    1.15x     2.08x      1.50x     5.730%      110.9       48.56%      80.00%      69.32%

                                     A-1-14

                                 AGGREGATE POOL
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF                 NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
DEBT SERVICE              MORTGAGE        DATE          DATE          DATE          DATE           DATE
COVERAGE RATIOS            LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
----------------------- ----------- --------------- ------------ ------------- -------------- -------------
1.15x - 1.29x .........      31      $249,192,095       26.69%    $   292,000   $35,380,518    $ 8,038,455
1.30x - 1.39x .........      19       253,546,358       27.15         572,000    68,949,377     13,344,545
1.40x - 1.49x .........      10       115,798,917       12.40       2,289,838    50,000,000     11,579,892
1.50x - 1.59x .........       5        23,274,981        2.49       2,450,021     7,991,116      4,654,996
1.60x - 1.74x .........       3        83,136,940        8.90       2,936,940    61,200,000     27,712,313
1.75x - 1.99x .........       4       117,293,156       12.56       3,485,332    84,800,199     29,323,289
2.00x - 2.08x .........       2        91,492,085        9.80       5,992,085    85,500,000     45,746,042
                             --      ------------      ------
Total .................      74      $933,734,532      100.00%    $   292,000   $85,500,000    $12,618,034
                             ==      ============      ======

                                                                    WEIGHTED
                                                                    AVERAGE                             WEIGHTED
                                                        WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE             MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS            DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
----------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
1.15x - 1.29x .........    1.15x     1.29x      1.23x     5.890%      108.4       58.39%      79.93%      77.15%
1.30x - 1.39x .........    1.30      1.39       1.33      5.979       110.7       67.52       80.00       73.26
1.40x - 1.49x .........    1.40      1.49       1.47      5.667       117.4       58.69       77.87       63.95
1.50x - 1.59x .........    1.50      1.56       1.53      6.166       107.8       60.41       79.94       70.51
1.60x - 1.74x .........    1.60      1.72       1.69      5.538       105.7       71.75       76.00       72.85
1.75x - 1.99x .........    1.82      1.87       1.86      5.129       110.1       48.56       57.37       56.78
2.00x - 2.08x .........    2.03      2.08       2.08      5.519       116.2       56.25       58.75       56.41
Total .................    1.15x     2.08x      1.50x     5.730%      110.9       48.56%      80.00%      69.32%

                                 AGGREGATE POOL
                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                      PERCENTAGE
                                                          OF
                                                      AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
                           NUMBER OF      CUT-OFF      CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                    MORTGAGE       DATE          DATE         DATE           DATE           DATE
MORTGAGE RATES               LOANS        BALANCE      BALANCE       BALANCE        BALANCE        BALANCE
------------------------- ----------- -------------- ----------- -------------- -------------- --------------
4.830% - 4.999% .........       1      $ 84,800,199       9.08%   $84,800,199    $84,800,199    $84,800,199
5.000% - 5.249% .........       5        51,494,910       5.51      2,936,940     16,844,507     10,298,982
5.250% - 5.449% .........       5        93,797,683      10.05      3,485,332     50,000,000     18,759,537
5.450% - 5.749% .........      11       218,450,688      23.40      2,289,838     85,500,000     19,859,153
5.750% - 5.999% .........      19       185,676,255      19.89      1,457,852     49,762,760      9,772,434
6.000% - 7.080% .........      33       299,514,796      32.08        292,000     68,949,377      9,076,206
                               --      ------------     ------
Total ...................      74      $933,734,532     100.00%   $   292,000    $85,500,000    $12,618,034
                               ==      ============     ======

                                                                      AVERAGE                             WEIGHTED
                                                          WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                               WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                   MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES               DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
4.830% - 4.999% .........    1.87x     1.87x      1.87x     4.830%      118.0       57.37%      57.37%      57.37%
5.000% - 5.249% .........    1.20      1.62       1.34      5.097        83.8       60.41       79.46       77.45
5.250% - 5.449% .........    1.15      1.86       1.46      5.383        98.5       51.33       78.36       65.65
5.450% - 5.749% .........    1.20      2.08       1.75      5.550       114.3       56.25       78.89       65.46
5.750% - 5.999% .........    1.20      2.03       1.33      5.832       114.1       48.56       80.00       72.73
6.000% - 7.080% .........    1.20      1.83       1.35      6.271       112.9       56.87       79.94       73.15
Total ...................    1.15x     2.08x      1.50x     5.730%      110.9       48.56%      80.00%      69.32%

                                     A-1-15

                                 AGGREGATE POOL
                       DISTRIBUTION OF AMORTIZATION TYPES

                                                          PERCENTAGE
                                                              OF
                                                           AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
                              NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
                               MORTGAGE        DATE          DATE          DATE           DATE           DATE
AMORTIZATION TYPES (MOS)        LOANS        BALANCE        BALANCE       BALANCE        BALANCE        BALANCE
---------------------------- ----------- --------------- ------------ -------------- -------------- --------------
Amortizing Balloon .........      63      $714,531,856       76.52%    $    292,000   $84,800,199    $11,341,775
Interest Only, then
 Amortizing ................       7       137,860,000       14.76        4,040,000    85,500,000     19,694,286
Interest Only, then
 HyperAmortizing ...........       1        50,000,000        5.35       50,000,000    50,000,000     50,000,000
Interest Only ..............       1        19,000,000        2.03       19,000,000    19,000,000     19,000,000
Hyperamortizing ............       1         7,873,453        0.84        7,873,453     7,873,453      7,873,453
Fully Amortizing ...........       1         4,469,224        0.48        4,469,224     4,469,224      4,469,224
                                  --      ------------      ------
Total ......................      74      $933,734,532      100.00%    $    292,000   $85,500,000    $12,618,034
                                  ==      ============      ======

                                                                         WEIGHTED
                                                                         AVERAGE                             WEIGHTED
                                                             WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                  WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                              MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES (MOS)        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
---------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Amortizing Balloon .........    1.20x     2.03x      1.44x     5.802%      111.9       51.33%      79.94%      71.29%
Interest Only, then
 Amortizing ................    1.15      2.08       1.79      5.536       108.8       48.56       80.00       61.86
Interest Only, then
 HyperAmortizing ...........    1.48      1.48       1.48      5.363       115.0       58.69       58.69       58.69
Interest Only ..............    1.60      1.60       1.60      5.400        58.0       76.00       76.00       76.00
Hyperamortizing ............    1.25      1.25       1.25      5.670       117.0       78.73       78.73       78.73
Fully Amortizing ...........    1.21      1.21       1.21      5.820       178.0       58.42       58.42       58.42
Total ......................    1.15x     2.08x      1.50x     5.730%      110.9       48.56%      80.00%      69.32%

                                 AGGREGATE POOL
                   DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUES

                                                       PERCENTAGE
                                                           OF
                                                        AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                   NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
CUT-OFF DATE                MORTGAGE        DATE          DATE          DATE          DATE           DATE
LOAN-TO-VALUE RATIOS         LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
------------------------- ----------- --------------- ------------ ------------- -------------- --------------
48.56% - 59.99% ......... 10           $263,975,465       28.27%    $   327,000   $85,500,000    $26,397,546
60.00% - 69.99% ......... 15             80,228,041        8.59         292,000    12,188,624      5,348,536
70.00% - 74.99% ......... 13            268,190,654       28.72       1,102,000    68,949,377     20,630,050
75.00% - 80.00% ......... 36            321,340,373       34.41         505,000    35,380,518      8,926,121
                          --           ------------      ------
Total ................... 74           $933,734,532      100.00%    $   292,000   $85,500,000    $12,618,034
                          ==           ============      ======

                                                                      WEIGHTED
                                                                      AVERAGE                             WEIGHTED
                                                          WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                       WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE               MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
LOAN-TO-VALUE RATIOS         DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
48.56% - 59.99% .........    1.21x     2.08x      1.85x     5.325%      114.3       48.56%      58.81%      57.05%
60.00% - 69.99% .........    1.25      1.56       1.43      5.928       111.8       60.41       69.86       65.08
70.00% - 74.99% .........    1.15      1.72       1.41      6.009       113.9       70.09       74.91       72.09
75.00% - 80.00% .........    1.20      1.62       1.30      5.780       105.3       75.28       80.00       78.14
Total ...................    1.15x     2.08x      1.50x     5.730%      110.9       48.56%      80.00%      69.32%

                                     A-1-16

                                 AGGREGATE POOL
                  DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                                 NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                                 MORTGAGED        DATE          DATE          DATE          DATE           DATE
PROPERTY STATE                  PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
------------------------------ ------------ --------------- ------------ ------------- -------------- --------------
New York .....................      12       $212,333,341       22.74%    $ 2,057,867   $85,500,000    $17,694,445
New Jersey ...................       5        171,384,968       18.35       8,993,042    84,800,199     34,276,994
California ...................       9         97,657,840       10.46       2,375,000    35,380,518     10,850,871
Ohio .........................      10         78,110,377        8.37         327,000    68,949,377      7,811,038
Virginia .....................       2         69,765,399        7.47       8,565,399    61,200,000     34,882,699
Florida ......................       8         64,880,689        6.95       1,457,852    19,000,000      8,110,086
Texas ........................       7         44,381,096        4.75       2,495,198    13,230,000      6,340,157
Arizona ......................       5         31,632,642        3.39       2,293,879    13,588,936      6,326,528
Rhode Island .................       1         24,967,624        2.67      24,967,624    24,967,624     24,967,624
Louisiana ....................       2         21,532,531        2.31       6,069,415    15,463,117     10,766,266
Pennsylvania .................       4         20,411,904        2.19         292,000    13,183,869      5,102,976
Michigan .....................       2         20,084,798        2.15       3,219,612    16,865,186     10,042,399
Nevada .......................       2         18,685,332        2.00       3,485,332    15,200,000      9,342,666
District of Columbia .........       7         17,406,940        1.86         550,000     4,950,000      2,486,706
Oklahoma .....................       1          8,127,948        0.87       8,127,948     8,127,948      8,127,948
Tennessee ....................       1          7,873,453        0.84       7,873,453     7,873,453      7,873,453
Massachusetts ................       1          6,918,782        0.74       6,918,782     6,918,782      6,918,782
Connecticut ..................       1          6,887,320        0.74       6,887,320     6,887,320      6,887,320
Idaho ........................       1          6,294,915        0.67       6,294,915     6,294,915      6,294,915
Georgia ......................       1          2,450,021        0.26       2,450,021     2,450,021      2,450,021
Indiana ......................       1          1,946,613        0.21       1,946,613     1,946,613      1,946,613
                                    --       ------------      ------
Total ........................      83       $933,734,532      100.00%    $   292,000   $85,500,000    $11,249,814
                                    ==       ============      ======

                                                                           WEIGHTED
                                                                           AVERAGE                             WEIGHTED
                                                               WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                    WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE                    DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------ --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
New York .....................    1.20x     2.08x      1.64x     5.572%      111.4       56.25%      79.60%      64.79%
New Jersey ...................    1.20      1.87       1.58      5.350       117.3       57.37       78.47       64.80
California ...................    1.23      1.82       1.34      5.861       115.5       48.56       79.92       71.11
Ohio .........................    1.20      1.39       1.29      6.524       119.1       58.39       79.75       72.22
Virginia .....................    1.47      1.72       1.69      5.599       122.5       71.75       77.87       72.50
Florida ......................    1.21      2.03       1.51      5.720        97.7       58.75       80.00       74.09
Texas ........................    1.21      1.35       1.30      5.664       115.2       58.42       79.72       74.06
Arizona ......................    1.25      1.45       1.38      5.601        83.3       64.18       78.55       72.67
Rhode Island .................    1.83      1.83       1.83      6.000        81.0       56.87       56.87       56.87
Louisiana ....................    1.39      1.51       1.42      6.615        92.9       74.70       79.86       76.15
Pennsylvania .................    1.25      1.49       1.42      6.108       112.1       68.71       78.75       75.58
Michigan .....................    1.20      1.40       1.23      5.879       118.8       65.39       79.93       77.60
Nevada .......................    1.15      1.86       1.28      5.408        90.0       51.33       73.80       69.61
District of Columbia .........    1.33      1.62       1.38      6.013       119.3       75.31       78.43       77.90
Oklahoma .....................    1.34      1.34       1.34      5.750       114.0       69.47       69.47       69.47
Tennessee ....................    1.25      1.25       1.25      5.670       117.0       78.73       78.73       78.73
Massachusetts ................    1.20      1.20       1.20      5.690        59.0       76.88       76.88       76.88
Connecticut ..................    1.34      1.34       1.34      5.980        82.0       67.52       67.52       67.52
Idaho ........................    1.28      1.28       1.28      6.100       119.0       75.84       75.84       75.84
Georgia ......................    1.50      1.50       1.50      6.100       119.0       79.94       79.94       79.94
Indiana ......................    1.28      1.28       1.28      6.230       118.0       79.45       79.45       79.45
Total ........................    1.15x     2.08x      1.50x     5.730%      110.9       48.56%      80.00%      69.32%

                                     A-1-17

                                 AGGREGATE POOL
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF                  NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
REMAINING AMORTIZATION     MORTGAGE       DATE          DATE          DATE           DATE           DATE
TERMS (MOS)                 LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
------------------------ ----------- -------------- ------------ -------------- -------------- --------------
Interest Only ..........       1      $ 19,000,000       2.03%    $19,000,000    $19,000,000    $19,000,000
178 ....................       1         4,469,224       0.48       4,469,224      4,469,224      4,469,224
235 - 288 ..............       1        50,000,000       5.35      50,000,000     50,000,000     50,000,000
289 - 300 ..............      11        97,105,282      10.40       1,457,852     24,967,624      8,827,753
321 - 340 ..............      10        20,626,453       2.21         292,000      7,873,453      2,062,645
341 - 360 ..............      50       742,533,574      79.52       1,930,000     85,500,000     14,850,671
                              --      ------------     ------
Total ..................      74      $933,734,532     100.00%    $   292,000    $85,500,000    $12,618,034
                              ==      ============     ======

                                                                     WEIGHTED
                                                                     AVERAGE                             WEIGHTED
                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING AMORTIZATION    MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)                 DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------ --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Interest Only ..........    1.60x     1.60x      1.60x     5.400%       58.0       76.00%      76.00%      76.00%
178 ....................    1.21      1.21       1.21      5.820       178.0       58.42       58.42       58.42
235 - 288 ..............    1.48      1.48       1.48      5.363       115.0       58.69       58.69       58.69
289 - 300 ..............    1.25      2.03       1.56      6.191       101.6       56.87       79.66       68.00
321 - 340 ..............    1.25      1.41       1.32      6.090       117.7       58.39       78.73       71.42
341 - 360 ..............    1.15      2.08       1.49      5.692       112.6       48.56       80.00       70.04
Total ..................    1.15x     2.08x      1.50x     5.730%      110.9       48.56%      80.00%      69.32%

                                 AGGREGATE POOL
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF             NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
ORIGINAL TERMS        MORTGAGE       DATE          DATE          DATE          DATE           DATE
TO MATURITY (MOS)      LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------- ----------- -------------- ------------ ------------- -------------- -------------
60 ................       8      $ 72,002,586       7.71%    $2,289,838    $19,000,000    $ 9,000,323
81 - 100 ..........       5        67,478,061       7.23      4,960,000     24,967,624     13,495,612
101 - 120 .........      59       781,219,263      83.67        292,000     85,500,000     13,241,004
121 - 180 .........       2        13,034,623       1.40      4,469,224      8,565,399      6,517,311
                         --      ------------     ------
Total .............      74      $933,734,532     100.00%    $  292,000    $85,500,000    $12,618,034
                         ==      ============     ======

                                                                WEIGHTED
                                                                AVERAGE                             WEIGHTED
                                                    WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
60 ................    1.20x     1.60x      1.38x     5.382%       57.5       65.64%      78.89%      76.64%
81 - 100 ..........    1.15      1.83       1.49      6.035        82.4       56.87       80.00       67.56
101 - 120 .........    1.20      2.08       1.51      5.737       117.5       48.56       79.94       68.76
121 - 180 .........    1.21      1.47       1.38      5.669       153.0       58.42       77.87       71.20
Total .............    1.15x     2.08x      1.50x     5.730%      110.9       48.56%      80.00%      69.32%

                                     A-1-18

                                 AGGREGATE POOL
                   DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF             NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
REMAINING TERMS       MORTGAGE        DATE          DATE          DATE          DATE          DATE
TO MATURITY (MOS)      LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------- ----------- --------------- ------------ ------------- ------------- -------------
53 - 54 ...........       1      $  3,774,216        0.40%    $3,774,216    $ 3,774,216   $ 3,774,216
55 - 59 ...........       7        68,228,370        7.31      2,289,838     19,000,000     9,746,910
60 - 84 ...........       5        67,478,061        7.23      4,960,000     24,967,624    13,495,612
85 - 114 ..........       2        43,508,466        4.66      8,127,948     35,380,518    21,754,233
115 - 119 .........      38       569,942,798       61.04      1,457,852     85,500,000    14,998,495
120 - 139 .........      19       167,768,000       17.97        292,000     61,200,000     8,829,895
140 - 178 .........       2        13,034,623        1.40      4,469,224      8,565,399     6,517,311
                         --      ------------      ------
Total .............      74      $933,734,532      100.00%    $  292,000    $85,500,000   $12,618,034
                         ==      ============      ======

                                                                WEIGHTED
                                                                AVERAGE                             WEIGHTED
                                                    WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS      MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
53 - 54 ...........    1.54x     1.54x      1.54x     5.850%       53.0       65.64%      65.64%      65.64%
55 - 59 ...........    1.20      1.60       1.37      5.357        57.7       73.87       78.89       77.25
60 - 84 ...........    1.15      1.83       1.49      6.035        82.4       56.87       80.00       67.56
85 - 114 ..........    1.23      1.34       1.25      5.970       109.9       69.47       75.28       74.19
115 - 119 .........    1.20      2.08       1.55      5.683       117.4       51.33       79.94       66.61
120 - 139 .........    1.20      1.82       1.45      5.860       120.0       48.56       79.92       74.68
140 - 178 .........    1.21      1.47       1.38      5.669       153.0       58.42       77.87       71.20
Total .............    1.15x     2.08x      1.50x     5.730%      110.9       48.56%      80.00%      69.32%

                                 AGGREGATE POOL
                      DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                    PERCENTAGE
                                                                        OF
                                                                     AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                                        NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                                         MORTGAGE        DATE          DATE          DATE          DATE           DATE
PREPAYMENT PROVISIONS                     LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
-------------------------------------- ----------- --------------- ------------ ------------- -------------- --------------
Defeasance ...........................      70      $903,520,612       96.76%    $   292,000   $85,500,000    $12,907,437
(greater than)  YM and 1% .......... .       2        19,339,705        2.07       2,495,198    16,844,507      9,669,853
(greater than)  YM and 5%/Defeasance .       1         7,100,000        0.76       7,100,000     7,100,000      7,100,000
Yield Maintenance ....................       1         3,774,216        0.40       3,774,216     3,774,216      3,774,216
                                            --      ------------      ------
Grand Total ..........................      74      $933,734,532      100.00%    $   292,000   $85,500,000    $12,618,034
                                            ==      ============      ======

                                                                                   WEIGHTED
                                                                                   AVERAGE                             WEIGHTED
                                                                       WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                            WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                        MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PREPAYMENT PROVISIONS                     DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Defeasance ...........................    1.15x     2.08x      1.50x     5.743%      111.4       48.56%      80.00%      69.04%
(greater than)  YM and 1% .......... .    1.28      1.33       1.32      5.170       117.1       79.46       79.72       79.49
(greater than)  YM and 5%/Defeasance .    1.26      1.26       1.26      5.550        56.0       78.89       78.89       78.89
Yield Maintenance ....................    1.54      1.54       1.54      5.850        53.0       65.64       65.64       65.64
Grand Total ..........................    1.15x     2.08x      1.50x     5.730%      110.9       48.56%      80.00%      69.32%

                                     A-1-19

                                     GROUP 1
                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                             PERCENTAGE
                                                                 OF
CUT-OFF                                                       AGGREGATE      MINIMUM       MAXIMUM       AVERAGE
DATE                             NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                           MORTGAGE        DATE          DATE          DATE           DATE          DATE
DISTRIBUTION                       LOANS        BALANCE        BALANCE       BALANCE       BALANCE       BALANCE
------------------------------- ----------- --------------- ------------ -------------- ------------- -------------
$  292,000 -  1,999,999........       9      $  6,853,000        0.83%    $    292,000   $ 1,930,000   $   761,444
 2,000,000 -  2,999,999 .......       6        14,948,931        1.81        2,289,838     2,990,213     2,491,488
 3,000,000 -  3,999,999 .......       5        17,599,662        2.13        3,219,612     3,774,216     3,519,932
 4,000,000 -  5,999,999 .......       7        33,893,783        4.10        4,196,501     5,992,085     4,841,969
 6,000,000 -  6,999,999 .......       4        25,383,771        3.07        6,089,186     6,887,320     6,345,943
 7,000,000 -  9,999,999 .......       6        49,701,247        6.01        7,830,000     8,993,042     8,283,541
10,000,000 - 14,999,999 .......       8       100,822,443       12.19       10,100,000    14,470,000    12,602,805
15,000,000 - 29,999,999 .......       6       110,575,248       13.37       15,200,000    24,967,624    18,429,208
30,000,000 - 49,999,999 .......       3       116,543,277       14.10       31,400,000    49,762,760    38,847,759
50,000,000 - 69,999,999 .......       3       180,149,377       21.79       50,000,000    68,949,377    60,049,792
70,000,000 - 85,500,000 .......       2       170,300,199       20.60       84,800,199    85,500,000    85,150,100
                                      -      ------------      ------
Total .........................      59      $826,770,939      100.00%    $    292,000   $85,500,000   $14,013,067
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
CUT-OFF                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
DATE                                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                       DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
$  292,000 -  1,999,999........    1.20x     1.39x      1.25x     7.080%      120.0       58.39%      79.75%      73.63%
 2,000,000 -  2,999,999 .......    1.20      1.53       1.38      5.979       109.4       60.41       78.79       71.02
 3,000,000 -  3,999,999 .......    1.21      1.86       1.47      5.941       103.9       51.33       75.49       65.55
 4,000,000 -  5,999,999 .......    1.21      2.03       1.44      6.078       113.8       58.42       80.00       70.96
 6,000,000 -  6,999,999 .......    1.24      1.37       1.31      5.913       107.8       67.52       79.60       75.09
 7,000,000 -  9,999,999 .......    1.24      1.56       1.40      6.067       121.3       64.18       77.87       70.21
10,000,000 - 14,999,999 .......    1.25      1.49       1.37      5.809       110.6       60.85       78.92       73.53
15,000,000 - 29,999,999 .......    1.15      1.83       1.47      5.761        90.0       56.87       79.92       72.40
30,000,000 - 49,999,999 .......    1.21      1.32       1.26      5.916       114.5       70.09       79.29       74.14
50,000,000 - 69,999,999 .......    1.30      1.72       1.49      5.859       118.2       58.69       71.82       68.15
70,000,000 - 85,500,000 .......    1.87      2.08       1.98      5.165       117.0       56.25       57.37       56.81
Total .........................    1.15x     2.08x      1.52x     5.742%      112.0       51.33%      80.00%      68.38%

                                     GROUP 1
                         DISTRIBUTION OF PROPERTY TYPES

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
                                 NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
                                 MORTGAGED        DATE          DATE          DATE           DATE           DATE
PROPERTY TYPES                  PROPERTIES      BALANCE        BALANCE       BALANCE        BALANCE        BALANCE
------------------------------ ------------ --------------- ------------ -------------- -------------- --------------
Anchored Retail ..............      25       $387,930,196       46.92%    $    292,000   $84,800,199    $15,517,208
Office .......................      12        241,211,370       29.18          505,000    85,500,000     20,100,947
Hospitality ..................       6         72,835,765        8.81        5,237,954    24,967,624     12,139,294
Unanchored Retail ............       9         33,937,180        4.10          550,000     8,993,042      3,770,798
Mixed Use ....................       2         33,100,000        4.00        1,700,000    31,400,000     16,550,000
Manufactured Housing .........       2         23,178,367        2.80       10,989,743    12,188,624     11,589,184
Industrial/Warehouse .........       3         18,457,175        2.23        3,397,175    10,100,000      6,152,392
Self Storage .................       4         13,831,049        1.67        2,375,000     4,196,501      3,457,762
Parking Garage ...............       1          2,289,838        0.28        2,289,838     2,289,838      2,289,838
                                    --       ------------      ------
Total ........................      64       $826,770,939      100.00%    $    292,000   $85,500,000    $12,918,296
                                    ==       ============      ======

                                                                           WEIGHTED
                                                                           AVERAGE
                                                                          REMAINING                            WEIGHTED
                                                               WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                                                    WEIGHTED    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
                                MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPES                    DSCR      DSCR      DSCR       RATE       (MOS.)       LTV         LTV         LTV
------------------------------ --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Anchored Retail ..............    1.15x     1.87x      1.50x     5.658%      114.6       57.37%      79.92%      70.22%
Office .......................    1.24      2.08       1.62      5.612       112.7       56.25       78.75       64.38
Hospitality ..................    1.39      2.03       1.64      6.335        98.3       56.87       74.91       66.14
Unanchored Retail ............    1.30      1.45       1.36      6.170       111.5       65.39       78.43       69.92
Mixed Use ....................    1.21      1.33       1.22      6.010       120.0       78.43       79.29       79.25
Manufactured Housing .........    1.48      1.48       1.48      5.540       119.0       60.85       60.94       60.90
Industrial/Warehouse .........    1.21      1.32       1.29      5.837       109.9       75.49       80.00       77.91
Self Storage .................    1.25      1.86       1.51      5.807        82.2       51.33       78.38       67.25
Parking Garage ...............    1.42      1.42       1.42      5.460        57.0       73.87       73.87       73.87
Total ........................    1.15x     2.08x      1.52x     5.742%      112.0       51.33%      80.00%      68.38%

                                     A-1-20

                                     GROUP 1
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE      MINIMUM        MAXIMUM       AVERAGE
RANGE OF                NUMBER OF       CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF       CUT-OFF
DEBT SERVICE            MORTGAGE          DATE          DATE          DATE           DATE           DATE
COVERAGE RATIOS            LOANS        BALANCE        BALANCE       BALANCE        BALANCE       BALANCE
----------------------- ----------- --------------- ------------ -------------- -------------- -------------
1.15x - 1.29x .........      22      $173,549,727       20.99%    $    292,000   $35,380,518    $ 7,888,624
1.30x - 1.39x .........      17       237,721,508       28.75          572,000    68,949,377     13,983,618
1.40x - 1.49x .........      10       115,798,917       14.01        2,289,838    50,000,000     11,579,892
1.50x - 1.59x .........       3        14,755,546        1.78        2,990,213     7,991,116      4,918,515
1.60x - 1.74x .........       2        80,200,000        9.70       19,000,000    61,200,000     40,100,000
1.75x - 1.99x .........       3       113,253,156       13.70        3,485,332    84,800,199     37,751,052
2.00x - 2.08x .........       2        91,492,085       11.07        5,992,085    85,500,000     45,746,042
                             --      ------------      ------
Total .................      59      $826,770,939      100.00%    $    292,000   $85,500,000    $14,013,067
                             ==      ============      ======

                                                                    WEIGHTED
                                                                    AVERAGE
                                                                   REMAINING                            WEIGHTED
                                                        WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                     WEIGHTED    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE             MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS            DSCR      DSCR      DSCR       RATE       (MOS.)       LTV         LTV         LTV
----------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
1.15x - 1.29x .........    1.15x     1.29x      1.23x     6.012%      114.2       58.39%      79.92%      76.47%
1.30x - 1.39x .........    1.30      1.39       1.33      6.009       110.1       67.52       80.00       73.34
1.40x - 1.49x .........    1.40      1.49       1.47      5.667       117.4       58.69       77.87       63.95
1.50x - 1.59x .........    1.53      1.56       1.55      6.155       101.7       60.41       66.59       65.09
1.60x - 1.74x .........    1.60      1.72       1.69      5.553       105.3       71.75       76.00       72.76
1.75x - 1.99x .........    1.83      1.87       1.86      5.105       109.8       51.33       57.37       57.07
2.00x - 2.08x .........    2.03      2.08       2.08      5.519       116.2       56.25       58.75       56.41
Total .................    1.15x     2.08x      1.52x     5.742%      112.0       51.33%      80.00%      68.38%

                                     GROUP 1
                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
                           NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                    MORTGAGE       DATE          DATE          DATE           DATE           DATE
MORTGAGE RATES               LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
------------------------- ----------- -------------- ------------ -------------- -------------- --------------
4.830% - 4.999% .........       1      $ 84,800,199      10.26%    $84,800,199    $84,800,199    $84,800,199
5.000% - 5.249% .........       3        33,423,656       4.04%      2,990,213     16,844,507     11,141,219
5.250% - 5.449% .........       5        93,797,683      11.35%      3,485,332     50,000,000     18,759,537
5.450% - 5.749% .........       6       180,733,604      21.86%      2,289,838     85,500,000     30,122,267
5.750% - 5.999% .........      14       144,967,048      17.53%      3,397,175     49,762,760     10,354,789
6.000% - 7.080% .........      30       289,048,748      34.96%        292,000     68,949,377      9,634,958
                               --      ------------     ------
Total ...................      59      $826,770,939     100.00%    $   292,000    $85,500,000    $14,013,067
                               ==      ============     ======

                                                                      WEIGHTED
                                                                      AVERAGE
                                                                     REMAINING                          WEIGHTED
                                                          WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
                                               WEIGHTED    AVERAGE       TO       CUT-OFF    CUT-OFF     CUT-OFF
RANGE OF                   MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
MORTGAGE RATES               DSCR      DSCR      DSCR       RATE       (MOS.)       LTV        LTV        LTV
------------------------- --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
4.830% - 4.999% .........    1.87x     1.87x      1.87x     4.830%      118.0      57.37%     57.37%      57.37%
5.000% - 5.249% .........    1.33      1.53       1.37      5.087        92.2      60.41      79.46       77.39
5.250% - 5.449% .........    1.15      1.86       1.46      5.383        98.5      51.33      78.36       65.65
5.450% - 5.749% .........    1.42      2.08       1.84      5.541       118.1      56.25      77.87       63.34
5.750% - 5.999% .........    1.21      2.03       1.34      5.849       112.7      58.42      80.00       71.75
6.000% - 7.080% .........    1.20      1.83       1.35      6.274       112.7      56.87      79.75       72.91
Total ...................    1.15x     2.08x      1.52x     5.742%      112.0      51.33%     80.00%      68.38%

                                     A-1-21

                                     GROUP 1
                       DISTRIBUTION OF AMORTIZATION TYPES

                                                          PERCENTAGE
                                                              OF
                                                           AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
                              NUMBER OF       CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
                               MORTGAGE        DATE          DATE          DATE           DATE           DATE
AMORTIZATION TYPES (MOS)        LOANS        BALANCE        BALANCE       BALANCE        BALANCE        BALANCE
---------------------------- ----------- --------------- ------------ -------------- -------------- --------------
Amortizing Balloon .........      52      $639,811,715       77.39%    $    292,000   $84,800,199    $12,304,071
Interest Only, then
 Amortizing ................       4       113,490,000       13.73        4,960,000    85,500,000     28,372,500
Interest Only, then
 HyperAmortizing ...........       1        50,000,000        6.05       50,000,000    50,000,000     50,000,000
Interest Only ..............       1        19,000,000        2.30       19,000,000    19,000,000     19,000,000
Fully Amortizing ...........       1         4,469,224        0.54        4,469,224     4,469,224      4,469,224
                                  --      ------------      ------
Grand Total ................      59      $826,770,939      100.00%    $    292,000   $85,500,000    $14,013,067
                                  ==      ============      ======

                                                                         WEIGHTED
                                                                         AVERAGE
                                                                        REMAINING                          WEIGHTED
                                                             WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
                                                  WEIGHTED    AVERAGE       TO       CUT-OFF    CUT-OFF     CUT-OFF
                              MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
AMORTIZATION TYPES (MOS)        DSCR      DSCR      DSCR       RATE       (MOS.)       LTV        LTV        LTV
---------------------------- --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
Amortizing Balloon .........    1.20x     2.03x      1.46x     5.819%      113.2      51.33%     79.92%      70.43%
Interest Only, then
 Amortizing ................    1.15      2.08       1.88      5.530       110.3      56.25      80.00       60.19
Interest Only, then
 HyperAmortizing ...........    1.48      1.48       1.48      5.363       115.0      58.69      58.69       58.69
Interest Only ..............    1.60      1.60       1.60      5.400        58.0      76.00      76.00       76.00
Fully Amortizing ...........    1.21      1.21       1.21      5.820       178.0      58.42      58.42       58.42
Grand Total ................    1.15x     2.08x      1.52x     5.742%      112.0      51.33%     80.00%      68.38%

                                     GROUP 1
                 DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUES

                                                       PERCENTAGE
                                                           OF
                                                        AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                   NUMBER OF       CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
CUT--OFF DATE               MORTGAGE        DATE          DATE          DATE          DATE           DATE
LOAN TO VALUE RATIOS         LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
------------------------- ----------- --------------- ------------ ------------- -------------- --------------
51.33% - 59.99% .........       9      $259,935,465       31.44%    $   327,000   $85,500,000    $28,881,718
60.00% - 69.99% .........      15        80,228,041        9.70         292,000    12,188,624      5,348,536
70.00% - 74.99% .........      12       254,960,654       30.84       1,102,000    68,949,377     21,246,721
75.00% - 80.00% .........      23       231,646,780       28.02         505,000    35,380,518     10,071,599
                               --      ------------      ------
Total ...................      59      $826,770,939      100.00%    $   292,000   $85,500,000    $14,013,067
                               ==      ============      ======

                                                                      WEIGHTED
                                                                      AVERAGE
                                                                     REMAINING                          WEIGHTED
                                                          WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
RANGE OF                                       WEIGHTED    AVERAGE       TO       CUT-OFF    CUT-OFF     CUT-OFF
CUT--OFF DATE              MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
LOAN TO VALUE RATIOS         DSCR      DSCR      DSCR       RATE       (MOS.)       LTV        LTV        LTV
------------------------- --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
51.33% - 59.99% .........    1.21x     2.08x      1.85x     5.318%      114.2      51.33%     58.81%      57.18%
60.00% - 69.99% .........    1.25      1.56       1.43      5.928       111.8      60.41      69.86       65.08
70.00% - 74.99% .........    1.15      1.72       1.41      6.036       113.5      70.09      74.91       72.14
75.00% - 80.00% .........    1.20      1.60       1.31      5.830       107.8      75.28      80.00       77.94
Total ...................    1.15x     2.08x      1.52x     5.742%      112.0      51.33%     80.00%      68.38%

                                     A-1-22

                                     GROUP 1
                  DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                                NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                                 MORTGAGE        DATE          DATE          DATE          DATE           DATE
STATES                            LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
------------------------------ ----------- --------------- ------------ ------------- -------------- --------------
New York .....................       7      $197,199,027       23.85%    $ 3,774,216   $85,500,000    $28,171,290
New Jersey ...................       4       155,533,998       18.81       8,993,042    84,800,199     38,883,500
California ...................       8        93,617,840       11.32       2,375,000    35,380,518     11,702,230
Ohio .........................      10        78,110,377        9.45         327,000    68,949,377      7,811,038
Virginia .....................       2        69,765,399        8.44       8,565,399    61,200,000     34,882,699
Florida ......................       7        63,422,837        7.67       3,397,175    19,000,000      9,060,405
Arizona ......................       5        31,632,642        3.83       2,293,879    13,588,936      6,326,528
Rhode Island .................       1        24,967,624        3.02      24,967,624    24,967,624     24,967,624
Pennsylvania .................       4        20,411,904        2.47         292,000    13,183,869      5,102,976
Texas ........................       3        18,961,048        2.29       4,391,824    10,100,000      6,320,349
Nevada .......................       2        18,685,332        2.26       3,485,332    15,200,000      9,342,666
Louisiana ....................       1        15,463,117        1.87      15,463,117    15,463,117     15,463,117
District of Columbia .........       6        14,470,000        1.75         550,000     4,950,000      2,411,667
Oklahoma .....................       1         8,127,948        0.98       8,127,948     8,127,948      8,127,948
Connecticut ..................       1         6,887,320        0.83       6,887,320     6,887,320      6,887,320
Idaho ........................       1         6,294,915        0.76       6,294,915     6,294,915      6,294,915
Michigan .....................       1         3,219,612        0.39       3,219,612     3,219,612      3,219,612
                                            ------------      ------     -----------
Total ........................      64      $826,770,939      100.00%    $   292,000   $85,500,000    $12,918,296
                                            ============      ======     ===========

                                                                           WEIGHTED
                                                                           AVERAGE
                                                                          REMAINING                          WEIGHTED
                                                               WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
                                                    WEIGHTED    AVERAGE       TO       CUT-OFF    CUT-OFF     CUT-OFF
                                MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
STATES                            DSCR      DSCR      DSCR       RATE       (MOS.)       LTV        LTV        LTV
------------------------------ --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
New York .....................    1.21x     2.08x      1.67x     5.607%      115.4      56.25%     79.60%      63.77%
New Jersey ...................    1.25      1.87       1.62      5.309       117.1      57.37      74.86       63.41
California ...................    1.23      1.53       1.32      5.864       115.3      60.41      79.92       72.08
Ohio .........................    1.20      1.39       1.29      6.524       119.1      58.39      79.75       72.22
Virginia .....................    1.47      1.72       1.69      5.599       122.5      71.75      77.87       72.50
Florida ......................    1.21      2.03       1.51      5.719        97.3      58.75      80.00       73.96
Arizona ......................    1.25      1.45       1.38      5.601        83.3      64.18      78.55       72.67
Rhode Island .................    1.83      1.83       1.83      6.000        81.0      56.87      56.87       56.87
Pennsylvania .................    1.25      1.49       1.42      6.108       112.1      68.71      78.75       75.58
Texas ........................    1.21      1.35       1.30      5.808       133.2      58.42      77.73       73.16
Nevada .......................    1.15      1.86       1.28      5.408        90.0      51.33      73.80       69.61
Louisiana ....................    1.39      1.39       1.39      6.770        83.0      74.70      74.70       74.70
District of Columbia .........    1.33      1.33       1.33      6.190       120.0      78.43      78.43       78.43
Oklahoma .....................    1.34      1.34       1.34      5.750       114.0      69.47      69.47       69.47
Connecticut ..................    1.34      1.34       1.34      5.980        82.0      67.52      67.52       67.52
Idaho ........................    1.28      1.28       1.28      6.100       119.0      75.84      75.84       75.84
Michigan .....................    1.40      1.40       1.40      6.400       118.0      65.39      65.39       65.39
Total ........................    1.15x     2.08x      1.52x     5.742%      112.0      51.33%     80.00%      68.38%

                                     A-1-23

                                     GROUP 1
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF                  NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
REMAINING AMORTIZATION     MORTGAGE       DATE          DATE          DATE           DATE           DATE
TERMS (MOS.)                LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
------------------------ ----------- -------------- ------------ -------------- -------------- --------------
Interest Only ..........       1      $ 19,000,000       2.30%    $19,000,000    $19,000,000    $19,000,000
178 ....................       1         4,469,224       0.54%      4,469,224      4,469,224      4,469,224
235 - 288 ..............       1        50,000,000       6.05%     50,000,000     50,000,000     50,000,000
289 - 300 ..............      10        95,647,430      11.57%      2,289,838     24,967,624      9,564,743
321 - 340 ..............       9        12,753,000       1.54%        292,000      7,830,000      1,417,000
341 - 360 ..............      37       644,901,285      78.00%      1,930,000     85,500,000     17,429,764
                              --      ------------     ------
Total ..................      59      $826,770,939     100.00%    $   292,000    $85,500,000    $14,013,067
                              ==      ============     ======

                                                                     WEIGHTED
                                                                     AVERAGE
                                                                    REMAINING                          WEIGHTED
                                                         WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
RANGE OF                                      WEIGHTED    AVERAGE       TO       CUT-OFF    CUT-OFF    CUT-OFF
REMAINING AMORTIZATION    MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
TERMS (MOS.)                DSCR      DSCR      DSCR       RATE       (MOS.)       LTV        LTV        LTV
------------------------ --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
Interest Only ..........    1.60x     1.60x      1.60x     5.400%       58.0      76.00%     76.00%      76.00%
178 ....................    1.21      1.21       1.21      5.820%      178.0      58.42      58.42       58.42%
235 - 288 ..............    1.48      1.48       1.48      5.363%      115.0      58.69      58.69       58.69%
289 - 300 ..............    1.31      2.03       1.57      6.198%      101.4      56.87      77.69       67.83%
321 - 340 ..............    1.25      1.41       1.35      6.349%      118.2      58.39      77.69       66.90%
341 - 360 ..............    1.15      2.08       1.52      5.701%      114.3      51.33      80.00       69.08%
Total ..................    1.15x     2.08x      1.52x     5.742%      112.0      51.33%     80.00%      68.38%

                                     GROUP 1
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF              NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
ORIGINAL TERMS         MORTGAGE       DATE          DATE          DATE          DATE           DATE
TO MATURITY (MOS.)      LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
-------------------- ----------- -------------- ------------ ------------- -------------- -------------
60 .................       5      $ 42,849,490       5.18%    $2,289,838    $19,000,000    $ 8,569,898
81 - 100 ...........       5        67,478,061       8.16      4,960,000     24,967,624     13,495,612
101 - 120 ..........      47       703,408,765      85.08        292,000     85,500,000     14,966,144
121 - 180 ..........       2        13,034,623       1.58      4,469,224      8,565,399      6,517,311
                          --      ------------     ------
Total ..............      59      $826,770,939     100.00%    $  292,000    $85,500,000    $14,013,067
                          ==      ============     ======

                                                                 WEIGHTED
                                                                 AVERAGE
                                                                REMAINING                          WEIGHTED
                                                     WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
RANGE OF                                  WEIGHTED    AVERAGE       TO       CUT-OFF    CUT-OFF    CUT-OFF
ORIGINAL TERMS        MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
TO MATURITY (MOS.)      DSCR      DSCR      DSCR       RATE       (MOS.)       LTV        LTV        LTV
-------------------- --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
60 .................    1.25x     1.60x      1.48x     5.401%       57.0      65.64%     78.55%      75.74%
81 - 100 ...........    1.15      1.83       1.49      6.035        82.4      56.87      80.00       67.56
101 - 120 ..........    1.20      2.08       1.53      5.736       117.4      51.33      79.92       67.95
121 - 180 ..........    1.21      1.47       1.38      5.669       153.0      58.42      77.87       71.20
Total ..............    1.15x     2.08x      1.52x     5.742%      112.0      51.33%     80.00%      68.38%

                                     A-1-24

                                     GROUP 1
                   DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF             NUMBER OF       CUT-OFF       CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
REMAINING TERMS       MORTGAGE        DATE          DATE          DATE          DATE          DATE
TO MATURITY            LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------- ----------- --------------- ------------ ------------- ------------- -------------
53 - 54 ...........       1      $  3,774,216        0.46%    $3,774,216    $ 3,774,216   $ 3,774,216
55 - 59 ...........       4        39,075,274        4.73      2,289,838     19,000,000     9,768,819
60 - 84 ...........       5        67,478,061        8.16      4,960,000     24,967,624    13,495,612
85 - 114 ..........       2        43,508,466        5.26      8,127,948     35,380,518    21,754,233
115 - 119 .........      28       509,402,300       61.61      2,293,879     85,500,000    18,192,939
120 - 139 .........      17       150,498,000       18.20        292,000     61,200,000     8,852,824
140 - 178 .........       2        13,034,623        1.58      4,469,224      8,565,399     6,517,311
                         --      ------------      ------
Total .............      59      $826,770,939      100.00%    $  292,000    $85,500,000   $14,013,067
                         ==      ============      ======

                                                                WEIGHTED
                                                                AVERAGE
                                                               REMAINING                          WEIGHTED
                                                    WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
RANGE OF                                 WEIGHTED    AVERAGE       TO       CUT-OFF    CUT-OFF     CUT-OFF
REMAINING TERMS      MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
TO MATURITY            DSCR      DSCR      DSCR       RATE       (MOS.)       LTV        LTV        LTV
------------------- --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
53 - 54 ...........    1.54x     1.54x      1.54x     5.850%       53.0      65.64%     65.64%      65.64%
55 - 59 ...........    1.25      1.60       1.48      5.358        57.4      73.87      78.55       76.72
60 - 84 ...........    1.15      1.83       1.49      6.035        82.4      56.87      80.00       67.56
85 - 114 ..........    1.23      1.34       1.25      5.970       109.9      69.47      75.28       74.19
115 - 119 .........    1.21      2.08       1.58      5.670       117.3      51.33      79.60       65.14
120 - 139 .........    1.20      1.72       1.45      5.893       120.0      58.39      79.92       75.69
140 - 178 .........    1.21      1.47       1.38      5.669       153.0      58.42      77.87       71.20
Total .............    1.15x     2.08x      1.52x     5.742%      112.0      51.33%     80.00%      68.38%

                                    GROUP 1
                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                          PERCENTAGE
                                                              OF
                                                           AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
                              NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
                               MORTGAGE        DATE          DATE          DATE           DATE           DATE
PREPAYMENT PROVISIONS           LOANS        BALANCE        BALANCE       BALANCE        BALANCE        BALANCE
---------------------------- ----------- --------------- ------------ -------------- -------------- --------------
Defeasance .................      57      $806,152,216       97.51%    $    292,000   $85,500,000    $14,143,021
(greater than)  YM and 1%  .       1        16,844,507        2.04       16,844,507    16,844,507     16,844,507
Yield Maintenance ..........       1         3,774,216        0.46        3,774,216     3,774,216      3,774,216
                                  --      ------------      ------
Total ......................      59      $826,770,939      100.00%    $    292,000   $85,500,000    $14,013,067
                                  ==      ============      ======

                                                                         WEIGHTED
                                                                         AVERAGE                             WEIGHTED
                                                             WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                  WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                              MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PREPAYMENT PROVISIONS           DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
---------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Defeasance .................    1.15x     2.08x      1.53x     5.755%      112.2       51.33%      80.00%      68.16%
(greater than)  YM and 1%  .    1.33      1.33       1.33      5.080       117.0       79.46       79.46       79.46
Yield Maintenance ..........    1.54      1.54       1.54      5.850        53.0       65.64       65.64       65.64
Total ......................    1.15x     2.08x      1.52x     5.742%      112.0       51.33%      80.00%      68.38%

                                     A-1-25

                                     GROUP 2
                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                            PERCENTAGE
                                                                OF
                                  NUMBER                     AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE                        OF         CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                          MORTGAGE        DATE          DATE          DATE          DATE          DATE
DISTRIBUTION                       LOANS       BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------------------- ---------- --------------- ------------ ------------- ------------- -------------
$ 1,457,852 -  1,999,999.......      2      $  3,404,465        3.18%    $ 1,457,852   $ 1,946,613   $ 1,702,233
 2,000,000 -  2,999,999 .......      4        10,477,009        9.79       2,450,021     2,936,940     2,619,252
 4,000,000 -  5,999,999 .......      1         4,040,000        3.78       4,040,000     4,040,000     4,040,000
 6,000,000 -  6,999,999 .......      2        12,988,196       12.14       6,069,415     6,918,782     6,494,098
 7,000,000 -  9,999,999 .......      2        14,973,453       14.00       7,100,000     7,873,453     7,486,726
10,000,000 - 14,999,999 .......      1        13,230,000       12.37      13,230,000    13,230,000    13,230,000
15,000,000 - 29,999,999 .......      3        47,850,471       44.74      15,134,314    16,865,186    15,950,157
                                     -      ------------      ------
Total .........................     15      $106,963,594      100.00%    $ 1,457,852   $16,865,186   $ 7,130,906
                                    ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                                         WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                       DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
$ 1,457,852 -  1,999,999.......    1.25x     1.28x      1.27x     6.024%      117.6       79.45%      79.66%      79.54%
 2,000,000 -  2,999,999 .......    1.28      1.62       1.44      5.641       117.7       75.31       79.94       77.83
 4,000,000 -  5,999,999 .......    1.82      1.82       1.82      5.800       120.0       48.56       48.56       48.56
 6,000,000 -  6,999,999 .......    1.20      1.51       1.34      5.938        86.6       76.88       79.86       78.27
 7,000,000 -  9,999,999 .......    1.25      1.26       1.25      5.613        88.1       78.73       78.89       78.81
10,000,000 - 14,999,999 .......    1.34      1.34       1.34      5.500       120.0       71.13       71.13       71.13
15,000,000 - 29,999,999 .......    1.20      1.20       1.20      5.558       100.0       78.01       79.93       78.84
Total .........................    1.20x     1.82x      1.29x     5.637%      102.2       48.56%      79.94%      76.59%

                                     GROUP 2
                         DISTRIBUTION OF PROPERTY TYPES

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                                 NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                                 MORTGAGED        DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE                   PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
------------------------------ ------------ --------------- ------------ ------------- -------------- -------------
Multifamily ..................      18       $102,923,594       96.22%    $1,457,852    $16,865,186    $5,717,977
Manufactured Housing .........       1          4,040,000        3.78      4,040,000      4,040,000     4,040,000
                                    --       ------------      ------
Total ........................      19       $106,963,594      100.00%    $1,457,852    $16,865,186    $5,629,663
                                    ==       ============      ======

                                                                           WEIGHTED
                                                                           AVERAGE                             WEIGHTED
                                                               WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                    WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE                     DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------ --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Multifamily ..................    1.20x     1.62x      1.27x     5.630%      101.5       71.13%      79.94%      77.69%
Manufactured Housing .........    1.82      1.82       1.82      5.800%      120.0       48.56       48.56       48.56
Total ........................    1.20x     1.82x      1.29x     5.637%      102.2       48.56%      79.94%      76.59%

                                     A-1-26

                                     GROUP 2
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                                                   PERCENTAGE
                                                       OF
                                                    AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF                NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
DEBT SERVICE             MORTGAGE       DATE          DATE          DATE          DATE           DATE
COVERAGE RATIOS           LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
---------------------- ----------- -------------- ------------ ------------- -------------- -------------
1.20 - 1.29x .........       9      $ 75,642,368      70.72%    $1,457,852    $16,865,186    $8,404,708
1.30 - 1.39x .........       2        15,824,850      14.79      2,594,850     13,230,000     7,912,425
1.50 - 1.59x .........       2         8,519,435       7.96      2,450,021      6,069,415     4,259,718
1.60 - 1.74x .........       1         2,936,940       2.75      2,936,940      2,936,940     2,936,940
1.75 - 1.82x .........       1         4,040,000       3.78      4,040,000      4,040,000     4,040,000
                             -      ------------     ------
Total ................      15      $106,963,594     100.00%    $1,457,852    $16,865,186    $7,130,906
                            ==      ============     ======

                                                                   WEIGHTED
                                                                   AVERAGE                             WEIGHTED
                                                       WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                    WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE            MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS           DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
---------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
1.20 - 1.29x .........    1.20x     1.28x      1.22x     5.609%       95.3       76.88%      79.93%      78.71%
1.30 - 1.39x .........    1.32      1.34       1.34      5.523       119.7       71.13       76.88       72.07
1.50 - 1.59x .........    1.50      1.51       1.51      6.185       118.3       79.86       79.94       79.88
1.60 - 1.74x .........    1.62      1.62       1.62      5.140       116.0       75.31       75.31       75.31
1.75 - 1.82x .........    1.82      1.82       1.82      5.800       120.0       48.56       48.56       48.56
Total ................    1.20x     1.82x      1.29x     5.637%      102.2       48.56%      79.94%      76.59%

                                     GROUP 2
                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                           NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
RANGE OF                    MORTGAGE       DATE          DATE          DATE          DATE           DATE
MORTGAGE RATES               LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------------- ----------- -------------- ------------ ------------- -------------- -------------
5.110% - 5.449% .........       2      $ 18,071,254      16.89%    $2,936,940    $15,134,314    $9,035,627
5.450% - 5.749% .........       5        37,717,085      35.26      2,594,850     13,230,000     7,543,417
5.750% - 5.999% .........       5        40,709,207      38.06      1,457,852     16,865,186     8,141,841
6.000% - 6.230% .........       3        10,466,048       9.78      1,946,613      6,069,415     3,488,683
                                -      ------------     ------
Total ...................      15      $106,963,594     100.00%    $1,457,852    $16,865,186    $7,130,906
                               ==      ============     ======

                                                                      WEIGHTED
                                                                      AVERAGE                             WEIGHTED
                                                          WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                               WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                   MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES               DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
5.110% - 5.449% .........    1.20x     1.62x      1.27x     5.115%       68.3       75.31%      78.01%      77.57%
5.450% - 5.749% .........    1.20      1.34       1.28      5.589        96.0       71.13       78.89       75.63
5.750% - 5.999% .........    1.20      1.82       1.27      5.769       119.0       48.56       79.93       76.23
6.000% - 6.230% .........    1.28      1.51       1.47      6.194       118.2       79.45       79.94       79.80
Total ...................    1.20x     1.82x      1.29x     5.637%      102.2       48.56%      79.94%      76.59%

                                     A-1-27

                                     GROUP 2
                       DISTRIBUTION OF AMORTIZATION TYPES

                                                         PERCENTAGE
                                                             OF
                                                          AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                              NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                               MORTGAGE       DATE          DATE          DATE          DATE           DATE
AMORTIZATION TYPES (MOS)        LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
---------------------------- ----------- -------------- ------------ ------------- -------------- -------------
Amortizing Balloon .........      11      $ 74,720,141      69.86%    $1,457,852    $16,865,186    $6,792,740
Interest Only, then
 Amortizing ................       3        24,370,000      22.78      4,040,000     13,230,000     8,123,333
Hyperamortizing ............       1         7,873,453       7.36      7,873,453      7,873,453     7,873,453
                                  --      ------------     ------
Total ......................      15      $106,963,594     100.00%    $1,457,852    $16,865,186    $7,130,906
                                  ==      ============     ======

                                                                         WEIGHTED
                                                                         AVERAGE                             WEIGHTED
                                                             WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                  WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                              MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES (MOS)        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
---------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Amortizing Balloon .........    1.20x     1.62x      1.26x     5.657       101.0       75.31%      79.94%      78.63%
Interest Only, then
 Amortizing ................    1.26      1.82       1.40      5.564       101.4       48.56       78.89       69.65
Hyperamortizing ............    1.25      1.25       1.25      5.670       117.0       78.73       78.73       78.73
Total ......................    1.20x     1.82x      1.29x     5.637%      102.2       48.56%      79.94%      76.59%

                                     GROUP 2
                   DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUES

                                                       PERCENTAGE
                                                           OF
                                                        AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF                   NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
CUT-OFF DATE                MORTGAGE        DATE          DATE          DATE          DATE          DATE
LOAN-TO-VALUE RATIOS         LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------------- ----------- --------------- ------------ ------------- ------------- -------------
48.56% - 59.99% .........       1      $  4,040,000        3.78%    $ 4,040,000   $ 4,040,000   $ 4,040,000
70.00% - 74.99% .........       1        13,230,000       12.37      13,230,000    13,230,000    13,230,000
75.00% - 79.94% .........      13        89,693,594       83.85       1,457,852    16,865,186     6,899,507
                               --      ------------      ------
Total ...................      15      $106,963,594      100.00%    $ 1,457,852   $16,865,186   $ 7,130,906
                               ==      ============      ======

                                                                      WEIGHTED
                                                                      AVERAGE                             WEIGHTED
                                                          WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                       WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE               MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
LOAN-TO-VALUE RATIOS         DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
48.56% - 59.99% .........    1.82x     1.82x      1.82x     5.800%      120.0       48.56%      48.56%      48.56%
70.00% - 74.99% .........    1.34      1.34       1.34      5.500       120.0       71.13       71.13       71.13
75.00% - 79.94% .........    1.20      1.62       1.26      5.650        98.8       75.31       79.94       78.66
Total ...................    1.20x     1.82x      1.29x     5.637%      102.2       48.56x      79.94x      76.59%

                                     A-1-28

                                     GROUP 2
                  DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                                 NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                                 MORTGAGED       DATE          DATE          DATE          DATE           DATE
PROPERTY STATE                  PROPERTIES      BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------------------ ------------ -------------- ------------ ------------- -------------- -------------
Texas ........................       4       $ 25,420,048      23.77%    $ 2,495,198   $13,230,000    $ 6,355,012
Michigan .....................       1         16,865,186      15.77      16,865,186    16,865,186     16,865,186
New Jersey ...................       1         15,850,970      14.82      15,850,970    15,850,970     15,850,970
New York .....................       5         15,134,314      14.15       2,057,867     4,035,817      3,026,863
Tennessee ....................       1          7,873,453       7.36       7,873,453     7,873,453      7,873,453
Massachusetts ................       1          6,918,782       6.47       6,918,782     6,918,782      6,918,782
Louisiana ....................       1          6,069,415       5.67       6,069,415     6,069,415      6,069,415
California ...................       1          4,040,000       3.78       4,040,000     4,040,000      4,040,000
District of Columbia .........       1          2,936,940       2.75       2,936,940     2,936,940      2,936,940
Georgia ......................       1          2,450,021       2.29       2,450,021     2,450,021      2,450,021
Indiana ......................       1          1,946,613       1.82       1,946,613     1,946,613      1,946,613
Florida ......................       1          1,457,852       1.36       1,457,852     1,457,852      1,457,852
                                     -       ------------     ------
Total ........................      19       $106,963,594     100.00%    $ 1,457,852   $16,865,186    $ 5,629,663
                                    ==       ============     ======

                                                                           WEIGHTED
                                                                           AVERAGE                             WEIGHTED
                                                               WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                    WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE                    DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------ --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Texas ........................    1.26x     1.34x      1.31x     5.556%      101.7       71.13%      79.72%      74.73%
Michigan .....................    1.20      1.20       1.20      5.780       119.0       79.93       79.93       79.93
New Jersey ...................    1.20      1.20       1.20      5.750       119.0       78.47       78.47       78.47
New York .....................    1.20      1.20       1.20      5.110        59.0       78.01       78.01       78.01
Tennessee ....................    1.25      1.25       1.25      5.670       117.0       78.73       78.73       78.73
Massachusetts ................    1.20      1.20       1.20      5.690        59.0       76.88       76.88       76.88
Louisiana ....................    1.51      1.51       1.51      6.220       118.0       79.86       79.86       79.86
California ...................    1.82      1.82       1.82      5.800       120.0       48.56       48.56       48.56
District of Columbia .........    1.62      1.62       1.62      5.140       116.0       75.31       75.31       75.31
Georgia ......................    1.50      1.50       1.50      6.100       119.0       79.94       79.94       79.94
Indiana ......................    1.28      1.28       1.28      6.230       118.0       79.45       79.45       79.45
Florida ......................    1.25      1.25       1.25      5.750       117.0       79.66       79.66       79.66
Total ........................    1.20x     1.82x      1.29x     5.637%      102.2       48.56%      79.94%      76.59%

                                     GROUP 2
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF                  NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
REMAINING AMORTIZATION     MORTGAGE        DATE          DATE          DATE          DATE          DATE
TERMS (MOS)                 LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------------ ----------- --------------- ------------ ------------- ------------- -------------
297 - 300 ..............       1      $  1,457,852        1.36%    $1,457,852    $ 1,457,852   $1,457,852
321 - 340 ..............       1         7,873,453        7.36      7,873,453      7,873,453    7,873,453
341 - 360 ..............      13        97,632,289       91.28      1,946,613     16,865,186    7,510,176
                              --      ------------      ------
Total ..................      15      $106,963,594      100.00%    $1,457,852    $16,865,186   $7,130,906
                              ==      ============      ======

                                                                     WEIGHTED
                                                                     AVERAGE                             WEIGHTED
                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING AMORTIZATION    MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)                 DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------ --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
297 - 300 ..............    1.25x     1.25x      1.25x     5.750%      117.0       79.66%      79.66%      79.66%
321 - 340 ..............    1.25      1.25       1.25      5.670       117.0       78.73       78.73       78.73
341 - 360 ..............    1.20      1.82       1.30      5.632       100.8       48.56       79.94       76.37
Total ..................    1.20x     1.82x      1.29x     5.637%      102.2       48.56%      79.94%      76.59%

                                     A-1-29

                                     GROUP 2
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF             NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
ORIGINAL TERMS        MORTGAGE       DATE          DATE          DATE          DATE           DATE
OF MATURITY (MOS)      LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------- ----------- -------------- ------------ ------------- -------------- -------------
60 ................       3      $ 29,153,096      27.26%    $6,918,782    $15,134,314    $9,717,699
101 - 120 .........      12        77,810,498      72.74      1,457,852     16,865,186     6,484,208
                         --      ------------     ------
Total .............      15      $106,963,594     100.00%    $1,457,852    $16,865,186    $7,130,906
                         ==      ============     ======

                                                                WEIGHTED
                                                                AVERAGE                             WEIGHTED
                                                    WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
OF MATURITY (MOS)      DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
60 ................    1.20x     1.26x      1.21x     5.355%       58.3       76.88%      78.89%      77.96%
101 - 120 .........    1.20      1.82       1.32      5.742       118.7       48.56       79.94       76.08
Total .............    1.20x     1.82x      1.29x     5.637%      102.2       48.56%      79.94%      76.59%

                                     GROUP 2
                   DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF             NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
REMAINING TERMS       MORTGAGE       DATE          DATE          DATE          DATE           DATE
TO MATURITY (MOS)      LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------- ----------- -------------- ------------ ------------- -------------- -------------
56 - 59 ...........       3      $ 29,153,096      27.26%    $6,918,782    $15,134,314    $9,717,699
115 - 119 .........      10        60,540,498      56.60      1,457,852     16,865,186     6,054,050
120 - 120 .........       2        17,270,000      16.15      4,040,000     13,230,000     8,635,000
                         --      ------------     ------
Total .............      15      $106,963,594     100.00%    $1,457,852    $16,865,186    $7,130,906
                         ==      ============     ======

                                                                WEIGHTED
                                                                AVERAGE                             WEIGHTED
                                                    WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS      MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
56 - 59 ...........    1.20x     1.26x      1.21x     5.355%       58.3       76.88%      78.89%      77.96%
115 - 119 .........    1.20      1.62       1.28      5.792       118.3       75.31       79.94       79.00
120 - 120 .........    1.34      1.82       1.45      5.570       120.0       48.56       71.13       65.85
Total .............    1.20x     1.82x      1.29x     5.637%      102.2       48.56%      79.94%      76.59%

                                     GROUP 2
                      DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                                  NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                                   MORTGAGE       DATE          DATE          DATE          DATE           DATE
PREPAYMENT PROVISIONS               LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
-------------------------------- ----------- -------------- ------------ ------------- -------------- -------------
Defeasance .....................      13      $ 97,368,396      91.03%    $1,457,852    $16,865,186    $7,489,877
(greater than)  YM and 5%/Defeasance   1         7,100,000       6.64      7,100,000      7,100,000     7,100,000
(greater than)  YM and 1% .....        1         2,495,198       2.33      2,495,198      2,495,198     2,495,198
                                      --      ------------     ------
Total ..........................      15      $106,963,594     100.00%    $1,457,852    $16,865,186    $7,130,906
                                      ==      ============     ======

                                                                             WEIGHTED
                                                                             AVERAGE                             WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PREPAYMENT PROVISIONS               DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Defeasance .....................    1.20x     1.82x      1.29x     5.639%      105.2       48.56%      79.94%      76.34%
(greater than)  YM and 5%/Defeasa   1.26      1.26       1.26      5.550        56.0       78.89       78.89       78.89
(greater than)  YM and 1% .....     1.28      1.28       1.28      5.780       118.0       79.72       79.72       79.72
Total ..........................    1.20x     1.82x      1.29x     5.637%      102.2       48.56%      79.94%      76.59%

                                     A-1-30

                      [THIS PAGE INENTIONALLY LEFT BLANK.]

                                    ANNEX A-2


          731 LEXINGTON AVENUE-BLOOMBERG HEADQUATERS LOAN INTEREST RATE
                       AND PRINCIPAL AMORTIZATION SCHEDULE

                                                       STATED
                                                      INTEREST
          PAYMENT DATE                                  RATE
          -------------------------------------   ----------------
            7/1/2004 ..........................     5.36252388%
            8/1/2004 ..........................     5.36252388%
            9/1/2004 ..........................     5.36252388%
            10/1/2004 .........................     5.36252388%
            11/1/2004 .........................     5.36252388%
            12/1/2004 .........................     5.36252388%
            1/1/2005 ..........................     5.36252388%
            2/1/2005 ..........................     5.36252388%
            3/1/2005 ..........................     5.36252388%
            4/1/2005 ..........................     5.36252388%
            5/1/2005 ..........................     5.36252388%
            6/1/2005 ..........................     5.36252388%
            7/1/2005 ..........................     5.36252388%
            8/1/2005 ..........................     5.36252388%
            9/1/2005 ..........................     5.36252388%
            10/1/2005 .........................     5.36252388%
            11/1/2005 .........................     5.36252388%
            12/1/2005 .........................     5.36252388%
            1/1/2006 ..........................     5.36252388%
            2/1/2006 ..........................     5.36252388%
            3/1/2006 ..........................     5.36252388%
            4/1/2006 ..........................     5.36252388%
            5/1/2006 ..........................     5.36259782%
            6/1/2006 ..........................     5.36267862%
            7/1/2006 ..........................     5.36275398%
            8/1/2006 ..........................     5.36283625%
            9/1/2006 ..........................     5.36291308%
            10/1/2006 .........................     5.36299061%
            11/1/2006 .........................     5.36307515%
            12/1/2006 .........................     5.36315420%
            1/1/2007 ..........................     5.36324031%
            2/1/2007 ..........................     5.36332092%
            3/1/2007 ..........................     5.36340230%
            4/1/2007 ..........................     5.36350356%
            5/1/2007 ..........................     5.36358668%
            6/1/2007 ..........................     5.36367701%
            7/1/2007 ..........................     5.36376180%
            8/1/2007 ..........................     5.36385386%
            9/1/2007 ..........................     5.36394037%
            10/1/2007 .........................     5.36402771%
            11/1/2007 .........................     5.36412243%
            12/1/2007 .........................     5.36421156%


                                     A-2-1

                                                       STATED
                                                      INTEREST
          PAYMENT DATE                                  RATE
          -------------------------------------   ----------------
            1/1/2008 ..........................       5.36430813%
            2/1/2008 ..........................       5.36439909%
            3/1/2008 ..........................       5.36449096%
            4/1/2008 ..........................       5.36459701%
            5/1/2008 ..........................       5.36469086%
            6/1/2008 ..........................       5.36479233%
            7/1/2008 ..........................       5.36488815%
            8/1/2008 ..........................       5.36499166%
            9/1/2008 ..........................       5.36508951%
            10/1/2008 .........................       5.36518837%
            11/1/2008 .........................       5.36529503%
            12/1/2008 .........................       5.36539599%
            1/1/2009 ..........................       5.36550485%
            2/1/2009 ..........................       5.36560800%
            3/1/2009 ..........................       5.36571223%
            4/1/2009 ..........................       5.36583831%
            5/1/2009 ..........................       5.36594497%
            6/1/2009 ..........................       5.36605972%
            7/1/2009 ..........................       5.36616873%
            8/1/2009 ..........................       5.36628593%
            9/1/2009 ..........................       5.36639736%
            10/1/2009 .........................       5.36650999%
            11/1/2009 .........................       5.36663096%
            12/1/2009 .........................       5.36674613%
            1/1/2010 ..........................       5.36686973%
            2/1/2010 ..........................       5.36698752%
            3/1/2010 ..........................       5.36710661%
            4/1/2010 ..........................       5.36724880%
            5/1/2010 ..........................       5.36737080%
            6/1/2010 ..........................       5.36750149%
            7/1/2010 ..........................       5.36762632%
            8/1/2010 ..........................       5.36775996%
            9/1/2010 ..........................       5.36788773%
            10/1/2010 .........................       5.36801695%
            11/1/2010 .........................       5.36815515%
            12/1/2010 .........................       5.36828746%
            1/1/2011 ..........................       5.36842885%
            2/1/2011 ..........................       5.36856434%
            3/1/2011 ..........................       5.36870141%
            4/1/2011 ..........................       5.36886307%
            5/1/2011 ..........................       5.36900367%
            6/1/2011 ..........................       5.36915368%
            7/1/2011 ..........................       5.36929775%
            8/1/2011 ..........................       5.36945136%
            9/1/2011 ..........................       5.36959902%
            10/1/2011 .........................       5.36974848%
            11/1/2011 .........................       5.36990768%
            12/1/2011 .........................       5.37006092%

                                     A-2-2

                                                      STATED
                                                     INTEREST
         PAYMENT DATE                                  RATE
         -------------------------------------   ----------------
           1/1/2012 ..........................       5.37022404%
           2/1/2012 ..........................       5.37038120%
           3/1/2012 ..........................       5.37054032%
           4/1/2012 ..........................       5.37071768%
           5/1/2012 ..........................       5.37088103%
           6/1/2012 ..........................       5.37105467%
           7/1/2012 ..........................       5.37122232%
           8/1/2012 ..........................       5.37140042%
           9/1/2012 ..........................       5.37157253%
           10/1/2012 .........................       5.37174687%
           11/1/2012 .........................       5.37193192%
           12/1/2012 .........................       5.37211097%
           1/1/2013 ..........................       5.37230091%
           2/1/2013 ..........................       5.37248486%
           3/1/2013 ..........................       5.37267128%
           4/1/2013 ..........................       5.37288621%
           5/1/2013 ..........................       5.37307804%
           6/1/2013 ..........................       5.37328126%
           7/1/2013 ..........................       5.37347850%
           8/1/2013 ..........................       5.37368734%
           9/1/2013 ..........................       5.37389021%
           10/1/2013 .........................       5.37409591%
           11/1/2013 .........................       5.37431355%
           12/1/2013 .........................       5.37452523%
           1/1/2014 ..........................       5.37474908%
           2/1/2014 ..........................       5.37496699%
           3/1/2014 ..........................       5.37518805%
           4/1/2014 ..........................       5.33000000%


                                     A-2-3

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX B


                             111 EIGHTH AVENUE LOAN




                             [PHOTO 1 OF PROPERTY]













[PHOTO 2 OF PROPERTY]                                     [PHOTO 3 OF PROPERTY]

                             111 EIGHTH AVENUE LOAN













                               [MAP OF PROPERTY]

                             111 EIGHTH AVENUE LOAN

--------------------------------------------------------
                   LOAN INFORMATION
--------------------------------------------------------
                           ORIGINAL         CUT-OFF DATE
                           --------         ------------
BALANCE(1):                $85,500,000      $85,500,000
SHADOW RATING:             Baa2/A+/A  (M/S/F)
% OF POOL BY UPB:          9.16%
ORIGINATION DATE:          March 4, 2004
ORIGINATOR:                MSMC
COUPON(2):                 5.497%
INTEREST ACCRUAL:          Actual/360
TERM:                      120 months
AMORTIZATION:              Interest only through and
                           including the payment date
                           occurring on  April 1,
                           2006; thereafter, monthly
                           amortization on a 360-month
                           schedule
OWNERSHIP INTEREST:        Fee Simple
PAYMENT DATE:              1st of the month (or, if
                           such day is not a business
                           day, the first business day
                           thereafter)
MATURITY DATE:             April 1, 2014
SPONSOR:                   Jamestown, NY State Common
                           Retirement Fund and Taconic
                           Investment Partners
BORROWER:                  111 Chelsea Commerce LP, a
                           Delaware limited partnership
CALL PROTECTION:           Defeasance with U.S.
                           government securities
                           permitted after the earlier
                           to occur of (a) March 4,
                           2007 or (b) 2 years after
                           the last securitization
                           involving any portion of
                           the 111 Eighth Avenue Whole
                           Loan. Not prepayable until
                           3 months prior to maturity.
CUT-OFF DATE LOAN PSF(1):  $153
UP-FRONT RESERVES(3):      Taxes:            $3,417,102
                           Insurance:        $1,512,634
                           TI/LC and lease buy-out
                           obligation:      $32,929,859
                           Required Repairs:   $500,000
ONGOING RESERVES(3):       Monthly reserves for taxes,
                           insurance and future
                           capital improvements.
CASH MANAGEMENT(4):        Hard Lockbox
ADDITIONAL SECURED/        Yes
MEZZANINE DEBT(5):
--------------------------------------------------------



--------------------------------------------------------

                 PROPERTY INFORMATION
--------------------------------------------------------
SINGLE ASSET/PORTFOLIO:   Single Asset
PROPERTY TYPE:            Office
PROPERTY LOCATION:        New York, New York
OCCUPANCY(6):             92.8%
OCCUPANCY AS OF DATE:     December 31, 2003
YEAR BUILT:               1932
YEARS RENOVATED:          1998
COLLATERAL:               The collateral consists of
                          approximately 2.94 million
                          NRSF of office property.
PROPERTY MANAGEMENT:      Taconic Management Company
                          LLC
APPRAISED VALUE:          $800,000,000
APPRAISED VALUE DATE:     February 1, 2004
CUT-OFF DATE LTV(1):      56.25%
BALLOON LTV(1):           49.41%
U/W NOI:                  $64,178,227
U/W NCF:                  $63,589,898
ANNUAL DEBT SERVICE:      $4,764,981 through April 1,
                          2006; $5,798,577 thereafter
U/W NOI DSCR(1):          2.10x
U/W NCF DSCR(1):          2.08x


--------------------------------------------------------


(1) The subject $85,500,000 loan represents three senior pari passu notes in a $500,000,000 first mortgage whole loan. Four additional notes (with an aggregate original loan amount of $364,500,000) are pari passu with such senior notes, and two additional notes (with an aggregate original loan amount of $50,000,000) are subordinate to the senior pari passu notes. The additional pari passu notes and the subordinate notes are not included in the trust. All aggregate LTV, DSCR and loan PSF numbers in this table are based on the total $450,000,000 senior financing. DSCR is calculated based on payments made after the interest-only period and is based on the principal and interest payments from and after May 1, 2006 (the period prior to May 1, 2006 is known as the "interest-only-period"). The DSCR for the 111 Eighth Avenue Whole Loan is 2.24x during the interest-only period and 1.84x after the interest-only period. The Cut-Off Date LTV and the Balloon LTV for the 111 Eighth Avenue Whole Loan is 62.50% and 54.90%, respectively.

(2) Actual rate is 5.4967333333%.

(3) See "Reserves" below.

(4) See "Lockbox; Sweep of Excess Cash Flow" below.

(5) See "Additional Debt" below.

(6) In April, the City of New York vacated 148,615 NRSF as part of a citywide agency consolidation to Brooklyn and lower Manhattan dropping the leased rate to 85%. A new lease for 82,736 NRSF has been signed by Nike and a lease for 94,559 NRSF to WebMD has been fully negotiated, received lender's approval and is out for final signatures. The additional 177,285 NRSF will bring the leased rate to approximately 91%.

         The Loan. The largest loan (the "111 Eighth Avenue Loan"), representing approximately 9.16% of the initial pool balance, with a cut-off date principal balance of $85,500,000, is a 10-year balloon loan that has a maturity date of April 1, 2014 and provides for monthly payments of interest only through April 1, 2006 and monthly payments of principal and interest based on a 30-year amortization schedule thereafter. The 111 Eighth Avenue Loan is secured by, among other things, a mortgage and assignment of leases and rents encumbering the borrower's fee ownership interest in the 111 Eighth Avenue Property.

         The 111 Eighth Avenue Loan is comprised of three pari passu notes. The 111 Eighth Avenue Loan together with four other pari passu loans totals $450,000,000, which collectively represent the senior portion of a $500,000,000 whole loan. The four other mortgage loans secured by the 111 Eighth Avenue Property are each pari passu in right of payment to the 111 Eighth Avenue Loan (such other loans are collectively referred to as the "111 Eighth Avenue Companion Loans"). The 111 Eighth Avenue Companion Loans have the same interest rate and maturity date as the 111 Eighth Avenue Loan. Only the 111 Eighth Avenue Loan is included in the trust. The 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans will be serviced pursuant to the GCCFC 2004-GG1 Pooling and Servicing Agreement. The GCCFC 2004-GG1 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the 111 Eighth Avenue Whole Loan. In addition, two subordinate mortgage loans (such loans are collectively referred to as the "111 Eighth Avenue B Notes" and together with the 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans, the "111 Eighth Avenue Whole Loan"), which will not be included in the trust, are also secured by the 111 Eighth Avenue Property. All of the loans in the 111 Eighth Avenue Whole Loan are obligations of the borrower and all are cross defaulted. See "Description of the Mortgage Pool--The 111 Eighth Avenue Whole Loan" and "Servicing of the Mortgage Loans--Servicing of the 111 Eighth Avenue Whole Loan."

         The Borrower. The borrower under the 111 Eighth Avenue Loan, 111 Chelsea Commerce LP, is a Delaware limited partnership that is a special purpose, bankruptcy remote entity sponsored by Jamestown, NY State Common Retirement Fund and Taconic Investment Partners.

         The Property. The property securing the 111 Eighth Avenue Whole Loan (the "111 Eighth Avenue Property") consists of approximately 2.94 million NRSF of space in the Chelsea area of lower Manhattan and occupies a full city block from 15th to 16th Street and from Eighth to Ninth Avenue. The 111 Eighth Avenue Property was built in 1932 and renovated in 1998. The 111 Eighth Avenue Property has technologically advanced infrastructure including 72,000 amps (460/480) primary power, 37 generators providing 64 megawatts of redundant (back up) power and a 160,000-gallon fuel farm.

         The 111 Eighth Avenue Property benefits from an Industrial and Commercial Incentive Program ("ICIP") tax exemption, valued at $18.9 million as of 2004, which the New York City Department of Finance granted in connection with Taconic's renovation of the 111 Eighth Avenue Property. This exemption continues through the 2007/2008 tax year and then will be gradually reduced to $0 by 2011/2012.

         Major Tenant Summary. The following table shows certain information regarding the ten largest tenants based on annualized underwritten base rent of the 111 Eighth Avenue Property:

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                          % OF TOTAL      ANNUALIZED
                                                                           ANNUALIZED    ANNUALIZED     UNDERWRITTEN
                                 CREDIT RATING        TENANT      % OF    UNDERWRITTEN  UNDERWRITTEN   BASE RENT (PER     LEASE
           TENANT            (MOODY'S/S&P/FITCH)(2)    NRSF       NRSF      BASE RENT     BASE RENT         NRSF)      EXPIRATION(3)
---------------------------  ----------------------   -------     ----    ------------  ------------   --------------  ------------
1. Sprint Communications...      Baa3/BBB-/BBB        251,287      8.5%   $  9,499,997       13.9%       $  37.81       12/31/2014
2. CCH Legal Information...       Baa1/BBB+/NR        165,635      5.6       4,553,463        6.7        $  27.49        2/28/2019
3. AboveNet................         NR/NR/NR          123,792      4.2       4,117,436        6.0        $  33.26        6/30/2014
4. Bank of New York........        Aa3/A+/AA-          75,260      2.6       3,871,223        5.7        $  51.44        9/30/2013
5. Deutsch Advertising.....       Baa3/BB+/BB+        137,349      4.7       3,670,735        5.4        $  26.73        5/31/2014
6. Barnes & Noble.com......        Ba2/BB/NR           99,696      3.4       3,051,702        4.5        $  30.61        2/28/2015
7. Doubleclick.............         NR/B/NR            76,000      2.6       2,213,971        3.2        $  29.13        6/30/2018
8. XO Communications.......         NR/NR/NR           75,872      2.6       2,028,694        3.0        $  26.74       11/30/2014
9. Comprehensive Cancer
   Center..................        NR/AA+/AA+         103,739      3.5       2,003,968        2.9        $  19.32        5/31/2014
10. Wachovia/Prudential
   Securities..............         Aa3/A/A+          187,645      6.4       1,971,710        2.9        $  10.51        2/28/2006
                                                    ---------     ----     -----------       ----
     TOTAL/AVERAGE:                                 1,296,275     44.1%    $36,982,899       54.0%       $  28.53
                                                    =========     =====    ===========       =====

(1) Annualized Underwritten Base Rent excludes vacant space.

(2) If tenant is guaranteed by parent company, parent company rating is used.

(3) Lease Expiration date provided is for total or majority of square feet. Tenants with multiple lease expirations include: (i) CCH Legal Information has a 4,530 square foot lease, which expires in August 2004, (ii) Deutsch Advertising has a 17,995 square foot lease, which expires in December 2013 and (iii) Comprehensive Cancer Center has a 5,700 square foot lease, which expires in January 2008.

         Lease Expirations. The following table shows the lease expiration schedule for the 111 Eighth Avenue Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                  APPROXIMATE % OF
                                                                                  ANNUALIZED           TOTAL           ANNUALIZED
       YEAR ENDING                                            CUMULATIVE % OF    UNDERWRITTEN      UNDERWRITTEN       UNDERWRITTEN
      DECEMBER 31,        EXPIRING NRSF       % OF NRSF         TOTAL NRSF        BASE RENT          BASE RENT       BASE RENT PSF
---------------------     -------------       ---------       ---------------   --------------    ----------------    -------------
2004(2)                      255,832               8.7%             8.7%        $  5,587,444             8.2%             $ 21.84
2005                          33,248               1.1              9.8              800,839             1.2              $ 24.09
2006                         197,242               6.7             16.5            2,364,907             3.5              $ 11.99
2007                          25,064               0.9             17.4              304,400             0.4              $ 12.14
2008                          79,268               2.7             20.1            1,936,358             2.8              $ 24.43
2009                         183,631               6.2             26.3            5,446,102             8.0              $ 29.66
2010                           2,308               0.1             26.4               90,041             0.1              $ 39.01
2011                         123,343               4.2             30.6            2,395,034             3.5              $ 19.42
2012                          12,322               0.4             31.0              486,855             0.7              $ 39.51
2013                         254,626               8.7             39.7            7,681,371            11.2              $ 30.17
2014                         881,079              30.0             69.6           26,760,738            39.1              $ 30.37
2015                         179,513               6.1             75.7            5,661,841             8.3              $ 31.54
2016                           5,905               0.2             75.9              443,221             0.6              $ 75.06
2017+(3)                     497,179              16.9             92.8            8,476,588            12.4              $ 17.05
Vacant                       211,086               7.2            100.0%                   0             0.0              $  0.00
                           ---------             -----                           -----------           -----
       TOTAL/AVG.          2,941,646             100.0%                          $68,435,739           100.0%             $ 25.06
                           =========             =====                           ===========           =====

(1) Annualized Underwritten Base Rent excludes vacant space.

(2) Includes one month-to-month tenant accounting for 2,363 square feet and $0 of underwritten base rent.

(3) Includes 81,451 square feet of management leases with $0 of associated underwritten base rent.


         Reserves. At origination, the borrower was required to make an initial deposit of (i) $29,596,526 for outstanding tenant improvement allowances and leasing commissions, (ii) $3,333,333 to pay for the remaining lease buy-out obligation of a former tenant, (iii) $3,417,102 for payment of real estate taxes, (iv) $1,512,634 for payment of insurance premiums and (v) $500,000 for required repairs. In addition, the borrower is required to make monthly deposits in the amount of (x) 1/12 of annual real estate taxes and insurance premiums and
(y) $49,029.08 to pay for future capital improvements. In addition, if DSCR falls below 1.0x and the amount on deposit in the general rollover reserve subaccount is less than $8,000,000 (the "Rollover Cash Sweep Period") then the borrower will be required to make monthly deposits equal to the lesser of (a) the amount of rents, if any, remaining in the deposit account on any given payment date after application of amounts set forth in the loan agreement (including debt service payments, required reserves and approved operating expenses) and (b) an amount, as determined by the lender, necessary to accumulate sufficient funds in the special rollover reserve subaccount to address anticipated special rollover approved leasing expenses. The borrower may cease making such deposits upon the earliest to occur of the following: (i) lender reasonably determines that sufficient funds have been deposited to address the special rollover leasing expenses, (ii) amounts in such reserve exceed $8,000,000 or (iii) DSCR is at least 1.0x for two consecutive quarters. Upon the stated maturity date of the loan or an event of default under the related loan documents, the loan documents require that all remaining cash (after payment of debt service, required reserves and approved operating expenses) be deposited into the cash collateral account as additional cash collateral and following a monetary event of default or a non monetary event of default under the related loan documents the lender may apply such amounts toward payment of the debt.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance. The borrower is also required to maintain insurance coverage for terrorism and acts of terrorism (to the extent available) in the amount equal to the lesser of (i) $500,000,000 and (ii) an amount of insurance that can be purchased by the greater of (x) 25% of the aggregate insurance premiums payable with respect to all property insurance coverage for the prior policy year and (y) $1,150,000.

         Lockbox; Sweep of Excess Cash Flow. The borrower has established a cash management account controlled by a third party clearing bank, with reserves established and maintained as provided above. Tenant payments are required to be made to the lockbox. Prior to a Cash Management Period, funds in the lockbox accounts are swept to the borrower on each business day and during a Cash Management Period all funds are swept into an account controlled by the lender.

         Mezzanine Loan.  None permitted.

         Additional Debt. The 111 Eighth Avenue Property also secures the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes. The 111 Eighth Avenue B Notes have an aggregate original principal balance of $50,000,000, and mature on April 1, 2014. The 111 Eighth Avenue B Notes are not included in the trust. See "Description of the Mortgage Pool--The 111 Eighth Avenue Whole Loan." No other debt is permitted, other than trade payables and debt incurred in connection with equipment financing, to the extent that the trade payables debt or equipment financing debt does not exceed 2% of the original balance of the 111 Eighth Avenue Whole Loan.

         Other Encumbrances. In connection with the syndication of limited partnership interests and non-managing member interests in upper-tier Jamestown entities, and as security for certain bridge loans made to those upper-tier Jamestown entities, the loan documents permit liens to be placed upon the right to receive subscription payments, capital contributions and other distributions of such limited partnership interests and non-managing member interests. The loan documents, however, prohibit the creation of any lien, the foreclosure of which would result in the holder acquiring control of the borrower or its managing member, and the foreclosure of such liens unless it is a permitted transfer, and do not grant the lien holder any intercreditor rights against the holders of the 111 Eighth Avenue Whole Loan.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                               JERSEY GARDENS LOAN









                              [PHOTO 1 OF PROPERTY]










                              [PHOTO 2 OF PROPERTY]

                               JERSEY GARDENS LOAN


















                                [MAP OF PROPERTY]

                               JERSEY GARDENS LOAN

---------------------------------------------------------
                    LOAN INFORMATION
---------------------------------------------------------
                        ORIGINAL          CUT-OFF DATE
                        --------          ------------
BALANCE(1):             $85,000,000        $84,800,199
SHADOW RATING:          Baa3/BBB-   (M/S)
% OF POOL BY UPB:       9.08%
ORIGINATION DATE:       June 9, 2004
ORIGINATOR:             MSMC
COUPON:                 4.830%
INTEREST ACCRUAL:       Actual/360
TERM:                   120 months
AMORTIZATION:           360 months
OWNERSHIP INTEREST:     Fee and Leasehold
PAYMENT DATE:           8th of the month (or, if such
                        day is not a business day, the
                        preceding business day)
MATURITY DATE:          June 8, 2014
SPONSOR:                Glimcher Properties Limited
                        Partnership
BORROWER:               N.J. Metromall Urban Renewal,
                        Inc. ("Fee Borrower") and JG
                        Elizabeth, LLC ("Leasehold
                        Borrower"; together, "Borrower")
CALL PROTECTION:        Defeasance with U.S. government
                        securities upon the earlier to
                        occur of (i) the 3rd
                        anniversary of the Origination
                        Date or (ii) the date that is 2
                        years from the last
                        securitization involving any
                        portion of the Jersey Gardens
                        Loan. Prepayable on or after
                        March 6, 2014.
CUT-OFF DATE LOAN       $128
PSF(1):
UP-FRONT RESERVES:      None
ONGOING/SPRINGING       Taxes, Insurance, TI/LC and
RESERVES):              Ground Rent/ PILOT Payments
CASH MANAGEMENT(2):     Hard Lockbox
ADDITIONAL SECURED/
MEZZANINE DEBT:         None permitted
---------------------------------------------------------


---------------------------------------------------------
                  PROPERTY INFORMATION
---------------------------------------------------------
SINGLE                  Single Asset
ASSET/PORTFOLIO:
PROPERTY TYPE:          Anchored Retail
PROPERTY LOCATION:      Elizabeth, New Jersey
OCCUPANCY:              91.8%
OCCUPANCY AS OF DATE:   March 25, 2004
YEAR BUILT:             1999
YEAR RENOVATED:         NAP
COLLATERAL:             The collateral consists of
                        approximately 1,290,751 NRSF of
                        a super regional retail mall.
PROPERTY MANAGEMENT:    Glimcher Properties Limited
                        Partnership
APPRAISED VALUE:        $287,600,000
APPRAISED VALUE DATE:   April 30, 2004
CUT-OFF DATE LTV(1):    57.37%
BALLOON LTV(1):         46.90%
U/W NOI:                $20,410,896
U/W NCF:                $19,487,705
ANNUAL DEBT SERVICE:    $5,370,098
U/W NOI DSCR(1):        1.96x
U/W NCF DSCR(1):        1.87x


---------------------------------------------------------


(1) The subject $85,000,000 loan represents one pari passu note in a $165,000,000 first mortgage whole loan. One other additional note, with an original loan amount of $80,000,000 is pari passu with the mortgage loan. The additional pari passu note is not included in the trust. All aggregate LTV, DSCR and loan PSF numbers in this table are based on the total $165,000,000 senior financing.

(2) See "Lockbox; Sweep of Excess Cash Flow" below.

         The Loan. The second largest loan (the "Jersey Gardens Loan"), representing approximately 9.08% of the initial pool balance, with a cut-off date principal balance of $84,800,199, is a 10-year balloon loan that has a maturity date of June 8, 2014, and provides for monthly payments of principal and interest. The Jersey Gardens Loan is secured by, among other things a fee and leasehold mortgage, assignment of rents and security agreement, encumbering the borrowers' fee ownership and leasehold interests, respectively, in the Jersey Gardens Property.

         The Jersey Gardens Loan is one of two pari passu loans totaling $165,000,000 (such other loan is referred to as the "Jersey Gardens Companion Loan" and together with the Jersey Gardens Loan, the "Jersey Gardens Whole Loan"). The Jersey Gardens Companion Loan has an original principal balance of $80,000,000 and has the same interest rate, maturity date and amortization term as the Jersey Gardens Loan. Only the Jersey Gardens Loan is included in the trust. The Jersey Gardens Loan is serviced pursuant to the pooling and servicing agreement and therefore the master servicer will remit collections on the Jersey Gardens Loan and will make servicing advances on the Jersey Gardens Whole Loan and P&I advances on the Jersey Gardens Loan. See "Description of the Mortgage Pool--The Jersey Gardens Whole Loan."

         The Borrower. The borrowers under the Jersey Gardens Loan are (a) N.J. Metromall Urban Renewal, Inc., a New Jersey corporation and the fee borrower, and (b) JG Elizabeth, LLC, a Delaware limited partnership and the leasehold borrower, each of which is a special purpose, bankruptcy remote entity, sponsored by Glimcher Properties Limited Partnership.

         The Property. The property securing the Jersey Gardens Loan (the "Jersey Gardens Property") is a two-level super regional mall totaling approximately 1,290,751 NRSF located at the Jersey Gardens Center in Elizabeth, New Jersey. The Jersey Gardens Property was constructed in 1999. The Jersey Gardens Property is anchored by 14 stores.

         Major Tenant Summary. The following tables shows certain information regarding the ten largest tenants based on annualized underwritten base rent, of the Jersey Gardens Property.


        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                             % OF TOTAL    ANNUALIZED
                                  CREDIT RATING                                ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                    (MOODY'S/                                 UNDERWRITTEN  UNDERWRITTEN    BASE RENT     LEASE
             TENANT NAME          S&P/FITCH)(2)   TENANT NRSF    % OF NRSF     BASE RENT      BASE RENT     PER NRSF    EXPIRATION
     ---------------------------  -------------   -----------   ------------  ------------   ----------   ------------  ----------
1.   Host Marriott..............    Ba3/B+/NR        10,679         0.8%      $1,483,206         6.6%        $38.89      1/31/2010
2.   Loews Theaters (20 screens)    NR/NR/NR        110,000         8.5        1,109,181         4.9         $10.08     12/31/2020
3.   Burlington Coat Factory....    NR/NR/NR         80,259         6.2          842,719         3.8         $10.50      1/31/2010
4.   Filene's Basement/DSW......    NR/NR/NR         60,010         4.6          720,120         3.2         $12.00     10/31/2011
5.   Old Navy...................   Ba2/BB+/BB+       45,281         3.5          701,856         3.1         $15.50      5/31/2005
6.   Marshalls..................     A3/A/NR         49,245         3.8          647,400         2.9         $13.15     10/31/2009
7.   Bed Bath & Beyond..........    NR/BBB/NR        41,225         3.2          620,000         2.8         $15.04      1/31/2010
8.   Jeepers!...................    NR/NR/NR         24,839         1.9          546,458         2.4         $22.00      1/31/2010
9.   Nike Factory Store.........     A2/A/NR         25,055         1.9          501,100         2.2         $20.00     11/30/2006
10.  Daffy's....................    NR/NR/NR         33,124         2.6          476,323         2.1         $14.38      1/31/2010
                                                    -------        ----       ----------        ----
             TOTALS/AVG.                            479,717        37.2%      $7,648,364        34.0%        $15.94
                                                    =======        =====      ==========        =====

(1) Annualized Underwritten Base Rent excludes vacant space.

(2) Parent company rating is used whether or not the tenant's lease is guaranteed by the parent company.

         Lease Expiration. The following table shows the lease expiration schedule for the Jersey Gardens Property:


                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                                      ANNUALIZED
                                                                              ANNUALIZED     APPROXIMATE % OF        UNDERWRITTEN
 YEAR ENDING                                  % OF         CUMULATIVE % OF   UNDERWRITTEN   TOTAL UNDERWRITTEN         BASE RENT
 DECEMBER 31            EXPIRING NRSF         NRSF           TOTAL NRSF       BASE RENT          BASE RENT                PSF
----------------        -------------         ----         ---------------   ------------   ------------------       -------------
2004(2)                      76,529            5.9%              5.9%        $1,425,169             6.3%                $18.62
2005                        245,448           19.0              24.9          3,620,191            16.1                 $14.75
2006                         50,377            3.9              28.8          1,309,024             5.8                 $25.98
2007                         22,958            1.8              30.6            651,499             2.9                 $28.38
2008                         33,753            2.6              33.2            591,064             2.6                 $17.51
2009                        164,839           12.8              46.0          3,923,715            17.5                 $23.80
2010                        294,152           22.8              68.8          6,207,888            27.6                 $21.10
2011                         74,740            5.8              74.6          1,149,333             5.1                 $15.38
2012                         17,031            1.3              75.9            462,455             2.1                 $27.15
2013                            816            0.1              76.0             51,000             0.2                 $62.50
2014                         65,106            5.0              81.0          1,482,002             6.6                 $22.76
2015                              0            0.0              81.0                  0             0.0                 $ 0.00
2016                          3,884            0.3              81.3             83,118             0.4                 $21.40
2017+                       135,683           10.5              91.8          1,511,890             6.7                 $11.14
Vacant                      105,435            8.2             100.0%                 0             0.0                 $ 0.00
                          ---------          -----                          -----------           -----
     TOTAL/AVG.           1,290,751          100.0%                         $22,468,347           100.0%                $18.96
                          =========          =====                          ===========           =====

(1) Annualized Underwritten Base Rent excludes vacant space.

(2) Includes 7 month-to-month tenants accounting for 11,842 NRSF and $354,313 of underwritten base rent.

         Reserves. At origination, the borrower was not required to make any initial deposits. Following the occurrence of a Trigger Event (as defined above) and during the continuance of a Trigger Period (as defined above), the mortgage loan requires monthly deposits (a) for ground rent and payments in lieu of taxes in an amount equal to 1/12 of the annual ground rent and payments in lieu of taxes for the Jersey Gardens Property, (b) for insurance premiums in an amount equal to 1/12 of the annual insurance premiums for the Jersey Gardens Property,
(c) for taxes in an amount equal to 1/12 of the annual taxes for the Jersey Gardens Property and (d) for tenant rollover costs in the amount of $107,562.58. "Trigger Event" means the occurrence of either one or both of the following events: (a) an Event of Default or (b) a Debt Service Coverage Ratio Event. "Debt Service Coverage Ratio Event" shall mean, as of the end of each calendar quarter, the Debt Service Coverage Ratio is less than 1.20:1. "Trigger Period" shall mean a period commencing on the first Business Day after a Trigger Event has occurred through the first Business Day after the related event of default no longer exists or the related Debt Service Coverage Ratio Event has not existed for a period of two consecutive calendar quarters.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available, provided that Borrower is not required to pay annual premiums in excess of $200,000, as adjusted annually by the consumer price index.

         Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the Jersey Gardens Loan. During a Trigger Period (as defined above), Borrower does not have access to the funds on deposit in the lockbox until all reserves are paid.

         Additional Debt. None permitted, except trade payables and debt incurred in the financing of equipment or other personal property used on the Jersey Gardens Property in an amount not to exceed $4,000,000.

         PILOT Arrangement; Ground Lease Structure. The Jersey Gardens Property currently has the benefit of a PILOT arrangement pursuant to a financial agreement with the City of Elizabeth whereby the Jersey Gardens Borrower has agreed to make certain payments to appropriate taxing authorities in lieu of real estate tax payments on the improvements located on the Jersey Gardens Property. As permitted under the financial agreement, the PILOT payment stream has been directed to LaSalle Bank National Association ("PILOT Lender") as trustee for bondholders, and the PILOT Lender has a statutory lien on the Jersey Gardens Property equivalent to that of the taxing authority (the "PILOT Lien"). In order to facilitate the PILOT arrangements and to satisfy eligibility requirements restricting a PILOT applicant's income from its owned assets to an amount equal to required PILOT payments, the Jersey Gardens Property was ground leased by the fee borrower to the leasehold borrower. Rent payments under the ground lease equal the required payments to the bondholders (which equal the required PILOT payments). The term of the ground lease expires on the earlier of
(i) repayment of the bonds in their entirety and (ii) June 4, 2048, provided that such term may be extended if a mortgage encumbering either Fee Borrower's or Leasehold Borrower's interest in the ground lease is outstanding on such expiration date.

         In connection with the PILOT arrangements, the City of Elizabeth also entered into, among others, the following documents: (i) a special assessment agreement pursuant to which the Borrower is obligated to make special assessment payments to the City of Elizabeth (which amounts are in lieu of the PILOT payments payable under the financial agreement in the event such PILOT payments are not made) and (ii) a redevelopment agreement pursuant to which the Borrower agreed to undertake and perform certain redevelopment projects at the Jersey Gardens Property. Borrower has completed its obligations under the redevelopment agreement.

         PILOT Allocation Agreements. The PILOT Lien affects, in addition to the Jersey Gardens Property, a parcel of property adjacent to the Jersey Gardens Property known as the power center site, which site is owned by an affiliate of Borrower and is being redeveloped as a mixed-use project. The power center site is not part of the Jersey Gardens Property. Third party tenants at the power center site are required to pay portions of the PILOT payments allocable to the power center site pursuant to allocation agreements that have been collaterally assigned by the borrower and the owner of the power center site to the Lender as additional security for the Jersey Gardens Loan.

                         PARMATOWN SHOPPING CENTER LOAN











                              [PHOTO 1 OF PROPERTY]










[PHOTO 2 OF PROPERTY]                                      [PHOTO 3 OF PROPERTY]

                         PARMATOWN SHOPPING CENTER LOAN


















                                [MAP OF PROPERTY]

                         PARMATOWN SHOPPING CENTER LOAN


---------------------------------------------------------
                    LOAN INFORMATION
---------------------------------------------------------
                        ORIGINAL         CUT-OFF DATE
                        --------         ------------
BALANCE:                $69,000,000       $68,949,377
% OF POOL BY UPB:       7.38%
ORIGINATION DATE:       June 29, 2004
ORIGINATOR:             GMACCM
COUPON:                 6.450%
INTEREST ACCRUAL:       Actual/360
TERM:                   120 months
AMORTIZATION:           360 months
OWNERSHIP INTEREST:     Fee and leasehold
PAYMENT DATE:           1st of the month
MATURITY DATE:          July 1, 2014
SPONSOR:                Albert Ratner and Charles Ratner
BORROWER:               Parmatown One, LLC
CALL PROTECTION/        Defeasance permitted 2 years
LOCKOUT:                from the date of securitization
                        with U.S. government
                        securities. Not prepayable
                        until 3 months prior to
                        maturity.
CUT-OFF DATE LOAN       $80
PSF(1):
UP-FRONT RESERVES(2):   Taxes:               $117,086
                        Insurance:           $178,959
ONGOING/ SPRINGING      Reserves for taxes, insurance,
RESERVES(2):            replacements and TI/LC
CASH MANAGEMENT(3):     Hard Lockbox
ADDITIONAL SECURED/     None permitted.
MEZZANINE DEBT:
---------------------------------------------------------



---------------------------------------------------------
                  PROPERTY INFORMATION
---------------------------------------------------------
SINGLE                Single Asset
ASSET/PORTFOLIO:
PROPERTY TYPE:        Anchored Retail
PROPERTY LOCATION:    Parma, Ohio
OCCUPANCY:            89.1%
OCCUPANCY AS OF       May 27, 2004
DATE:
YEAR(S) BUILT:        1956, 1986, 2003
YEAR(S) RENOVATED:    2001
COLLATERAL(4):        The collateral consists of
                      approximately of a regional mall (663,163 NRSF), plaza
                      retail space (149,020 NRSF) and office space (49,024
                      NRSF).
PROPERTY MANAGEMENT:  RMS Investment Corporation
APPRAISED VALUE:      $96,000,000
APPRAISED VALUE       April 16, 2004
DATE:
CUT-OFF DATE LTV(1):  71.82%
BALLOON LTV(1):       61.75%
U/W NOI:              $7,295,682
U/W NCF:              $6,755,845
ANNUAL DEBT SERVICE:  $5,206,326
U/W NOI DSCR(1):      1.40x
U/W NCF DSCR(1):      1.30x
---------------------------------------------------------

(1) The subject $69,000,000 loan has been structured with a $6,000,000 earnout reserve. See "Earnout Reserve" below. The LTV, DSCR and Loan PSF calculations are calculated on the entire loan balance of $69,000,000. The LTV net of the earnout reserve is 65.57%.

(2) See "Reserves" below.

(3) See "Lockbox" below.

(4) See "The Property" below.

         The Loan. The third largest loan (the "Parmatown Shopping Center Loan"), representing approximately 7.38% of the initial pool balance, with a cut-off date principal balance of $68,949,377, is a 10-year balloon loan that has a maturity date of July 1, 2014, and provides for monthly payments of principal and interest. The Parmatown Shopping Center Loan is secured by, among other things, a mortgage, assignment of rents leases, security agreement and fixture filing, encumbering the borrower's fee ownership and leasehold interest in the Parmatown Shopping Center Property.

         The Borrower. The borrower under the Parmatown Shopping Center Loan, Parmatown One, LLC, a Delaware limited liability company that is a special purpose, bankruptcy remote entity, sponsored by Albert Ratner and Charles Ratner.

         The Property. The property securing the Parmatown Shopping Center Loan (the "Parmatown Shopping Center Property") located in Parma, Ohio, consists of three components: a regional mall (663,163 NRSF), plaza in-line retail space located along the perimeter of the property (149,020 NRSF), and medical office space (49,024 NRSF) located on the second floor of and adjacent to the in-line retail space. The Parmatown Shopping Center Property was constructed at various times between 1956 and 2003 and renovated in 2001. The Parmatown Shopping Center is anchored by Wal-Mart (140,533 NRSF), J.C. Penney (159,227 NRSF) and Kaufmann's (299,240 NRSF), and Wal-Mart owns its store but leases the land from the borrower pursuant to a ground lease. Kaufmann's owns its store and the underlying land and is not included as part of the Parmatown Shopping Center Loan collateral.

         Major Tenant Summary. The following tables show certain information regarding the ten largest anchor and inline tenants based on annualized underwritten base rent, of the Parmatown Shopping Center Property.


          ANCHOR TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                  % OF TOTAL     ANNUALIZED
                            CREDIT RATING                          ANNUALIZED     ANNUALIZED    UNDERWRITTEN   SALES
                            (MOODY'S/S&P/     TENANT     % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT      PER          LEASE
      TENANT NAME              FITCH)          NRSF      NRSF      BASE RENT      BASE RENT      PER NRSF      NRSF(2)    EXPIRATION
-------------------------   -------------     ------     ----    ------------   ------------   ------------    -------    ----------
1     J.C. Penney........    Ba3/BB+/BB      159,277     18.5%    $  535,171        5.1%           $3.36        $113     11/30/2010
2     Wal-Mart...........     Aa2/AA/AA      140,533     16.3        425,000        4.1            $3.02         NAP     01/28/2019
3     Marc's.............     NR/NR/NR        48,688      5.7        407,032        3.9            $8.36         445     12/31/2012
                                             -------     ----     ----------       ----
          TOTAL/AVERAGE:                     348,498     40.5%    $1,367,203       13.1%           $3.92        $256
                                             =======     ====     ==========       ====

(1) Annualized Underwritten Base Rent excludes vacant space.

(2) Trailing 12-month sales figures as of December 30, 2003.

  TEN LARGEST NON-ANCHOR TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                                                SALES
                                                                                   % OF TOTAL    ANNUALIZED    PER NRSF
                               CREDIT RATING                          ANNUALIZED    ANNUALIZED   UNDERWRITTEN   OR PER
                                 (MOODY'S/       TENANT     % OF     UNDERWRITTEN  UNDERWRITTEN    BASE RENT    SCREEN      LEASE
       TENANT NAME            S&P / FITCH)(2)     NRSF      NRSF      BASE RENT      BASE RENT     PER NRSF       (3)     EXPIRATION
--------------------------    ---------------    ------     ----     ------------  ------------  ------------  ---------  ----------
1.   Limited
     Express/Structure....     Baa1/BBB+/ NR      12,652     1.5%     $  278,344       2.7%        $ 22.00        $140    01/31/2007
2.   Deb Shops............        NR/NR/NR        12,302     1.4         209,134       2.0         $ 17.00         156    01/31/2008
3.   Champs Sports........        NR/NR/NR         7,044     0.8         204,276       2.0         $ 29.00         252    12/31/2013
4.   Parmatown Cinema(4)..        NR/NR/NR        25,920     3.0         194,400       1.9         $  7.50     168,000    10/01/2014
5.   Roger's Jewelry......        NR/NR/NR         1,679     0.2         189,996       1.8         $113.16       1,473    12/31/2010
6.   Lerner New York(4)...     Baa1/BBB+/ NR       7,100     0.8         177,500       1.7         $ 25.00         249    01/31/2006
7.   TGI Friday's.........        NR/NR/NR         8,000     0.9         169,000       1.6         $ 21.13         309    11/30/2016
8.   The Gap..............      Ba1/BB+/BB+        9,540     1.1         162,180       1.6         $ 17.00         175    01/31/2011
9.   BankOne..............       Aa3/A+/A+         5,263     0.6         160,350       1.5         $ 30.47         NAP    03/31/2005
                                                                                                                          07/31/2012
10.  Victoria's Secret(5)......Baal/BBB+/ NR       6,655     0.8         153,065       1.5         $ 23.00         307    01/31/2005
                                                  ------    ----      ----------      ----
              TOTAL/AVERAGE:                      96,155    11.2%     $1,898,245      18.2%        $ 19.74        $372
                                                  ======    ====      ==========      ====


(1) Annualized Underwritten Base Rent excludes vacant space.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3) Trailing 12 month sales figures as of December, 2003.

(4) Amounts represent sales per screen based on 5 screens.

(5) Lerner New York and Victoria's Secret are subsidiaries of the Limited.

         Lease Expiration. The following table shows the lease expiration schedule for the Parmatown Shopping Center Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                 APPROXIMATE %       ANNUALIZED
                                                                              ANNUALIZED           OF TOTAL         UNDERWRITTEN
    YEAR ENDING         EXPIRING            % OF         CUMULATIVE %        UNDERWRITTEN        UNDERWRITTEN        BASE RENT
    DECEMBER 31           NRSF              NRSF         OF TOTAL NRSF        BASE RENT            BASE RENT            PSF
-------------------     --------            ----         -------------       ------------        ------------       ------------
2004(2)                  28,889              3.4             3.4                358,407               3.4              $12.41
2005                     82,536              9.6            12.9              1,709,821              16.4              $20.72
2006                     47,886              5.6            18.5              1,178,093              11.3              $24.60
2007                     55,917              6.5            25.0              1,443,251              13.8              $25.81
2008                     25,442              3.0            27.9                531,454               5.1              $20.89
2009                     41,001              4.8            32.7                706,236               6.8              $17.22
2010                    170,053             19.7            52.5              1,031,596               9.9              $ 6.07
2011                     21,572              2.5            55.0                537,016               5.2              $24.89
2012                     83,121              9.7            64.6              1,215,863              11.7              $14.63
2013                     21,397              2.5            67.1                520,118               5.0              $24.31
2014                     41,076              4.8            71.9                594,988               5.7              $14.49
2015                          0              0.0            71.9                      0               0.0              $ 0.00
2016                      8,000              0.9            72.8                169,000               1.6              $21.13
2017 +                  140,533             16.3            89.1                425,000               4.1              $ 3.02
Vacant                   93,784             10.9           100.0                      0               0.0              $ 0.00
                        -------            -----                          -------------             -----
     TOTAL/AVERAGE:     861,207            100.0%                         $  10,420,844             100.0%             $12.10
                        =======            =====                          =============             =====


(1) Annualized Underwritten Base Rent excludes vacant space.

(2) Expiring square footage in 2004 includes eleven month to month tenants totaling 21,969 square feet and $214,248 in Annualized Underwritten Base Rent.

         Reserves. At origination, the borrower was required to make an initial deposit into an impound account for payment of real estate taxes and insurance premiums in the amount of $296,045. The mortgage loan requires monthly deposits into this account in an amount equal to 1/12th of the estimated annual taxes and insurance premiums. At origination, the borrower was also required to establish a tenant improvement and leasing commission reserve, into which it is required to make monthly deposits of $31,718.50 (which monthly deposits will cease so long as $1,141,866 is on deposit in such reserve) and a replacement reserve for payment of certain non-recurring costs, into which it is required to make monthly deposits of $13,212.33.

         Earnout Reserve. At origination, the borrower provided a $6,000,000 letter of credit which is held by the lender. During the first 48 months of the loan term, the borrower is entitled to a release of the letter of credit in whole or part upon satisfaction of the following earnout conditions: a minimum trailing three month DSCR of 1.35x, a maximum trailing three month LTV ratio of 75% (in each case calculated upon the outstanding balance of the loan reduced by the amount of the letter of credit that will remain outstanding after giving effect to the requested release and the appraised value at origination unless specified conditions are met that permit the lender to obtain a new appraisal) and a minimum trailing three month occupancy of 90%. The portion of the letter of credit that may be released is equal to the amount which, when added to a loan balance of $63,000,000, would not result in a failure to meet the earnout conditions. If the letter of credit is not fully released within 48 months of origination then the lender is entitled to make a draw in the entire remaining face amount of the letter of credit and to hold the proceeds of such draw as additional collateral.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and coverage for terrorism and acts of terrorism, however, the borrower is only obligated to purchase terrorism coverage in an amount available for an annual premium of $100,000. At origination, the borrower also was required to maintain a $5,000,000 environmental insurance policy in lieu of providing an environmental indemnity by the sponsor.

         Lockbox. At origination, the borrower was required to establish a cash management account controlled by the lender and to direct all tenants to make payments directly to such cash management account. All amounts on deposit in such cash management account are allocated to pay taxes, insurance, debt service, reserves and other amounts due to the lender in accordance with the provisions of the Parmatown Shopping Center Loan documents.

         Mezzanine Loan.  None permitted.

         Additional Debt. None permitted except trade payables and debt incurred in the financing of equipment or other personal property used on the Parmatown Shopping Center Property.

                            MILITARY CIRCLE MALL LOAN



                              [PHOTO 1 OF PROPERTY]










[PHOTO 2 OF PROPERTY]                                      [PHOTO 3 OF PROPERTY]

                            MILITARY CIRCLE MALL LOAN


















                                [MAP OF PROPERTY]

                            MILITARY CIRCLE MALL LOAN

---------------------------------------------------------
                    LOAN INFORMATION
---------------------------------------------------------
                          ORIGINAL       CUT-OFF DATE
                          --------       ------------

BALANCE:                  $61,200,000(1)     $61,200,000
% OF POOL BY UPB:         6.55%
ORIGINATION DATE:         July 6, 2004
ORIGINATOR:               GACC
COUPON:                   5.600%
INTEREST ACCRUAL:         Actual/360
TERM:                     120 months
AMORTIZATION:             360 months
OWNERSHIP INTEREST:       Fee and leasehold
PAYMENT DATE:             1st of the month
MATURITY DATE:            August 1, 2014
SPONSOR:                  Joseph J. Sitt
BORROWER:                 Thor Gallery at Military
                          Circle, LLC
CALL PROTECTION/LOCKOUT:  Defeasance permitted 2 years
                          from the date of
                          securitization with U.S.
                          government securities. Not
                          prepayable until 6 months
                          prior to maturity.
CUT-OFF DATE LOAN         $83
PSF(2):
UP-FRONT RESERVES:        Tax:                   $72,846
                          Insurance:            $217,789
                          JC Penney Tax
                          Reserve:              $711,422
                          Ground Lessor
                          Estoppel Reserve:     $500,000
                          Ground Rent Reserve:    $1,650
                          Designated Lease
                          Reserve:            $3,000,000
ONGOING/SPRINGING         Reserves for taxes,
RESERVES:                 insurance, ground rent,
                          TI/LC, and replacements
CASH MANAGEMENT:          Hard Lockbox
ADDITIONAL                A $6,800,000 B-note is held
SECURED/MEZZANINE DEBT:   outside the trust
---------------------------------------------------------


---------------------------------------------------------
                  PROPERTY INFORMATION
---------------------------------------------------------
SINGLE                  Single Asset
ASSET/PORTFOLIO:
PROPERTY TYPE:          Anchored Retail
PROPERTY LOCATION:      Norfolk, Virginia
OCCUPANCY:              95.1%
OCCUPANCY AS OF DATE:   June 9, 2004
YEAR BUILT:             1970
YEAR RENOVATED:         1996/1999-2000
COLLATERAL:             The collateral consists of
                        approximately 740,788 NRSF of
                        an enclosed one story regional
                        shopping mall.
PROPERTY MANAGEMENT:    Thor Equities, LLC
APPRAISED VALUE:        $85,300,000
APPRAISED VALUE DATE:   April 28, 2004
CUT-OFF DATE LTV(2):    71.75%
BALLOON LTV(2):         61.06%
U/W NOI(3):             $7,748,662
U/W NCF(3):             $7,109,502
ANNUAL DEBT SERVICE:    $4,138,521
U/W NOI DSCR(2,3):      1.87x
U/W NCF DSCR(2,3):      1.72x
---------------------------------------------------------

(1) The trust mortgage asset represents the $61,200,000 A-note from a $68,000,000 first mortgage loan, which also includes a $6,800,000 subordinate B-note.

(2) The aggregate LTV, DSCR and PSF numbers in this table are based on the total $61,200,000 senior financing. Including the $6,800,000 subordinate B note, the Cut-Off Date Loan PSF is $92, the Cut-Off Date LTV is 79.72% , the Balloon LTV is 67.84%, UW NOI DSCR is 1.56x and UW NCF DSCR is 1.43x.

(3) The Norfolk Industrial Development Authority ("IDA") issued a grant to the Property owner to partially reimburse owner for approximately $20,000,000 of renovation work at the subject property. Remaining grant revenue of approximately $3,857,176 is scheduled to be paid to Borrower through the end of 2007. This IDA grant revenue was not underwritten.

         The Loan. The fourth largest loan (the "Military Circle Loan"), representing approximately 6.55% of the initial pool balance, with a cut-off date principal balance of $61,200,000, is a 10-year loan that has a maturity date of August 1, 2014, and provides for monthly payments of principal and interest. The Military Circle Loan is secured by, among other things, a first priority fee and leasehold deed of trust and security agreement encumbering the borrower's fee and leasehold interest in the Military Circle Property located in Norfolk, Virginia. The Military Circle Loan is secured by the same mortgaged property as the Military Circle B-Note, which has an outstanding principal balance as of the cut off date of $6,800,000. Only the Military Circle Loan is included in the trust.

         The Military Circle Loan and the Military Circle B-Note will be serviced pursuant to the pooling and servicing agreement. The master servicer or the trustee, as applicable, will be required to make advances with respect to monthly principal and interest payments on the Military Circle Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Military Circle Whole Loan. Neither the master servicer nor the trustee will be required to make P&I advances with respect to the Military Circle B Note. For more information regarding the servicing of the Military Circle Loan, see "Servicing of the Mortgage Loans--Servicing of the Military Circle Whole Loan" in this prospectus supplement.

         The Borrower. The borrower under the Military Circle Loan, Thor Gallery at Military Circle, LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity, sponsored by Joseph J. Sitt ("Sponsor").

         The Property. The property securing the Military Circle Loan consists of a retail shopping center totaling approximately 740,788 NRSF located in Norfolk, Virginia (the "Military Circle Property"). The Military Circle Property was constructed in 1970 and the last renovation was completed in 2000. Current anchor tenants include Sears, Cinemark Theaters and Hecht's. The mall has one level, and more than 150 in-line stores, restaurants, and eateries.

         Major Tenant Summary. The following tables shows certain information regarding the largest tenants based on annualized underwritten base rent, of the Military Circle Property.


                                ANCHOR TENANTS(1)

                                                                                % OF TOTAL   ANNUALIZED
                            CREDIT RATING                                       ANNUALIZED    U/W BASE                  SALES PSF
                            (MOODY'S/S&P/      TENANT    % OF     ANNUALIZED        U/W       RENT PER      LEASE        OR PER
         TENANT NAME            FITCH)          NRSF     NRSF    U/W BASE RENT   BASE RENT      NRSF      EXPIRATION    SCREEN(6)
-----------------------     --------------    -------    ----    -------------  ----------    ---------   ----------    ---------
1. Cinemark Theaters...       Caa1/B+/NR       84,087    11.4%    $1,135,175        14.9%       $13.50    3/31/2020    $376,042(5)
2. Hecht's(2,3)........      Baa2/BBB/BBB     152,208    20.5         48,000         0.6        $ 0.32    5/21/2009        NAP
3. Sears(3,4)..........      Baa1/BBB/BBB     127,856    17.3              0         0.0        $ 0.00    7/23/2019        $114
                                              -------    ----     ----------        ----        ------
     TOTALS/AVG.                              364,151    49.2%    $1,183,175        15.5%       $ 3.25                     NAP
                                              =======    ====     ==========        ====        ======

(1) Annualized underwritten base rent excludes vacant space.

(2) Ratings of parent company May Department Stores.

(3) Tenants are on ground lease.

(4) Sears is currently paying real estate taxes and CAM only.

(5) Amount represents sales per screen based on 18 screens.

(6) Trailing 12 months sales figures as of April 30, 2004.

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                 % OF TOTAL    ANNUALIZED
                                  CREDIT RATING                      ANNUALIZED  ANNUALIZED     U/W BASE
                                  (MOODY'S/S&P/    TENANT    % OF     U/W BASE       U/W        RENT PER       SALES        LEASE
           TENANT NAME              FITCH)(2)       NRSF     NRSF       RENT      BASE RENT       NRSF         PSF(3)     EXPIRATION
-------------------------------   -------------    ------    ----    ----------  ----------    ----------     ------     ----------
1.  Ross Dress For Less........      NR/NR/NR       30,000    4.0%     $226,400     3.0%         $ 7.55         NAP        1/31/2014
2.  Footlocker(2)..............     Ba2/BB+/NR       6,746    0.9       188,888     2.5          $28.00        $525        2/28/2007
3.  Cavalry Christian Books....      NR/NR/NR        7,462    1.0       186,550     2.4          $25.00         NAP         4/1/2008
4.  Athlete's Foot.............      NR/NR/NR        3,679    0.5       146,000     1.9          $39.68        $395        1/31/2010
5.  Chuck E. Cheese's Pizzeria.     NR/NR/BBB-      15,730    2.1       145,927     1.9          $ 9.28         $90        5/31/2010
6.  Jimmy Jazz.................      NR/NR/NR        7,063    1.0       135,892     1.8          $19.24         NAP        6/24/2015
7.  Zales Jewelers.............     NR/BB+/NR        1,928    0.3       125,000     1.6          $64.83        $556        8/31/2005
8.  Champs Sports..............     Ba2/BB+/NR       7,300    1.0       124,100     1.6          $17.00        $156        1/31/2006
9.  Legends....................      NR/NR/NR        5,146    0.7       123,504     1.6          $24.00        $434        7/31/2011
10. Kid's Footlocker...........     Ba2/BB+/NR       4,259    0.6       119,252     1.6          $28.00        $548        3/31/2008
                                                    ------   ----    ----------    ----
     TOTALS/AVG.                                    89,313   12.1%   $1,521,513    20.0%         $17.04        $388
                                                    ======   =====   ==========    ====

(1) Annualized underwritten base rent excludes vacant space.

(2) Parent company rating is used whether or not the tenant is guaranteed by the parent company.

(3) Trailing-12 months sales figures as of April 30, 2004.


         Lease Expiration. The following table shows the lease expiration schedule for the Military Circle Property:


                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                     APPROXIMATE %       ANNUALIZED
           YEAR ENDING               EXPIRING      % OF       CUMULATIVE %        ANNUALIZED         OF TOTAL U/W      U/W BASE RENT
           DECEMBER 31                 NRSF        NRSF       OF TOTAL NRSF      U/W BASE RENT         BASE RENT            PSF
-------------------------------      --------      ----       -------------      -------------         ---------       -------------
2004(2)........................        49,701       6.7%           6.7%              $879,032             11.5%           $17.69
2005...........................        44,199       6.0           12.7                872,683             11.4            $19.74
2006...........................        33,553       4.5           17.2                758,849             10.0            $22.62
2007...........................        37,475       5.1           22.3                793,883             10.4            $21.18
2008...........................        26,190       3.5           25.8                691,947              9.1            $26.42
2009...........................       185,264      25.0           50.8                783,481             10.3            $ 4.23
2010...........................        27,372       3.7           54.5                499,546              6.6            $18.25
2011...........................        22,176       3.0           57.5                424,634              5.6            $19.15
2012...........................             0       0.0           57.5                      0              0.0            $ 0.00
2013...........................         1,812       0.2           57.7                 76,104              1.0            $42.00
2014...........................        36,208       4.9           62.6                420,490              5.5            $11.61
2015...........................         7,063       1.0           63.6                135,892              1.8            $19.24
2016...........................             0       0.0           63.6                      0              0.0            $ 0.00
2017 +.........................       233,611      31.5           95.1              1,285,175             16.9            $ 5.50
Vacant.........................        36,164       4.9          100.0                      0              0.0            $ 0.00
                                      -------     -----                            ----------            -----
     TOTALS/AVG.                      740,788     100.0%                           $7,621,714            100.0%           $10.29
                                      =======     =====                            ==========            =====

(1) Annualized Underwritten Base Rent excludes vacant space.

(2) Expiring square footage in 2004 includes 36 month-to-month leases totaling 26,902 NRSF and annualized U/W base rent of $412,832

         Reserves. The Military Circle Loan has upfront reserves for (a) taxes and insurance in the amount of $290,635, (b) tenant improvements and leasing commissions in the amount of $3,000,000, (c) borrower's obligation to reimburse JC

Penney for real estate taxes in the amount of $711,422, (d) ground rent in the amount of $1,650, and (e) ground lessor estoppel reserve in the amount of $500,000.

         The Military Circle Loan requires monthly deposits for (a) taxes and insurance in an amount equal to 1/12 of the annual taxes and annual insurance premiums, (b) capital expenditures in the amount of $9,413, (c) tenant improvements and leasing commissions in the amount of $45,520, subject to a cap of $1.5 million, (d) ground rent in an amount equal to rent and other charges due under the ground lease for the next calendar month, and (e) borrower's obligation to reimburse JC Penney for real estate taxes in the amount of $4,167, subject to a cap of $867,998, which cap is reduced to $306,576 on the earlier of
(i) October 1, 2008 or (ii) the date of any agreement between the borrower and JC Penney satisfying the borrower's prior tax reimbursement obligations.

         In the event that one or more identified anchors at the Military Circle Property cease operations for a period of more than 9 months and, as a result, the underwritable net operating income of the Military Circle Property falls below $7 million, a monthly Anchor Reserve will be funded in an amount equal to the lesser of $75,000 and one-half of the cash flow from the Military Circle Property after payment of debt service and required reserves subject to a cap of $1.5 million. The reserve will be released if the affected anchors have either resumed operations or have been replaced to lender's reasonable satisfaction.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance. During any period of the term of the Military Circle Loan that the Terrorism Risk Insurance Act of 2002 ("TRIA") is in effect, if "acts of terrorism" are excluded from borrower's comprehensive all-risk insurance coverage, the borrower will be required to obtain insurance against all "certified acts of terrorism" as defined by TRIA and "fire following," each in an amount equal to the lesser of (i) 100% of the actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation and (ii) the total outstanding principal balance of the Military Circle Loan. During any period of the term of the Military Circle Loan that TRIA is not in effect, if "acts of terrorism" or "fire following" are excluded from borrower's comprehensive all-risk insurance coverage, the borrower will be required to obtain, to the extent commercially available, insurance against all such excluded acts or events; provided, however, that the borrower is only required to maintain such coverage to the extent and at the level obtainable at an annual premium not to exceed the greater of (i) $150,000 and (ii) such amount as may be required from time to time by the rating agencies.

         Lockbox; Sweep of Excess Cash Flow. A hard lock box is in place with respect to the Military Circle Loan. During a trigger event, borrower does not have access to the funds on deposit in the lockbox until debt service, operating expenses, and all reserves are paid. Trigger events include (i) an event of default under the Military Circle Loan, (ii) DSCR falling below 1.30x, and (iii) the event that one or more identified anchors cease operations as currently conducted for a period of more than 9 months and, as a result, the underwritable net operating income of the Military Circle Property falls below $7,000,000.

         Mezzanine Loan.  None.

         Additional Debt. The Military Circle Property also secures the Military Circle B Note. The Military Circle B Note has an aggregate principal balance of $6,800,000, is not included in the trust, and is coterminous with the Military Circle Loan. See "Description of the Mortgage Pool - The Military Circle Whole Loan." No other debt is permitted, except trade payables and accrued expenses incurred in the ordinary course of the business of operating the Military Circle Property due not more than 60 days past the date on which such expenses are incurred.

         Ground Lease. A portion of the Military Circle Property is leased by the borrower pursuant to a ground lease. In connection with the origination of the Military Circle Loan, the borrower delivered an estoppel certificate from one of four related individuals who were ground lessors under the original ground lease. The borrower has covenanted to use reasonable efforts to obtain evidence establishing the identity of all of the current ground lessors and to obtain an estoppel certificate executed by all of the ground lessors. The borrower has deposited $500,000 with the lender to be held until the borrower has delivered such evidence and such estoppel certificate, or until the borrower has acquired the related fee estate and terminated the ground lease.

         Release Properties. At any time during the term of the Military Circle Loan, the borrower has the right to obtain the release of a certain parcel of the Military Circle Property owned in fee and, upon the acquisition by borrower of the related fee estate and the termination of the ground lease, the parcel of the Military Circle Property currently ground leased by the borrower, each of which parcels contain certain improvements (including a parking lot, a portion of a "ring road," and a former miniature golf course which is not connected to the shopping mall on the Military Circle Property). The release of such parcels is subject to the satisfaction by the borrower of conditions including the continued compliance of the remaining portion of the Military Circle Property with zoning requirements, the right to the continued use by the remaining portion of the Military Circle Property of the ring road and adequate parking, and delivery of a no-downgrade letter from the applicable rating agencies. Neither of the parcels were attributed any value in connection with the underwriting of the Military Circle Loan.

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


                731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS LOAN


















                              [PHOTO 1 OF PROPERTY]

                731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS LOAN



















                                [GRAPHIC OMITTED]

                731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS LOAN
























                               [MAP OF PROPERTY]

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


                731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS LOAN

---------------------------------------------------------
                    LOAN INFORMATION
---------------------------------------------------------
                          ORIGINAL           CUT-OFF DATE
                          --------           ------------
BALANCE:                  $50,000,000(1)      $50,000,000
SHADOW RATING:(2)         A3/AAA/AAA/AAA (M/S/F/D)
% OF POOL BY UPB:         5.35%
ORIGINATION DATE:         February 13, 2004
ORIGINATOR:               GACC
COUPON:                   5.36252388% initially, then
                          by schedule per Annex A-2
INTEREST ACCRUAL:         Actutal/360
TERM TO ARD:              120 months
AMORTIZATION:             Interest only through and
                          including the payment date
                          occurring on March 1, 2006.
                          Thereafter the A-Note
                          amortizes on a 237 month
                          schedule (See Annex A-2).
OWNERSHIP INTEREST:       Fee Simple
PAYMENT DATE:             1st of the month
ANTICIPATED REPAYMENT     March 1, 2014
DATE:
MATURITY DATE:            March 1, 2029
SPONSOR:                  Alexander's Inc. (NYSE: ALX),
                          a REIT controlled by Vornado
                          Realty Trust
BORROWER:                 731 Office One LLC
CALL PROTECTION/LOCKOUT:  Lockout until the earlier of (a) 24 months from the date of the last securitization of the A-1, A-2, A-3
                          and A-4 pari passu notes, or (b) 48 months from
                          origination, then defeasance is permitted. After
                          December 1, 2013, prepayment permitted without penalty
                          on any day with accrued interest.

CUT-OFF DATE LOAN PSF     $452
(1,3):
UP-FRONT RESERVE(5):      Debt Service:       $11,169,694
ONGOING/SPRINGING         Taxes:                 $382,217
RESERVES(6):              None
CASH MANAGEMENT:          Hard Lockbox
ADDITIONAL                None
SECURED/MEZZANINE DEBT:
PARI PASSU DEBT(1):       $264,000,000
SUBORDINATE               An $86,000,000 investment
DEBT(1),(4):              grade B-note, held outside
                          the trust.
---------------------------------------------------------


---------------------------------------------------------
                  PROPERTY INFORMATION
---------------------------------------------------------
SINGLE ASSET/PORTFOLIO:   Single Asset
PROPERTY TYPE:            Office
PROPERTY LOCATION:        New York, New York
OCCUPANCY:                100%
OCCUPANCY AS OF DATE:     February 9, 2004
YEAR BUILT:               2004
YEAR RENOVATED:           NAP
COLLATERAL:               694,634 NRSF office
                          condominium unit
PROPERTY MANAGEMENT:      Vornado Management
                          Corporation, an affiliate of
                          the borrower
APPRAISED VALUE (AS OF    $535,000,000
FINAL RENT COMMENCEMENT
DATE):
APPRAISED VALUE DATE(7):  October 1, 2004
CUT-OFF DATE LTV(1,3):    58.69%
BALLOON LTV(1,3):         42.01%
U/W NOI(8):               $35,990,430
U/W NCF(8):               $35,990,430
ANNUAL DEBT SERVICE:      $4,145,479
U/W NOI DSCR(1,3):        1.48x
U/W NCF DSCR(1,3):        1.48x
---------------------------------------------------------

(1) The loan represents the A-3 note from a $400,000,000 first mortgage loan consisting of a $314,000,000 senior loan (evidenced by pari passu A-1, A-2, A-3 and A-4 notes), an $86,000,000 subordinate B note and an $86,000,000 (notional balance) I/O note. The A-1, A-2 and A-4 notes, the subordinate B-note and the I/O note are not included in the trust. All numbers above are based on the combined A-1, A-2, A-3 and A-4 notes and exclude the B note.

(2) The whole loan is shadow rated BBB- and A- by S&P and Fitch, respectively.

(3) Including the $86,000,000 subordinate B-note the Cut-Off Date Loan PSF is $575.84, the Cut-Off Date LTV is 74.77% , the Balloon LTV is 58.08% and UW NOI DSCR and UW NCF DSCR are 1.25x.

(4) Note is held by an affiliate of the tenant, Bloomberg, L.P.

(5) Initial Reserves for debt service and taxes on the whole loan until the final rent commencement date.

(6) So long as the tenant complies with the obligations under the NNN lease, there will be no monthly reserves for taxes, insurance, operating expenses or capital expenditures as permitted under the loan documents.

(7) As stabilized valuation date from appraisal dated January 9, 2004.

(8) Calculated based on the average rent for the period commencing on the rent commencement date and ending on the Anticipated Prepayment Date. The final rent commencement date is expected to occur on or about November 9, 2004.

         The Loan. The fifth largest loan (the "731 Lexington Avenue-Bloomberg Headquarters Loan"), representing approximately 5.35% of the initial pool balance, with a cut-off date principal balance of $50,000,000, is a 25-year loan that has a maturity date of March 1, 2029 and an anticipated repayment date of March 1, 2014 (the "Anticipated Repayment Date"), and provides for monthly payments of principal and interest. The 731 Lexington Avenue-Bloomberg Headquarters Loan is secured by, among other things a mortgage, security agreement, financing statement, fixture filing and assignment of leases, rents, and security deposits, encumbering the borrower's fee ownership interest in the 731 Lexington Avenue-Bloomberg Headquarters Property.

         The 731 Lexington Avenue-Bloomberg Headquarters Loan is one of five pari passu loans totaling $314,000,000 (such other loans are collectively referred to as the "731 Lexington Avenue-Bloomberg Headquarters Companion Loans"). The 731 Lexington Avenue-Bloomberg Headquarters Companion Loans have original principal balances of $125,000,000, $65,000,000 and $74,000,000 and in the case of one interest only loan (which commences accruals only after the anticipated repayment date of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan), a notional balance of $86,000,000. The 731 Lexington Avenue-Bloomberg Headquarters Companion Loans have the same interest rate, maturity date and amortization term as the 731 Lexington Avenue-Bloomberg Headquarters Loan. In addition, a subordinate mortgage loan in the original principal amount of $86,000,000 (the "731 Lexington Avenue-Bloomberg Headquarters B Note," and together with the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans, the "731 Lexington Avenue-Bloomberg Headquarters Whole Loan"), is also secured by the 731 Lexington Avenue-Bloomberg Headquarters Property. Only the 731 Lexington Avenue-Bloomberg Headquarters Loan is included in the trust. The 731 Lexington Avenue-Bloomberg Headquarters Loan is serviced pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement. However, P&I advances with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan will be made by the master servicer or the trustee, as applicable, as described in "Description of the Certificates--P&I and Servicing Advances". See "Description of the Mortgage Pool--The 731 Lexington Avenue-Bloomberg Headquarters Whole Loan".

         The Borrower. The borrower under the 731 Lexington Avenue-Bloomberg Headquarters Loan, 731 Office One LLC, is a Delaware limited liability company that is a single purpose, bankruptcy remote entity sponsored by Alexander's Inc., a Delaware corporation. Alexander's is a publicly traded REIT (NYSE: ALX, Rated BB+ by S&P) engaged in leasing, managing, developing and redeveloping properties in the metropolitan and suburban areas of New York City where its department stores had previously been located. Alexander's activities are conducted through its manager, Vornado Realty Trust (NYSE: VNO). As of September 30, 2003, Vornado (33%) and an affiliate, Interstate Properties (27%), owned a combined 60% of Alexander's common stock. Steven Roth is CEO of Alexander's, Chairman/CEO of Vornado, and a general partner in Interstate Properties. The other two general partners in Interstate Properties, David Mandelbaum and Russell B. Wight, Jr. are also directors of Alexander's and trustees of Vornado.

         The Property. The property securing the 731 Lexington Avenue-Bloomberg Headquarters Loan (the "731 Lexington Avenue-Bloomberg Headquarters Property") consists of an office condominium unit (the "Bloomberg Unit"), totaling approximately 694,634 NRSF, in a complex consisting of another office condominium unit, a retail condominium unit and residential condominium units located at 731 Lexington Avenue, New York, New York. The Bloomberg Unit is triple-net leased to Bloomberg, L.P. ("Bloomberg"), which will utilize the space as its global headquarters.

         The construction of the condominium units at the complex, other than the Bloomberg Unit, which was completed in 2004, is continuing and is expected to be completed on or before the fourth quarter of 2005. The mortgage loan documents do not require a reserve or completion guaranty in connection with the project.

         The triple-net lease to Bloomberg, the sole tenant at the mortgaged property, has a term of 25 years, commenced in stages as outlined below, and has an initial rental rate of $49.71 per sq. ft. There is a nine-month free rent period after acceptance of space ("Lease Commencement"), with the commencement of full rent on November 9, 2004 (the "Final Rent Commencement Date"), as more specifically shown in the schedule below:

     LEASE
 COMMENCEMENT        RENT COMMENCEMENT              NRSF         % OF TOTAL
--------------       -----------------            -------        ----------
  11/14/2003            8/14/2004                 608,426           87.6%
  12/26/2003            9/26/2004                  81,947           11.8%
    2/2/2004            11/2/2004                   3,586            0.5%
    2/9/2004            11/9/2004                     675            0.1%
                                                  -------          ------
TOTAL                                             694,634          100.0%
                                                  =======          ======

A debt service reserve was funded at closing which covers all debt service until the Final Rent Commencement Date during the free rent period.

         Major Tenant Summary. The following table shows certain information regarding the sole tenant, Bloomberg, based on annualized underwritten base rent, of the 731 Lexington Avenue-Bloomberg Headquarters Property.

             SOLE TENANT BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                               % OF TOTAL         ANNUALIZED
                   CREDIT RATING                             ANNUALIZED        ANNUALIZED        UNDERWRITTEN
                     (MOODY'S /       TENANT      % OF      UNDERWRITTEN      UNDERWRITTEN        BASE RENT           LEASE
  TENANT NAME        S&P/FITCH)        NRSF       NRSF        BASE RENT        BASE RENT           PER NRSF        EXPIRATION
---------------    -------------      ------      ----      ------------      ------------       -------------     ----------
Bloomberg, L.P.       NR/NR/A-        694,634     100%       34,530,256           100%              $49.71          11/1/2028

Bloomberg L.P., is currently privately rated `A-' (long-term senior unsecured debt rating) by Fitch, Inc. with a positive outlook. Standard & Poor's Rating Services' Three-year (2000-2002) Adjusted Key U.S. Industrial Financial Ratios for `A' rated companies include a median EBITDA Interest Coverage ratio of 8.5x and a median Free Operating Cash Flow / Total Debt ratio of 22.3%. Bloomberg L.P. met or exceeded both of these ratios as of June 30, 2003.

         Reserves. At origination, the borrower was required to make an initial deposit into a tax reserve account in the amount of $382,217 and an initial deposit into a debt service reserve account in the amount of $11,169,694, representing 100% of Debt Service through the Final Rent Commencement Date. So long as the tenant complies with the obligations under the triple-net lease, there will be no monthly reserves for taxes, insurance, operating expenses or capital expenditures.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available and required for similar properties in similar locales.

         Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan.

         Mezzanine Loan. None permitted.

         Additional Debt. The 731 Lexington Avenue-Bloomberg Headquarters property also secures the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans and the 731 Lexington Avenue-Bloomberg Headquarters B Note. The 731 Lexington Avenue-Bloomberg Headquarters B Note has an aggregate original principal balance of $86,000,000. The 731 Lexington Avenue-Bloomberg Headquarters B Note is not included in the trust. See "Description of the Mortgage Pool-The 731 Lexington Avenue-Bloomberg Headquarters Whole Loan." Trade payables and debt incurred in the financing of equipment or other personal property used on the 731 Lexington Avenue-Bloomberg Headquarters are not to exceed $8,000,000.

         Additional Collateral. The 731 Lexington Avenue-Bloomberg Headquarters Loan is also secured by the borrower's fee simple interest in a 205,000 SF speculative office condominium ("Unit 2") in the building; the lender received this additional collateral because Bloomberg has certain expansion rights into Unit 2 which arise under the Bloomberg lease. The Unit 2 collateral is subject to release if space in Unit 2 is no longer required to be available to Bloomberg pursuant to the Bloomberg lease; rents and other cash flows from Unit 2 are not required to be deposited in the lockbox and may be separately financed by the borrower's parents; and the lender has not agreed to foreclose on the Unit 2 collateral unless certain Unit 2-specific defaults occur. In addition, subject to the consent of the holder of the 731 Lexington Avenue-Bloomberg Headquarters Loan B-Note and certain other conditions, the loan documents permit the borrower to transfer Unit 2 to another wholly-owned subsidiary of the sponsor. If such loan modification becomes effective, the Unit 2 collateral may be separately financed, and, under certain circumstances, the Unit 2 owner may obtain the release of Unit 2 from the lien of the mortgage of the 731 Lexington Avenue-Bloomberg Headquarters Loan. No value is attributed to the Unit 2 collateral and no information on Unit 2 (or any rents or cash flows from Unit 2) is included in this Collateral Term Sheet. While this speculative office space serves as additional collateral for this loan, it is excluded from all valuation calculations such as loan balance PSF and balloon balance PSF and is not accounted for in the underwritten net cash flow.

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


                             TWO GATEWAY CENTER LOAN


















                              [PHOTO 1 OF PROPERTY]

                             TWO GATEWAY CENTER LOAN



















                               [MAP OF PROPERTY]

                             TWO GATEWAY CENTER LOAN

---------------------------------------------------------
                    LOAN INFORMATION
---------------------------------------------------------
                       ORIGINAL             CUT-OFF DATE
                       --------             ------------
BALANCE:               $50,000,000(1)        $49,762,760
% OF POOL BY UBP:      5.33%
ORIGINATION DATE:      February 5, 2004
ORIGINATOR:            GMACCM
COUPON:                5.790%
INTEREST ACCRUAL:      Actual/360
TERM:                  120 months
AMORTIZATION:          360 months
OWNERSHIP INTEREST:    Fee Simple
PAYMENT DATE:          1st of the month
MATURITY DATE:         March 1, 2014
SPONSOR:               American Landmark Properties,
                       Ltd.
BORROWER:              Gateway Associates, LLC
CALL PROTECTION/       Defeasance permitted 2 years
LOCKOUT:               from the date of  securitization
                       with U.S. government
                       securities.  Not prepayable
                       until 3 months prior to maturity.
CUT-OFF DATE LOAN      $129
PSF(1):
UP-FRONT RESERVES(2):  Taxes:                   $474,432
                       Insurance:                $60,983
ONGOING/SPRINGING      Taxes, insurance, tenant
RESERVES(2):           improvements/leasing commissions
                       and replacement
CASH MANAGEMENT(3):    Soft Lockbox
ADDITIONAL SECURED/    None permitted
MEZZANINE DEBT:
---------------------------------------------------------


-------------------------------------------------------
                 PROPERTY INFORMATION
-------------------------------------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset
PROPERTY TYPE:           Office
PROPERTY LOCATION:       Newark, New Jersey
OCCUPANCY:               99.1%
OCCUPANCY AS OF DATE:    May 1, 2004
YEAR BUILT:              1972
YEAR RENOVATED:          1994
COLLATERAL:              The collateral consists of
                         an 18-story office building
                         containing 772,690 NRSF of
                         office space located on a
                         1.436 acre parcel of land.

PROPERTY MANAGEMENT:     American Landmark
                         Properties, Ltd., an
                         affiliate of the borrower.
APPRAISED VALUE:         $142,000,000
APPRAISED VALUE DATE:    December 8, 2003
CUT-OFF DATE LTV(1):     70.09%
BALLOON LTV(1):          59.35%
U/W NOI(1):              $10,657,600
U/W NCF(1):              $9,285,603
ANNUAL DEBT              $3,516,698
SERVICE:
U/W NOI DSCR(1):         1.52x
U/W NCF DSCR(1):         1.32x

---------------------------------------------------------

(1) The subject $50,000,000 loan represents the A-2 note in a $100,000,000 first mortgage loan. The A-1 note is pari passu with the A-2 Note. The A-1 note is not included in the trust. All LTV, DSCR, reserves and loan PSF figures in this table are based on the total $100,000,000 financing.

(2) See "Reserves" below.

(3) See "Lockbox; Sweep of Excess Cash Flow" below.

         The Loan. The sixth largest loan (the "Two Gateway Center Loan"), representing approximately 5.33% of the initial pool balance, with a cut-off date principal balance of $49,762,760 and a maturity date of March 1, 2014, and which provides for monthly payments of principal and interest. The Two Gateway Center Loan is secured by, among other things, a mortgage, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Two Gateway Center Property.

         The Two Gateway Center Loan is one of two pari passu notes totaling $100,000,000 at origination (such other loan is referred to as the "Two Gateway Center Companion Loan" and together with the Two Gateway Center Loan, the "Two Gateway Center Whole Loan") that are secured by the Two Gateway Center Property. The Two Gateway Center Loan and the Two Gateway Center Companion Loan have the same principal balance, interest rate, maturity date and amortization terms. Only the Two Gateway Center Loan is included in the trust. Payments made in respect of the Two Gateway Center Whole Loan are payable to the trust as holder of the Two Gateway Center Loan and to the holder of the Two Gateway Center Companion Loan on a pari passu basis. The Two Gateway Center Whole Loan is serviced pursuant to the pooling and servicing agreement under the GMACCM 2004-C1 Trust and therefore the master servicer under that pooling and servicing agreement will remit collections on the Two Gateway Center Whole Loan and will make servicing advances on the Two Gateway Center Whole Loan. The master servicer will make P&I advances on the Two Gateway Center Loan and not on the Two Gateway Center Companion Loan. See "Description of the Mortgage Pool--The Two Gateway Center Companion Loan".

         The Borrower. The borrower under the Two Gateway Center Loan, Gateway Associates, LLC, is a New Jersey limited liability company that is a special purpose, bankruptcy remote entity sponsored by American Landmark Properties, Ltd.

         The Property. The property securing the Two Gateway Center Loan (the "Two Gateway Center Property") consists of a 1.436 acre parcel of land improved by an 18-story office building with approximately 772,690 NRSF of office space located in Newark, New Jersey. The Two Gateway Center Property was constructed in 1972 and renovated in 1994.

         Major Tenant Summary. The following table shows certain information regarding the ten largest tenants based on annualized underwritten base rent, of the Two Gateway Center Property:


        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                              % OF TOTAL   ANNUALIZED
                                          CREDIT RATING                                       ANNUALIZED    U/W BASE
                                          (MOODY'S/S&P/   TENANT     % OF      ANNUALIZED        U/W        RENT PER       LEASE
              TENANT NAME                   FITCH)(2)      NRSF      NRSF     U/W BASE RENT   BASE RENT       NRSF       EXPIRATION
----------------------------------------  -------------   ------     ----     -------------   ---------    ----------    ----------
1.   Prudential Insurance Company.......    A2/A+/AA-    401,225     51.9%    $  8,888,833       48.5%       $ 22.15    12/31/2007
2.   Port Authority of NY/NJ ...........    NR/NR/AA-     77,432     10.0        2,560,422       14.0        $ 33.07    11/14/2006
3.   State of New Jersey, Board of
     Public Utilities...................     NR/NR/NR     78,552     10.2        1,686,511        9.2        $ 21.47    03/31/2005
4.   Parsons, Brinckerhoff, Quade and
     Douglass, Inc......................     NR/NR/NR     46,837      6.1        1,235,668        6.7        $ 26.38    03/31/2005
5.   Thomson Information Services, Inc..     NR/NR/NR     42,598      5.5          911,597        5.0        $ 21.40    11/30/2009
6.   Epstein, Becker and Green, P.C.....     NR/NR/NR     26,524      3.4          795,720        4.3        $ 30.00    07/31/2010
7.   AmeriChoice Health Care Services...     A3/A/A2      32,897      4.3          773,080        4.2        $ 23.50    02/28/2007
8.   GSA Small Business Administration..     NR/NR/NR     11,224      1.5          333,914        1.8        $ 29.75    06/30/2005
9.   Goldstein Lite & DePalma...........     NR/NR/NR     13,638      1.8          315,872        1.7        $ 23.16    05/31/2005
10.  Wachovia Bank, NA..................    Aa2/A+/A+      7,201      0.9          255,635        1.4        $ 35.50    02/28/2014
                                                         -------     ----      -----------       ----
                          TOTAL/AVERAGE:                 738,128     95.5%     $17,757,253       96.8%       $ 24.06
                                                         =======     ====      ===========       ====

(1) Annualized Underwritten Base Rent excludes vacant space.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

         Lease Expiration. The following table shows the lease expiration schedule for the Two Gateway Center Property:


                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                APPROXIMATE %       ANNUALIZED
    YEAR ENDING              EXPIRING          % OF         CUMULATIVE %      ANNUALIZED        OF TOTAL U/W       U/W BASE RENT
    DECEMBER 31                NRSF            NRSF        OF TOTAL NRSF     U/W BASE RENT        BASE RENT             PSF
-------------------          --------          ----        -------------     -------------      -------------      --------------
2004(2)                           960            0.1%             0.1%        $    13,280           0.1%             $13.83
2005                          160,491           20.8             20.9           3,802,138           20.6             $23.69
2006                           88,932           11.5             32.4           2,797,902           15.1             $31.46
2007                          434,122           56.2             88.6           9,666,833           52.3             $22.27
2008                            4,870            0.6             89.2              92,774            0.5             $19.05
2009                           42,598            5.5             94.7             911,597            4.9             $21.40
2010                           26,524            3.4             98.2             795,720            4.3             $30.00
2011                                0            0.0             98.2                   0            0.0             $ 0.00
2012                                0            0.0             98.2                   0            0.0             $ 0.00
2013                                0            0.0             98.2                   0            0.0             $ 0.00
2014                            7,201            0.9             99.1             255,635            1.4             $35.50
2015                                0            0.0             99.1                   0            0.0             $ 0.00
2016                                0            0.0             99.1                   0            0.0             $ 0.00
2017 +                              0            0.0             99.1                   0            0.0             $ 0.00
Vacant                          6,992            0.9            100.0                   0            0.0             $ 0.00
                              -------          -----                          -----------          -----
          TOTAL/AVERAGE:      772,690          100.0%                         $18,335,880          100.0%            $23.73
                              =======          =====                          ===========          =====

(1) Annualized Underwritten Base Rent excludes vacant space.

(2) Expiring square footage in 2004 includes two month-to-month tenants totaling 960 square feet and $13,280 in base rent.

         Reserves. At origination, the borrower was required to make an initial deposit into an impound account for payment of real estate taxes and insurance premiums in the amount of $535,415. The mortgage loan requires monthly deposits into this account in an amount equal to 1/12th of the estimated annual taxes and insurance premiums. At origination, the borrower was also required to establish a tenant improvement and leasing commission reserve, into which it is required to make monthly deposits of $92,500, and a replacement reserve for payment of certain non-recurring costs, into which it is required to make monthly deposits of $9,659.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism.

         Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the Two Gateway Center Loan. Tenants remit rents directly to a lockbox from which the borrower directs monthly debt service and escrow payments to be delivered to the lender. Control of the lockbox account will revert to the lender upon the occurrence of a trigger event under the Two Gateway Center Loan documents. A "trigger event" means the occurrence of (1) an "Event of Default" under the loan agreement, (2) May 1, 2005, unless Prudential Insurance Company ("Prudential") has renewed the term of its lease and the Port Authority of NY/NJ ("Port Authority") has renewed the term of its lease, (3) either Prudential or Port Authority terminates its lease prior to the stated expiration date of such lease, (4) either Prudential or Port Authority ceases operations in and physically vacates its leased premises or (5) the date that is two years prior to the expiration date of any expiring replacement lease for the Prudential premises or the Port Authority premises which represents 10% or more of the aggregate square footage of the Two Gateway Center Property (excluding any renewal options). If a trigger event has occurred, cash deposited into the lockbox account (subject to a specified maximum, if no event of default is then continuing) will be transferred to the lender and deposited into the tenant improvements/leasing commissions reserve account or, if the trigger event is caused by an event of default, the lender may instead apply such amounts to pay any and all amounts due under the Two Gateway Center Whole Loan in such order and priority as the lender may determine in its sole discretion. Any such cash sweep will terminate upon, among other things, the renewal of the Prudential lease and the Port Authority lease or the related premises having been leased to one or more tenants reasonably acceptable to the lender, and the Two Gateway Center Property having achieved both actual occupancy of at least 85% and a debt service coverage ratio of at least 1.30x. If a cash sweep event terminates, any excess cash previously transferred to the lender will be returned to the borrower to the extent not previously disbursed from the tenant improvements/leasing commissions reserve account or otherwise applied to pay amounts due under the Two Gateway Center Whole Loan.

         Mezzanine Loan.  None permitted.

         Additional Debt. None permitted, except unsecured trade payables and debt incurred in the ordinary course of owning and operating the Two Gateway Center Property.

                             JANSS MARKETPLACE LOAN







                              [PHOTO 1 OF PROPERTY]









                              [PHOTO 2 OF PROPERTY]










                              [PHOTO 3 OF PROPERTY]

                             JANSS MARKETPLACE LOAN















                               [MAP OF PROPERTY]

                             JANSS MARKETPLACE LOAN

---------------------------------------------------------
                    LOAN INFORMATION
---------------------------------------------------------
                        ORIGINAL            CUT-OFF DATE
                        --------            ------------
BALANCE:                $35,750,000          $35,380,518
% OF POOL BY UPB:       3.79%
ORIGINATION DATE:       August 8, 2003
ORIGINATOR:             GMACCM
COUPON:                 6.020%
INTEREST ACCRUAL:       Actual/360
TERM:                   120 months
AMORTIZATION:           360 months
OWNERSHIP INTEREST:     Fee Simple
PAYMENT DATE:           1st of the month
MATURITY DATE:          September 1, 2013
SPONSOR:                Berouz Soroudi and Joseph
                        Daneshgar
BORROWER:               Thousand Oaks Marketplace, L.P.
CALL                    Defeasance permitted 2 years
PROTECTION/LOCKOUT:     from the date of securitization
                        with U.S. government
                        securities.  Not prepayable
                        until 1 month prior to maturity.


CUT-OFF DATE LOAN PSF:  $84
UP-FRONT RESERVES(1):   Taxes:                $1,143,434
                        Insurance:               $80,074
                        Deferred Maintenance    $129,625
ONGOING/SPRINGING       Reserves for taxes, insurance,
RESERVES(1):            replacements, and TI/LC
CASH MANAGEMENT(2):     Soft Lockbox
ADDITIONAL SECURED/     None permitted
MEZZANINE DEBT:
---------------------------------------------------------


---------------------------------------------------------
                  PROPERTY INFORMATION
---------------------------------------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset
PROPERTY TYPE:           Anchored Retail
PROPERTY LOCATION:       Thousand Oaks, California
OCCUPANCY:               95.9%
OCCUPANCY AS OF DATE:    May 31, 2004
YEAR(S) BUILT:           1960, 1980
YEAR(S) RENOVATED:       1995-1999
COLLATERAL:              The collateral consists of
                         approximately 423,010 of NRSF
                         of a regional shopping center.
PROPERTY MANAGEMENT:     Newmark Merrill Companies, LLC
APPRAISED VALUE:         $47,000,000
APPRAISED VALUE DATE:    July 15, 2003
CUT-OFF DATE LTV:        75.28%
BALLOON LTV:             64.55%
U/W NOI:                 $3,490,395
U/W NCF:                 $3,167,197
ANNUAL DEBT SERVICE:     $2,577,591
U/W NOI DSCR:            1.35x
U/W NCF DSCR:            1.23x
---------------------------------------------------------

(1) See "Reserves" below.

(2) See "Lockbox" below.

         The Loan. The seventh largest loan (the "Janss Marketplace Loan"), representing approximately 3.79% of the initial pool balance, with a cut-off date principal balance of $35,380,518, is a 10-year balloon loan that has a maturity date of September 1, 2013, and provides for monthly payments of principal and interest. The Janss Marketplace Loan is secured by, among other things, a mortgage, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Janss Marketplace Property.

         The Borrower. The borrower under the Janss Marketplace Loan, Thousand Oaks Marketplace, L.P., is a California limited partnership that is a special purpose, bankruptcy remote entity, sponsored by Berouz Soroudi and Joseph Daneshgar.

         The Property. The property securing the Janss Marketplace Loan (the "Janss Marketplace Property") consists of 25.44 acres of land improved by a 14 building anchored retail center totaling approximately 423,010 NRSF located at Thousand Oaks, California. The Janss Marketplace Property was constructed in 1960 and 1980 and renovated during 1995-1999. The property is anchored by Mervyn's (85,000 NRSF), Toys `R Us (43,000 NRSF), Linens `N Things (37,773
NRSF), Mann 9 Theatre (35,000 NRSF), Gold's Gym (31,528 NRSF) and Marshall's (28,900 NRSF). Mervyn's owns its own store but leases the land from the borrower pursuant to a ground lease.

         Major Tenant Summary. The following tables shows certain information regarding the ten largest tenants based on annualized underwritten base rent, of the Janss Marketplace Property.


        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                             % OF TOTAL    ANNUALIZED
                         CREDIT RATING                           ANNUALIZED  ANNUALIZED     U/W BASE       SALES PER
                         MOODY'S/S&P/     TENANT       % OF          U/W         U/W          RENT        NRSF OR PER      LEASE
    TENANT NAME            (FITCH)         NRSF        NRSF      BASE RENT    BASE RENT     PER NRSF       SCREEN(3)     EXPIRATION
----------------------   -------------    ------       ----      ---------   ----------    ----------     -----------    ----------
1.  Gold's Gym              NR/NR/NR      31,528       7.5%     $   840,000     15.4%      $ 26.64            NAP        08/21/2023
2.  Mann 9 Theatre(4)       NR/NR/NR      35,000       8.3          457,800      8.4       $ 13.08         $518,000      12/31/2015
3.  Linens `N Things        A3/A/NR       37,773       8.9          376,597      6.9       $  9.97            159        01/31/2012
4.  Marshall's              A3/A/NR       28,900       6.8          350,350      6.4       $ 12.12            294        01/31/2012
5.  Toys `R Us             Ba2/BB/BB      43,000      10.2          315,000      5.8       $  7.33            322        01/31/2010
6.  Old Navy              Ba2/BB+/BB+     17,934       4.2          269,010      4.9       $ 15.00            453        09/30/2009
7.  Buca Di Beppo           NR/NR/NR       8,166       1.9          212,316      3.9       $ 26.00            NAP        12/31/2018
8.  Mervyn's                A2/A+/A       85,000      20.1          200,012      3.7       $  2.35            183        07/31/2026
9.  Aaron Brothers          NR/NR/NR       6,489       1.5          162,225      3.0       $ 25.00            276        11/30/2009
10. Mandarin Wok            NR/NR/NR       5,400       1.3          141,617      2.6       $ 26.23            148        02/28/2006
                                          ------      ----       ----------     ----
            TOTAL/AVERAGE:                29,190      70.7%      $3,324,927     60.9%      $ 11.11            269
                                          ======      ====       ==========     ====

(1) Annualized Underwritten Base Rent excludes vacant space.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3) 12-month Sales figures as of December 31,2003.

(4) Amount represents sales per screen based on 9 screens.

         Lease Expiration. The following table shows the lease expiration schedule for the Janss Marketplace Property:


                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                                    ANNUALIZED
                                                                                ANNUALIZED       APPROXIMATE % OF       U/W
    YEAR ENDING                                % OF           CUMULATIVE % OF       U/W          TOTAL U/W BASE      BASE RENT
    DECEMBER 31        EXPIRING NRSF           NRSF              TOTAL NRSF      BASE RENT            RENT              PSF
------------------     -------------           ----           ---------------   ----------       ---------------    ----------
2004(2)                    13,693              3.2%                3.2%         $  224,927             4.1%           $16.43
2005                       13,467              3.2                 6.4             316,548             5.8            $23.51
2006                       45,487             10.8                17.2             744,604            13.6            $16.37
2007                       13,366              3.2                20.3             336,948             6.2            $25.21
2008                        2,735              0.6                21.0              76,580             1.4            $28.00
2009                       24,423              5.8                26.8             431,235             7.9            $17.66
2010                       55,872             13.2                40.0             651,467            11.9            $11.66
2011                            0              0.0                40.0                   0             0.0            $ 0.00
2012                       68,804             16.3                56.2             794,930            14.6            $11.55
2013                        8,307              2.0                58.2             175,788             3.2            $21.16
2014                            0              0.0                58.2                   0             0.0            $ 0.00
2015                       35,000              8.3                66.5             457,800             8.4            $13.08
2016                            0              0.0                66.5                   0             0.0            $ 0.00
2017 +                    124,694             29.5                95.9           1,252,328            22.9            $10.04
Vacant                     17,162              4.1               100.0                   0             0.0            $ 0.00
                           ------              ---                              ----------           -----
      TOTAL/AVERAGE:      423,010            100.0%                             $5,463,156           100.0%           $13.46
                          =======            ======                             ==========           =====

(1) Annualized underwritten base rent excludes vacant space.

(2) Expiring tenants in 2004 include four month-to-month tenants totaling $63,126 in annualized underwritten base rent.

         Reserves. At origination, the borrower was required to make an initial deposit into an impound account for payment of real estate taxes in the amount of $1,143,434 and $80,074 into an insurance reserve and the mortgage loan requires monthly deposits into this account in an amount equal to 1/12th of the estimated annual taxes and insurance premiums. Reserves were required at origination for certain tenant improvement and leasing commissions and rent abatement periods, the majority of which have been released. The borrower was required to establish a tenant improvement and leasing commissions reserve, into which it is required to make monthly deposits of $20,238, (which monthly deposits will cease so long as $450,000 is on deposit in such reserve) and a replacement reserve for payment of certain non-recurring costs, into which it is required to make monthly deposits of $13,212, (which monthly deposits will cease so long as $125,000 is on deposit in such reserve).

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism.

         Lockbox. A soft lockbox is in place with respect to the Janss Marketplace Loan. The borrower may withdraw funds from the account until an event of default has occurred. During an event of default, control of the lockbox account will revert to the Lender and funds in the lockbox will be applied to pay real estate taxes and insurance, debt service, the TI/LC reserve and the replacement reserve. Any excess amounts will be held by the Lender as additional collateral for the Loan.

         Mezzanine Loan. None permitted.

         Additional Debt. None permitted, except trade payables and debt incurred in the financing of equipment or other personal property used on the Janss Marketplace Property.

         Special Tax Assessment. The city of Thousand Oaks issued $29,229,406 of bonds in 1995 to finance the construction of a parking garage for the benefit of the Janss Marketplace Property and an adjacent Sears store. The parking garage is built on land owned by the borrower and ground leased to the city of Thousand Oaks until 2050 with all ground lease payments prepaid in a lump sum through the lease expiration date in 2050. The obligation to make payments of principal and interest on the bonds is allocated to the borrower (81.76%) and Sears (18.24%) as a special tax assessment and have 21 years remaining until the final payment is required. The current bond payment is $2,246,049 with increases to a maximum of $2,335,657 in year 6 of the loan term and is not permitted to increase thereafter.

                                UTOPIA PLAZA LOAN












                             [PHOTO 1 OF PROPERTY]











                             [PHOTO 2 OF PROPERTY]

                                UTOPIA PLAZA LOAN






















                               [MAP OF PROPERTY]

                                UTOPIA PLAZA LOAN

---------------------------------------------------------
                    LOAN INFORMATION
---------------------------------------------------------
                       ORIGINAL            CUT-OFF DATE
                       --------            ------------
BALANCE:               $31,400,000          $31,400,000
% OF POOL BY UPB:      3.36%
ORIGINATION DATE(1):   July 23, 2004
ORIGINATOR:            GMACCM
COUPON:                6.000%
INTEREST ACCRUAL:      Actual/360
TERM:                  120 months
AMORTIZATION:          360 months
OWNERSHIP INTEREST:    Fee simple
PAYMENT DATE:          1st of the month
MATURITY DATE:         August 1, 2014
SPONSOR:               Herbert Siegler; Beth Siegler;
                       Howard Siegler; Doron Nissan;
                       and James Randall.
BORROWER:              Utopia I, LLC
CALL PROTECTION/       Defeasance permitted 2 years
LOCKOUT:               from the date of securitization
                       with U.S. government. Not
                       prepayable until 1 month prior
                       to maturity.
CUT-OFF DATE LOAN      $280
PSF:
UP-FRONT RESERVES(2):  Taxes:                   $67,081
                       Insurance:               $12,031
                       Replacement:            $827,000
                       TI/LC:                $1,040,380
                       Rent                    $848,232
                       Abatement:
ONGOING/SPRINGING      Taxes, insurance, replacement
RESERVES(2):           and TI/LC.
CASH MANAGEMENT(3):    Springing
ADDITIONAL             None permitted.
SECURED/MEZZANINE
DEBT:
---------------------------------------------------------

(1) Anticipated origination date.

(2) See "Reserves" below.

(3) See "Lockbox; Sweep of Excess Cash Flow" below.


---------------------------------------------------------
                  PROPERTY INFORMATION
---------------------------------------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset
PROPERTY TYPE:           Mixed Use (Retail/Office)
PROPERTY LOCATION:       Queens, New York
OCCUPANCY:               78.8%
OCCUPANCY AS OF DATE:    May 31, 2004
YEAR BUILT:              1950
YEAR RENOVATED:          2003-2004
COLLATERAL:              The collateral consists of
                         approximately 112,336 of
                         NRSF of a three-story
                         retail and office building.
PROPERTY MANAGEMENT:     Beth Siegler Management
                         Company, an affiliate of the
                         borrower
APPRAISED VALUE:         $39,600,000
APPRAISED VALUE DATE:    July 1, 2004
CUT-OFF DATE LTV:        79.29%
BALLOON LTV:             67.24%
U/W NOI:                 $2,862,517
U/W NCF:                 $2,729,858
ANNUAL DEBT SERVICE:     $2,259,106
U/W NOI DSCR:            1.27x
U/W NCF DSCR:            1.21x
---------------------------------------------------------

         The Loan. The eighth largest loan (the "Utopia Plaza Loan"), representing approximately 3.36% of the initial pool balance, with a cut-off date principal balance of $31,400,000, is a 10-year balloon loan that has a maturity date of August 1, 2014, and provides for monthly payments of principal and interest. The Utopia Plaza Loan is secured by, among other things a mortgage, assignment of rents and leases, security agreement, fixture filing, encumbering the borrower's fee ownership interest in the Utopia Plaza Property.

         The Borrower. The borrower under the Utopia Plaza Loan, Utopia I, LLC, is a New York limited liability company that is a special purpose, bankruptcy remote entity, sponsored by Beth Siegler, Herbert Siegler, Howard Siegler, Doron Nissan and James Randall.

         The Property. The property securing the Utopia Plaza Loan (the "Utopia Plaza Property") consists of 55,014 NRSF of retail space (49% of the total NRSF and 58% of the annualized underwritten base rent) and 57,332 NRSF of office space (51% of the total NRSF and 42% of the annualized underwritten base rent) located in Queens, New York. The Utopia Plaza Property was constructed in 1950 and renovated between 2003 and 2004.

         Major Tenant Summary. The following tables show certain information regarding the ten largest tenants based on annualized underwritten base rent, of the Utopia Plaza Property.

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                             % OF TOTAL    ANNUALIZED
                                         CREDIT RATING                       ANNUALIZED      ANNUALIZED   UNDERWRITTEN
                                         (MOODY'S/S&P/    TENANT    % OF     UNDERWRITTEN   UNDERWRITTEN    BASE RENT        LEASE
            TENANT NAME                    FITCH)(2)       NRSF     NRSF      BASE RENT      BASE RENT      PER NRSF      EXPIRATION
--------------------------------------   -------------    ------    ----     ------------   ------------ -------------    ----------
1.  Barnes & Noble....................     Ba3/BB/NR      26,000    23.1%     $ 780,000        24.4%         $30.00       02/11/2014
2.  St. John's University(3)..........      NR/NR/NR      15,780    14.0        541,221        16.9          $34.30         Various
3.  Thriftway Drug Store..............      NR/NR/NR       9,202     8.2        401,490        12.5          $43.63       11/10/2018
4.  Citibank..........................     Aa1/AA/AA+      5,414     4.8        232,802         7.3          $43.00       03/15/2012
5.  Allied Urological.................      NR/NR/NR       5,659     5.0        219,134         6.8          $38.72       04/26/2014
6.  Sprint(4).........................   Baa3/BBB-/BBB     4,000     3.6        211,995         6.6          $53.00       07/17/2014
7.  Long Island Jewish Medical Center.      NR/NR/NR       5,340     4.8        201,500         6.3          $37.73       01/23/2014
8.  Dr. Osric King....................      NR/NR/NR       5,676     5.1        196,321         6.1          $34.59       09/01/2013
9.  Primerica Financial Services(5)...    Aa1/AA-/AA+      3,937     3.5        132,443         4.1          $33.64       10/01/2013
10. HealthSouth.......................      NR/NR/NR       2,709     2.4         94,932         3.0          $35.04       02/11/2006
                                                           -----     ---     ----------         ---
                        TOTAL/AVERAGE:                    83,717    74.5%   $ 3,011,838        94.1%         $35.98
                                                          ======    =====   ===========        =====

(1) Annualized underwritten base rent excludes vacant space.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3) The St. John's University tenant consists of eleven separate leases, each expiring in successive days beginning on January 31, 2006 and ending on February 10, 2006.

(4) Sprint is a subsidiary of Sprint Corp-FON Group

(5) Primerica Financial Services is a subsidiary of Citigroup, Inc.

         Lease Expiration. The following table shows the lease expiration schedule for the Utopia Plaza Property:


                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                   APPROXIMATE      ANNUALIZED
                                                                                ANNUALIZED         % OF TOTAL      UNDERWRITTEN
    YEAR ENDING                                % OF           CUMULATIVE % OF   UNDERWRITTEN      UNDERWRITTEN       BASE RENT
    DECEMBER 31        EXPIRING NRSF           NRSF              TOTAL NRSF      BASE RENT          BASE RENT           PSF
------------------     -------------           ----           ---------------   ----------       ---------------   ------------
2004                            0               0.0%                0.0%        $        0             0.0%            $ 0.00
2005                            0               0.0                 0.0                  0             0.0             $ 0.00
2006                       18,489              16.5                16.5            636,152            19.9             $34.41
2007                            0               0.0                16.5                  0             0.0             $ 0.00
2008                            0               0.0                16.5                  0             0.0             $ 0.00
2009                            0               0.0                16.5                  0             0.0             $ 0.00
2010                            0               0.0                16.5                  0             0.0             $ 0.00
2011                            0               0.0                16.5                  0             0.0             $ 0.00
2012                        5,414               4.8                21.3            232,802             7.3             $43.00
2013                       12,582              11.2                32.5            458,989            14.3             $36.48
2014                       42,799              38.1                70.6          1,472,731            46.0             $34.41
2015                            0               0.0                70.6                  0             0.0             $ 0.00
2016                            0               0.0                70.6                  0             0.0             $ 0.00
2017 +                      9,202               8.2                78.8            401,490            12.5             $43.63
Vacant                     23,850              21.2               100.0                  0             0.0             $ 0.00
                          -------             -----                             ----------           -----
        TOTAL/AVERAGE:    112,336             100.0%                            $3,202,164           100.0%            $28.51
                          =======             =====                             ==========           =====

(1) Annualized underwritten base rent excludes vacant space.

(2) Total underwritten base rent does not include United Parcel Service and Federal Express drop-off box accounting for $1,500 and 0 square footage.

         Reserves. At origination, the borrower was required to make an initial deposit into an impound account for payment of real estate taxes and insurance premiums. The mortgage loan requires monthly deposits into the account in an amount equal to 1/12th of the estimated annual taxes and insurance premiums. At origination, the borrower is also required to make initial deposits of $848,232 into a rental abatement reserve and $1,040,380 into a tenant improvement leasing reserve. The borrower is also required to make monthly deposits of $9,651 into a tenant improvement and leasing commission reserve and $1,404 into a replacement reserve for payment of certain non-recurring costs.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism.

         Lockbox; Sweep of Excess Cash Flow. The borrower under the Utopia Plaza Loan is required to cause all rents from the Utopia Plaza Property to be deposited into a lockbox account controlled by the borrower. Control of the lockbox account will revert to the lender upon the occurrence of a trigger event under the Utopia Plaza Loan documents. A trigger event will occur (1) upon an "Event of Default" under the loan agreement, or (2) if Barnes & Noble has not renewed its lease by September 11, 2013 (which is six months before the scheduled termination). If a trigger event has occurred, excess cash deposited into the lockbox account will be transferred to the lender and deposited into the tenant improvement and leasing commissions reserve account. The cash flow sweep will terminate once $1,300,000 has been swept into the tenant improvement and leasing commissions reserve.

         Partial Tax Abatement. Application has been made for New York City Industrial and Commercial Incentive Tax program benefits that exempt from real estate property taxation for a period of fifteen years a portion of increases in the property's assessed value resulting from certain improvements constructed at the property. The applicable taxing authorities have confirmed that conditions precedent to the approval of the application have been met. Until the application has been granted, however, the borrower is required to pay taxes at the full assessed value and make monthly deposits in an amount equal to 1/12 of that amount in the impound account.

         Mezzanine Loan.  None permitted.

         Additional Debt. None permitted, except trade payables and debt incurred in the financing of equipment or other personal property used on the Utopia Plaza Property.

                     [[THIS PAGE INTENTIONALLY LEFT BLANK.]

                         PROVIDENCE BILTMORE HOTEL LOAN












                              [PHOTO 1 OF PROPERTY]









[PHOTO 2 OF PROPERTY]                                      [PHOTO 3 OF PROPERTY]

                         PROVIDENCE BILTMORE HOTEL LOAN















                               [MAP OF PROPERTY]

                         PROVIDENCE BILTMORE HOTEL LOAN


---------------------------------------------------------
                    LOAN INFORMATION
---------------------------------------------------------
                        ORIGINAL          CUT-OFF DATE
                        --------          ------------
BALANCE:                $25,000,000(1)      $24,967,624
% OF POOL BY UPB:       2.67%
ORIGINATION DATE(2):    July 1, 2004
ORIGINATOR:             GMACCM
COUPON:                 6.000%
INTEREST ACCRUAL:       Actual/360
ORIGINAL TERM:          82 months
AMORTIZATION:           298 months
OWNERSHIP INTEREST:     Fee Simple
PAYMENT DATE:           1st of the month
MATURITY DATE:          May 1, 2011
SPONSOR:                John W. Cullen, IV and
                        Arnold B. Chace, Jr.
BORROWER:               Historic Hotel Partners of
                        Providence Limited Partnership
CALL                    Defeasance permitted 4 years
PROTECTION/LOCKOUT:     from the date of securitization
                        with U.S. government
                        securities. Not prepayable
                        until 1 month prior to maturity.
CUT-OFF DATE LOAN PER   $86,095
ROOM(5):
UP-FRONT RESERVES(3):   Taxes:                   $2,000
                        Insurance:             $210,000
                        Other:               $6,500,000
ONGOING/SPRINGING       Reserves for taxes, insurance
RESERVES(3):            and replacements
CASH MANAGEMENT(4):     Hard Lockbox
ADDITIONAL              A $7,425,877 B note, held
SECURED/MEZZANINE       outside the trust.
DEBT:
---------------------------------------------------------


---------------------------------------------------------
                  PROPERTY INFORMATION
---------------------------------------------------------
SINGLE ASSET/          Single Asset
PORTFOLIO:
PROPERTY TYPE:         Hospitality
PROPERTY LOCATION:     Providence, Rhode Island
OCCUPANCY:             62.0%
OCCUPANCY AS OF DATE:  March 31, 2004
YEAR BUILT:            1922
YEAR RENOVATED:        2000-2004
COLLATERAL:            The collateral consists of a
                       290-room    full service hotel
                       on an approximately 0.511 acre
                       parcel.
PROPERTY MANAGEMENT:   GH Providence Biltmore
                       Management, LLC
APPRAISED VALUE:       $43,900,000
APPRAISED VALUE DATE:  February 1, 2004
CUT-OFF DATE(5) LTV:   56.87%
BALLOON LTV(5):        48.93%
U/W NOI(5):            $4,240,118
U/W NCF(5):            $3,554,059
ANNUAL DEBT SERVICE:   $1,938,512.76
U/W NOI DSCR(5):       2.19x
U/W NCF DSCR(5):       1.83x

---------------------------------------------------------

(1) The subject $25,000,000 loan represents the senior note in a $32,425,877 first mortgage loan. The other note, which is subordinate to the senior note, has an original loan amount of $7,425,877 and is not included in the trust.

(2) The loan was originated on April 8, 2004 and modified on July 1, 2004. Reference to the origination date in this description is to July 1, 2004.

(3) See "Reserves" below.

(4) See "Lockbox" below.

(5) All LTV, DSCR and loan PSF figures in this table are based on a total senior financing of $25,000.000. However, the DSCR on the whole loan is 1.31x, and the LTV on the whole loan is 73.86%.

         The Loan. The ninth largest loan (the "Providence Biltmore Hotel Loan"), representing approximately 2.67% of the initial pool balance, with a cut-off date principal balance of $24,967,624, is an 82 month balloon loan that has a maturity date of May 1, 2011, and provides for monthly payments of principal and interest. The Providence Biltmore Hotel Loan is secured by, among other things, a mortgage and assignment of leases and rents encumbering the borrower's fee ownership in the Providence Biltmore Hotel Property.

         The Providence Biltmore Hotel Loan is the senior portion of a $32,425,877 whole loan (the "Providence Biltmore Hotel Whole Loan"). The subordinate portion of the Providence Biltmore Hotel Whole Loan has an original principal balance of $7,425,877, an interest rate of 9.600% and the same maturity date as the Providence Biltmore Hotel Loan (the note evidencing the subordinate loan, the "Providence Biltmore Hotel B Note"). The Providence Biltmore Hotel B Note will not be included in the trust.

         The Borrower. The borrower under the Providence Biltmore Hotel Loan, Historic Hotel Partners of Providence Limited Partnership ("Historic Hotel Partners"), is a Rhode Island limited partnership that is a special purpose, bankruptcy remote entity sponsored by John W. Cullen IV and Arnold B. Chace, Jr.

         The Property. The Providence Biltmore Hotel Property (the "Providence Biltmore Hotel Property") is located on a parcel that consists of approximately
0.511 acres and is improved with a 290-room, full-service hotel developed as a luxury hotel in 1922 and renovated between 2000-2004.

         The Providence Biltmore Hotel Property contains approximately 17,782 square feet of meeting space, a business center, a fitness room, a sundry shop, and a number of leasehold tenants, including a Starbuck's coffee shop, a confectionary shop and the McCormick & Schmick's Restaurant. The McCormick & Schmick's restaurant space was renovated in connection with the restaurant commencing occupancy in June 2004. The Providence Biltmore Hotel Property has undergone approximately $11,750,000 in capital improvements between 2000 and 2004, including the conversion of the third and fourth guestroom floors into concierge-level floors.

                      HISTORICAL OPERATING DATA
                              2000            2001         2002         2003    UNDERWRITTEN
                           -------         -------      -------      -------    ------------
Average Daily Rate...      $135.62         $137.66      $131.86      $140.43         $147.00
Occupany %...........        69.9%          59.65%       60.62%       59.46%          62.00%
Rev Par..............       $ 94.8         $ 82.11      $ 79.93      $ 83.50         $ 91.14

         Reserves. At origination, the borrower was required to make an initial deposit into an impound account for payment of real estate taxes and insurance premiums and the mortgage loan requires monthly deposits into this account in an amount equal to 1/12th of the estimated annual taxes and insurance premiums. The borrower was required to establish a replacement reserve into which a monthly amount of $54,846 will be paid commencing on May 1, 2005, the monthly deposit is based on an amout equal to 1/12th of 5% of the hotel's gross income during the proceeding year. In addition, the borrower was required to deposit $4,250,000 into a hotel renovation reserve of which $2,000,000 is reserved for the build out of the to be completed Elizabeth Arden space and the remaining $2,250,000 is to be applied to the renovation of guest rooms. The borrower was also required to deposit $2,500,000 into a construction reserve for renovations on the McCormick & Schmick's restaurant space which amount has since been substantially released.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism.

         Lockbox. At origination, the borrower was required to establish a cash management account controlled by the lender and to direct all tenants to make payments directly to such cash management account. All amounts on deposit in such cash management account are allocated to pay taxes, insurance, debt service, reserves and other amounts due to the lender in accordance with the provisions of the Providence Biltmore Hotel Loan documents.

         Mezzanine Loan.  None permitted.

         Additional Debt. The Providence Biltmore Hotel Loan property is secured by the same mortgaged property as the Providence Biltmore Hotel B Note. The Providence Biltmore Hotel B Note has an outstanding principal balance as of the cut-off date of $7,425,877, and is subordinate in right of payment to the Providence Biltmore Hotel Loan. The Providence Biltmore Hotel B Note is not an asset included in the trust.

                     [[THIS PAGE INTENTIONALLY LEFT BLANK.]

                     ESCONDIDO VILLAGE SHOPPING CENTER LOAN












                              [PHOTO 1 OF PROPERTY]









                             [PHOTO 2 OF PROPERTY]

                     ESCONDIDO VILLAGE SHOPPING CENTER LOAN















                               [MAP OF PROPERTY]

                     ESCONDIDO VILLAGE SHOPPING CENTER LOAN

--------------------------------------------------------
                   LOAN INFORMATION
--------------------------------------------------------
                         ORIGINAL         CUT-OFF DATE
                         --------         ------------
BALANCE:                 $19,100,000      $19,100,000
% OF POOL BY UPB:        2.05%
ORIGINATION DATE:        July 13, 2004
ORIGINATOR:              MSMC
COUPON:                  5.870%
INTEREST ACCRUAL:        Actual/360
TERM:                    120 months
AMORTIZATION:            360 months
OWNERSHIP INTEREST:      Leasehold
PAYMENT DATE:            1st of the month (or, if such
                         day is not a business day,
                         the first business day
                         thereafter)
MATURITY DATE:           August 1, 2014
SPONSOR:                 Donald S. Williams
BORROWER:                Emil Rose Partners II, L.P.,
                         a California limited
                         partnership
CALL PROTECTION:         Defeasance permitted 2 years
                         from the date of
                         securitization with U.S.
                         government securities. Not
                         prepayable until 3 months
                         prior to maturity.
CUT-OFF DATE LOAN PSF:   $100
UP-FRONT RESERVES(1):    Taxes:               $37,388
                         Insurance:           $15,934
                         TI/LC:              $100,000
                         Required Repairs:   $343,938
ONGOING RESERVES(1):     Monthly reserves for taxes,
                         insurance, capital
                         improvements and TI/LC.
CASH MANAGEMENT(2):      Springing Lockbox
ADDITIONAL SECURED/      None permitted
MEZZANINE DEBT:
--------------------------------------------------------


--------------------------------------------------------
                 PROPERTY INFORMATION
--------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset
PROPERTY TYPE:             Anchored Retail
PROPERTY LOCATION:         Escondido, California
OCCUPANCY:                 98.6%
OCCUPANCY AS OF DATE:      March 1, 2004
YEAR BUILT:                1967, 1986 and 1992
YEARS RENOVATED:           1986 and 1990
COLLATERAL:                The collateral consists of
                           approximately 191.629 NRSF
                           of a grocery anchored
                           shopping center
PROPERTY MANAGEMENT:       La Caze Development Company
APPRAISED VALUE:           $23,900,000
APPRAISED VALUE DATE:      March 3, 2004
CUT-OFF DATE LTV:          79.92%
BALLOON LTV:               67.51%
U/W NOI:                   $1,900,621
U/W NCF:                   $1,754,728
ANNUAL DEBT SERVICE:       $1,355,072
U/W NOI DSCR:              1.40x
U/W NCF DSCR:              1.29x

--------------------------------------------------------

(1) See "Reserves" below.

(2) See "Lockbox; Sweep of Excess Cash Flow" below.

         The Loan. The tenth largest loan (the "Escondido Village Shopping Center Loan"), representing approximately 2.05% of the initial pool balance, with a cut-off date principal balance of $19,100,000, is a 10 year balloon loan that has a maturity date of August 1, 2014, and provides for monthly payments of principal and interest. The Escondido Village Shopping Center Loan is secured by, among other things, deed of trust, assignment of rents, security agreement and fixture filing, encumbering the borrower's leasehold interest in the Escondido Village Shopping Center Property. The borrower's leasehold interest pursuant to an unsubordinated ground lease expires on December 31, 2046.

         The Borrower. The borrower under the Escondido Village Shopping Center Loan, Emil Rose Partners II, L.P., is a California limited partnership that is a special purpose entity, sponsored by Donald S. Williams.

         The Property. The property securing the Escondido Village Shopping Center Loan (the "Escondido Village Shopping Center Property") consists of a neighborhood shopping center that contains a total of approximately 191,629 NRSF as part of a larger approximately 257,000 square feet center. The Escondido Village Shopping Center Property was constructed in phases in 1967, 1986, and 1992. The improvements consist of an anchor/in-line retail building, a free standing restaurant building and a two-story retail/office outparcel building.

         Major Tenant Summary. The following tables shows certain information regarding the ten largest tenants based on annualized underwritten base rent, of the Escondido Village Shopping Center Property.

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                      % OF TOTAL     ANNUALIZED
                                CREDIT RATING                          ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                  (MOODY'S/      TENANT      % OF     UNDERWRITTEN   UNDERWRITTEN    BASE RENT
           TENANT                 S&P/FITCH)      NRSF       NRSF       BASE RENT      BASE RENT      PER NRSF     LEASE EXPIRATION
---------------------------     -------------    -------     ----     ------------   ------------   -------------  ----------------
1.  Ralph's...............     Baa2/BBB/BBB(2)   45,695      23.8%      $680,870         26.3%         $14.90        12/31/2007
2.  Rite Aid(3)...........        Caa1/B+/NR     27,462      14.3        230,535          8.9          $ 8.39         3/31/2018
3.  Old Town Buffet.......         NR/NR/NR       9,240       4.8        158,400          6.1          $17.14         2/19/2014
4.  Factory 2-U(4)........         NR/NR/NR      14,400       7.5        146,880          5.7          $10.20        10/15/2008
5.  Spires................         NR/NR/NR       5,000       2.6        130,479          5.0          $26.10         6/02/2006
6.  BC Rents..............         NR/NR/NR       9,836       5.1        118,032          4.6          $12.00         7/31/2007
7.  Blockbuster...........       A3/A-/A-(5)      5,569       2.9        111,380          4.3          $20.00        12/31/2009
8.  Wherehouse Entertainment       NR/NR/NR       7,800       4.1         96,876          3.7          $12.42         1/31/2007
9.  State Department of
    Rehabilitation........        A3/BBB/BBB      4,490       2.3         80,506          3.1          $17.93         7/31/2008
10.  Farmer Boys..........         NR/NR/NR       3,056       1.6         75,000(6)       2.9          $24.54        12/31/2024
                                                  -----       ---         ------          ---
               TOTAL/AVERAGE:                   132,548      69.2%    $1,828,958         70.6%         $13.80
                                                =======      =====    ==========         =====

(1) Annualized Underwritten Base Rent excludes vacant space.

(2) Ralph's is a subsidiary of Kroger Company. The above credit ratings for Ralphs are the credit ratings of Kroger Company. Kroger does not guarantee the subject lease.

(3) Rite Aid is responsible for the payment of rent, but has subleased the entire space to Office Depot. Office Depot has a credit rating of BBB- from S&P and Baa2 from Moody's with a stable outlook.

(4) In January 2004, the Factory 2-U Stores, Inc. voluntarily filed a petition to reorganize under Chapter 11 of the United States Bankruptcy Code. The tenant has neither accepted nor rejected the subject lease; however, the subject location is not included on the Factory 2 U June 4, 2004 store closing list.

(5) Blockbuster is a subsidiary of Viacom Inc. The above credit ratings for Blockbuster are the credit ratings of Viacom Inc. Viacom does not guarantee the subject lease.

(6) The tenant leased unimproved outparcel and is currently paying $37,500 until the improvements are built, which is expected by year end.

         Lease Expiration. The following table shows the lease expiration schedule for the Escondido Village Shopping Center Property:


                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                   APPROXIMATE
                                                              CUMULATIVE         ANNUALIZED         % OF TOTAL        ANNUALIZED
      YEAR ENDING            EXPIRING             % OF        % OF TOTAL        UNDERWRITTEN       UNDERWRITTEN      UNDERWRITTEN
     DECEMBER 31,              NRSF               NRSF           NRSF             BASE RENT         BASE RENT        BASE RENT PSF
--------------------         --------             ----        -----------       ------------       ------------      -------------
2004                          11,721               6.1%           6.1%            $144,978              5.6%            $12.37
2005                           5,050               2.6            8.8               90,880              3.5             $18.00
2006                          25,200              13.2           21.9              320,443             12.4             $12.72
2007                          64,131              33.5           55.4              919,778             35.5             $14.34
2008                          35,121              18.3           73.7              480,330             18.6             $13.68
2009                           6,429               3.4           77.1              121,700              4.7             $18.93
2010                               0               0.0           77.1                    0              0.0             $ 0.00
2011                               0               0.0           77.1                    0              0.0             $ 0.00
2012                               0               0.0           77.1                    0              0.0             $ 0.00
2013                               0               0.0           77.1                    0              0.0             $ 0.00
2014                          10,809               5.6           82.7              205,470              7.9             $19.01
2015                               0               0.0           82.7                    0              0.0             $ 0.00
2016                               0               0.0           82.7                    0              0.0             $ 0.00
2017+                         30,518              15.9           98.6              305,535             11.8             $10.01
Vacant                         2,650               1.4          100.0%                   0              0.0             $ 0.00
                             -------               ---                          ----------             ----
         TOTAL/AVERAGE:      191,629               100%                         $2,589,114              100%            $13.70
                             =======               ====                         ==========             ====

(1) Underwritten Annualized Base Rent excludes vacant space.

         Reserves. At origination, the borrower was required to make an initial deposit of (i) $37,338 for payment of real estate taxes, (ii) $15,934 for payment of insurance premiums, (iii) $100,000 for payment of TI/LC expenses and
(iv) $343,938 for required repairs. In addition, the borrower is required to make monthly deposits in the amount of (x) 1/12 of annual real estate taxes and insurance premiums, (y) $2,397.61 to pay for future capital improvements and (z) $4,166.67 for the first 12 months and $15,985.50 on each monthly payment date thereafter for TI/LC expenses, provided that such deposits will capped at the Rollover Capped Amount. The "Rollover Cap Amount" means an amount equal to $375,000; provided, that the Rollover Cap Amount will be reduced to $275,000 for so long as the lender is satisfied that the gross sales of Ralphs Grocery Company ("Ralphs"), a tenant at the Escondido Village Shopping Center Property, have been greater than $350 per rentable square foot for at least one consecutive calendar year. The borrower is not required to deposit a ground rent escrow for so long as there is no event of default and the borrower provides the lender with monthly evidence of its payment of ground rent.

         Insurance Requirements. The borrower is required to maintain the broadest commercially available insurance. In addition, the borrower is required to maintain insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available.

         Lockbox; Sweep of Excess Cash Flow. There is a springing lockbox mechanism with respect to the Escondido Village Shopping Center Loan. If Ralph's gives notice that it intends to terminate its lease, all remaining cash flow after payment of operating expenses including debt service and reserves required under the loan will be swept (up to $375,000) and used for tenant improvements and leasing commissions to re-tenant the space currently leased to Ralphs.

         Mezzanine Loan.  None permitted.

         Additional Debt. None permitted, except trade payables and debt incurred in the financing of equipment or other personal property used on the Escondido Village Shopping Center Property.

         Outparcel. There is an unimproved rear parcel that is part of the collateral. A draft sub ground lease with respect to such space has been approved by the lender. When such sub ground lease goes into effect, the sublessee will be required to pay $100,000 in rent to borrower. It is expected that such sub ground lease will go into effect by 2005.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                                                                   JULY 21, 2004

                      STRUCTURAL AND COLLATERAL TERM SHEET
                       $748,571,000 (APPROXIMATE BALANCE)
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2


APPROXIMATE SECURITIES STRUCTURE:
---------------------------------

                                APPROXIMATE    EXPECTED CREDIT       EXPECTED           EXPECTED
            EXPECTED RATING    FACE/NOTIONAL      SUPPORT        EIGHTED AVERAGE        PAYMENT
CLASS        MOODY'S / S&P      AMOUNT ($MM)     (% OF UPB)      LIFE (YEARS) (a)      WINDOW (a)
----------------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
----------------------------------------------------------------------------------------------------
A-1         Aaa/AAA                  66.0           15.625%             3.00           09/04-04/09
A-2         Aaa/AAA                  80.1           15.625%             5.70           04/09-06/11
A-3         Aaa/AAA                 101.8           15.625%             7.90           06/11-09/13
A-4         Aaa/AAA                 433.0           15.625%             9.75           09/13-07/14
B           Aa2/AA                   25.7           12.875%             9.99           08/14-08/14
C           Aa3/AA-                  10.5           11.750%             9.99           08/14-08/14
D            A2/A                    18.7            9.750%             9.99           08/14-08/14
E            A3/A-                   12.8            8.375%             9.99           08/14-08/14
----------------------------------------------------------------------------------------------------
PRIVATELY OFFERED CLASSES (b)
----------------------------------------------------------------------------------------------------
X-1(c)      Aaa/AAA                 933.7           N/A
X-2(c)      Aaa/AAA                 902.8           N/A
A-1A(d)     Aaa/AAA                 107.0           15.625%
F          Baa1/BBB+                 10.5            7.250%
G          Baa2/BBB                  15.2            5.625%
H          Baa3/BBB-                 14.0            4.125%
J           Ba1/BB+                   5.8            3.500%
K           Ba2/BB                    5.8            2.875%
L           Ba3/BB-                   4.7            2.375%
M            B1/B+                    2.3            2.125%
N            B2/B                     3.5            1.750%
O            B3/B-                    3.5            1.375%
P           NR/NR                    12.8               --
Q           NR/NR                      --               --
          TOTAL SECURITIES:        $933.7
----------------------------------------------------------------------------------------------------

(a)  Calculated at 0% CPR, assuming no balloon payment extension.
(b)  Not offered hereby.
(c)  Notional amount of interest only class.
(d)  Group 2 only.

KEY FEATURES:
-------------

Co-Lead Managers:               Deutsche Bank Securities Inc.
                                Morgan Stanley & Co. Incorporated
Co-Managers:                    Credit Suisse First Boston LLC
                                GMAC Commercial Holding Capital Markets Corp.
                                Greenwich Capital Markets, Inc.
Originators:                    GMAC Commercial Mortgage Corporation ("GMACCM")
                                 (50.9%)
                                Morgan Stanley Mortgage Capital Inc. ("MSMC")
                                 (27.0%)
                                German American Capital Corporation ("GACC")
                                 (22.2%)
Collateral:                     74 Mortgage Loans ($933,734,532)
Master Servicer:                GMACCM
Special Servicer:               Midland Loan Services, Inc.
Trustee:                        LaSalle Bank National Association
Pricing:                        July 2004
Closing:                        August 2004
Cut-Off Date:                   August 1st, 5th  and 8th, 2004
Distribution Date:              10th of each month, or following business day
                                (commencing September 10, 2004)
Payment Delay:                  9 days
ERISA Eligible:                 Classes A-1, A-2, A-3, A-4, B, C, D and E are
                                expected to be ERISA eligible subject to certain
                                conditions for eligibility
Structure:                      Sequential pay
Day Count:                      30/360
Tax Treatment:                  REMIC
Rated Final Distribution Date:  August 2038
Clean up Call:                  1.0%
Minimum Denominations:          Publicly Offered Classes: $25,000 & $1
Delivery:                       DTC for publicly offered classes

================================================================================

COLLATERAL FACTS (a) (b):
-------------------------
Cut-Off Date Loan Principal Balance:                                $933,734,532
Number of Mortgage Loans / Properties :                                    74/83
Average Mortgage Loan Cut-Off Date Balance:                          $12,618,034
Weighted Average Current Mortgage Rate:                                   5.730%
Weighted Average Loan U/W DSCR:                                            1.50x
Weighted Average Loan Cut-Off Date LTV Ratio:                             69.32%
Weighted Average Remaining Term to Maturity Date (months):                 110.9
Weighted Average Remaining Amortization Term (months):                     343.6
Lockout / Defeasance as % of Total (c):                                   97.52%
Balloon Loans as a % of Total:                                            93.32%
Single Largest Asset as % of Total:                                        9.16%
Five Largest Assets as % of Total:                                        37.53%
Ten Largest Assets as % of Total:                                         54.73%

(a) Four Mortgage Loans were structured as A Notes with pari-passu companion loans. See Ten Largest Loans herein and the related GMAC Commercial Mortgage Securities, Inc. Series 2004-C2 Prospectus and Prospectus Supplement. All Loan-to Value ("LTV") and Debt Service Coverage Ratios ("DSCR") numbers are based on the combined pari-passu A Notes, unless otherwise noted. 4 Mortgage Loans were structured with corresponding subordinate B Notes. The balances of and debt service on the B Notes are not included in the DSCR or LTV calculations.
(b) All DSCR and LTV information presented herein is generally calculated as though any related earnout had been applied to reduce or defease the principal balance of the mortgage loan, except for the Parmatown Shopping Center Loan.
(c) Includes one loan representing 0.76% of the pool that is Lockout/> of YM and 5%/Defeasance

PROPERTY TYPES:
---------------

                          NUMBER OF          LOAN POOL CUT-OFF DATE BALANCE
                          MORTGAGED    ----------------------------------------------
PROPERTY TYPE             PROPERTIES    ($MM)      % BY UPB      WTD. AVG. UWDSCR (a)
-------------------------------------------------------------------------------------
Anchored Retail               25        $387.9       41.55%             1.50x
Office                        12         241.2       25.83              1.62
Multifamily                   18         102.9       11.02              1.27
Hospitality                    6          72.8        7.80              1.64
Unanchored Retail              9          33.9        3.63              1.36
Mixed Use                      2          33.1        3.54              1.22
Manufactured Housing           3          27.2        2.92              1.53
Industrial/Warehouse           3          18.5        1.98              1.29
Self Storage                   4          13.8        1.48              1.51
Parking Garage                 1           2.3        0.25              1.42
                              --        ------      ------              ----
TOTAL / WTD. AVG.             83        $933.7      100.00%             1.50X
-------------------------------------------------------------------------------------

(a) The calculation of weighted average UWDSCR does not include any B Note associated with the Mortgage Loan.

TEN LARGEST ASSETS:
-------------------

LOAN                                                PROPERTY TYPE         BALANCE    % OF TOTAL   DSCR        LTV
--------------------------------------------------------------------------------------------------------------------
111 Eighth Avenue (a)                               Office              $85,500,000      9.16%    2.08x      56.25%
Jersey Gardens (b)                                  Anchored Retail      84,800,199      9.08     1.87       57.37
Parmatown Shopping Center                           Anchored Retail      68,949,377      7.38     1.30       71.82
Military Circle Mall (c)                            Anchored Retail      61,200,000      6.55     1.72       71.75
731 Lexington Ave. - Bloomberg Headquarters (d)     Office               50,000,000      5.35     1.48       58.69
Two Gateway Center (e)                              Office               49,762,760      5.33     1.32       70.09
Janss Marketplace                                   Anchored Retail      35,380,518      3.79     1.23       75.28
Utopia Plaza                                        Mixed Use            31,400,000      3.36     1.21       79.29
Providence Biltmore Hotel (f)                       Hospitality          24,967,624      2.67     1.83       56.87
Escondido Village Shopping Center                   Anchored Retail      19,100,000      2.05     1.29       79.92
                                                                       ------------     -----     ----       -----
TOTAL / WTD. AVG.                                                      $511,060,478     54.73%    1.61X      65.63%
--------------------------------------------------------------------------------------------------------------------

(a) The subject $85.5mm loan represents a pari passu loan, which, together with companion loans not in the trust, comprise the $450.0mm senior portion of a $500.0mm loan. There is a $50.0mm subordinate B Note not included in the trust. The balance of and any debt service on the B Note is not included in the DSCR or LTV calculations.
(b) The subject $84.8mm loan represents a pari passu loan, which together with companion loan not in the trust, originally comprised a $165.0mm loan.
(c) There is a $6.8mm subordinate B Note not included in the trust. The balance of and any debt service on the B Note is not included in the DSCR or LTV calculations.
(d) The subject $50.0mm loan represents a pari passu loan, which, together with companion loans not in the trust, comprise the $314.0mm senior portion of a $400.0mm loan. There is a $86.0mm subordinate B Note not included in the trust. The balance of and any debt service on the B Note is not included in the DSCR or LTV calculations.
(e) The subject $49.8mm loan represents a pari passu loan, which together with companion loan not in the trust, originally comprised a $100.0mm loan.
(f) There is a $7.4mm subordinate B Note not included in the trust. The balance of and any debt service on the B Note is not included in the DSCR or LTV calculations.

PROPERTY LOCATION:
------------------

                               NUMBER OF            LOAN POOL CUT-OFF DATE BALANCE
                               MORTGAGED     --------------------------------------------
GEOGRAPHIC DISTRIBUTION        PROPERTIES     ($MM)     % BY UPB     WTD. AVG. UWDSCR (a)
-----------------------------------------------------------------------------------------
New York                           12        $212.3      22.74%            1.64x
New Jersey                          5         171.4      18.35             1.58
California                          9          97.7      10.46             1.34
  Southern                          8          93.6      10.03             1.32
  Northern                          1           4.0       0.43             1.82
Ohio                               10          78.1       8.37             1.29
Virginia                            2          69.8       7.47             1.69
Florida                             8          64.9       6.95             1.51
Other (b)                          37         239.6      25.66             1.39
                                   --        ------     ------             ----
TOTAL / WTD. AVG                   83        $933.7     100.00%            1.50X
-----------------------------------------------------------------------------------------

(a) The calculation of weighted average UWDSCR does not include any B Note associated with the Mortgage Loan.
(b)  Includes 14 states and the District of Columbia.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and are acting as the Lead Managers. Credit Suisse First Boston LLC, GMAC Commercial Holding Capital Markets Corp., and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                             MORTGAGE POOL OVERVIEW
--------------------------------------------------------------------------------

COLLATERAL FACTS (a)                                       LOAN GROUP 1 (b)      LOAN GROUP 2 (c)         AGGREGATE POOL
--------------------------------------------------------------------------------------------------------------------------
Cut-Off Date Loan Principal Balance:                        $826,770,939         $106,963,594             $933,734,532
--------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans / Properties :                           59/64                 15/19                    74/83
--------------------------------------------------------------------------------------------------------------------------
Average Mortgage Loan Cut-Off Date Balance:                 $14,013,067            $7,130,906              $12,618,034
--------------------------------------------------------------------------------------------------------------------------
Weighted Average Current Mortgage Rate:                          5.742%                5.637%                   5.730%
--------------------------------------------------------------------------------------------------------------------------
Weighted Average Loan U/W DSCR:                                   1.52x                 1.29x                    1.50x
--------------------------------------------------------------------------------------------------------------------------
Weighted Average Loan Cut-Off Date LTV Ratio:                    68.38%                76.59%                   69.32%
--------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Term to Maturity Date (months):        112.0                 102.2                    110.9
--------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Amortization Term (months):            342.1                 355.5                    343.6
--------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance as % of Total (d):                          97.51%                97.67%                   97.52%
--------------------------------------------------------------------------------------------------------------------------
Balloon Loans as a % of Total:                                   93.41%                92.64%                   93.32%
--------------------------------------------------------------------------------------------------------------------------
Single Largest Asset as % of Total:                              10.34%                15.77%                   9.16%
--------------------------------------------------------------------------------------------------------------------------
Five Largest Assets as % of Total:                               42.39%                64.46%                   37.53%
--------------------------------------------------------------------------------------------------------------------------
Ten Largest Assets as % of Total:                                61.81%                89.77%                   54.73%
--------------------------------------------------------------------------------------------------------------------------

(a)  The calculations set forth in this term sheet do not include any B Notes.
(b) The mortgaged properties included in Loan Group 1 include 62 properties used for commercial purposes and 2 properties used for manufactured housing purposes.
(c) The mortgaged properties included in Loan Group 2 include 19 properties used for multifamily residential purposes and manufactured housing purposes.
(d) Includes one loan in Loan Group 2 and the Aggregate Pool which represents 6.64% of Loan Group 2 and 0.76% of the Aggregate Pool that is Lockout/> of YM and 5%/Defeasance.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and are acting as the Lead Managers. Credit Suisse First Boston LLC, GMAC Commercial Holding Capital Markets Corp., and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o Loan Group 1 is comprised of 59 loans. Loan Group 2 is comprised of 15 loans.

o Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay interest to Class A-1, A-2, A-3 and A-4, pro rata, until paid in full. Generally, the Available Distribution Amount related to Loan Group 2 will be used to pay interest to Class A-1A, until paid in full. Generally, the Available Distribution Amount will be used to pay interest to the Class X-1 and X-2, pro rata, until paid in full.

o Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay principal to Class A-1, A-2, A-3 and A-4, in that order, until paid in full, then to pay principal to Class A1-A until paid in full. Generally, the Available Distribution Amount related to Loan Group 2 will be used to pay principal to Class A-1A until paid in full, then to pay principal to Class A-1, A-2, A-3 and A-4, in that order, until paid in full.

o After Class A-1, A-2, A-3, A-4 and A-1A are paid all amounts to which they are entitled to, the remaining Available Distribution Amount related to both groups will be used to pay interest and, after Class A-1, A-2, A-3, A-4 and A-1A are paid in full, principal sequentially to Class B, C, D, E, F, G, H, J, K, L, M, N, O and P.

o Each class will be subordinate to the Class A-1, A-2, A-3, A-4 and A-1A certificates and to each principal balance class with an earlier alphabetical designation than such class. Each of the Class A-1, A-2, A-3, A-4, A-1A, X-1 and X-2 certificates will be of equal priority.

o    All Classes will pay interest on a 30/360 basis.

o Principal losses will be allocated in reverse alphabetical order to the Class P, O, N, M, L, K, J, H, G, F, E, D, C and B certificates, and then pro-rata to the Class A-1, A-2, A-3, A-4 and A-1A certificates regardless of the Loan Group.

o The Master Servicer will cover net prepayment interest shortfalls on the loans provided that with respect to any loans with due dates on the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the master servicing fee at a rate not exceeding 2 basis points per annum. Net prepayment interest shortfalls (after application of prepayment interest excesses on the mortgage loans and other compensating interest payments from the master servicing fee) will be allocated pro-rata (based on interest entitlements) to all regular certificates.

o Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes of outstanding principal balance certificates. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X-1 and, in certain circumstances, Class X-2 certificates.

o Any excess interest that accrues on any ARD loan will be paid to the Class Q certificates if such loan is not repaid in full on its anticipated repayment date.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and are acting as the Lead Managers. Credit Suisse First Boston LLC, GMAC Commercial Holding Capital Markets Corp., and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                     ALLOCATION OF PREPAYMENT PREMIUMS (a)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:
----------------------------------

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between to the Class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G and H related certificates then entitled to principal distributions and the Class X-1 certificate as follows:

o A percentage of all prepayment premiums and yield maintenance amounts with respect to all loans will be allocated to Class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G and H related certificates, which percentage will be equal to the product of (a) a fraction the numerator of which is the amount of principal distributed to such class that was collected from the same group as the prepayment premium, and the denominator of which is the total amount of principal collected from the same group as the prepayment premium and
     (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, resulting from the Pass-Through Rate of the class of certificates currently receiving principal less the relevant discount rate, and the denominator of which is the excess, if any, resulting from the Mortgage Rate of the related Mortgage Loan less the discount rate.

--------------------------------------------------------------------------------
Prepayment                  (Pass-Through Rate - Discount Rate )
Premium Allocation    =   -----------------------------------------
Percentage                  (Mortgage Rate - Discount Rate)
--------------------------------------------------------------------------------

o The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X-1 certificate.

o In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G and H related certificates relative to the Class X-1 certificate as discount rates decrease and a decrease in the allocation to such Classes as discount rates rise.


Allocation of Prepayment Premiums Example
-----------------------------------------

     Discount Rate Fraction Methodology:
     Mortgage Rate                                   = 6%
     Bond Class Rate                                 = 5%
     Treasury Rate (or Applicable Discount Rate)     = 4%
     % of Principal Distributed to Class             = 100%


     BOND CLASS ALLOCATION              CLASS X-1 ALLOCATION
   --------------------------------------------------------------------------
     5% - 4%  x 100%  =  50%            Receives excess premiums = 50%
     -------
     6% - 4%

(a) For further information regarding the allocation of prepayment premiums, refer to the prospectus supplement.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and are acting as the Lead Managers. Credit Suisse First Boston LLC, GMAC Commercial Holding Capital Markets Corp., and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
       Prepayment Restrictions Assuming No Prepayment of Principal (a) (b)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                          AGGREGATE POOL
---------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           SEPT.       SEPT.        SEPT.       SEPT.     SEPT.      SEPT.     SEPT.      SEPT.
RESTRICTIONS                          2004        2005         2006        2007      2008       2009      2010       2011
---------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance             100.00       99.24        98.21       97.54     97.54      97.77     97.77      97.58
Yield Maintenance                     0.00        0.76         1.79        2.46      2.46       2.23      2.23       2.42
Open                                  0.00        0.00         0.00        0.00      0.00       0.00      0.00       0.00
---------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00      100.00       100.00      100.00    100.00     100.00    100.00     100.00
Balance of Mortgage Loans ($mm)     933.73      924.27       913.10      899.23    884.67     801.03    785.46     709.39
% OF CUT-OFF BALANCE                100.00       98.99        97.79       96.30     94.75      85.79     84.12      75.97
---------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           SEPT.       SEPT.        SEPT.       SEPT.     SEPT.      SEPT.     SEPT.      SEPT.
RESTRICTIONS                          2012        2013         2014        2015      2016       2017      2018       2019
---------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance              97.58       93.09       100.00      100.00    100.00     100.00    100.00       0.00
Yield Maintenance                     2.42        2.42         0.00        0.00      0.00       0.00      0.00       0.00
Open                                  0.00        4.49         0.00        0.00      0.00       0.00      0.00       0.00
---------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00      100.00       100.00      100.00    100.00     100.00    100.00       0.00
Balance of Mortgage Loans ($mm)     693.51      676.58         9.08        8.54      1.22       0.83      0.42       0.00
% OF CUT-OFF BALANCE                 74.27       72.46         0.97        0.91      0.13       0.09      0.05       0.00
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                        LOAN GROUP 1
---------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           SEPT.       SEPT.        SEPT.       SEPT.     SEPT.      SEPT.     SEPT.      SEPT.
RESTRICTIONS                          2004        2005         2006        2007      2008       2009      2010       2011
---------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance             100.00      100.00        97.98       97.52     97.52      97.87     97.87      97.67
Yield Maintenance                     0.00        0.00         2.02        2.48      2.48       2.13      2.13       2.33
Open                                  0.00        0.00         0.00        0.00      0.00       0.00      0.00       0.00
---------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00      100.00       100.00      100.00    100.00     100.00    100.00     100.00
Balance of Mortgage Loans ($mm)     826.77      818.39       808.43      796.05    783.06     728.15    713.85     639.11
% OF CUT-OFF BALANCE                100.00       98.99        97.78       96.28     94.71      88.07     86.34      77.30
---------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           SEPT.       SEPT.         SEPT.      SEPT.     SEPT.      SEPT.     SEPT.      SEPT.
RESTRICTIONS                          2012        2013         2014        2015      2016       2017      2018       2019
---------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance              97.67       92.68       100.00      100.00    100.00     100.00    100.00       0.00
Yield Maintenance                     2.33        2.33         0.00        0.00      0.00       0.00      0.00       0.00
Open                                  0.00        4.99         0.00        0.00      0.00       0.00      0.00       0.00
---------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00      100.00       100.00      100.00    100.00     100.00    100.00       0.00
Balance of Mortgage Loans ($mm)     624.65      609.22         9.08        8.54      1.22       0.83      0.42       0.00
% OF CUT-OFF BALANCE                 75.55       73.69         1.10        1.03      0.15       0.10      0.05       0.00
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                        LOAN GROUP 2
---------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           SEPT.       SEPT.        SEPT.       SEPT.     SEPT.      SEPT.     SEPT.      SEPT.
RESTRICTIONS                          2004        2005         2006        2007      2008       2009      2010       2011
---------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance             100.00       93.32       100.00       97.68     97.67      96.81     96.81      96.81
Yield Maintenance                     0.00        6.68         0.00        2.32      2.33       3.19      3.19       3.19
Open                                  0.00        0.00         0.00        0.00      0.00       0.00      0.00       0.00
---------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00      100.00       100.00      100.00    100.00     100.00    100.00     100.00
Balance of Mortgage Loans ($mm)     106.96      105.88       104.68      103.18    101.62      72.88     71.62      70.27
% OF CUT-OFF BALANCE                100.00       98.99        97.86       96.46     95.00      68.14     66.95      65.70
---------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           SEPT.       SEPT.        SEPT.
RESTRICTIONS                          2012        2013         2014
---------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance              96.81       96.81         0.00
Yield Maintenance                     3.19        3.19         0.00
Open                                  0.00        0.00         0.00
---------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00      100.00         0.00
Balance of Mortgage Loans ($mm)      68.86       67.36         0.00
% OF CUT-OFF BALANCE                 64.38       62.97         0.00
---------------------------------------------------------------------------------------------------------------------------

(a) All tables calculated using modeling assumptions as described in prospectus supplement.
(b)  Differences in totals may exist due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and are acting as the Lead Managers. Credit Suisse First Boston LLC, GMAC Commercial Holding Capital Markets Corp., and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)
     (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE PERIOD AND
            YIELD MAINTENANCE PERIOD THEN RUN AT THE INDICATED CPRS)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PREPAYMENT ASSUMPTIONS (CPR)
            0% CPR       25% CPR      50% CPR         75% CPR        100% CPR
--------------------------------------------------------------------------------
A-1           3.00         3.00         3.00            2.99           2.97
A-2           5.70         5.70         5.69            5.68           5.60
A-3           7.90         7.90         7.89            7.89           7.81
A-4           9.75         9.74         9.72            9.69           9.50
B             9.99         9.98         9.93            9.91           9.74
C             9.99         9.99         9.99            9.91           9.74
D             9.99         9.99         9.99            9.98           9.74
E             9.99         9.99         9.99            9.99           9.74
--------------------------------------------------------------------------------



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and are acting as the Lead Managers. Credit Suisse First Boston LLC, GMAC Commercial Holding Capital Markets Corp., and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                               [GRAPHIC OMITTED]


NEW YORK                                LOUISIANA
12 properties                           2 properties
$212,333,341                            $21,532,531
22.74% of total                         2.31% of total

PENNSYLVANIA                            TENNESSEE
4 properties                            1 property
$20,411,904                             $7,873,453
2.19% of total                          0.84% of total

OHIO                                    FLORIDA
10 properties                           8 properties
$78,110,377                             $64,880,689
8.37% of total                          6.95% of total

MICHIGAN                                GEORGIA
2 properties                            1 property
$20,084,798                             $2,450,021
2.15% of total                          0.26% of total

INDIANA                                 VIRGINIA
1 property                              2 properties
$1,946,613                              $69,765,399
0.21% of total                          7.47% of total

OKLAHOMA                                DISTRICT OF COLUMBIA
1 property                              7 properties
$8,127,948                              $17,406,940
0.87% of total                          1.86% of total

IDAHO                                   NEW JERSEY
1 property                              5 properties
$6,294,915                              $171,384,968
0.67% of total                          18.35% of total

NEVADA                                  RHODE ISLAND
2 properties                            1 property
$18,685,332                             $24,967,624
2.00% of total                          2.67% of total

CALIFORNIA                              CONNECTICUT
9 properties                            1 property
$97,657,840                             $6,887,320
10.46% of total                         0.74% of total

ARIZONA                                 MASSACHUSETTS
5 properties                            1 property
$31,632,642                             $6,918,782
3.39% of total                          0.74% of total

TEXAS
7 properties
$44,381,096
4.75% of total


--------------------------------------

[ ] (less than or equal to) 1.00%
    of initial pool balance

[ ] 1.01% - 5.00%
    of initial pool balance

[ ] 5.01% - 10.00%
    of initial pool balance

[ ] (greater than or equal to) 10.01%
    of initial pool balance

--------------------------------------


                     ALLOCATED LOAN AMOUNT BY PROPERTY TYPE

Manufactured Housing            2.92%
Mixed Use                       3.54%
Unanchored Retail               3.63%
Hospitality                     7.80%
Multifamily                    11.02%
Office                         25.83%
Anchored Retail                41.55%
Parking Garage                  0.25%
Self Storage                    1.48%
Industrial/Warehouse            1.98%


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and are acting as the Lead Managers. Credit Suisse First Boston LLC, GMAC Commercial Holding Capital Markets Corp., and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

DISTRIBUTION OF DSCR
--------------------------------------------------------------------------------
                           NUMBER OF      CUT-OFF DATE      % OF AGGREGATE CUT-
RANGE OF DSCR (a)       MORTGAGE LOANS       BALANCE         OFF DATE BALANCE
--------------------------------------------------------------------------------
1.15 - 1.29x                 31           $249,192,095             26.69%
1.30 - 1.39                  19            253,546,358             27.15
1.40 - 1.49                  10            115,798,917             12.40
1.50 - 1.59                   5             23,274,981              2.49
1.60 - 1.74                   3             83,136,940              8.90
1.75 - 1.99                   4            117,293,156             12.56
2.00 - 2.08                   2             91,492,085              9.80
                             --           ------------            ------
TOTAL                        74           $933,734,532            100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
                                   NUMBER OF                   % OF AGGREGATE
                                   MORTGAGE     CUT-OFF DATE    CUT-OFF DATE
CUT-OFF DATE PRINCIPAL BALANCE ($)   LOANS         BALANCE         BALANCE
--------------------------------------------------------------------------------
$ 292,000 - 1,999,999                  11       $10,257,465         1.10%
2,000,000 - 2,999,999                  10        25,425,940         2.72
3,000,000 - 3,999,999                   5        17,599,662         1.88
4,000,000 - 5,999,999                   8        37,933,783         4.06
6,000,000 - 6,999,999                   6        38,371,968         4.11
7,000,000 - 9,999,999                   8        64,674,700         6.93
10,000,000 - 14,999,999                 9       114,052,443        12.21
15,000,000 - 29,999,999                 9       158,425,718        16.97
30,000,000 - 49,999,999                 3       116,543,277        12.48
50,000,000 - 69,999,999                 3       180,149,377        19.29
70,000,000 - 85,500,000                 2       170,300,199        18.24
                                       --      ------------       ------
TOTAL                                  74      $933,734,532       100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                                   NUMBER OF                    % OF AGGREGATE
                                   MORTGAGE     CUT-OFF DATE      CUT-OFF DATE
AMORTIZATION TYPE                    LOANS         BALANCE          BALANCE
--------------------------------------------------------------------------------
Amortizing Balloon                     64       $714,531,856         76.52%
Interest Only, then Amortizing          7        137,860,000         14.76
Interest Only then Hyperamortizing      1         50,000,000          5.35
Interest Only                           1         19,000,000          2.03
Hyperamortizing                         1          7,873,453          0.84
Fully Amortizing                        1          4,469,224          0.48
                                       --       ------------        ------
TOTAL                                  74       $933,734,532        100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
--------------------------------------------------------------------------------
                                                                % OF
                         NUMBER OF                            AGGREGATE
                         MORTGAGED       CUT-OFF DATE        CUT-OFF DATE
LOCATION                 PROPERTIES         BALANCE            BALANCE
--------------------------------------------------------------------------------
New York                     12          $212,333,341           22.74%
New Jersey                    5           171,384,968           18.35
California                    9            97,657,840           10.46
Ohio                         10            78,110,377            8.37
Virginia                      2            69,765,399            7.47
Florida                       8            64,880,689            6.95
Texas                         7            44,381,096            4.75
Arizona                       5            31,632,642            3.39
Rhode Island                  1            24,967,624            2.67
Louisiana                     2            21,532,531            2.31
Pennsylvania                  4            20,411,904            2.19
Michigan                      2            20,084,798            2.15
Nevada                        2            18,685,332            2.00
Other*                       14            57,905,991            6.20
                             --           ------------         ------
TOTAL                        83           $933,734,532         100.00%
--------------------------------------------------------------------------------
*Includes 7 states and the District of Columbia.

DISTRIBUTION OF LTV RATIOS
--------------------------------------------------------------------------------
                        NUMBER OF         CUT-OFF DATE     % OF AGGREGATE CUT-
RANGE OF LTV(%) (a)   MORTGAGE LOANS         BALANCE        OFF DATE BALANCE
--------------------------------------------------------------------------------
48.56 - 59.99%              10            $263,975,465           28.27%
60.00 - 69.99               15              80,228,041            8.59
70.00 - 74.99               13             268,190,654           28.72
75.00 - 80.00               36             321,340,373           34.41
                            --            ------------          ------
TOTAL                       74            $933,734,532          100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)
--------------------------------------------------------------------------------
                              NUMBER OF                    % OF AGGREGATE
                              MORTGAGE     CUT-OFF DATE     CUT-OFF DATE
RANGE OF MORTGAGE RATES (%)    LOANS          BALANCE         BALANCE
--------------------------------------------------------------------------------
4.830 - 4.999%                   1         $84,800,199          9.08%
5.000 - 5.249                    5          51,494,910          5.51
5.250 - 5.449                    5          93,797,683         10.05
5.450 - 5.749                   11         218,450,688         23.40
5.750 - 5.999                   19         185,676,255         19.89
6.000 - 7.080                   33         299,514,796         32.08
                                --        ------------        ------
TOTAL                           74        $933,734,532        100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------
RANGE OF
REMAINING                                                % OF AGGREGATE
AMORTIZATION           NUMBER OF         CUT-OFF DATE     CUT-OFF DATE
TERMS (MOS)         MORTGAGE LOANS          BALANCE          BALANCE
--------------------------------------------------------------------------------
Interest Only              1             $19,000,000          2.03%
178                        1               4,469,224          0.48
235 - 288                  1              50,000,000          5.35
289 - 300                 11              97,105,282         10.40
321 - 340                 10              20,626,453          2.21
341 - 360                 50             742,533,574         79.52
                          --            ------------        ------
GRAND TOTAL               74            $933,734,532        100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
--------------------------------------------------------------------------------
RANGE OF ORIGINAL                                         % OF AGGREGATE
TERM TO                 NUMBER OF       CUT-OFF DATE       CUT-OFF DATE
MATURITY (MOS)        MORTGAGE LOANS       BALANCE            BALANCE
--------------------------------------------------------------------------------
60 - 80                    8             $72,002,586            7.71%
81 - 100                   5              67,478,061            7.23
101 - 120                 59             781,219,263           83.67
121- 180                   2              13,034,623            1.40
                          --            ------------          ------
TOTAL                     74            $933,734,532          100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING TERMS TO MATURITY
--------------------------------------------------------------------------------
RANGE OF                                                  % OF AGGREGATE
REMAINING TERMS         NUMBER OF        CUT-OFF DATE      CUT-OFF DATE
TO MATURITY (MOS)     MORTGAGE LOANS        BALANCE          BALANCE
--------------------------------------------------------------------------------
53                          1              $3,774,216          0.40%
55 - 59                     7              68,228,370          7.31
60 - 84                     5              67,478,061          7.23
85 - 114                    2              43,508,466          4.66
115 - 119                  38             569,942,798         61.04
120 - 139                  19             167,768,000         17.97
140 - 178                   2              13,034,623          1.40
                           --            ------------        ------
TOTAL                      74            $933,734,532        100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------
                                   NUMBER OF                    % OF AGGREGATE
                                   MORTGAGE     CUT-OFF DATE     CUT-OFF DATE
PREPAYMENT PROVISIONS                LOANS         BALANCE         BALANCE
--------------------------------------------------------------------------------
Defeasance                            70        $903,520,612        96.76%
(greater than) YM and 1%               2          19,339,705         2.07
(greater than) YM and 5%/Defeasance    1           7,100,000         0.76
Yield Maintenance                      1           3,774,216         0.40
                                      --        ------------       ------
TOTAL                                 74        $933,734,532       100.00%
--------------------------------------------------------------------------------

(a) Four Mortgage Loans were structured with corresponding subordinate B Notes. The balances of and any debt service on the B Notes are not included in the DSCR or LTV calculations.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated and are acting as the Lead Managers. Credit Suisse First Boston LLC, GMAC Commercial Holding Capital Markets Corp., and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                     ANNEX D

                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2004-C2 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired date between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or substitute form.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.

     The term "U.S. person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   Depositor

                      MORTGAGE PASS-THROUGH CERTIFICATES


THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.

THE CERTIFICATES IN A SERIES:

o    will be paid only from the assets of the trust created for that series; and

o may be divided into multiple classes of certificates having different rights as to payments, security and priority.

THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:

o    multifamily or commercial mortgage loans; or

o securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or

o    a combination of mortgage loans and mortgage-backed securities.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.

THE DATE OF THIS PROSPECTUS IS MAY 26, 2004.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o  the timing of interest and principal payments;

     o  financial and other information about the mortgage loans;

     o  any credit enhancement for each class;

     o  the ratings for each class; and

     o  the method for selling the certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC Commercial Mortgage Securities, Inc. at (215) 328-4622 or 200 Witmer Road, Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 115 in this prospectus.

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
PROSPECTUS SUMMARY ......................          3
    The Mortgage Asset Pools and
       Other Assets of the Trusts .......          3
    The Mortgage Loan Sellers ...........          3
    The Master Servicer, the Special
       Servicer and the
       Administration of the Trusts .....          3
    The Certificates ....................          4
    Distributions to the
       Certificateholders ...............          4
    Interest ............................          4
    Principal ...........................          5
    Credit Support and Cash Flow
       Agreements .......................          5
    Ratings .............................          5
RISK FACTORS ............................          6
    It may not be possible to find an
       investor to purchase your
       certificates .....................          6
    The certificates are not
       guaranteed .......................          6
    Investment in commercial and
       multifamily mortgage loans is
       riskier than investment in
       single-family mortgage loans .....          6
    Modifications to mortgage loans
       or extensions of the maturity
       date agreed to by the servicer
       may not ultimately increase the
       present value of proceeds to
       certificateholders ...............          8
    Credit support is limited ...........          8
    Each class of certificates will
       have different yield and
       prepayment considerations ........          9
    Assignments of leases and rents
       may affect payments to
       certificateholders ...............         10
    Environmental conditions may
       subject the mortgaged property
       to liens or impose costs on the
       property owner ...................         11
DESCRIPTION OF THE TRUST.................         12
    Mortgage Loans ......................         12

                                                 PAGE
                                                 ----
    Default and Loss Considerations
       for the Mortgage Loans ...........         13
    Payment provisions of the
       Mortgage Loans ...................         14
    Mortgage Loan Information in
       prospectus supplements ...........         15
    MBS .................................         16
    Certificate Accounts ................         17
    Cash Flow Agreements ................         17
YIELD AND MATURITY
 CONSIDERATIONS .........................         18
    Pass-Through Rate ...................         18
    Purchase Price Consideration ........         18
    Payment Delays ......................         19
    Shortfalls in Collections of
       Interest .........................         19
    The Effects of Prepayments on
       Yield ............................         19
    Weighted Average Life and
       Maturity .........................         21
    Other Factors Affecting Yield,
       Weighted Average Life and
       Maturity .........................         23
THE DEPOSITOR ...........................         25
GMAC COMMERCIAL
 MORTGAGE CORPORATION....................         26
DESCRIPTION OF THE
 CERTIFICATES ...........................         26
    Distributions .......................         27
    Distributions of Interest on the
       Certificates .....................         27
    Distributions of Principal of the
       Certificates .....................         29
    Allocation of Losses and
       Shortfalls........................         30
    Advances in Respect of
       Delinquencies ....................         30
    Reports to Certificateholders .......         31
    Termination; Retirement of
       Certificates .....................         32
    Book-Entry Registration and
       Definitive Certificates ..........         33

                                               PAGE
                                               ----
THE POOLING AND
 SERVICING AGREEMENTS .....................    36
    Assignment of Mortgage Loans;
       Repurchases ........................    36
    Representations and Warranties;
       Repurchases ........................    38
    Collection and other Servicing
       Procedures .........................    39
    Sub-Servicers .........................    42
    Special Servicers .....................    42
    Certificate Account ...................    43
    Realization Upon Defaulted
       Mortgage Loans .....................    46
    Hazard Insurance Policies .............    48
    Due-on-Sale and
       Due-on-Encumbrance
       Provisions .........................    49
    Servicing Compensation and
       Payment of Expenses ................    49
    Evidence as to Compliance .............    50
    Matters Regarding the Master
       Servicer and the Depositor .........    51
    Events of Default .....................    52
    Rights Upon Event of Default ..........    53
    Amendment .............................    54
    The Trustee ...........................    55
    Duties of the Trustee .................    55
    Matters Regarding the Trustee .........    55
    Resignation and Removal of the
       Trustee ............................    56
DESCRIPTION OF CREDIT
 SUPPORT ..................................    57
    Subordinate Certificates ..............    57
    Insurance or Guarantees for
       Mortgage Loans .....................    58
    Letter of Credit ......................    58
    Certificate Insurance and Surety
       Bonds ..............................    58
    Reserve Funds .........................    58
    Credit Support for MBS ................    59
LEGAL ASPECTS OF
 MORTGAGE LOANS ...........................    59
    Types of Mortgage Instruments .........    60
    Leases and Rents ......................    60
    Personalty ............................    61


                                              PAGE
                                              ----
    Foreclosure............................    61
    Bankruptcy Laws .......................    65
    Environmental Considerations ..........    67
    Due-on-Sale and
       Due-on-Encumbrance .................    69
    Subordinate Financing .................    69
    Default Interest and Limitations
       on Prepayments .....................    70
    Applicability of Usury Laws ...........    70
    Soldiers' and Sailors' Civil Relief
       Act of 1940 ........................    70
FEDERAL INCOME TAX
 CONSEQUENCES .............................    72
    REMICs ................................    73
    Grantor Trusts ........................    93
STATE AND OTHER TAX
 CONSEQUENCES .............................   103
ERISA CONSIDERATIONS ......................   103
    Plan Asset Regulations ................   104
    Prohibited Transaction
       Exemption ..........................   104
    Representation from Investing
       Plans ..............................   108
    Tax Exempt Investors ..................   109
LEGAL INVESTMENT ..........................   109
USE OF PROCEEDS ...........................   111
METHOD OF DISTRIBUTION ....................   111
LEGAL MATTERS .............................   113
FINANCIAL INFORMATION .....................   113
WHERE YOU CAN FIND
 ADDITIONAL
 INFORMATION ..............................   113
REPORTS TO
 CERTIFICATEHOLDERS .......................   113
INCORPORATION OF
 INFORMATION BY
 REFERENCE ................................   114
RATING ....................................   114
GLOSSARY ..................................   115

                              PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.


THE MORTGAGE ASSET POOLS AND OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See "Description of the Trust--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See "Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.


THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.


THE MASTER SERVICER, THE SPECIAL SERVICER AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements--
Matters Regarding the Master Servicer and the Depositor" in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.

THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

o    the initial principal balance if that class receives principal;

o    the initial interest rate if that class receives interest;

o    whether that class is subordinated;

o whether each class will receive distributions from all or a portion of the mortgage loans; and

o any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the Certificates" in this prospectus.

DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.

INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    priority in receiving interest payments;

o    payment dates;

o    interest rates; or

o    methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations," "Yield and Maturity Considerations--Shortfalls in Collections of Interest" and "Description of the Certificates--Distributions of Interest on the Certificates" in this prospectus.

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    its priority of principal payments;

o    periods during which certificateholders receive principal payments;

o the amount of scheduled principal it is entitled to receive on each payment date; or

o    the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.


CREDIT SUPPORT AND CASH FLOW AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

o    whether credit support covers any classes of certificates;

o    the type, amount and extent of coverage;

o    the identity of any entity providing the coverage; and

o    the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors--Credit support is limited," "Description of Credit Support" and "Description of the Trust--Cash Flow Agreements" in this prospectus.

RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                 RISK FACTORS

     You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.


IT MAY NOT BE POSSIBLE TO FIND AN  The underwriters may assist in resales of
INVESTOR TO PURCHASE YOUR          certificates, but they are not required to do
CERTIFICATES                       so. A secondary market for your certificates
                                   may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Illiquidity also could have an adverse effect on the market value of your certificates. The related prospectus supplement will state whether the certificates will be listed on any securities exchange.

THE CERTIFICATES ARE NOT           Unless so specified in your prospectus
GUARANTEED                         supplement, no governmental agency or any
                                   other person guarantees or insures payments on the certificates of a particular series or any of the underlying mortgage assets. The depositor, the mortgage loan seller(s), the master servicer and the special servicer will have limited obligations and will not be obligated to make payments on the certificates. See "The certificates will only be paid from trust assets" above.

INVESTMENT IN COMMERCIAL AND       Each trust generally will consist of a
MULTIFAMILY MORTGAGE LOANS IS      smaller number of higher balance loans than
RISKIER THAN INVESTMENT IN         would a pool of single-family loans of
SINGLE-FAMILY MORTGAGE LOANS       comparable aggregate unpaid principal
                                   balance. Accordingly, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust generally will be greater than for pools of single-family loans. A description of material considerations associated with investments in mortgage loans is included in this prospectus under "Legal Aspects of Mortgage Loans." See also "Description of the
                                   Trust--Default and Loss Considerations for the Mortgage Loans" in this prospectus.

                                   In contrast to single-family loans, the
                                   ability of a borrower to repay a loan secured by an income-producing property typically depends mainly on the operating income produced by that property, not on the independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired and losses may be realized on the mortgage loans. As a result, mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss, delinquency and foreclosure than loans made on the security of owner-occupied single-family residential property.

                                 Your investment in the certificates will subject you to the risks of owning an interest in commercial and multifamily real estate. Your investment in the mortgage assets may be adversely affected by factors that affect the value of interests in real property and of loans secured by those interests including:

                                 o  changes in general or local economic
                                    conditions or specific industry segments;

                                 o  declines in real estate values;

                                 o  declines in rental or occupancy rates;

                                 o increases in interest rates, real estate tax rates and other operating expenses;

                                 o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

                                 o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

                                 Factors that adversely affect the mortgage assets for a particular series may cause the rates of delinquencies, foreclosures and losses on those mortgage assets to be higher than would otherwise be the case. To the extent your certificates are not covered by credit support, you will bear all of the risks resulting from defaults by borrowers.

MODIFICATIONS TO MORTGAGE LOANS   To maximize recoveries on defaulted mortgage
OR EXTENSIONS OF THE MATURITY     loans, the master servicer or a special
DATE AGREED TO BY THE SERVICER    servicer may, under certain limited
MAY NOT ULTIMATELY INCREASE THE   circumstances, extend the maturity date of
PRESENT VALUE OF PROCEEDS TO      and otherwise modify mortgage loans that are
CERTIFICATEHOLDERS                in default or as to which a payment default
                                  is reasonably foreseeable. See "The Pooling and Servicing Agreements--Realization Upon
                                  Defaulted Mortgage Loans" in this prospectus.
                                  There is no guarantee, however, that an
                                  extension or modification will in fact
                                  increase the present value of receipts from, or proceeds of, the affected mortgage loans.

                                  See "Description of the Mortgage Pool" in the accompanying prospectus supplement for a description of these or other types of special risk loans in the mortgage asset pool applicable to your certificates.

CREDIT SUPPORT IS LIMITED         The prospectus supplement for your series of
                                  certificates may specify that credit support will provide protection against losses on the underlying mortgage assets up to specified amounts and for the benefit of specified classes of certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement for your class of certificates, you will bear the risk of these losses. See "Credit Support" in your prospectus supplement for a description of any forms of credit support that apply to your certificates.

                                  Although credit support is intended to reduce the likelihood of temporary shortfalls on the certificates, you should be aware that:

                                  o  The amount of coverage usually is limited.


                                  o  The amount of coverage usually will be
                                     reduced over time according to a schedule or formula.

                                  o Credit support may not cover all potential losses on the mortgage loans. For example, credit support may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.

                                  o Credit support may provide coverage only to some certificates and not other certificates of the same series. If principal payments on one or more classes are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes has been repaid in full. As a result, losses and shortfalls experienced on the mortgage assets may have a greater impact upon those classes having a later right of payment.

                                  o If the applicable rating agencies believe that the rating on the certificates will not be adversely affected, credit support may be reduced or terminated without the consent of certificateholders.

                                  o  The loss experience on the related
                                     mortgage assets underlying your
                                     certificates may exceed the levels of
                                     losses covered by the amount of credit
                                     support for your certificates. If this
                                     happens, you will bear the losses on the mortgage assets in excess of available credit support for your class. See "Description of the Certificates-- Allocation of Losses and Shortfalls" and "Description of Credit Support" in this prospectus.

EACH CLASS OF CERTIFICATES WILL   The price you paid for your certificates and
HAVE DIFFERENT YIELD AND          the rate of principal payments on the
PREPAYMENT CONSIDERATIONS         mortgage assets in the applicable trust will
                                  affect the yield to maturity of your
                                  certificates. The rate of principal payments depends on scheduled payments of interest and principal, the rate of prepayments, liquidations due to defaults and repurchases.
                                  If the rate of prepayments on the mortgage assets related to your certificates is higher or lower than you anticipated, the yield to maturity on your certificates may be adversely affected. The yield on some types of certificates is more sensitive to variations in prepayments than others. For example, certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high, or if a redemption or call feature of the certificates or the underlying mortgage assets occurs, the holders of these certificates may not fully recover their initial investment. In addition, the following types of certificates also may be particularly sensitive to the rate of prepayment on the related mortgage assets:

                                  o  classes that receive distributions of
                                     interest or principal commencing only
                                     after the occurrence of specific events;

                                  o classes that are only entitled to receive distributions of interest accrued on a notional principal balance;

                                  o  classes that are entitled to receive
                                     disproportionately small or no interest
                                     distributions;

                                  o certificates with a pass-through rate that fluctuates inversely with an index; or

                                  o classes of a series that includes multiple classes of certificates.

                                 The rate of principal payments on groups of mortgage loans varies within and among pools. Principal payments are influenced by economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans, such as provisions that prohibit voluntary prepayments during specified periods or impose penalties on voluntary prepayments. There is no guarantee as to the actual rate of prepayment on the mortgage assets in any trust, or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. See "Yield and Maturity Considerations" in this prospectus. See also "Risk Factors" and "Yield and Maturity Considerations" in your prospectus supplement for more information concerning the prepayment risks applicable to your certificates.

ASSIGNMENTS OF LEASES AND RENTS  If a mortgaged property is subject to leases,
MAY AFFECT PAYMENTS TO           the related mortgage loan typically will be
CERTIFICATEHOLDERS               secured by an assignment of leases and rents.
                                 Under this assignment, the borrower assigns its right under the leases to the lender and upon default, the lender is entitled to collect rents.

                                 Some state laws may require the lender to take possession of the mortgaged property and obtain a judicial appointment of a receiver before the lender is entitled to collect rents. The lender's ability to collect rents also may be adversely affected if bankruptcy or similar proceedings are commenced by or against a borrower. If a lender is prevented or delayed in collecting rents, payments on your certificates may be reduced or delayed. See "Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

ENVIRONMENTAL CONDITIONS MAY     Real property pledged as security for a
SUBJECT THE MORTGAGED PROPERTY   mortgage loan may be subject to environmental
TO LIENS OR IMPOSE COSTS ON THE  risks. Under some state laws, contamination
PROPERTY OWNER                   of real property may give rise to a lien on
                                 the property to assure the costs of cleanup.
                                 In several states, that lien has priority over an existing mortgage lien on the property. In addition, under the laws of some states and under the federal Comprehensive
                                 Environmental Response, Compensation and
                                 Liability Act of 1980, a lender, either
                                 before or after foreclosure of the mortgage, may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property. This liability may exist if agents or employees of the lender have become sufficiently involved in the operations of the borrower. This liability may exist regardless of whether the environmental damage or threat was caused by the borrower or a prior owner.

                           DESCRIPTION OF THE TRUST

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.

     MORTGAGE LOANS

     The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

o multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

o commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement. The originator of any mortgage loan may be the depositor, GMAC Commercial Mortgage Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

     Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

o available information as to the period of the delinquency or non-performance;

o    any forbearance arrangement then in effect;

o    the condition of the related mortgaged property; and

o the ability of the mortgaged property to generate income to service the mortgage debt.


     DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

     Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

     The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

     Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal obtained by the originator at the origination of the loan. The lower the Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

     Appraised values of income-producing properties are typically based on:

o the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

o the cost replacement method based on the cost of replacing the property at that date;

o the income capitalization method based on a projection of value of the property's projected net cash flow; or

o    a selection from or interpolation of the values derived from these methods.


     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

     While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan:

o may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

o may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

o may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

o the type or types of property that provide security for repayment of the mortgage loans,

o the earliest and latest origination date and maturity date of the mortgage loans,

o the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

o the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

o the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

o for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

o information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

o the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios,

o the geographic distribution of the mortgaged properties on a state-by-state basis, and

o information describing material provisions of leases and the nature of tenants of the mortgaged properties.

     If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.

     MBS

     MBS may include:

o private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation or FHLMC, the Federal National Mortgage Association or the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the

MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

o the original and remaining term to stated maturity of the MBS, if applicable,

o the pass-through or bond rate of the MBS or the formula for determining those rates,

o    the payment characteristics of the MBS,

o    the MBS issuer, MBS servicer and MBS trustee, as applicable,

o    a description of the credit support, if any,

o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased before their maturity,

o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

o the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage Loan Information in prospectus supplements," and

o    the characteristics of any cash flow agreements that relate to the MBS.

     CERTIFICATE ACCOUNTS

     Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements--Certificate Account."

     CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the cash flow agreement.

                       YIELD AND MATURITY CONSIDERATIONS

     The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

     PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

     The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

o guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

o other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.

     PURCHASE PRICE CONSIDERATION

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.

     PAYMENT DELAYS

     For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.

     SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.

     THE EFFECTS OF PREPAYMENTS ON YIELD

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments.

Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

     Principal prepayments include:

     o  voluntary prepayments by borrowers;

     o prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

     o  purchases of mortgage loans out of the related trust.

     A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

o    the availability of mortgage credit,

o the relative economic vitality of the area in which the mortgaged properties are located,

o    the quality of management of the mortgaged properties,

o    the servicing of the mortgage loans,

o    possible changes in tax laws, and

o    other opportunities for investment.

In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

     o  the existence of lock-out periods;

     o requirements that principal prepayments be accompanied by prepayment premiums; and

     o the extent to which those prepayment premium provisions may be practicably enforced.

     To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

     WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model. CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

     OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.

     Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization.

     The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM loan that:

o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

o provides that its scheduled payment will adjust less frequently than its mortgage rate, or

o provides for constant scheduled payments even if its mortgage rate has been adjusted.

     Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of Prepayments on Yield" above.

     Foreclosures and Payment Plans.

     The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets.

     The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

     Additional Certificate Amortization.

     In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:

o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,

o    Excess Funds or

o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.

     Optional Early Termination.

     If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.

                                 THE DEPOSITOR

     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                     GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless we tell you otherwise in the related prospectus supplement, GMAC Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage Securities, Inc. and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

     GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage Corporation's principal executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC Commercial Mortgage Corporation conducts operations from its headquarters in Pennsylvania and from offices located in 26 states and the District of Columbia.

                        DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

o provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

o    constitute senior certificates or subordinate certificates;

o constitute stripped interest certificates or stripped principal certificates;

o provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

o provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

     A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.


     DISTRIBUTIONS

     The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

     DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.

     A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

     Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

     The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls in Collections of Interest."

     DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

     The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

     Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

     ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See "Description of Credit Support."

     ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses. Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

     If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.


     REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

o the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

o the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

     o  prepayment premiums; and

     o  payments for equity participations;

o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

o if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

o if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

o if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

o if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;

o if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

o the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

o if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

o if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

o the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

o the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

o the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

     In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

     Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each participant, and not of DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only "certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:

 o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or

 o the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                     THE POOLING AND SERVICING AGREEMENTS

     The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

     The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

     ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

o    the address of the related mortgaged property and type of property;

o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

o    the original and remaining term to maturity;

o    the original amortization term; and

o    the original and outstanding principal balance.

     In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

o an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

o if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

     A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

     As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series. Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

     If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

o the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable Purchase Price.

     If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

     COLLECTION AND OTHER SERVICING PROCEDURES

     As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

     Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

o    to monitor any mortgage loan that is in default;

o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

o initiate corrective action in cooperation with the mortgagor if cure is likely;

o    inspect the related mortgaged property; and

o    take other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably. The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters.

The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.

     For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:

o has accelerated or intends to accelerate the obligations secured by the related senior lien;

o has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or

o has filed or intends to file an election to have the related mortgaged property sold or foreclosed,

then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.

     Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

     The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:

o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

o    attempting to collect delinquent payments;

o    supervising foreclosures;

o    negotiating modifications;

o conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

o    maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     SPECIAL SERVICERS

     One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

     CERTIFICATE ACCOUNT

     For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

     Deposits.

     To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1) all payments of principal, including principal prepayments, on the mortgage loans;

(2) all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

(3) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4) all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5) any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;

(6) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

(7) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8) any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)   any amounts paid under any cash flow agreement;

(10) all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11) to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12) all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

(13) any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14) any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.


     Withdrawals.

     To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

o    to make distributions to the certificateholders on each distribution date;

o to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

o to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

o to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under "--Matters Regarding the Master Servicer and the Depositor" and "--Matters Regarding the Trustee";

o to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

o to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

o to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

o to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

o if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes;"

o to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

o to make any other withdrawals described in the related prospectus supplement; and

o to clear and terminate the certificate account upon the termination of the trust.

     To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred. Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

     To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

o    institute foreclosure proceedings,

o    exercise any power of sale contained in the related mortgage,

o    obtain a deed in lieu of foreclosure, or

o otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

     Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1) (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations."

     A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent. The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.

     If title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

o    the IRS grants an extension of time to sell the property or

o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

     Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

     If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

o    amounts that represent unpaid servicing compensation for the mortgage loan,

o    unreimbursed servicing expenses incurred on the mortgage loan, and

o    any unreimbursed advances of delinquent payments made on the mortgage loan.

     The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

     If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

o the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

o the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

     HAZARD INSURANCE POLICIES

     Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

     The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

     The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

o    the replacement cost of the improvements less physical depreciation; and

o the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.


     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

     A master servicer's compensation may also include:

o an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

o a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

o    any other amounts specified in the related prospectus supplement.

     To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

o    payment of the fees and disbursements of independent accountants,

o    payment of fees and disbursements of the trustee and any custodians, and

o payment of expenses incurred related to distributions and delivery of reports to certificateholders.

     Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

     Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America for the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

     Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

     If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

     MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.

     If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:

(1) the person is qualified to service mortgage loans on behalf of Federal National Mortgage Association or FHLMC; and

(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.

     Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied. The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.

     EVENTS OF DEFAULT

     If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

o failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;

o failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and

o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A


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

default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

     RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

     If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal National Mortgage Association- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

o the holder previously gave the trustee written notice of default and the continuance thereof; and

o the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

     o made written request upon the trustee to institute that proceeding in its own name as trustee;

     o  offered to the trustee reasonable indemnity; and

     o for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

     AMENDMENT

     Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)   to cure any ambiguity,

(2) to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3) to change the timing, the nature or both, of deposits in the certificate account, provided that:

      o the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

      o the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4) if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

      o to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

         o the action is necessary or desirable to maintain the qualification or to avoid or minimize that risk, and

         o the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

      o to restrict the transfer of the REMIC residual certificates, provided that:

         o the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

         o that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5) to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6) to amend specified provisions that are not material to holders of any class of offered certificates.

     Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of certificates of each class affected thereby evidencing, in each case, 66% or more of the aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:

o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or

o reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

     THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.

     DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

     MATTERS REGARDING THE TRUSTEE

     To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.


     RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

     Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

o    a letter of credit,

o    the subordination of one or more classes of certificates,

o    the use of a pool insurance policy or guarantee insurance,

o    the establishment of one or more reserve funds,

o another method of credit support described in the related prospectus supplement, or

o    any combination of these.

     To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

     Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

     If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

o    the nature and amount of coverage under the credit support,

o any conditions to payment thereunder not otherwise described in this prospectus,

o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

o    the material provisions relating to the credit support.

     The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit support is limited."

     SUBORDINATE CERTIFICATES

     One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement. If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

     If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

     INSURANCE OR GUARANTEES FOR MORTGAGE LOANS

     Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.

     LETTER OF CREDIT

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

     CERTIFICATE INSURANCE AND SURETY BONDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.

     RESERVE FUNDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

     CREDIT SUPPORT FOR MBS

     Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.


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

     The priority of the lien created or interest granted may depend on:

o    the terms of the mortgage,

o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

o    the knowledge of the parties to the mortgage, and

o the order of recordation of the mortgage in the appropriate public recording office.

     The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan.

In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

     PERSONALTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

     FORECLOSURE

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.


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

     Judicial Foreclosure.

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Provisions.

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale.

     In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents. The mortgage loans, however, are expected to be non-recourse. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause


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

contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation.

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments


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that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease. Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization.

     Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

     BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal


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balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

o    assume the lease and retain it or assign it to a third party, or

o    reject the lease.

     If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and


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

o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

     ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

     CERCLA.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or


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

assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.

     Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

     To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate


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

the property in accordance with those laws and regulations. Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.

     In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

     SUBORDINATE FINANCING

     The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on either or both of


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

the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

o the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

o the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty


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

status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.


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

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

     o  banks,

     o  insurance companies,

     o  tax-exempt organizations,

     o  electing large partnerships,

     o  dealers in securities or currencies,

     o  mutual funds,

     o  REITs,

     o  RICs,

     o  S corporations,

     o  estates and trusts,

     o investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

     o  holders whose "functional currency" is not the United States dollar.

     Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your tax advisors about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

     The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the REMIC. If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase,


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

ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

     The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust--Cash Flow Agreements."

     Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC Provisions" and the Treasury regulations issued thereunder, called the "REMIC Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     REMICS

     Classification of REMICs.

     Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued. If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures.

     For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal


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

income tax purposes. Upon the issuance of any series of REMIC Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Taxation of Owners of REMIC Regular Certificates.

     Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with OID. Regulations have not been issued under these rules.

     The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under Code provisions and the OID Regulations, the stated redemption price of a REMIC


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

regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying

o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of this de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See "--Market Discount" for a description of this election under the OID Regulations.

     If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

     As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

o    the sum of

     o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

     o the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

o the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

     o using a discount rate equal to the original yield to maturity of the certificate.


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

     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

o the daily portions of OID for all days during the accrual period before that day, less

o any payments other than qualified stated interest payments made during the accrual period before that day.

     If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

     Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC regular certificate with market discount, you would be deemed to have made an election to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis OID. See "--Original Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

o    on the basis of a constant yield method,

o in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

o in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

     Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses."

     If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

     Any payments received by you in connection with the acquisition of the REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.

     A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including OID, on the REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under "--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

     You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

     The effect of these rules is that you may not amortize your basis in a REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

     Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by you. Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

     For REMIC residual certificateholders, excess inclusions:

o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

o will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard the transfer of any "noneconomic residual interest" (described below) for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay the taxes due on its share of the taxable income of the REMIC. If a transfer is disregarded, the transferor would generally be liable for any taxes due on the income from the residual interest, notwithstanding that it is not the owner of the residual interest for any non-tax purpose.

     A residual interest is considered to be noneconomic for this purpose unless at the time of the transfer:

o the present value of the expected future distributions thereon at least equals the product of the present value of anticipated excess inclusions and the highest marginal corporate income tax rate for the year of the transfer, and

o the transferor reasonably expects that, for each anticipated excess inclusion, the transferee will receive distributions from the REMIC at or after the time taxes accrue on the anticipated excess inclusion in an amount sufficient to satisfy the accrued taxes.

     Because the determination of whether a residual interest is noneconomic is made at the time of each transfer, a residual interest that is economic for part of its life can become noneconomic (and thus have restricted transferability) at a later time.

     Under a safe-harbor rule, a taxpayer is presumed not to have improper knowledge if:

o the transferor conducts at the time of the transfer a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, finds that the transferee historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to do so,

o the transferee represents to the transferor that it understands that as a holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows on the residual interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,

o the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of the transferee or another U.S. taxpayer, and

o either the inducement payment to the transferee equals or exceeds a minimum amount established under a formula (the "formula test"), or the transferee satisfies certain asset requirements (the "asset test"), each as discussed below.

     The formula test relating to a minimum inducement payment is met for a transfer of a residual interest if it does not constitute a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of a domestic transferee, and the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

o the inducement payment (including the present value of a future payment or payments) to the transferee,


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

o    the present value of the expected future distributions on the interest; and

o the present value of the expected tax savings associated with holding the interest.

     In applying the formula test, the transferee is assumed to pay tax at the highest marginal corporate tax rate (or, in certain cases, at the alternative minimum tax rate), and present values are computed using a discount rate equal to any of the published, short-term federal rate for the month of the transfer and the compounding period used by the taxpayer. The regulation does not indicate how expected prepayments and losses are to be taken into account.

     In lieu of meeting the formula test, a transfer of a noneconomic residual interest may still rely on the safe-harbor presumption if the transferee meets the asset test. The asset test has the following requirements:

o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, excluding from consideration obligations of certain related persons and any other asset if a principal purpose for holding or acquiring such asset was to permit the transferee to meet the asset test,

o the transferee is a taxable domestic C corporation that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction that is eligible for the safe-harbor presumption, and the transferor does not know or have reason to know that the transferee will not honor those restrictions,

o the transfer must not involve a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable U.S. income tax treaty) of a domestic corporation, and

o a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the residual interest will not be paid.

     All transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.

     Prospective investors should assume that all Residual Certificates will be treated as noneconomic residual interests unless the related prospectus supplement discloses


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

otherwise; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Under mark-to-market provisions, a securities dealer is required to mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

     For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or other sections of the Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.

     Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular


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certificate generally will equal your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under "--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC


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

equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

o the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a


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transferor of a REMIC residual certificate would in no event be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a disqualified organization means:

o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section 860E(e)(6) of the


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

Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

     As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date,


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and requiring this information to be reported to the IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See "--Market Discount."

     Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.

     Backup Withholding with Respect to REMIC Certificates.

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax at rates prescribed below if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.

     Changes in backup withholding tax rates were made pursuant to the enactment of the Economic Growth and Tax Reconciliation Act of 2001 which provides, in general, that the previous withholding rates in effect will be reduced over a period of years. The rate is 30.0% for taxable years 2002 and 2003, 29% for taxable years 2004 and 2005, and 28% for the taxable years 2006 and thereafter.

     Foreign Investors in REMIC Certificates.

     A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person" means:

     o  a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the United States or any political subdivision of the United States,


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

     o an estate whose income is subject to United States income tax regardless of its source, or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a foreign certificateholder that is related to a person that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

     Further, it appears that a REMIC regular certificate generally would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     GRANTOR TRUSTS

     Classification of Grantor Trusts.

     Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest


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

certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

     The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust


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

fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see "--Sales of Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate. In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in


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

the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o    there is no OID, or only a de minimis amount of OID, or

o the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

     Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the committee reports prepared by those Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities. In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your


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

normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market Discount." In that event, you would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount."

     Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible. You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

     The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Original Issue Discount" above.

     In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

     If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your tax advisors about the use of a prepayment assumption in reporting OID on grantor trust fractional interest certificates. The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

     If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

o the daily portions of OID for all days during the accrual period before that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool. Other interpretations of the effect of the amendment to Section 1272(a)(6) on the determination and accrual of market discount are possible. You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

     If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market Discount" above.

     The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

o    on the basis of a constant yield method,

o in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

o in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

     The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.

     Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in "--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

     Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you


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

may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates.

     The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.


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

     As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

     Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section 1272(a)(6). As noted above in "--If Stripped Bond Rules Apply," Section 1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments. Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

     If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each


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

payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.

     You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates.

     Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

     Backup Withholding.

     In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors.

     In general, the discussion with respect to REMIC regular certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

     If the interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your tax advisors about the various tax consequences of investments in the offered certificates.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or "ERISA" and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as "benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA or Section 4975 of the Code.


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

     ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and persons called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.

     PLAN ASSET REGULATIONS

     If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates, excluding certificates held by the depositor or any of its affiliates, is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under ERISA or Section 4975 of the Code.

     PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (Prohibited Transaction Exemption 94-29, 59 Fed. Reg. 14675) to certain of the depositor's affiliates, which was amended by three additional exemptions dated July 21, 1997 (Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021), November 13, 2000 (Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 and August 22, 2002 (Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487). We refer to these four exemptions, together, as the "exemption." The exemption provides relief from the prohibited


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transaction provisions of Section 406 of ERISA, and under Section 4975 of the
Code, for certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through securities or securities denominated as debt instruments that represent interests in an investment pool, if:

o the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent, or

o the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent,

provided that conditions provided in the exemption are satisfied. The prospectus supplement for each series will indicate whether the exemption may be available for that series.

     Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following general conditions before it will be eligible for relief under the exemption:

o the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

o the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property (the offered certificates are generally expected to be issued in designated transactions); and

o no mortgage loan (or mortgage loan underlying any MBS or other asset) included in the related trust has an LTV at the date of issuance which exceeds 100% (or 125% if it is a designated transaction and the rights and interests evidenced by the securities issued in such designated transaction are rated in one of the top two categories by the rating agencies).

o the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the four highest generic rating categories (in the case of designated transactions, unless the related mortgage loans have an LTV exceeding 100% as described above) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

o the trustee cannot be an affiliate of any member of the "restricted group" other than an underwriter. The restricted group consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates, and their affiliates.

o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

o the investing benefit plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

o for certain types of issuers, the governing documents must contain provisions intended to protect the issuer's assets from creditors of the sponsor.

o "pre-funding" is limited to a period of no longer than 90 days following the closing date, and additional receivables equal to no greater than 25% of the principal amount of securities issued;

     The exemption also requires that each trust meet the following requirements:

o the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

o securities evidencing interests in such other investment pools must have been rated in one of the three (or, for designated transactions, four) highest categories of one of the rating agencies specified above for at least one year before the acquisition of securities by or with assets of a plan pursuant to the exemption; and

o securities in such other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of securities by or with assets of a plan pursuant to the exemption.

     In addition, the exemption requires that the corpus of the trust consist solely of some specified types of assets, including mortgage obligations such as those held in the trusts and property which had secured those obligations. However, it is not clear whether some certificates that may be offered by this prospectus would constitute "securities" for purposes of the exemption, including but not limited to:

o certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction, unless some additional conditions are satisfied;

o certificates evidencing an interest in a trust including equity participations; and

o certificates evidencing an interest in a trust including cash flow agreements.

     In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

     If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

     If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of the offered certificates in the initial issuance of the offered certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

o the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

o    the benefit plan is not an "excluded plan" (as described above);

o a benefit plan's investment in each class of offered certificates does not exceed 25% of all of the offered certificates of such class outstanding at the time of the acquisition;

o immediately after the acquisition, no more than 25% of the assets of the benefit plan with respect to which such fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in issuers, including the relevant trust, containing assets sold or serviced by the master servicer; and

o in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of each class of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.

     Further, the exemption may provide relief from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust and (c) the defeasance of any mortgage obligation and substitution of a new mortgage obligation meets the terms and conditions for such defeasance and substitution as are described in the prospectus or offering memorandum for such securities, which terms and conditions have been approved by one of the rating agencies and does not result in a reduction in the rating of such securities. The depositor expects these specific conditions will be satisfied with respect to the certificates.

     The exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest or disqualified person, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

     Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

o that the certificates constitute "securities" for purposes of the exemption, and

o that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.


     REPRESENTATION FROM INVESTING PLANS

     If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that each of those benefit plans qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top four rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Investors in offered certificates should consider the possibility that the rating of a security may change during the period the security is held. If the rating of an offered certificate were to decline below "BBB-" (or its equivalent), the certificate could no longer be re-sold to a benefit plan in reliance on the exemption.

     The exemption does not provide relief for the purchase, sale or holding of classes of offered certificates rated below the top four rating categories. The trustee will not register transfers of such offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using benefit plan assets to effect that acquisition unless you represent and warrant that:

o the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and

o that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

     In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under

ERISA and other applicable laws in determining whether to purchase any offered certificates with assets of a benefit plan. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other DOL exemption, with respect to the certificates offered by that prospectus supplement.

     If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a benefit plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions. These exemptions may not apply to your investment in the offered certificates. Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.

     TAX EXEMPT INVESTORS

     A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Usually, only classes of offered certificates that:

o are rated in one of the two highest rating categories by one or more rating agencies and

o are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

     The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

o by placements by the depositor with institutional investors through dealers; and

o    by direct placements by the depositor with institutional investors.

     In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by GMAC Commercial Holding Capital Corp., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Commercial Holding Capital Corp. acts as principal. Sales will be made at negotiated prices determined at the time of sales.

                                 LEGAL MATTERS

     Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.

                             FINANCIAL INFORMATION

     A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.

     We will file with the Commission all required annual, monthly and special Commission reports, as well as other information about the trusts.

     You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is www.sec.gov.

                         REPORTS TO CERTIFICATEHOLDERS

     Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.

                   INCORPORATION OF INFORMATION BY REFERENCE

     The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:

     GMAC Commercial Mortgage Securities, Inc.
     200 Witmer Road
     Horsham, Pennsylvania 19044
     Attn: Structured Finance Manager

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any, Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                   GLOSSARY
     ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

     DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

o the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

o    the annual debt service for the mortgage loan.

     EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

o interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

o prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

     LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

o the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

o    the value of the related mortgaged property.

     PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

     PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

     UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of

o estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;

o fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and

o capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

     Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.

     UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

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     "GMAC04C2.xls" is a Microsoft Excel,* Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A-1 in the prospectus supplement.

     Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ SUCH LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A-1" and "MF Schedule," respectively.

----------
*     Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus supplement.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

Summary of Series 2004-C2 Mortgage
   Pass-Through Certificates and Pool
   Characteristics ..............................   S-5
Summary of Series 2004-C2 Transaction ...........   S-7
Risk Factors ....................................  S-20
Description of the Mortgage Pool ................  S-61
Servicing of the Mortgage Loans ................. S-108
The Pooling and Servicing Agreement ............. S-131
Description of the Certificates ................. S-140
Yield and Maturity Considerations ............... S-169
Federal Income Tax Consequences ................. S-183
Method of Distribution .......................... S-186
Legal Matters ................................... S-187
Ratings ......................................... S-187
Legal Investment ................................ S-188
ERISA Considerations ............................ S-188
Glossary ........................................ S-190
Annex A-1 Characteristics of the Mortgage
   Loans ........................................   A-1
Annex A-2 731 Lexington Avenue--
   Bloomberg Headquarters Loan Interest Rate
   and Principal Amortization Schedule ..........   A-2
Annex B Significant Mortgage Loans ..............   B-1
Annex C Structural and Collateral Term Sheet.....   C-1
Annex D Global Clearance, Settlement and
   Tax Documentation Procedures .................   D-1

                             PROSPECTUS
Prospectus Summary ..............................     3
Risk Factors ....................................     6
Description of the Trust ........................    12
Yield and Maturity Considerations ...............    18
The Depositor ...................................    25
GMAC Commercial Mortgage Corporation ............    26
Description of the Certificates .................    26
The Pooling and Servicing Agreements ............    36
Description of Credit Support ...................    57
Legal Aspects of Mortgage Loans .................    59
Federal Income Tax Consequences .................    72
State and Other Tax Consequences ................   103
ERISA Considerations ............................   103
Legal Investment ................................   109
Use of Proceeds .................................   111
Method of Distribution ..........................   111
Legal Matters ...................................   113
Financial Information ...........................   113
Where You Can Find Additional Information .......   113
Reports to Certificateholders ...................   113
Incorporation of Information by Reference .......   114
Rating ..........................................   114
Glossary ........................................   115

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                                  $748,571,000


                                 (Approximate)




                                GMAC COMMERCIAL
                           MORTGAGE SECURITIES, INC.




                              MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2004-C2













                  --------------------------------------------
                              PROSPECTUS SUPPLEMENT
                  --------------------------------------------





                            DEUTSCHE BANK SECURITIES

                                 MORGAN STANLEY

                           CREDIT SUISSE FIRST BOSTON

                            GMAC COMMERCIAL HOLDING
                             CAPITAL MARKETS CORP.

                             RBS GREENWICH CAPITAL





                                 August  , 2004

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